As filed with the Securities and Exchange Commission on April 22, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Xerium Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2221	42-1558674
(Jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Technology Drive

Westborough Technology Park

Westborough, MA 01581

(508) 616-9468

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

See Table of Additional Registrant Guarantors

Michael O’Donnell

Chief Financial Officer

One Technology Drive

Westborough Technology Park

Westborough, MA 01581

(508) 616-9468

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

John B. Ayer, Esq. Ropes & Gray LLP One International Place Boston, Massachusetts 02110 (617) 951-7000	David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)	AMOUNT OF REGISTRATION FEE(1)

Income Deposit Securities (IDSs)(2)

Shares of Class A Common Stock, par value $0.01 per share(3)

% Senior Subordinated Notes(4)(5)

Subsidiary Guarantees of % Senior Subordinated Notes due 2014(5)

Total	$700,000,000	$88,690

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933. Includes IDSs subject to the underwriters’ over-allotment option.
(2)	The IDSs represent shares of Class A common stock of Xerium Technologies, Inc. and $ million aggregate principal amount of % senior subordinated notes due 2014 of Xerium Technologies, Inc., including IDSs subject to the underwriters’ over-allotment option to purchase additional IDSs and an indeterminate number of IDSs of the same series as the IDSs offered hereby, which will be received on one or more occasions in the future in replacement of the IDSs offered hereby in the event of a subsequent issuance of IDSs or notes (not represented by IDSs) of the same series as the notes offered hereby upon an automatic exchange of a portion of the notes offered hereby for a portion of the additional notes. Assuming the underwriters’ over-allotment option is exercised in full, IDSs will be sold to the public in connection with this initial public offering and IDSs will be issued to our existing equity investors in connection with the transactions described in this registration statement under “The Transactions.”
(3)	Includes (a) shares of Class A common stock of Xerium Technologies, Inc. represented by IDSs to be sold to the public in connection with this initial public offering (which includes shares of Class A common stock represented by IDSs which are subject to the underwriters’ over-allotment option) and (b) shares of Class A common stock represented by IDSs to be issued to our existing equity investors in connection with the transactions described in this registration statement under “The Transactions.”
(4)	Includes (a) $ million principal amount of notes represented by IDSs to be sold to the public in connection with this initial public offering (which includes $ million principal amount of notes represented by IDSs which are subject to the underwriters’ over-allotment option), (b) $ million principal amount of notes represented by IDSs to be issued to our existing equity investors in connection with the transactions described in this registration statement under “The Transactions,” (c) $ million principal amount of notes sold separately (not represented by IDSs) and (d) an indeterminate principal amount of notes of the same series as the notes offered hereby, which will be received on one or more occasions in the future by holders of notes offered hereby (whether or not represented by IDSs) in the event of a subsequent issuance of IDSs or notes of the same series (not represented by IDSs) upon an automatic exchange of a portion of the notes offered hereby for a portion of the additional notes.
(5)	Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number

Huyck Argentina Sociedad Anonima	Argentina	2221	Not Applicable
Huyck Australia Pty. Limited	Australia	2221	Not Applicable
Weavexx Corporation	Canada	2221	Not Applicable
Stowe-Woodward Mount Hope Inc.	Canada	3559	Not Applicable
Huyck Japan Limited	Japan	2221	Not Applicable
Stowe Woodward Mexico SA de CV	Mexico	3559	Not Applicable
Huyck (UK) Limited	United Kingdom	2221	Not Applicable
Huyck Limited	United Kingdom	2221	Not Applicable
Stowe-Woodward (UK) Limited	United Kingdom	3559	Not Applicable
Stowe-Woodward Limited	United Kingdom	3559	Not Applicable
Xerium I (US) Limited	Delaware	2221	51-0394458
Xerium Inc.	Delaware	8741	51-0394459
Xerium III (US) Limited	Delaware	2221	51-0394460
Weavexx Corporation	Delaware	2221	05-0387869
Huyck Licensco Inc.	Delaware	2221	06-1260434
Huyck Europe Inc.	Delaware	2221	56-1222792
Stowe Woodward Licensco LLC	Delaware	3559	51-0394459
Stowe Woodward LLC	Delaware	3559	51-0394459
Xerium IV (US) Limited	Delaware	3559	51-0394461
Xerium V (US) Limited	Delaware	3559	51-0394462

The address, including zip code, of the principal offices of the additional registrant guarantors listed above is: c/o Xerium Technologies, Inc., One Technology Drive, Westborough Technology Park, Westborough, Massachusetts and the telephone number, including area code, of the additional registrant guarantors at that address is (508) 616-9468.

Subject to Completion, Dated April 22, 2004

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Income Deposit Securities (IDSs)

Representing

             Shares of Class A Common Stock and

$             million     % Senior Subordinated Notes due 2014

and

$            million     % Senior Subordinated Notes due 2014

Xerium Technologies, Inc.

We are selling              IDSs in respect of              shares of our Class A common stock and $             million aggregate principal amount of our             % senior subordinated notes due 2014, subject to extension of maturity as described herein. Each IDS represents:

•	one share of our Class A common stock; and

•	a % senior subordinated note due 2014 with $ principal amount.

We are also selling separately (not represented by IDSs) $             million aggregate principal amount of our     % senior subordinated notes due 2014, subject to extension of maturity as described herein, which, along with the notes represented by IDSs, we refer to as the “notes.” The completion of the offering of the separate notes is a condition to our sale of IDSs.

This is the initial public offering of our IDSs and the notes. We anticipate that the public offering price of the IDSs will be between $         and $         per IDS and the public offering price of the notes sold separately (not represented by IDSs) will be     % of their stated principal amount.

Holders of IDSs will have the right to separate IDSs into the shares of Class A common stock and notes represented thereby at any time after the earlier of 45 days from the closing of this offering or the occurrence of a change of control. Similarly, holders of our Class A common stock and the notes, may, at any time, unless the IDSs have automatically separated, combine the applicable number of shares of Class A common stock and principal amount of notes to form IDSs. Separation of IDSs will occur automatically upon the continuance of a payment default on the notes for 90 days, or a redemption or maturity of the notes.

Upon a subsequent issuance by us of notes of the same series (whether as part of a new issuance of IDSs or otherwise), a portion of the notes owned by you either directly or represented by IDSs may be automatically exchanged for an identical principal amount of notes issued in such subsequent issuance and, in such event, your IDSs or notes will be replaced with new IDSs or a unit consisting of your notes and new notes, as the case may be. In addition to the notes offered hereby, the registration statement of which this prospectus is a part also registers the new notes and IDSs to be issued to you upon such subsequent issuance. For more information regarding these automatic exchanges and the effect they may have on your investment, see “Risk Factors—Subsequent issuances of notes pursuant to an offering by us or exchange of Class B common stock may cause you to recognize OID” on page     , “Description of Notes—Covenants Relating to IDSs” on page     , and “Material U.S. Federal Income Tax Consequences—Consequences to U.S. Holders— Notes—Additional Issuances” on page     .

We will apply to list our IDSs on the              under the trading symbol “        ”.

Investing in our IDSs or the notes involves risks. See “ Risk Factors” beginning on page 23.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per IDS(1)	Total	Per Note	Total(2)
Public offering price	$	$	$	$
Underwriting discount	$	$	$	$
Proceeds to Xerium Technologies, Inc. (before expenses)(3)	$	$	$	$

(1)	Comprised of $ allocated to each note which represents % of its stated principal amount and $ allocated to each share of Class A common stock.
(2)	Amounts refer to notes sold separately (not represented by IDSs).
(3)	Approximately $ million of those proceeds will be paid to the current owners of our business before this offering.

We have granted the underwriters an option to purchase up to              additional IDSs at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments.

The underwriters expect to deliver the IDSs and the notes to purchasers on or about                 , 2004.

CIBC World Markets

, 2004

Industry and Market Data

In this prospectus we rely on and refer to information regarding the paper-making industry and regarding the paper-making consumables industry. We obtained this information from various third-party sources, discussions with our customers and our own internal assumptions and estimates based on management knowledge and experience. We believe that these sources, assumptions and estimates are reliable, but we cannot guarantee their accuracy or completeness. Furthermore, information regarding our market positions and market shares within the clothing and roll covers segments of the paper-making consumables industry provides general guidance but is inherently imprecise. All of our assumptions and estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors” and “Forward-Looking Statements” in this prospectus.

Trademarks

Huyck®, Mount Hope®, Robec®, Stowe Woodward®, Wangner®, Weavexx® and Xerium® are trademarks of ours.

Prospectus Summary

The following is a summary of the principal features of this offering of IDSs and notes, and should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus.

Throughout this prospectus, we refer to Xerium Technologies, Inc., a Delaware corporation, together with its consolidated operations, as “we,” “our” and “us,” unless the context requires otherwise or otherwise indicated. We are a holding company and have no direct operations.

Our Company

Company Overview

We are a leading global manufacturer and supplier of two categories of consumable products used in the production of paper—clothing and roll covers. We have an extensive global footprint of 39 manufacturing facilities in 15 countries, strategically located in the major paper-producing regions of North America, Europe, South America and Asia, and have approximately 4,000 employees worldwide. We market our products to the paper industry’s leading producers through several highly regarded brands. In 2003, we generated net sales of $560.7 million.

Our clothing and roll covers play key roles in the formation and processing of paper along the length of a paper-making machine. Our products are in constant contact with the paper and, as a result, they have a significant effect on paper quality and the ability of a paper producer to differentiate its products. In addition, while clothing and roll covers represent only approximately 2% of a paper producer’s production costs, they can help a paper producer reduce overall costs. Our clothing and roll covers allow paper producers to use less expensive raw materials (including recycled fiber), run paper-making machines faster and with fewer interruptions and decrease the amount of energy required in the expensive drying portion of the paper-making process. Accordingly, we believe our customers view us as a value-added supplier for their businesses.

Clothing and roll covers wear down over time and must be regularly replaced in order for paper producers to sustain high quality paper output and operate efficiently. Roll covers also require regular refurbishment, and we provide refurbishment services for previously installed roll covers. Paper producers must typically replace clothing multiple times per year, refurbish roll covers multiple times per year and replace roll covers every two to five years.

Our clothing and roll cover products are designed to withstand extreme temperature and pressure conditions, and are the result of considerable research and development and a sophisticated manufacturing process. Our clothing products are highly engineered synthetic textile belts that transport paper as it is processed along the length of a paper-making machine. Clothing plays a significant role in the forming, pressing and drying stages of paper production. Because paper-making machines vary widely in size and design, clothing is customized to each individual paper-making machine. Clothing can be in excess of 460 feet long and 30 feet wide.

Our roll cover products provide a surface with the mechanical properties necessary to process the paper sheet in a cost-effective manner that delivers the sheet qualities desired by the paper producer. These products cover the rolls on a paper-making machine, which are the large steel cylinders over which clothing is mounted and between which the paper travels as it is processed. Like our clothing products, our roll cover products are customized to each individual paper-making machine.

Demand for our products and services is driven primarily by the volume of global paper production,

which, according to the Food and Agriculture Organization of the United Nations, increased at a compound annual growth rate of approximately 3.0% from 1980 to 2002, with growth in every year but two during this period. The stability in the global volume of paper production results in stable demand for our products and services and causes our business to be largely unaffected by the historical volatility of paper prices and the corresponding swings in the profitability of paper producers.

We estimate that there are approximately 8,000 paper-making machines worldwide, all of which require a regular supply of clothing and roll covers. Our experience is that our customers are typically reluctant to change suppliers of their clothing and roll covers, largely because these products must be customized to each individual paper-making machine and can significantly affect paper quality and production efficiency. We have found that our customers often believe that the risks to production associated with changing suppliers outweigh the potential benefits of the change.

Key Strengths

Global Market Leader with Highly Regarded Brands

We believe that we are the leading global manufacturer and supplier of roll covers, with at least one-third of the global market share (excluding Asia, where accurate data is not available), and are among the top three global manufacturers of clothing, with approximately a 15% global market share. We are well known in the industry by the highly regarded brands through which we market our products, such as Huyck, Mount Hope, Robec, Stowe Woodward, Wangner and Weavexx. We believe that the majority of our customers have a strong allegiance to our products and our brands, primarily because our products are highly reliable, cost effective and have a significant effect on paper quality and the overall efficiency of the production process.

Stable Demand for Our Products

The steady growth in the volume of global paper production has resulted in stable demand for our products and services. Our business has been largely unaffected by the historical volatility of paper prices and the cyclicality of capital spending by paper producers, primarily because clothing and roll covers are fundamental to the paper production process, must be replaced or refurbished regularly and represent only a small fraction of paper production costs. Our products help paper producers increase production from their existing machines, which is especially important in periods of reduced capital spending for new paper-making machines.

Diversified Global Customer Base Including Leading Paper Producers

Our diversified customer base includes all of the leading paper producers in North America and Europe, including Abitibi-Consolidated, Inc., International Paper Company, Meadwestvaco Corporation, Smurfit-Stone Container Corporation, Stora Enso Oyj and UPM-Kymmene Corporation, as well as many others. As these paper producers, among others, continue to consolidate and expand their business throughout the world, we believe they increasingly value suppliers like us with a global presence and a strong track record of innovation.

Our global presence also reduces the impact of regional economic downturns and geographic shifts in paper production. In 2003, approximately 41% of our sales were in North America, 36% were in Europe, 10% were in South America and 13% were in Asia.

Technology Leader with a Strong Pipeline of Product Upgrades and New Products

We are known and valued by our customers as a technology leader in our industry and we currently have an extensive pipeline of product upgrades and new products under development. We continually enhance our existing products and introduce innovative new products that provide value for our customers. Our product innovations allow us to improve our competitive position and grow our business.

Strong Financial Performance

We have increased our revenues, net cash provided by operating activities and Adjusted EBITDA since 2000, despite adverse conditions in the paper industry and weak overall economic conditions in North America and Europe. Our revenues increased from

$504.9 million in 2000 to $560.7 million in 2003, an increase of 11.1%. Our net cash provided by operating activities increased from $69.1 million in 2000 to $107.0 million in 2003, an increase of 54.8%, and our Adjusted EBITDA increased from $163.5 million in 2000 to $180.7 million in 2003, an increase of 10.5%. For a discussion of the calculation of Adjusted EBITDA, see “Selected Consolidated Financial Data.”

Proven Management Team

We have a highly experienced management team. Their prudent investment of our resources and the operational changes they have implemented have resulted in productivity improvements and provided us with an efficient platform from which to develop and introduce value-added products and services for our customers. As a result, we have strengthened our market and competitive position in the face of adverse market conditions in the paper-making industry over the last several years.

Business Strategy

The primary components of our strategy are to:

Deliver Value to Our Customers

We continually improve our existing products and introduce innovative new products. We concentrate our efforts on the products and services that will yield the most value to our customers. We seek to develop new products and services that help our customers: reduce operating costs; improve paper quality; and derive greater value from their existing paper-making machines, thereby reducing their need to invest capital in new machines.

Maintain Geographic Balance and Expand in High Growth Regions

In addition to maintaining our leadership positions in the mature paper markets of North America and Europe, we continue to expand our manufacturing presence in the higher growth regions of South America and Asia. Our geographic balance reduces our exposure to regional economic downturns and leaves us well-positioned as paper production increases in both South America and Asia.

Continue to Improve our Productivity

We have a successful record of improving our productivity through cost reduction programs and other productivity initiatives, including closing underutilized plants, shifting manufacturing to lower cost locations and automating manufacturing processes. We maintain a lean, hands-on, productivity-focused management team that is structured to allow rapid decision-making and to react quickly to regional and industry changes.

Pursue Strategic Acquisitions

We have an established track record of strategic acquisitions and successful integration of acquired companies into our existing businesses. We will continue to selectively pursue strategic acquisitions that we believe have potential to expand our product offerings and improve our competitiveness.

The success of our strategy is demonstrated by our strong financial performance and stability despite adverse conditions in the paper-making industry and weak overall economic conditions in North America and Europe over the last several years.

New Credit Facility

Concurrently with the closing of this offering, we will enter into a new $     million senior secured credit facility with a syndicate of financial institutions, including CIBC World Markets Corp., which will act as lead arranger and sole bookrunner. In this prospectus, we refer to this credit facility as the “new credit facility.” The new credit facility will consist of a revolving credit facility in an aggregate principal amount of up to $     million and a $     million term loan facility. While the new credit facility will permit us to pay interest and dividends to our security holders, including IDS holders, it will contain significant restrictions on our ability to make such interest and dividend payments and on our subsidiaries’ ability to make interest and dividend payments to us. The revolving credit facility and the term loan facility will mature in                         . See “Description of Certain Indebtedness—New Credit Facility.”

Our Existing Equity Investors

We are an indirect, wholly-owned subsidiary of Xerium S.A. prior to this offering. Apax Europe IV GP, L.P., which, together with its affiliates, we refer to as “Apax” in this prospectus, is manager, directly or indirectly, of investment funds holding the majority of the outstanding common stock of Xerium S.A. Affiliates of CIBC World Markets Corp., the lead managing underwriter for this offering, own approximately 5.6% of the common stock of Xerium S.A. We refer to CIBC World Markets Corp. as “CIBC” in this prospectus. Our senior management, certain employees and certain other investors also own equity interests in Xerium S.A. We refer to Apax and these other investors in Xerium S.A. as our “existing equity investors” in this prospectus.

The Transactions

Prior to and in connection with this offering, we will recapitalize our capital stock into Class A common stock and Class B common stock. In this offering, we expect that we will sell              IDSs (representing          shares of Class A common stock and $         million aggregate principal amount of         % notes) and $             million aggregate principal amount of     % notes separately (not represented by IDSs) to the public. The completion of the offering of separate notes is a condition to our sale of IDSs.

In addition, we expect that we will issue              IDSs (representing          shares of Class A common stock and $         million aggregate principal amount of          % notes),          shares of Class B common stock and $         million in cash to Xerium S.A. in exchange for its ownership in us. Xerium S.A. will then distribute such IDSs, shares of Class B common stock and cash to our existing equity investors in exchange for their interests in Xerium S.A. In this exchange, we expect that Apax will receive         IDSs,          shares of Class B common stock and $         million in cash. No holder of equity interests other than Apax will receive Class B common stock in the exchange. In addition, we expect that members of our senior management will receive in the exchange an aggregate of          IDSs and no cash, other than an amount of cash necessary to pay anticipated income taxes they will incur in connection with the vesting of equity interests and the exchange.

The Class B common stock will be exchangeable for IDSs at a fixed rate after the second anniversary of this offering, subject to restrictions. If all the Class B common stock were exchanged, the holders of our Class B common stock would receive an aggregate of              IDSs representing              shares of our Class A common stock and $             million aggregate principal amount of         % notes. The Class B common stock will have one vote per share but will initially receive dividends at a higher rate than our Class A common stock. See “Description of Capital Stock—Class B Common Stock,” “Dividend Policy and Restrictions” and “Certain Transactions—Investor Rights Agreement.”

After giving effect to the offering and these transactions, the public IDS holders will hold approximately         % of the economic interests in us and our existing equity investors will hold the remaining         % through IDSs and shares of Class B common stock. See “The Transactions.”

Use of Proceeds

We estimate that we will receive net proceeds from this offering of approximately $             million after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, assuming an initial public offering price of $     per IDS, which represents the mid-point of the range set forth on the cover page of this prospectus and an initial public offering price of         % of the stated principal amount for each note sold separately (not represented by IDSs). We will use these net proceeds, together with $     million of borrowings under our new credit facility and cash on hand as follows:

•	$ million to repay all outstanding debt, including all outstanding borrowings under our existing senior and mezzanine credit facilities;

•	$ million to pay transaction bonuses and make other payments to our senior management; and

•	$ million to make a distribution to Xerium S.A. in exchange for a portion of its equity interests in us, which Xerium S.A. will use to repay all outstanding debt to its shareholders and to make a distribution to its shareholders.

If the underwriters exercise their over-allotment option in full, we will use all of the net proceeds we receive from the sale of additional IDSs under the over-allotment option ($             million) to make an additional distribution to our existing equity investors.

Our Organizational Structure After this Offering

The following diagram reflects our organizational structure immediately after the offering, including percentage of voting power (without giving effect to the underwriters’ over-allotment option to purchase additional IDSs):

(1)	Includes Class A common stock represented by IDSs and Class B common stock.
(2)	The following direct and indirect subsidiaries of Xerium Technologies, Inc. will guarantee the new credit facility and notes: Huyck Argentina Sociedad Anonima, Huyck Australia Pty. Limited, Weavexx Corporation, Stowe-Woodward Mount Hope Inc., Huyck Japan Limited, Stowe Woodward Mexico SA de CV, Huyck (UK) Limited, Huyck Limited, Stowe-Woodward (UK) Limited, Stowe-Woodward Limited, Xerium I (US) Limited, Xerium III (US) Limited, Weavexx Corporation, Xerium Inc., Huyck Licensco Inc., Huyck Europe Inc., Xerium IV (US) Limited, Stowe Woodward Licensco LLC, Stowe Woodward LLC and Xerium V (US) Limited.

Our Corporate Information

Our principal executive office is located at One Technology Drive, Westborough Technology Park, Westborough, Massachusetts 01581 and our telephone number is (508) 616-9468.

We were organized in 1999 in connection with the acquisition, sponsored by Apax, of the paper technology group of Invensys plc.

The Offering

Summary of the IDSs and the Notes

We are offering              IDSs at an initial public offering price of $         per IDS (comprised of $             allocated to each note and $              allocated to each share of Class A common stock), which represents the midpoint of the range set forth on the cover page of this prospectus, and $             million aggregate principal amount of notes sold separately (not represented by IDSs) at an initial public offering price of             % of the stated principal amount for each note.

As described below, assuming we make our scheduled interest payments and pay dividends in the amount contemplated by the dividend policy we expect to be adopted by our board of directors, holders of IDSs will receive in the aggregate approximately $              per year in dividends and interest on the Class A common stock and notes represented by each IDS, and holders of our separate notes will receive $      per year in interest per note.

What are IDSs?

IDSs are securities comprised of our Class A common stock and notes.

Each IDS initially represents:

•	one share of our Class A common stock; and

•	a % note with $ principal amount.

The ratio of Class A common stock to principal amount of notes represented by an IDS is subject to change in the event of a stock split, recombination or reclassification of our Class A common stock. For example, if we effect a two-for-one stock split of our Class A common stock, from and after the effective date of the stock split, each IDS will represent two shares of Class A common stock and the same principal amount of notes as it previously represented. Likewise, if we effect a recombination or reclassification of our Class A common stock, each IDS will thereafter represent the appropriate number of shares of Class A common stock on a recombined or reclassified basis, as applicable, and the same principal amount of notes as it previously represented.

What payments can I expect to receive as a holder of IDSs?

Assuming we make our scheduled interest payments on the notes, and pay dividends in the amount contemplated by our current dividend policy, you will receive in the aggregate approximately $     per year in interest on the notes and dividends on the Class A common stock represented by each IDS. We expect to make interest and dividend payments on the              day of each             ,             ,              and              to holders of record on the              day of each             ,             ,              and             , or the immediately preceding business day of such month if the              day is not a business day.

You will be entitled to receive quarterly interest payments at an annual rate of             % of the aggregate principal amount of notes represented by your IDSs or approximately $             per IDS per year, subject to our right, under specified circumstances, to defer interest payments on the notes so long as we are not in default in the payment of interest, principal or premium, if any, on such notes and no other default has occurred as a result of which such notes have been accelerated.

You will also receive quarterly dividends on the shares of our Class A common stock represented by your IDSs, if and to the extent dividends are declared by our board of directors and are permitted by applicable law and the terms of the new credit facility, the indenture governing our notes and any other then-outstanding indebtedness of ours. Specifically, the indenture governing our notes restricts our ability to declare and pay dividends on our Class A common stock under certain circumstances as described under “Dividend Policy and Restrictions.” In addition, the new credit facility restricts our ability to declare and pay dividends on our Class A common stock under certain circumstances as described under “Dividend Policy and Restrictions” and “Description of Certain Indebtedness—Covenants.” Upon the closing of this offering, our board of directors is expected to adopt a dividend policy which contemplates that, subject to applicable law and the terms of our then existing indebtedness, initial annual dividends will be $     per share of our Class A common stock. However, our board of directors may, in its discretion, modify or repeal this dividend policy. We cannot assure you that we will pay dividends at this level in the future or at all.

Will my rights as a holder of IDSs be any different than the rights of a beneficial owner of separately held Class A common stock and notes?

No. As a holder of IDSs you are the beneficial owner of the Class A common stock and notes represented by your IDSs. As such, you will have exactly the same rights, privileges and preferences, including voting rights, rights to receive distributions, rights and preferences in the event of a default under the indenture governing our notes, ranking upon bankruptcy and rights to receive communications and notices as a direct holder of separately held Class A common stock and notes, as applicable, would have.

Will the notes represented by IDSs be the same as the notes sold separately (not represented by IDSs)?

Yes. The notes sold separately (not represented by IDSs) will be identical in all respects to the notes represented by IDSs and will be part of the same series of notes and issued under the same indenture. Accordingly, holders of notes sold separately and holders of notes represented by IDSs will vote together as a single class, in proportion to the aggregate principal amount of notes they hold, on all matters on which they are eligible to vote under the indenture.

Will the IDSs be listed on an exchange?

We will apply to list the IDSs for trading on the              under the trading symbol “             ”.

Will the shares of our Class A common stock and notes be separately listed on an exchange?

Our shares of Class A common stock will not be listed for separate trading on the              or any other quotation system or exchange until a sufficient number of shares is held separately and not in the form of IDSs to satisfy applicable requirements for separate trading on such quotation system or exchange. If more than such number of our outstanding shares of Class A common stock is no longer held in the form of IDSs for a period of 30 consecutive trading days, we will apply to list the shares of our Class A common stock for separate trading on the              or such other quotation system or exchange. The notes will not be listed on any quotation system or exchange. The shares of our Class A common stock and notes will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” unless they are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

In what form will IDSs and the shares of our Class A common stock and the notes represented by the IDSs be issued?

The IDSs and the shares of our Class A common stock and the notes represented by the IDSs will be issued in book-entry form only. This means that you will not be a registered holder of IDSs or the securities represented by the IDSs, and you will not receive a certificate for your IDSs or the securities represented by your IDSs. You must rely on your broker or other financial institution that will maintain your book-entry position to receive the benefits and exercise the rights of a holder of IDSs.

How can I separate my IDSs into shares of Class A common stock and notes or recombine shares of Class A common stock and notes to form IDSs?

Holders of IDSs, whether purchased in this offering or in a subsequent offering of IDSs of the same series may, at any time after the earlier of 45 days from the date of the closing of this offering or the occurrence of a change of control, through their broker or other financial institution, separate the IDSs into the shares of our Class A common stock and notes represented thereby. Any holder of shares of our Class A common stock and notes may, at any time, through his or her broker or other financial institution, combine the applicable number of shares of Class A common stock and notes to form IDSs unless the IDSs have previously been automatically separated as a result of the redemption or maturity of any notes or otherwise. Separation and recombination of IDSs may involve transaction fees charged by your broker and/or financial intermediary. See “Description of IDSs—Book-Entry Settlement and Clearance—Separation and Recombination.”

Will my IDSs automatically separate into shares of Class A common stock and notes upon the occurrence of certain events?

Yes. Separation of all of the IDSs will occur automatically upon the continuance of a payment default on the notes for 90 days or the occurrence of any redemption, whether in whole or in part, of the notes, or upon the maturity of the notes.

What will happen if we issue additional IDSs or notes of the same series in the future?

We may conduct future financings by selling additional IDSs of the same series. Additional IDSs will have terms that are identical to those of the IDSs being sold in this offering, except that if they are issued 45 days or more from the closing of this offering, they will be immediately separable, and if they are issued less than 45 days from the closing of this offering, they will be separable on the same date as the IDSs issued hereunder may separate. Additional IDSs will represent the same proportions of Class A common stock and notes as are represented by the then outstanding IDSs. In addition, we will be required to issue additional IDSs in the future upon exchange of our Class B common stock. Also, we may conduct future financings by selling additional notes of the same series (whether or not represented by IDSs). Although the notes that may be issued in the future (whether or not represented by IDSs) will have terms that are substantially identical (except for the issuance date) to the notes being sold in this offering and will be part of the same series of notes for all purposes under the indenture, it is possible that the new notes will be sold with original issue discount (referred to as OID) for U.S. federal income tax purposes. If such notes are issued with OID, all holders of IDSs of the same series (including the IDSs being offered hereby) and of outstanding notes (including the notes being offered hereby) not then represented by IDSs will automatically exchange a ratable portion of their outstanding notes for a portion of the new notes, whether held directly or represented by IDSs, and will thereafter hold a unit consisting of new notes and old notes with a new CUSIP number or a new IDS (consisting of such note unit and Class A common stock) with a new CUSIP number. As a result of such exchanges, we intend to allocate and report the OID associated with the sale of the new notes among all holders of notes on a pro rata basis, which may adversely affect your tax treatment. See below under “What will be the U.S. federal income tax considerations in connection with a subsequent issuance of notes?” In addition, if such notes are issued with OID, holders of such notes may not be able to recover the portion of their principal amount treated as unaccrued OID in the event of an acceleration of the notes or a bankruptcy by us prior to the maturity of the notes. See “Risk Factors—Subsequent issuances of notes pursuant to an offering by us or exchange of Class B common stock may cause you to recognize OID” and “Risk Factors—Holders of subsequently issued notes may not be able to collect their full stated principal amount prior to maturity.”

What will be the U.S. federal income tax considerations in connection with an investment in the IDSs?

The U.S. federal income tax consequences of the purchase, ownership and disposition of IDSs in this offering are not entirely clear. The purchase of IDSs in this offering should be treated as the purchase of shares of our Class A common stock and notes and, by purchasing IDSs, you agree to such treatment. IDS holders must allocate the purchase price of the IDSs between those shares of Class A common stock and notes in proportion to their respective initial fair market values, which will establish their initial tax basis. The values attributed to the shares of Class A common stock and notes represented by the IDSs are established based on the fair market value of such shares of Class A common stock and notes at the time of issuance. Assuming an initial public offering price of $             per IDS, which represents the mid-point of the range set forth on the cover page of this prospectus, we expect to report the initial fair market value of each share of Class A common stock as $     and the initial fair market value of each $      aggregate principal amount of notes as $            , and by purchasing IDSs, you agree to such allocation.

The notes should be treated as debt for U.S. federal income tax purposes. If the notes were treated as equity rather than debt for U.S. federal income tax purposes, then the stated interest on the notes could be treated as a dividend, and interest on the notes would not be deductible by us for U.S. federal income tax purposes, which could materially increase our taxable income and significantly reduce our future cash flow. In addition, payments on the notes to foreign holders would be subject to U.S. federal withholding taxes at rates of up to 30%. Payments to foreign holders would not be grossed-up on account of any such taxes.

Dividends paid by us, to the extent paid out of our tax “earnings and profits,” will generally be taxable for U.S. federal income tax purposes to holders of IDSs at long-term capital gains rates under recently-enacted legislation, which is scheduled to sunset in 2008. Interest income on the notes will generally be taxable to holders of IDSs at ordinary income rates. See “Material U.S. Federal Income Tax Considerations.”

What will be the U.S. federal income tax considerations in connection with a subsequent issuance of notes?

The U.S. federal income tax consequences to you of the subsequent issuance of notes with OID (or any issuance of notes thereafter) upon a subsequent sale of IDSs or notes pursuant to an offering by us or upon exchange of our Class B common stock are not entirely clear. In order to achieve fungibility of all of our IDSs and therefore ensure maximum trading liquidity, the indenture governing our notes and the agreements with the Depository Trust Company, or DTC, will provide that, in the event there is a subsequent issuance of notes with a new CUSIP number having substantially identical terms (other than issuance date) to the notes offered hereby, each holder of IDSs or notes, as the case may be, agrees that a portion of such holder’s notes will be exchanged for a portion of the notes acquired by the holders of such subsequently issued notes. Consequently, immediately following such subsequent issuance and exchange, each holder of subsequently issued notes, held either as part of IDSs or separately, and each holder of existing notes, held either as part of IDSs or separately, will own an inseparable unit composed of notes of each separate issuance in the same proportion as each other holder. The aggregate principal amount of notes owned by each holder will not change as a result of such subsequent issuance and exchange. Because a subsequent issuance will affect the notes in the same manner, regardless of whether these notes are held as part of IDSs or separately, the recombination of notes and shares of Class A common stock to form IDSs, or the separation of IDSs, should not affect your tax treatment.

It is unclear, however, whether the exchange of notes for subsequently issued notes results in a taxable exchange for U.S. federal income tax purposes, and it is possible that the Internal Revenue Service, or IRS, might successfully assert that such an exchange should be treated as a taxable exchange. In such case, a holder would recognize any gain realized on such exchange, but a loss realized might be disallowed. If the exchange of notes is treated as a taxable exchange, then your initial tax basis in the notes deemed to have been received in the exchange would be the fair market value of such notes on the date of the deemed exchange (adjusted to reflect any disallowed loss), and your holding period for such notes would begin on the day after the deemed exchange. Regardless of whether the exchange is treated as a taxable event, the exchange could result in holders having to include OID in taxable income prior to the receipt of cash and other potentially adverse U.S. federal income tax consequences.

Following any subsequent issuance of notes with OID (or any issuance of notes thereafter) and resulting exchange, we (and our agents) will report any OID on the subsequently issued notes ratably among all holders of IDSs and separately held notes, and each holder of IDSs and separately held notes will, by purchasing IDSs or notes, agree to report OID in a manner consistent with this approach. However, we cannot assure you that the IRS will not assert that any OID should be reported only to the persons that initially acquired such subsequently issued notes (and their transferees) and thus may challenge a holder’s reporting of OID on its tax returns. Such a challenge could create significant uncertainties in the pricing of IDSs and notes and could adversely affect the market for IDSs and notes.

Because there is no statutory, judicial or administrative authority directly addressing the tax treatment of the IDSs or instruments similar to the IDSs, we urge you to consult your own tax advisor concerning the tax consequences of an investment in the IDSs. For additional information, see “Material U.S. Federal Income Tax Consequences.”

Summary of the Common Stock

Issuer	Xerium Technologies, Inc.

Shares of Class A common stock represented by IDSs being offered hereby	shares of Class A common stock, or shares if the underwriters’ over-allotment option is exercised in full.

Shares of Class A common stock and Class B common stock outstanding following this offering

                     shares of Class A common stock (or                      shares if the underwriters’ over-allotment option is exercised in full), which includes              shares represented by IDSs issued to certain of our existing equity investors upon consummation of this offering.

                     shares of Class B common stock that will be exchangeable for IDSs after the second anniversary of the closing of this offering at an exchange rate of one IDS for each              shares of Class B common stock. If all such shares of Class B common stock were exchanged for IDSs, the holders of Class B common stock would receive an aggregate of              IDSs.

Our Class A common stock and Class B common stock are identical in all respects and are entitled to the same rights, preferences and privileges, and vote together as a single class on all matters upon which the common stock is entitled to vote, except as to dividend policies as described under “Dividend Policies and Restrictions.” Furthermore, our by-laws provide that we may only issue additional Class A common stock and IDSs pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission, which we refer to as the “SEC.” In addition, our Class B common stock may not be combined with notes to form IDSs.

Voting rights	Each outstanding share of our common stock will carry one vote per share and all classes of common stock will vote as a single class on all matters presented to the stockholders for a vote.

Dividends

We will pay quarterly dividends on the shares of our Class A common stock represented by IDSs and on the shares of our Class B common stock if and to the extent dividends are declared by our board of directors and permitted by applicable law and the terms of our then-outstanding indebtedness. Upon the closing of this offering, our board of directors is expected to adopt a dividend policy which contemplates that, subject to applicable law and the terms of our then existing indebtedness, initial annual dividends will be $             per share of our Class A common stock and $             per share of our Class B common stock. However, our board of directors may, in its discretion, modify or repeal this dividend policy. We cannot assure that we will pay dividends at this level in the future or at all.

We expect the initial dividend policy on the Class B common stock to result in an overall dividend yield on the Class B common stock equivalent to the initial yield on the IDSs into which the Class B common stock can eventually be exchanged.

Our certificate of incorporation provides that as of              2006, which is the date two years following the closing of this offering, the per share dividend rate on the Class B common stock will thereafter not exceed the per share dividend rate of the Class A common stock under our dividend policy.

Dividend payment dates	If declared, dividends will be paid quarterly on the day of each , , and to holders of record on the day or the immediately preceding business day of such month if the day is not a business day.

Listing

Our shares of Class A common stock will not be listed for separate trading on the                      or any other quotation system or exchange until a sufficient number of shares is held separately and not in the form of IDSs to satisfy applicable requirements for separate trading on such quotation system or exchange. If more than such number of our outstanding shares of Class A common stock is no longer held in the form of IDSs for a period of 30 consecutive trading days, we will apply to list the shares of our common stock for separate trading on the                      or such other quotation system or exchange. Our Class A common stock will be freely tradable without restriction or further registration under the Securities Act, unless purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

Summary of the Notes

Issuer	Xerium Technologies, Inc.

Notes to be outstanding following the offering

$             million aggregate principal amount of         % notes, which includes $             million aggregate principal amount of notes included in IDSs and $             million aggregate principal amount of notes sold separately (not represented by IDSs) (or $             million aggregate principal amount if the underwriters’ over-allotment option is exercised in full). Each offered note will have a principal amount of $            .

Assuming the exchange of all of our outstanding Class B Common Stock for IDSs, $ million aggregate principal amount of notes will be outstanding

Interest rate	% per year.

Interest payment dates

Interest will be paid quarterly in arrears on the              day of each             ,             ,             , and              commencing             , 2004 to holders of record on the              day of such month, or the business day immediately following the              day if such day is not a business day.

Interest deferral

Prior to             , 2009, we may, under specified circumstances, defer interest payments on the notes on one or more occasions for up to an aggregate period of eight quarters. In addition, after             , 2009 but before             , 2014, we may, under specified circumstances, defer interest payments on the notes on up to two occasions for up to three quarters per occasion.

After the end of any deferral period occurring before             , 2009 we will repay deferred interest (together with accrued interest thereon) in equal installments through             , 2009. We will repay all interest deferred after             , 2009 and prior to             , 2014 on or before             , 2014, provided that we must pay all deferred interest and accrued interest on deferred interest in full prior to deferring interest for a second occasion or paying any dividends on our shares of common stock.

During any interest deferral period and so long as any deferred interest or interest on deferred interest remains outstanding, we will not be permitted to make any payment of dividends on any class of our common stock.

For a detailed description of interest deferral provisions of the indenture governing our notes, see “Description of Notes—Interest Deferral.”

In the event that interest payments on the notes are deferred, you would be required to include accrued interest in your income for U.S. federal income tax purposes even if you do not receive any cash interest payments.

Maturity date

The notes will mature on             , 2014. We may extend the maturity of the notes for two additional successive five-year terms if our ratio of net debt to Adjusted EBITDA for the twelve-month period ended on the last day of the fiscal quarter ending at least 45 days before the end of the then-current term is less than              to one, and so long as no event of default has occurred under the indenture or any of our other outstanding indebtedness in excess of a certain aggregate amount or could occur as a result of the extension and there are no overdue payments in excess of a certain aggregate amount of interest on our notes or any other indebtedness for borrowed money of ours or any of our significant subsidiaries.

Optional redemption	We intend to have an optional redemption feature in our indenture.

Change of control

Upon the occurrence of a change of control, as defined under “Description of Notes—Change of Control,” each holder of notes will have the right to require us to repurchase that holder’s notes at a price equal to 101% of the principal amount of the notes being repurchased, plus any accrued but unpaid interest to but not including the repurchase date. In order to exercise that right, a holder must separate its IDSs into the shares of Class A common stock and notes represented thereby and hold the notes separately.

Guarantees of notes

The notes will be fully guaranteed, on an unsecured basis, by each of our direct and indirect wholly-owned domestic subsidiaries existing on the closing of this offering and certain of our direct and indirect wholly-owned foreign subsidiaries existing on the closing of this offering, and all our future wholly-owned restricted subsidiaries (other than certain foreign subsidiaries that will not guarantee the notes) that incur indebtedness or issue shares of preferred stock or certain capital stock that is redeemable at the option of the holder.

Procedures relating to subsequent issuances

The indenture governing our notes will provide that in the event we issue additional notes with a new CUSIP number (which will occur in connection with an issuance of notes with OID and any issuance of notes thereafter) having terms that are otherwise substantially identical (except for the issuance date) to the notes offered hereby, each holder of IDSs or notes, as the case may be, agrees that a portion of such holder’s notes, whether held directly in book-entry form or held as part of IDSs, will be automatically exchanged for a portion of the notes acquired by the holders of such subsequently issued notes, and the records of any record holders of notes will be revised to reflect such exchanges. Consequently, following each such subsequent issuance and automatic exchange, each holder of notes held either as part of IDSs or separately, as the case may be, will own an indivisible unit composed of notes of each separate issuance in the same proportion as each other holder. However, the aggregate principal amount of notes owned by each holder will not change as a result of such subsequent issuance and exchange. The indenture governing the notes will permit issuances of additional notes upon the exchange of Class B common stock into IDSs and, subject to compliance with restrictive covenants contained in the indenture, for other permitted purposes. However, we may not issue additional notes if and for so long as an event of default with respect to the notes has occurred and is continuing. Any subsequent issuance of notes by us may adversely affect the tax treatment of the IDSs and notes. See “Material U.S. Federal Income Tax Consequences—Consequences to U.S. Holders—Notes—Additional Issuances.”

Ranking of notes and guarantees

The notes will be unsecured and subordinated obligations, junior in right of payment to all of our existing and future senior indebtedness and effectively subordinated in right of payment to any future secured indebtedness. The notes will rank pari passu with all of our other indebtedness, including trade payables, except as discussed in “Risk Factors - Your right to receive payments on the notes and the note guarantees is junior to all of our senior debt and the senior debt of our subsidiaries,” “Risk Factors - In the event of bankruptcy or insolvency, the notes could be equitably subordinated or recharacterized as equity” and “Description of Notes - Ranking.” The guarantees will be unsecured and will be subordinated obligations, junior in right of payment to all existing and future senior indebtedness of our subsidiary guarantors, including all guarantees of our subsidiary guarantors under the new credit facility, and effectively subordinated in right of payment to any future secured indebtedness of our subsidiary guarantors. The guarantees will rank pari passu with all other indebtedness of the subsidiary guarantors, including trade payables, except as discussed in “Risk Factors - Your right to receive payments on the notes and the note guarantees is junior to all of our senior debt and the senior debt of our subsidiaries,” “Risk Factors - In the event of bankruptcy or insolvency, the notes could be equitably subordinated or recharacterized as equity” and “Description of Notes - Ranking.” The notes will be structurally subordinated to all indebtedness of any of our subsidiaries which are not guarantors of the notes. We are a holding company and derive all of our operating income and cash flows from our subsidiaries.

The indenture governing the notes will permit us and the subsidiary guarantors to incur additional indebtedness, including senior indebtedness, subject to specified limitations. On a pro forma basis after giving to the transactions contemplated by this prospectus we would have had $             million aggregate principal amount of senior secured indebtedness outstanding.

Restrictive covenants	The indenture governing the notes will contain covenants with respect to us and our restricted subsidiaries that will restrict:

•	the incurrence of additional indebtedness and the issuance of preferred stock and certain redeemable capital stock;

•	a number of other restricted payments, including investments and acquisitions;

•	specified sales of assets;

•	specified transactions with affiliates;

•	the creation of liens on our assets; and

•	consolidations, mergers and transfers of all or substantially all of our assets.

The indenture will also prohibit certain distributions from our restricted subsidiaries. However, there will be no restriction in the indenture governing our notes on our ability to incur indebtedness in connection with the issuance of additional IDSs so long as the ratio of the aggregate principal amount of the additional notes to the number of the additional shares of Class A common stock will not exceed the equivalent ratio represented by the then-existing IDSs. In addition, all the limitations and prohibitions described above are subject to a number of other important qualifications and exceptions described under “Description of Notes—Certain Covenants.”

Listing	We do not anticipate that our notes will be separately listed on any exchange.

Risk Factors

You should carefully consider the information under the heading “Risk Factors” and all other information in this prospectus before investing in the notes or IDSs.

General Information About This Prospectus

Throughout this prospectus, unless otherwise noted, we have assumed no exercise of the underwriters’ over-allotment option.

Unless the context otherwise requires, references in this prospectus to the “notes” refer collectively to the         % senior subordinated notes due 2014 represented by IDSs and the             % senior subordinated notes due 2014 sold separately, references to the “offering” refer collectively to the offering of              IDSs to the public and              IDSs to certain of our existing equity investors, in each case, including the shares of Class A common stock and notes represented thereby, and the offering of $              million aggregate principal amount of notes to the public separately (not represented by IDSs). References to the “common stock” refers collectively to our Class A common stock, Class B common stock and Class C common stock.

In this prospectus, unless otherwise indicated, all references to dollars are to US Dollars, and all references to GAAP are to U.S. generally accepted accounting principles.

Prior to the offering, Xerium Technologies, Inc. is an indirect, wholly-owned subsidiary of Xerium S.A. In connection with the offering, we will undergo a reorganization and, after the offering, we will, directly or indirectly, hold all of the equity interests of all of the current operating subsidiaries and related holding companies of our corporate group, excluding the current parent, Xerium S.A. (and its two immediate subsidiaries). Xerium Technologies, Inc. will be the issuer of the IDSs and notes.

Summary Consolidated Financial Data

The following summary consolidated financial data is derived from our audited consolidated financial statements for each of the fiscal years ended December 31, 2001, December 31, 2002, and December 31, 2003. The financial statements for fiscal 2001, 2002 and 2003 are included elsewhere in this prospectus. The information in the following table should be read together with our audited consolidated financial statements for fiscal 2001, 2002 and 2003 and the related notes, “Selected Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus. The figures in the table below reflect rounding adjustments.

	Year ended December 31,
	2001	2002	2003
	(in thousands)

Statement of operations data:
Net sales	$499,846	$514,945	$560,668
Income from operations	89,264	101,667	108,994
Net income (loss)	(4,419)	470	3,036
Statement of cash flows data:
Net cash provided by operating activities	$93,635	$124,415	$107,011
Net cash used in investing activities	(39,260)	(31,903)	(39,664)
Net cash used in financing activities	(64,915)	(62,233)	(82,656)
Other Financial Data:
Capital expenditures	$32,658	$28,295	$44,423
Adjusted EBITDA(1)	152,332	173,014	180,700
Balance sheet data (at end of year):
Cash and cash equivalents	$13,815	$32,834	$22,294
Total assets	888,993	925,276	986,806
Senior debt	446,993	611,960	611,670
Total debt	748,907	796,201	823,617
Stockholders’ deficit	(39,160)	(71,749)	(52,645)

(1)	Adjusted EBITDA is calculated below and such calculation is based in part on the calculation of EBITDA. EBITDA represents net income before interest expense, income tax provision (benefit) and depreciation and amortization. EBITDA is not a measure of operating income, operating performance or liquidity under GAAP. We include EBITDA because we understand it is used by some investors to determine a company’s historical ability to service indebtedness and fund ongoing capital expenditures, and because certain covenants in our borrowing agreements are tied to similar measures. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income (as determined in accordance with GAAP) as an indicator of our operating performance, or of net cash provided by operating activities (as determined in accordance with GAAP).

We consider EBITDA to be a measure of liquidity. In the table below, EBITDA is reconciled to operating cash flows. EBITDA as calculated below differs from Adjusted EBITDA as defined in the indenture governing the notes and our new credit facility. Adjusted EBITDA as defined in the indenture governing the notes and our new credit facility means EBITDA plus (i) expenses related to refinancing, (ii) unrealized foreign exchange (gain) loss on indebtedness, net, (iii) certain transaction-related costs, (iv) stock-based compensation (net of the amount of actual cash paid), (v) expenses and losses associated with debt retirement, (vi) restructuring or impairment expenses (subject to certain limitations specified in the indenture governing the notes and our new credit facility) and (vii) non-recurring costs (subject to certain limitations specified in the indenture governing the notes and our new credit facility). If our Adjusted EBITDA were to decline below certain levels, covenants in our indebtedness that are based on Adjusted EBITDA, including our interest coverage ratio and leverage ratio covenants under our new credit facility, could result in, among other things, a default or mandatory prepayment under our new credit facility, our inability to pay dividends or a requirement that we defer interest payments on the notes. These covenants are summarized under “Description of Certain Indebtedness” and “Description of Notes—Certain Definitions.”

The following table contains a reconciliation of EBITDA to operating cash flow and a reconciliation of Adjusted EBITDA to EBITDA:

	Year ended December 31,
	2001	2002	2003
	(in thousands)

Net cash provided by operating activities	$93,635	$124,415	$107,011
Interest expense, net	69,912	60,165	63,290
Net change in operating assets and liabilities	(20,677)	(844)	(6,644)
Income tax provision	21,916	13,317	33,945
Cumulative effect of change in accounting principle, net of income tax benefit	(835)	—	—
Stock-based compensation	—	(2,560)	—
Deferred financing cost amortization	(3,465)	(3,146)	(1,032)
Deferred income tax provision	19,401	4,027	(19,427)
Deferred interest	(27,555)	(27,312)	(11,314)
Asset impairment	—	(8,384)	(4,769)
Unrealized foreign exchange gain (loss) on indebtedness, net	7,804	(1,989)	(11,881)
Loss on early extinguishment of debt	(3,100)	(36,158)	(673)

EBITDA	157,036	121,531	148,506
Expenses related to refinancing	3,100	38,437	3,166
Unrealized foreign exchange (gain) loss on indebtedness, net	(7,804)	1,989	11,881
Stock-based compensation	—	2,560	—
Restructuring expenses(a)	—	8,497	10,971
Costs expensed—Weavexx(b)	—	—	4,620
—Stowe Woodward North America(b)	—	—	1,556

Adjusted EBITDA	$152,332	$173,014	$180,700

(a)	As part of our long-term strategy to reduce our overall costs and improve our competitiveness, we have incurred restructuring charges to reduce the cost structure of our North American operations. The amounts reported reflect the amounts of these restructuring costs.
(b)	Represents amounts expended in 2003 for employee-related costs connected with Weavexx and Stowe Woodward North America that are non-recurring in nature.

Interest and Dividend Payments to IDS Holders

The tables below reflect the following:

•	a reconciliation of our net cash provided by operating activities to Adjusted EBITDA for the twelve-month period ended December 31, 2003, as calculated in accordance with the indenture governing our notes and our new credit facility;

•	a reconciliation of our Adjusted EBITDA for the twelve-month period ended December 31, 2003 to our estimated remaining available cash as of December 31, 2003, after giving pro forma effect to this offering and the related transactions described elsewhere in this prospectus, in each case, as if such transactions had been completed on January 1, 2003; and

•	payments to IDS holders and holders of notes sold separately (not represented by IDSs) for the year ended December 31, 2003, after giving pro forma effect to this offering and the related transactions described elsewhere in this prospectus, in each case, as if such transactions had been completed on January 1, 2003 and based on the assumptions and estimates included in the above calculations.

Year Ended December 31, 2003
(in thousands) (unaudited)

Net cash provided by operating activities	$107,011
Adjustments:
Interest expense, net	63,290
Net change in operating assets and liabilities	(6,644)
Income tax provision	33,945
Deferred financing cost amortization	(1,032)
Deferred income tax provision	(19,427)
Deferred interest	(11,314)
Asset impairment	(4,769)
Unrealized foreign exchange loss on indebtedness, net	(11,881)
Loss of early extinguishment of debt	(673)

EBITDA	148,506
Expenses related to refinancing	3,166
Unrealized foreign exchange loss on indebtedness, net	11,881
Restructuring expenses(1)	10,971
Costs Expensed—Weavexx(2)	4,620
—Stowe Woodward North America(2)	1,556

Adjusted EBITDA	180,700
Additions (deductions) to Adjusted EBITDA:
Change in management incentive plans(3)
Estimated annual public company administrative expenses(4)
Income tax expense(5)
Interest expense on new credit facility(6)
Interest expense on notes(7)

Increase in available cash for capital expenditures, dividends and general corporate purposes
Capital expenditures(8)
Dividends on Class A common stock(9)
Dividends on Class B common stock(9)

Increase in available cash(10)	$

(1)	As part of our long-term strategy to reduce our overall costs and improve our competitiveness, we have incurred restructuring charges to reduce the cost structure in our North American operations. The amount reported reflects the amount of these restructuring costs incurred for 2003.
(2)	Represents amounts expended in 2003 for employee-related costs connected with Weavexx and Stowe Woodward North America that are non-recurring in nature.
(3)	Upon consummation of this offering, our existing management incentive compensation plan will be terminated and new management incentive plans will be adopted. The amount reported represents the reduction in compensation expense that would have occurred in 2003 if the new management incentive plans had been put into effect on January 1, 2003.
(4)	Consists of costs primarily attributable to additional internal audit, accounting and legal staff, additional fees for outside audit and legal services, an increase in premiums for directors’ and officers’ liability insurance and increased levels of compensation for our non-management directors.
(5)	Consists of federal, state and foreign income taxes resulting from our capitalization after this offering.
(6)	Assumes interest at current rates, estimated as % average interest on $ million outstanding borrowings under the new term loan facility, % interest on an estimated average balance of $ million under the new credit facility’s revolving loan facility and a % commitment fee on the average unused balance of $ million under the new credit facility’s revolving loan facility.
(7)	Represents % interest on $ million of notes represented by the IDSs and the $ million of % notes sold separately (not represented by of IDSs).
(8)	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Expenditures.”
(9)	Dividends will be paid on the Class A common stock and the Class B common stock in accordance with our dividend policy and restrictions described under “Dividend Policy and Restrictions.”
(10)	Remaining cash will be used for general corporate purposes.

Based on the foregoing, aggregate payments to IDS holders and holders of notes sold separately (not represented by IDSs) for the year ended December 31, 2003 would have been as follows:

	Aggregate	Per IDS	Per Note
(in thousands)

Interest on notes	$	$	$
Dividends on shares of class A stock represented by IDSs				—

Total	$	$	$

Risk Factors

An investment in the IDSs or our notes involves a number of risks. In addition to the other information contained in this prospectus, prospective investors should give careful consideration to the following factors.

Risks Relating to our Capital Structure

Our substantial indebtedness could restrict our ability to pay interest and principal on the notes, pay dividends with respect to shares of our Class A common stock represented by the IDSs, and impact our financing options and liquidity position.

We have a significant amount of debt. For the year ended December 31, 2003, on a pro forma basis after giving effect to this offering and related transactions as if they had occurred on January 1, 2003, our ratio of Adjusted EBITDA (as calculated under our new credit facility) to interest expense would have been                 times and our ratio of total debt to Adjusted EBITDA would have been          to one. The degree to which we are leveraged on a consolidated basis could have important consequences to the holders of the IDSs, including:

•	it may be more difficult for us to satisfy our obligations under the notes and to the lenders under the new credit facility, and to pay dividends on our Class A common stock;

•	our ability in the future to obtain additional financing for working capital, capital expenditures or acquisitions may be limited;

•	we may not be able to refinance our indebtedness on terms acceptable to us or at all;

•	a significant portion of our net cash provided by operating activities is likely to be dedicated to the payment of the principal of and interest on our indebtedness, thereby reducing funds available for other purposes, including working capital, capital expenditures, research and development, acquisitions and dividends on our Class A common stock;

•	we may be more vulnerable to economic downturns and be limited in our ability to withstand competitive pressures; and

•	it may limit our flexibility to plan for and react to changes in our business or strategy.

We may be able to incur substantially more debt, which would increase the risks described above associated with our substantial leverage.

We may be able to incur substantial additional indebtedness in the future, including issuances of additional notes under the indenture. Any additional debt incurred by us could increase the risks associated with our substantial leverage.

We are subject to restrictive debt covenants that limit our business flexibility by imposing operating and financial restrictions on our operations.

Although credit facilities of similarly situated borrowers customarily prohibit payments of dividends, our new credit facility will permit us, subject to certain restrictions, to pay dividends. Because the payment of dividends will decrease the amount of cash available to service our senior debt, the new credit facility will impose significant operating and financial restrictions on our operations that may be more restrictive than customary for credit facilities of similarly situated borrowers that prohibit or substantially limit payments of dividends. These restrictions imposed by our new credit facility will prohibit or limit, among other things:

•	the incurrence of additional indebtedness and the issuance of preferred stock and certain redeemable capital stock;

•	a number of other restricted payments, including investments and acquisitions;

•	specified sales of assets;

•	specified transactions with affiliates;

•	the creation of liens on our assets;

•	consolidations, mergers and transfers of all or substantially all of our assets;

•	our ability to change the nature of our business; and

•	our ability to make capital expenditures (other than maintenance capital expenditures).

The terms of the new credit facility will include other restrictive covenants and prohibit us from prepaying our other indebtedness, including the notes, while indebtedness under the new credit facility is outstanding. These restrictions could limit our ability to obtain future financing, make acquisitions or needed capital expenditures, withstand downturns in our business or take advantage of business opportunities. Furthermore, the new credit facility also requires us to maintain specified financial ratios and satisfy financial condition tests, including a maximum senior secured leverage ratio, maximum leverage ratio and minimum interest coverage ratio. Our ability to comply with the ratios or tests may be affected by events beyond our control, including prevailing economic, financial and industry conditions.

A breach of any of these covenants, ratios or tests could result in a default under the new credit facility and/or the indenture. Upon the occurrence of an event of default under the new credit facility, the lenders could elect to declare all amounts outstanding under the new credit facility to be immediately due and payable. If the lenders accelerate the payment of the indebtedness under the new credit facility, our assets may not be sufficient to repay in full this indebtedness and our other indebtedness, including the notes.

We are subject to significant restrictions on our ability to pay interest and dividends, and expect to continue to be subject to such restrictions.

Our new credit facility will contain significant restrictions on our ability to pay interest on the notes and dividends on our common stock based on meeting a maximum senior secured leverage ratio, maximum leverage ratio and minimum interest coverage ratio and compliance with other conditions (including timely delivery of applicable financial statements), as described in detail under “Description of Certain Indebtedness—New Credit Facility.” As a result of general economic conditions, conditions in the lending markets, the results of our business or for any other reason, we may elect or be required to amend or refinance our new credit facility, at or prior to maturity, or enter into additional agreements for senior indebtedness. Regardless of any protection you have in the indenture governing the notes, any such amendment, refinancing or additional agreement may contain covenants which could limit in a significant manner our ability to pay interest on the notes and dividends on our common stock.

We may not be able to refinance our new credit facility at maturity on favorable terms or at all.

The new credit facility will mature in full in           . We may not be able to renew or refinance the new credit facility, or if renewed or refinanced, the renewal or refinancing may occur on less favorable terms. In particular, our ability to defer interest on our notes is limited and such limitations may be viewed as favorable to the senior lenders, and at the time we seek to renew or refinance our new credit facility we may not have the same ability to defer interest on our notes that we will have immediately following completion of this offering. If we are unable to refinance or renew our new credit facility, our failure to repay all amounts due on the maturity date would cause a default under the new credit facility. In addition, our interest expense may increase significantly if we refinance our new credit facility on terms that are less favorable to us than the terms of our new credit facility.

We will require a significant amount of cash, which may not be available to us, to service our debt, including the notes, and to fund our liquidity needs.

Our ability to make payments on, refinance or repay our debt, including the notes, to fund planned capital expenditures or expand our business, will depend largely upon our future operating performance. Our future operating performance is dependent upon our ability to execute our business strategy successfully. Such performance is also subject to general economic, financial and competitive factors, as well as other factors that are beyond our control. If we are unable to generate sufficient cash to service our debt requirements, we will be required to refinance our new credit facility.

If we are unable to refinance our debt or obtain new financing, we would have to consider other options, including:

•	sales of assets to meet our debt service requirements;

•	sales of equity; and

•	negotiations with our lenders to restructure the applicable debt.

If we are forced to pursue any of the above options under distressed conditions, our business and or the value of your investment in our IDSs and notes could be adversely affected.

We are a holding company and rely on dividends, interest and other payments, advances and transfers of funds from our subsidiaries to meet our debt service and other obligations.

We are a holding company and conduct all of our operations through our subsidiaries and currently have no significant assets other than the capital stock of our subsidiaries. As a result, we will rely on dividends, interest and other payments or distributions from our subsidiaries to meet our debt service obligations and enable us to pay interest and dividends. The ability of our subsidiaries to pay dividends, interest or make other payments or distributions to us will depend substantially on their respective operating results and will be subject to restrictions under, among other things, the laws of their jurisdiction of organization (which may limit the amount of funds available for the payment of dividends), agreements of those subsidiaries, the terms of the new credit facility and the covenants of any future outstanding indebtedness we or our subsidiaries incur.

You may not receive the level of dividends provided for in the dividend policy our board of directors is expected to adopt upon the closing of this offering or any dividends at all.

Our board of directors may, in its discretion, amend or repeal the dividend policy it is expected to adopt upon the closing of this offering. Future dividends with respect to shares of our capital stock, if any, will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, business opportunities, provisions of applicable law and other factors that our board of directors may deem relevant. Our board of directors may decrease the level of dividends provided for in this dividend policy or entirely discontinue the payment of dividends. The indenture governing our notes and the new credit facility will contain limitations on our ability to make dividend payments. The reduction or elimination of dividends may negatively affect the market price of the IDSs or notes. See “Dividend Policy and Restrictions.”

Interest on the notes may not be deductible by us for U.S. federal and applicable state income tax purposes, which could adversely affect our financial condition, significantly reduce our future cash flow and impact our ability to make interest and dividend payments.

While we believe that the notes should be treated as debt for U.S. federal income tax purposes, this position may not be sustained if challenged by the IRS. If the notes were treated as equity rather than debt for U.S. federal and applicable state income tax purposes, then the stated interest on the notes could be treated as a dividend, and interest on the notes would not be deductible by us for U.S. federal and applicable state income tax purposes. Our inability to deduct interest on the notes on an on-going basis could materially increase our taxable income and, thus, our U.S. federal and applicable state income tax liability. In addition, to the extent any portion of our interest expense from prior years is determined not to be deductible, we could be required to pay a significant amount of additional income tax for such years, together with interest and possible penalties. Any increase in tax liabilities for prior or future periods as a result of a determination that interest on the notes is not deductible would materially and adversely affect our financial condition and our after-tax cash flow, which in turn would materially and adversely affect our ability to meet our obligations on the notes and to pay dividends. We do not expect to maintain any reserve in our financial statements for the possibility of there being a determination that interest on the notes would not be deductible for U.S. federal and applicable state income tax purposes.

In addition, if a challenge to the deductibility of interest on the notes were to prevail, the amount, timing and character of any income, gain, or loss that you recognize in respect of your IDSs could be adversely affected. In the case of foreign holders, treatment of the notes as equity for U.S. federal income tax purposes would subject payments to such holders in respect of the notes to withholding or estate taxes in the same manner as payments made with regard to Class A common stock and could subject us to liability for withholding taxes that were not collected on payments of interest. Payments to foreign holders would not be grossed-up for any such taxes. For a discussion of these tax related risks, see “Material U.S. Federal Income Tax Consequences.”

You will be immediately diluted by $         per share of Class A common stock if you purchase IDSs in this offering.

If you purchase IDSs in this offering, based on the book value of the assets and liabilities reflected on our balance sheet, you will experience an immediate dilution of $         per share of Class A common stock represented by the IDSs ($             per share assuming all Class B common stock has been exchanged), which exceeds the entire price allocated to each share of Class A common stock represented by the IDSs in this offering because there will be a net tangible book deficit for each share of Class A common stock outstanding immediately after this offering. Our net tangible book deficit as of             , 2004, after giving effect to this offering, would have been approximately $         million, or $         per IDS. As a result of this deficit, the face amount of notes will exceed the net book value of tangible assets by              per $1,000 face amount of notes.

Deferral of interest payments would have adverse tax consequences for you and may adversely affect the trading price of the IDSs or the separately held notes.

If interest payments on the notes are deferred, you will be required to recognize interest income for U.S. federal income tax purposes on an economic accrual basis in respect of the notes represented by the IDSs or the separately held notes, as the case may be, held by you before you receive any cash payment of this interest. See “Material U.S. Federal Income Tax Considerations—Consequences to U.S. Holders—Notes—Deferral of Interest.” In addition, you will not receive this cash payment if you sell the IDSs or the notes, as the case may be, before the record date relating to interest payments that are to be paid.

If interest is deferred, the IDSs or separately held notes may trade at a price that does not fully reflect the value of accrued but unpaid interest on the notes. In addition, the existence of the right to defer payments of interest on the notes under certain circumstances may mean that the market price for the IDSs or separately held notes may be more volatile than other securities that do not have such provisions.

Your right to receive payments on the notes and the note guarantees is junior to all of our senior debt and the senior debt of our subsidiaries.

We are a holding company and conduct all of our operations through our subsidiaries. The note guarantees will be unsecured senior subordinated obligations, junior in right of payment to the senior debt of each subsidiary guarantor, respectively. As a result of the subordinated nature of these guarantees, upon any distribution to our creditors or the subsidiary guarantors in bankruptcy, liquidation or reorganization or similar proceedings relating to us or the subsidiary guarantors or their property or assets, the holders of such entities’ senior indebtedness will be entitled to be paid in full in cash before any payment may be made with respect to the notes under the subordinated guarantees (and before any distribution may be made by our subsidiaries to us). In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors, the subordinated noteholders would participate under the subordinated guarantees with other holders of unsecured senior subordinated indebtedness after the payment in full of all senior indebtedness. In any of these cases, there may not be sufficient funds to pay all of our creditors and the holders of the notes may receive less, ratably than the holders of senior indebtedness and, because of the obligation to turn over distributions to holders of senior indebtedness, the holders of notes may receive less, ratably, than trade payables and other general unsecured indebtedness. In such event we and the guarantors would not be able to make all principal payments on the notes represented.

The subordination provisions of the indenture will also provide that payments to you under the note guarantees will be prohibited while a payment default exists under the senior indebtedness of these entities or if such senior indebtedness has been accelerated. In addition, these payments to you may be blocked for up to 179 days by holders of designated senior indebtedness if a default other than a payment default exists under such senior indebtedness. During any period in which payments to you are prohibited or blocked in this manner, any amounts received by you with respect to the note guarantees, including as a result of any legal action to enforce such guarantees, would be required to be turned over to the holders of senior indebtedness.

Certain of the our operating subsidiaries will not be guarantors of the notes. As a result, no payments are required to be made to us from the assets of these subsidiaries. Claims of holders of the notes and the note guarantees will be structurally subordinated to the indebtedness and other liabilities and commitments of our non-guarantor subsidiaries, and claims by us and any subsidiary guarantor as an equity holder in such subsidiaries will be limited to the extent of their respective direct or indirect investment in such entities. The ability of our creditors, including the holders of the notes, to participate in the assets of any of our non-guarantor subsidiaries upon any bankruptcy, liquidation or reorganization or similar proceeding of any such entity will be subject to the prior claims of that entity’s creditors, including trade creditors, and any prior or equal claim of any other equity holder. In addition, the ability of our creditors, including the holders of our notes, to participate in distributions of assets of our non-guarantor subsidiaries will be limited to the extent that the outstanding shares of any of our subsidiaries are either pledged to secure other creditors (including lenders under our new credit facility) or are not owned by us.

On a pro forma basis as of December 31, 2003, the senior subordinated guarantees would have ranked junior to $             million of our outstanding senior indebtedness of subsidiary guarantors on a consolidated basis, all of which would have been secured. In addition, as of December 31, 2003, on a pro forma basis, we would have had the ability to borrow up to an additional amount of $             million under our new credit facility, which would have been senior in right of payment to the subordinated guarantees.

The validity and enforceability of the notes and the guarantees of the notes by our subsidiaries may be limited by fraudulent conveyance laws and foreign laws restricting guarantees.

Our obligations under the notes will be guaranteed by certain of our subsidiaries, including our domestic subsidiaries organized under Delaware law and our non-U.S. subsidiaries organized under the laws of Argentina, Australia, Canada, Japan, Mexico and the United Kingdom. These guarantees provide the holders of the notes with a direct claim against the assets of the subsidiary guarantors. The offering of the notes and the guarantee of the notes by our subsidiaries may be subject to legal challenge and review based on various laws and defenses relating to fraudulent conveyance or transfer, voidable preferences, financial assistance, corporate purpose, capital maintenance, the payment of legally sufficient consideration and other laws and defenses affecting the rights of creditors generally. Accordingly, although we believe that the guarantees of these subsidiaries are enforceable, we cannot assure you that a third party creditor or bankruptcy trustee would not challenge one or more of these subsidiary guarantees in court and prevail in whole or in part.

Although laws differ among various jurisdictions, in general, under fraudulent conveyance or transfer laws, a court could void or subordinate the notes or the guarantees issued by our subsidiaries if it found that:

•	we or the subsidiary guarantors intended to hinder, delay or defraud our creditors;

•	we or the subsidiary guarantors knew or should have known that the transactions were to the detriment of our creditors;

•	the transactions had the effect of giving a preference to one creditor or class of creditors over another; or

•	we or the subsidiary guarantors did not receive fair consideration and reasonably equivalent value for incurring such indebtedness or guarantee obligations and we or the subsidiary guarantors (i) were insolvent or rendered insolvent by reason of the incurrence of such indebtedness or obligations, (ii) were engaged or about to engage in a business or transaction for which our or the subsidiary guarantors’ remaining assets constituted unreasonably small capital or (iii) intended to incur, or believed that we or the subsidiary guarantors would incur, debts beyond our or their ability to pay as they mature.

The measure of insolvency for purposes of fraudulent transfer laws varies depending on the law applied. Generally, however, an entity would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not or would not pay its debts as they become due.

We believe that immediately after the issuance of the notes and the guarantees, we and each of the subsidiary guarantors will be solvent, will have sufficient capital to carry on our respective businesses and will be able to pay our respective debts as they mature. However, we cannot be sure as to what standard a court would apply in making these determinations or that a court would reach the same conclusions with regard to these issues. If a court were to find that the issuance of the notes or a subsidiary guarantee was a fraudulent conveyance or transfer or constituted an illegal preference, the court could void the payment obligations under the notes or the guarantee, further subordinate the notes or the subsidiary guarantee to presently existing and future indebtedness of ours or the subsidiary guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or guarantee.

The guarantees of the notes issued by certain of our subsidiaries will contain language limiting the amount of debt guaranteed so that applicable local law restrictions will not be violated, although there can be no assurance that such limitation is enforceable. As a result, a subsidiary’s liability under its guarantee could be materially reduced or eliminated depending on the amount of its other obligations and the effect of applicable laws. In particular, in certain jurisdictions, a guarantee that is not in the guarantor’s corporate interest or the burden of which exceeds the benefit to the guarantor may not be valid and enforceable. It is possible that a creditor of a subsidiary guarantor, or a bankruptcy trustee in the case of a bankruptcy of a subsidiary guarantor, may contest the validity or enforceability of the subsidiary’s guarantee of the notes and that a court may determine that the guarantee should be limited or voided. To the extent that any subsidiary guarantee is determined to be void or unenforceable, or the agreed limitations on the guaranteed obligations become applicable, the notes would not have a claim under the guarantee and would accordingly be effectively subordinated to all other liabilities of the applicable subsidiary.

Certain jurisdictions in which the subsidiary guarantors are organized have adopted currency exchange control laws. These laws may limit the ability of the subsidiary guarantors organized in these jurisdictions to make payments in US Dollars to the holders of the notes.

The insolvency, administration and other laws of non-U.S. jurisdictions may be materially different from, or conflict with, each other and with the laws of the United States, including in the areas of bankruptcy, creditors’ rights, fraudulent transfers, priority of governmental and other creditors, ability to obtain post-petition interest, duration of proceeding and preference periods. The application of these laws, and any conflict between them, could call into question whether, and to what extent, the laws of any particular jurisdiction should apply, which may adversely affect your ability to enforce your rights under the guarantees of the notes by our subsidiaries in these jurisdictions or limit any amounts that you may receive.

In the event of bankruptcy or insolvency, the notes could be equitably subordinated or recharacterized as equity.

In the event of bankruptcy or insolvency, a party in interest may seek to subordinate the notes under principles of equitable subordination or to recharacterize the notes as equity. While we believe that any such attempt should fail, there can be no assurance as to the outcome of such proceedings. In the event a court subordinates the notes or recharacterizes them as equity, we cannot assure you that you would recover any amounts owed on the notes and you may be required to return any payments made to you on account of the notes, potentially for up to six years prior to our bankruptcy. In addition, should the court recharacterize the notes as equity you may not be able to enforce the guaranties.

The allocation of the purchase price of the IDSs may not be respected.

The purchase price of each IDS must be allocated among the underlying shares of Class A common stock and notes in proportion to their respective fair market values at the time of purchase. We expect to report the initial fair market value of each share of Class A common stock as $    and the initial fair market value of each of our notes represented by IDSs, as $    , assuming an initial public offering price of $    per IDS, which represents the mid-point of the range set forth on the cover page of this prospectus. By purchasing IDSs, you will agree to be bound by such allocation. If our allocation is not respected, it is possible that the notes will be treated as having been issued with OID (if the allocation to the notes is determined to be too high) or amortizable bond premium (if the allocation to the notes is determined to be too low). You generally would have to include OID in income in advance of the receipt of cash attributable to that income and would be able to elect to amortize bond premium over the term of the notes.

Because of the deferral of interest provisions, the notes may be treated as issued with OID.

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. Although there is no authority directly on point, based on our financial forecasts and the fact that we have no present plan or intention to exercise our right to defer interest after             , we believe that the likelihood of deferral of interest payments on the notes is remote within the meaning of the Treasury regulations. Based on the foregoing, although the matter is not free from doubt because of the lack of direct authority, the notes will not be considered issued with OID at the time of their original issuance. If deferral of any payment of interest were determined not to be “remote,” or if the interest payment deferral actually occurred, the notes would be treated as issued with OID at the time of issuance or at the time of such occurrence, as the case may be. In that case, all stated interest on the notes would thereafter be treated as OID, and all holders, regardless of their method of tax accounting, would be required to include stated interest in income on a constant accrual basis.

If we subsequently issue notes with significant OID, we may not be able to deduct all of the interest on those notes.

It is possible that notes we issue in a subsequent issuance will be issued at a discount to their face value and, accordingly, may have “significant original issue discount” and thus be classified as “applicable high yield discount obligations,” or AHYDOs. If any such notes were so treated, a portion of the OID on such notes could be nondeductible by us and the remainder would be deductible only when paid. This treatment would have the effect of increasing our taxable income and may adversely affect our cash flow available for interest payments and distributions to our equityholders.

Subsequent issuances of notes pursuant to an offering by us or exchange of Class B common stock may cause you to recognize OID.

The indenture governing our notes and agreements with DTC will provide that, in the event there is a subsequent issuance of notes having substantially identical terms as the notes offered hereby but with a new CUSIP number, each holder of notes or IDSs, as the case may be, agrees that a portion of such holder’s notes will be automatically exchanged for a portion of the notes acquired by the holders of such subsequently issued notes. Consequently, immediately following each such subsequent issuance and exchange, each holder of notes, held either as part of IDSs or separately, as the case may be, will own an inseparable unit composed of notes of each separate issuance in the same proportion as each other holder. However, the aggregate stated principal amount of notes owned by each holder will not change as a result of such subsequent issuance and exchange. It is unclear whether the exchange of notes for subsequently issued notes results in a taxable exchange for U.S. federal income tax purposes, and it is possible that the IRS might successfully assert that such an exchange should be treated as a taxable exchange. Regardless of whether the exchange is treated as a taxable event, such exchange may result in holders having to include OID in taxable income prior to the receipt of cash as described below, and may result in other potentially adverse tax consequences to holders. See “Material U.S. Federal Income Tax Consequences—Consequences to U.S. Holders—Notes—Additional Issuances.” In addition, the potential amount of OID that would be required to be included in taxable income by holders as a result of an automatic exchange is indefinite and may be a significant amount, in part due to our ability to engage in numerous subsequent issuances.

Following the subsequent issuance of notes with OID (or any issuance of notes thereafter) and resulting exchange, we (and our agents) will report any OID on the subsequently issued notes ratably among all holders of notes and IDSs, and each holder of notes and IDSs will, by purchasing notes or IDSs, agree to report OID in a manner consistent with this approach. However, the IRS may assert that any OID should be reported only to the persons that initially acquired such subsequently issued notes (and their transferees) and thus may challenge the holders’ reporting of OID on their tax returns. Such a challenge by the IRS could create significant uncertainties in the pricing of IDSs and notes and could adversely affect the market for IDSs and notes. For a discussion of these tax related risks, see “Material U.S. Federal Income Tax Consequences.”

Holders of subsequently issued notes may not be able to collect their full stated principal amount prior to maturity.

Under New York and federal bankruptcy law, holders of subsequently issued notes having OID may not be able to collect the portion of their principal amount that represents unaccrued OID in the event of an acceleration of the notes or our bankruptcy prior to the maturity date of the notes. As a result, an automatic exchange that results in a holder receiving an OID note could have the effect of ultimately reducing the amount such holder can recover from us in the event of an acceleration or bankruptcy.

Prior to the consummation of this offering, there was no public market for our IDSs, shares of our Class A common stock or notes which may cause the price of the IDSs or notes to fluctuate substantially and negatively affect IDS holders or noteholders.

Our IDSs, the shares of our Class A common stock and the notes have no public market history. In addition, there has not been an active market for securities similar to the IDSs. An active trading market for the IDSs or notes might not develop in the future, which may cause the price of the IDSs or notes to fluctuate substantially, and we currently do not expect that an active trading market for the shares of our Class A common stock will develop until the notes mature. If the notes represented by your IDSs mature or are redeemed or repurchased, the IDSs will be automatically separated and you will then hold the shares of our common stock.

Our shares of Class A common stock will not be listed for separate trading on the              or any other quotation system or exchange until a sufficient number of shares is held separately and not in the form of IDSs to satisfy applicable requirements for separate trading on such quotation system or exchange. If the number of outstanding shares of separately held Class A common stock exceeds the applicable requirement for separate trading for a period of 30 consecutive trading days, we will apply to list the shares of our Class A common stock for separate trading on the              or such other quotation system or exchange.

Future sales or the possibility of future sales of a substantial amount of IDSs, shares of our Class A common stock or our notes may depress the price of the IDSs, the shares of our Class A common stock and our notes.

Future sales or the availability for sale of substantial amounts of IDSs or shares of our Class A common stock or a significant principal amount of our notes in the public market could adversely affect the prevailing market price of the IDSs, the shares of our Class A common stock and our notes and could impair our ability to raise capital through future sales of our securities.

We may issue shares of our Class A common stock and notes, which may be represented by IDSs, or other securities from time to time as consideration for future acquisitions and investments. In the event any such acquisition or investment is significant, the number of shares of our Class A common stock and the aggregate principal amount of notes, which may be represented by IDSs, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be significant. In addition, we may also grant registration rights covering those IDSs, shares of our Class A common stock, notes or other securities in connection with any such acquisitions and investments.

Our organizational documents could limit another party’s ability to acquire us and deprive our investors of the opportunity to obtain a takeover premium for their securities.

A number of provisions in our amended and restated certificate of incorporation and amended and restated by-laws will make it difficult for another company to acquire us and for you to receive any related takeover premium for your securities. For example, our organizational documents provide that stockholders generally may not act by written consent and only stockholders representing at least 50% in voting power may request that our board of directors call a special meeting. Our organizational documents authorize the issuance of preferred stock without stockholder approval and upon such terms as the board of directors may determine. The rights of the holders of shares of our Class A common stock will be subject to, and may be adversely affected by, the rights of holders of preferred stock and any other class or series of preferred stock that may be issued in the future.

Risks Relating to our Business and the Industry

Our industry is competitive and our future success will depend on our ability to effectively develop and market competitive products.

The paper-making consumables industry is highly competitive. Some of our competitors are larger than us, have greater financial and other resources and are well-established as suppliers to the markets we serve. In addition, some of our competitors also manufacture paper-making machines and have the ability to initially package sales of their clothing and roll cover products with the sale of their machines and/or to tie the warranties on their machines to the use of their clothing and roll cover products. Our products may not be able to compete successfully with the products of our competitors, which could result in a loss of customers and, as a result, decreased revenues and profitability. We compete primarily based on the technology and performance of our products, including the ability of our products to help reduce our customers’ production costs and increase the quality of the paper they produce. Our competitors could develop new technology or products that lead to a reduced demand for our products. In addition, our business depends on our customers regularly needing to replace the clothing and roll covers used on their paper-making machines. Either we or our competitors could develop new technologies that increase the useful life of clothing or roll covers, which could reduce the frequency with which our customers would need to replace their clothing and refurbish or replace their roll covers, and consequently lead to fewer sales.

Increased price competition in our industry could adversely affect our gross margins and revenues.

We and our competitors have been able to sell clothing and roll covers products and services at favorable prices that reflect the value they deliver to customers. Paper producers are often more concerned with the way in which our products affect the quality of the paper they produce and their overall production costs than with the prices of our products. If our competitors reduce the prices of their products, we may be required to decrease our prices to compete successfully, which could adversely effect our gross margins and revenues.

Fluctuations in currency exchange rates and currency devaluations could adversely affect our revenues and profitability.

Our foreign operations expose us to fluctuations in currency exchange rates and currency devaluations. We report our financial results in US Dollars, but a substantial portion of our sales are denominated in Euros and other currencies. As a result, changes in the relative values of US Dollars, Euros and these other currencies will affect our reported levels of revenues and profitability. In addition, in certain locations, our sales are denominated in US Dollars or Euros but a substantial portion of our associated costs are denominated in a different currency. As a result, changes in the relative values of US Dollars, Euros and any such different currency will affect our profitability. Fluctuations in currency exchange rates may cause volatility in our results of operations. Although in certain circumstances we attempt to hedge our exposure to fluctuations in currency exchange rates, our hedging strategies may not be effective.

A sustained downturn in the paper industry could adversely affect our revenues and profitability.

Our ability to sell our products depends primarily on the volume of paper produced on a worldwide basis. The profitability of paper producers has historically been highly cyclical due to wide swings in the price of paper, and the paper industry is currently experiencing a period of lower prices that began in 2001. A sustained downturn in the paper industry could cause paper manufacturers to reduce production or cease operations, which could reduce our sales and adversely affect our revenues and profitability.

A paradigm shift in the paper manufacturing industry or the demand for paper could adversely affect our revenues and profitability.

Because our products are used on paper-making machines, a paradigm shift in the paper manufacturing industry or the demand for paper could materially reduce the demand for our products. For example, if someone were to develop a new paper production process that did not require clothing or roll covers, the demand for our products could decline or cease. In addition, many people have predicted a decrease in the global demand for paper due to the emergence of the so-called “electronic office” in which documents are stored electronically rather than in paper format. Although paper consumption levels have continued to grow, and we have not seen any signs of an imminent shift in the demand for paper, we cannot assure you that the demand for paper will continue to grow, or that the increased reliance on computers and the electronic storage of documents will not cause the demand for paper to decline in the future. Any material decline in the worldwide demand for paper could adversely affect our revenues and profitability.

We must continue to innovate and improve our products to maintain our competitive advantage.

Our ability to maintain our customers and increase our business depends on our ability to continually develop new, technologically superior products. Although our strategy includes investment in developing new and innovative technologies, products and manufacturing processes, we cannot assure you that our investments will be sufficient, that we will be able to develop and market new products or that we will be successful in competing against new technologies developed by competitors. In addition, after the offering, a substantial portion of our cash flow will be required to service our debt and we currently intend to pay quarterly dividends, which may use a significant portion of any remaining cash flow. If there is a sustained downturn in our business, our new capital structure following this offering may have the effect of reducing the amount of money available for investment in new technologies, products and manufacturing processes, which could ultimately affect our ability to remain competitive.

The loss of our major customers could have a material adverse effect on our sales and profitability.

Our top ten customers generated 28% of our net sales during 2003. The loss of one or more of our major customers, or a substantial decrease in such customers’ purchases from us, could have a material adverse effect on our sales and profitability. Because we do not generally have binding long term purchasing agreements with our customers, there can be no assurance that our existing customers will continue to purchase products from us.

Because we have substantial operations outside the United States, we are subject to the economic and political conditions of foreign nations.

We have manufacturing facilities in 15 countries. In 2003, we sold products in approximately 61 foreign countries, which represented approximately 71% of our net sales. Our foreign operations are subject to a number of risks and uncertainties, including risks that:

•	foreign governments may impose limitations on our ability to repatriate funds;

•	foreign governments may impose withholding or other taxes on remittances and other payments to us, or the amount of any such taxes may increase;

•	an outbreak or escalation of any insurrection or armed conflict may occur; or

•	foreign governments may impose or increase investment barriers or other restrictions affecting our business.

The occurrence of any of these conditions could disrupt our business in particular countries or regions of the world, or prevent us from conducting business in particular countries or regions, which could reduce our sales and affect our net sales and profitability. In addition, we will rely on dividends and other payments or distributions from our subsidiaries to meet our debt obligations and enable us to pay interest and dividends on the IDSs. If foreign governments impose limitations on our ability to repatriate funds or impose or increase taxes on remittances or other payments to us, the amount of dividends and other distributions we receive from our subsidiaries could be reduced, which could reduce the amount of cash available to us to meet our debt obligations and pay dividends.

We may fail to adequately protect our proprietary technology, which would allow competitors or others to take advantage of our research and development efforts.

We rely upon trade secrets, proprietary know-how, and continuing technological innovation to develop new products and remain competitive. If our competitors learn of our proprietary technology, they may use this information to produce products that are equivalent or superior to our products, which could reduce the sales of our products. Our employees, consultants, and corporate collaborators may breach their obligations not to reveal our confidential information, and any remedies available to us may be insufficient to compensate our damages. Even in the absence of such breaches, our trade secrets and proprietary know-how may otherwise become known to our competitors, or be independently discovered by our competitors, which could reduce our competitive position and adversely affect our revenues and profitability.

We may be liable for product defects or other claims relating to our products.

Our products could be defective, fail to perform as designed or otherwise cause harm to our customers, their equipment or their products. If our customers believe that they have suffered harm caused by our products, they could bring claims against us that could result in significant liability. A failure of our products could cause substantial damage to a paper-making machine, although to date the use of our products has never resulted in any such substantial damage. Any claims brought against us by customers may result in:

•	diversion of management’s time and attention;

•	expenditure of large amounts of cash on legal fees, expenses, and payment of damages;

•	decreased demand for our products and services; and

•	injury to our reputation.

Our insurance may not sufficiently cover a large judgment against us or settlement payment, and is subject to customary deductibles, limits and exclusions.

We could incur substantial costs as a result of violations of or liabilities under laws protecting the environment and human health.

Our operations and facilities are subject to a number of national, state and local laws and regulations protecting the environment and human health in the United States and foreign countries that govern, among other things, the handling, storage and disposal of hazardous materials, discharges of pollutants into the air and water and workplace safety. We cannot assure you that we have been or will be at all times in complete compliance with such laws and regulations. We could incur substantial costs, including clean-up costs, fines and sanctions and third party property damage or personal injury claims, as a result of violations of or liabilities under environmental laws, relevant common law or the environmental permits required for our operations.

Although we have not used asbestos in our manufacturing process, we have been named as a defendant in lawsuits in the United States filed by persons alleging injuries caused by asbestos contained in clothing produced by other manufacturers. Although we have typically been successful in obtaining dismissals from such lawsuits and do not anticipate incurring any material liabilities for asbestos-related claims, we may be required to spend a significant amount of money to defend against such claims and obtain dismissals.

Adverse labor relations could harm our operations and reduce our profitability.

We currently have approximately 4,000 employees, approximately 2,700 of whom are subject to protection as members of trade unions or various collective bargaining agreements, primarily outside of the United States. Although we believe that we have good relations with our employees and have never had any material disruptions in operations as a result of labor disputes, we cannot assure you that we will not have labor relations issues in the future. There is no assurance that we will be able to renew our existing employment arrangements, including our collective bargaining agreements, or enter into arrangements or collective bargaining agreements on the same or more favorable terms or at all and without production interruptions, including labor stoppages. If we are unable to maintain good relations with our employees, our ability to produce our products and provide services to our customers could be reduced and/or our production costs could increase, either of which could disrupt our business and reduce our profitability.

If we are unable to successfully complete our current plant closure and cost reduction program, our revenues and profitability could decline.

We are in the process of closing a significant clothing plant located in Virginia and transferring production to our other facilities. If we are unable to successfully transition our customers and production from this facility to our other facilities, we may not be able to retain these customers, or we may experience a loss of sales to such customers, which could adversely affect our revenues and profitability.

Forward-Looking Statements

Some of the statements under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus may include forward-looking statements which reflect our current views with respect to future events and financial performance. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. In addition to the factors set forth under “Risk Factors,” we believe that these factors include the following:

•	our high degree of leverage and significant debt service obligations;

•	the risk that we may not be able to retain existing customers or that we will experience a loss of sales to such customers;

•	the risk of a significant decline in the prices of our products;

•	the risk that we will not be able to develop and market new products successfully or that we will not be successful in competing against new technologies developed by competitors;

•	the risk of weaker economic conditions in the countries where we conduct business;

•	the risk of terrorist attacks or an outbreak or escalation of any insurrection or armed conflict involving the United States or any other country in which we conduct business, on any other national or international calamity;

•	any future changes in government regulation;

•	any changes in foreign government policies and practices regarding the repatriation of funds or taxes; and

•	the risk of currency fluctuations.

We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Use of Proceeds

The table below sets forth our estimate of the sources and uses of funds required to effect the transactions described in this prospectus. The estimated sources and uses are based on an assumed closing date of                         , 2004 and an assumed initial offering price of $             per IDS, which represents the mid-point of the range set forth on the cover page of this prospectus, and an initial public offering price of     % of the stated principal amount for each note sold separately (not represented by IDSs). Actual amounts will vary from the amounts shown below. Certain amounts in the table have been converted from Euros to US Dollars at an assumed exchange rate of $             per Euro and from Canadian Dollars to US Dollars at an assumed exchange rate of $             per Canadian Dollar, which represent exchange rates in effect as of                     , 2004.

Sources and Uses

(in millions)

Sources

New credit facility	$
IDSs sold hereby
Notes sold separately (not represented by IDSs)

Total sources of funds	$

Uses
Repayment of existing indebtedness(1)	$
Fees and expenses(2)
Senior management transaction bonuses and other payments
Proceeds to Xerium S.A. for distribution to existing equity investors(3)

Total uses of funds	$

(1)	Includes:
•	An aggregate of $ million of principal outstanding and $ million of accrued interest on our existing senior credit facility composed as follows: $ million of principal under the tranche A term loan at current interest rates ranging from % to % depending upon the underlying currency, due in 2009; $ million of principal under the tranche B term loan at current interest rates ranging from % to % depending upon the underlying currency, due in 2010; and $ million of principal under the tranche C term loan at current interest rates ranging from % to % depending upon the underlying currency, due in 2011.

•	An aggregate of $ million of principal outstanding on our existing mezzanine credit facility, including accrued interest, at a current interest rate of % due in 2013, and an additional $ million principal amount outstanding on the portion of our existing mezzanine credit facility denominated in Euros, including accrued interest, at a current interest rate of %, due in 2013.

•	A 1% prepayment penalty of $ million on our existing mezzanine credit facility.

•	An aggregate of $ million principal amount outstanding on other local long term debt held by two operating units denominated in Euros, including accrued interest, at current interest rates of % to %, due 2006.

•	An aggregate of $ million in respect of contractual payments under various interest rate swaps used to hedge floating rate senior and mezzanine debt.

(2)	Includes an estimated $ million payable to the underwriters of our offering of IDSs and notes (not represented by IDSs), approximately $ million payable to the arrangers and lenders under our new credit facility and approximately $ million in other professional fees.
(3)	Includes $ million which Xerium S.A. will use to repay loans to its shareholders and $ million which Xerium S.A. will use to make a distribution to its shareholders in exchange for a portion of their equity interests in Xerium S.A.

Dividend Policy and Restrictions

Upon completion of this offering, our board of directors will adopt a dividend policy pursuant to which, in the event and to the extent we have available cash for distribution to the holders of shares of our common stock as of the end of any fiscal quarter, and subject to applicable law and limitations as described below, our board of directors will declare cash dividends on our Class A common stock equal to $             per share and on our Class B common stock equal to $             per share. We expect the initial dividend policy on the Class B common stock to result in an overall dividend yield on the Class B common stock equivalent to the initial yield on the IDSs into which the Class B common stock will be exchangeable following the second anniversary of this offering. We will pay those dividends on or about the      day of each             ,             ,              and             . To the extent that our subsidiaries have available cash for distribution, and subject to applicable law and the terms of their indebtedness, we will cause our subsidiaries to distribute funds to us in respect of our equity interests sufficient to permit us to pay the dividends described in the preceding sentence.

If we have any remaining cash after the payment of dividends as contemplated above, our board of directors will, in its sole discretion, decide to use that cash to fund capital expenditures or acquisitions, repay indebtedness, pay additional dividends or for general corporate purposes. In the event that in any quarter available cash for distribution in insufficient to pay the targeted dividends on both the Class A common stock and the Class B common stock, the dividends on each class will be reduced by the same percentage until the aggregate dividends paid in the quarter equal the available cash for distribution. In the event that in any quarter available cash for distribution is greater than the targeted dividends on both the Class A common stock and the Class B common stock, the dividends on each class will be increased by the same percentage. As a result, holders of our Class B common stock could receive a greater or lesser amount in dividends than the aggregate amount that holders of IDSs receive in respect of dividends on the Class A common stock and interest on the notes. For example, if the board of directors were to increase dividends by 10% over the initial targeted amount for a particular quarter, the holders of Class B common stock would receive $             per share and the holders of IDSs would receive $             per IDS in respect of dividends on the Class A common stock represented by the IDSs and $             per IDS in respect of interest on the notes represented by the IDSs, for an aggregate payment of $             for such quarter.

Our certificate of incorporation provides that on or after             , 2006, which is the date two years following the closing of this offering, the per share dividend rate on the Class B common stock will thereafter not exceed the per share dividend rate of the Class A common stock under our dividend policy.

The indenture governing our notes represented by the IDSs restricts our ability to declare and pay dividends as follows:

•	we may not pay dividends if such payment will exceed the quarterly base dividend level in any fiscal quarter, provided that if such payment is less than the quarterly base dividend level in any fiscal quarter, % of the difference between the aggregate amount of dividends actually paid and the quarterly base dividend level for such quarter will be available for the payment of dividends at a later date. The quarterly base dividend level for any given fiscal quarter shall equal % of our excess cash (as defined below) for the 12 month period ending on the last day of our then most recently ended fiscal quarter for which internal financial statements are available at the time such dividend is declared and paid divided by four (4). “Excess cash” shall mean with respect to any period, Adjusted EBITDA, as defined in the indenture, minus the sum of (i) cash interest expense, (ii) capital expenditures and (iii) cash income tax expense, in each case, for such period;

•	we may not pay any dividends while interest on the notes is being deferred or, after the end of any interest deferral, so long as any deferred interest has not been paid in full; and

•	we may not pay any dividends if the ratio of Adjusted EBITDA to fixed charges for the twelve-month period ended on the last day of any fiscal quarter is less than the amount specified in the indenture or if a default or event of default under the indenture has occurred and is continuing.

The new credit facility restricts our ability to declare and pay dividends on our common stock if and for so long as we do not meet certain conditions set forth in the new credit facility, including maintaining a minimum interest coverage ratio and not exceeding a maximum senior secured leverage ratio and maximum leverage ratio. During periods in which we are permitted to pay dividends in accordance with the terms of the new credit facility, the new credit facility permits us to use up to 100% of the distributable cash, as defined in the new credit facility, to fund dividends on our shares of our common stock. During any period in which payment of dividends is suspended, in accordance with the terms of our new credit facility the applicable amount of the distributable cash must be applied to mandatory prepayments of certain borrowings under the new credit facility. See “Description of Certain Indebtedness—New Credit Facility” for a complete description of this dividend restriction.

Our board of directors may, in its discretion, amend or repeal our dividend policy. Our board of directors may decrease the level of dividends provided for in our existing dividend policy or discontinue entirely the payment of dividends.

Future dividends with respect to shares of our capital stock will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, provisions of applicable law and other factors that our board of directors may deem relevant. Under Delaware law, our board of directors may declare dividends only to the extent of our “surplus” (which is defined as total assets at fair market value minus total liabilities, minus statutory capital), or if there is no surplus, out of our net profits, if any, for the then current fiscal year and/or immediately preceding fiscal year.

We have not paid dividends in the past.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2003:

•	on an actual basis; and

•	on an as adjusted basis as if this offering, including the use of proceeds from this offering and the repayment of all outstanding borrowings under our existing senior and mezzanine credit facilities had occurred on that date and we had entered into the new credit facility on that date.

	As of December 31, 2003
	Actual	Adjustments	As Adjusted
	(in thousands)
Cash and cash equivalents	$22,294	$	$

Long-term debt, including current portion
Existing senior debt, net of current maturities	611,670
Existing mezzanine debt, net of current maturities	149,699
Other long-term debt, net of current maturities	10,550
Shareholder loans	39,567
New credit facility	—
Notes	—

Total long-term debt	811,486
Stockholders’ equity
Common stock, Euro 2.00 stated value	1,150
Class A common stock, $0.01 par value per share	—
Class B common stock, $0.01 par value per share	—
Class C common stock, $0.01 par value per share	—
Additional paid-in capital	10,915
Accumulated deficit	(21,831)
Accumulated other comprehensive loss	(34,357)
Treasury stock	(5,658)
Deferred compensation	(2,864)

Total stockholders’ deficit	(52,645)

Total capitalization	$758,841	$	$

Dilution

Dilution is the amount by which the portion of the price paid by purchasers of the IDSs in the offering that is allocated to our shares of Class A common stock exceeds the net tangible book value or deficiency per share of our Class A common stock after the offering. Net tangible book value or deficiency per share of our Class A common stock is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

For purposes of calculating dilution below, we have assumed that as of December 31, 2003, (a) all shares of Class B common stock had been exchanged for IDSs simultaneously with the closing of this offering and (b)              shares of our Class A common stock were outstanding.

Our net tangible book deficiency as of December 31, 2003 was approximately $             million, or $                 per share of Class A common stock. After giving effect to our receipt and intended use of approximately $             million of estimated net proceeds (after deducting estimated underwriting discounts and commissions and offering expenses) from our sale of IDSs and notes (not represented by IDSs) in this offering our pro forma as adjusted net tangible book deficiency as of                         , 2004 would have been approximately $             million, or $             per share of Class A common stock. This represents an immediate increase in net tangible book value of $             per share of our common stock to existing equity investors and an immediate dilution of $             per share of our Class A common stock to new investors purchasing IDSs in this offering.

The following table illustrates this substantial and immediate dilution to new investors:

	Per Share of Class A Common Stock	Per Share of Class A Common Stock Assuming Full Exercise of the Over-Allotment Option

Portion of the initial public offering price of $ per IDS allocated to one share of Class A common stock	$	$
Net tangible book value (deficiency) per share as of December 31, 2003
Increases per share attributable to cash payments made by investors in this offering

Pro forma as adjusted net tangible book value (deficiency) after this offering	$	$

Dilution in net tangible book value per share to new investors	$	$

The following table sets forth on a pro forma basis as of December 31, 2003, assuming no exercise of the over-allotment option:

•	the total number of shares of our Class A common stock owned by the existing equity investors and to be owned by the new investors, as represented by the IDSs to be sold in this offering;

•	the total consideration paid by the existing equity investors and to be paid by the new investors purchasing IDSs in this offering; and

•	the average price per share of Class A common stock paid by existing equity investors and to be paid by new investors purchasing IDSs in this offering.

	Shares of Class A Common Stock Purchased		Total Consideration		Average Price Per Share of Class A Common Stock
	Number	Percent	Amount	Percent
Existing equity investors		%	$	%	$
New investors

Total		%	$	%	$

Selected Consolidated Financial Data

The following selected consolidated financial data has been derived from our audited consolidated financial statements for each of the fiscal years ended December 31, 2000, December 31, 2001, December 31, 2002, and December 31, 2003. The data in the following table should be read together with our audited consolidated financial statements for fiscal 2001, 2002 and 2003 and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus. The audited consolidated financial statements do not purport to project our results of operations or financial position for any future period or date. The figures in the table below reflect rounding adjustments.

	Year Ended December 31,
	2000	2001	2002	2003
	(in thousands, except per share data and ratios)

Statement of operations data:
Net sales(1)	$504,934	$499,846	$514,945	$560,668
Costs and expenses:
Cost of products sold	260,201	255,902	256,806	285,508
Selling expenses	59,935	59,112	60,951	65,666
General and administrative expenses	91,702	89,029	87,738	93,407
Research and development	7,187	6,539	7,783	7,093

Total operating costs and expenses	419,025	410,582	413,278	451,674

Income from operations	85,909	89,264	101,667	108,994

Other income (expense):
Interest expense, net	(74,272)	(69,912)	(60,165)	(63,290)
Foreign exchange gain (loss)	390	2,080	8,443	(8,050)
Loss on early extinguishment of debt	—	(3,100)	(36,158)	(673)

Total other expense	(73,882)	(70,932)	(87,880)	(72,013)
Income before provision for income taxes and cumulative effect of change in accounting principle	12,027	18,332	13,787	36,981
Provision for income taxes	25,156	21,916	13,317	33,945

Income (loss) before cumulative effect of a change in accounting principle	(13,129)	(3,584)	470	3,036
Cumulative effect of a change in accounting principle, net of income tax benefit	—	(835)	—	—

Net income (loss)(1)	$(13,129)	$(4,419)	$470	$3,036

Net income (loss) per share(1)	$(23.62)	$(7.95)	$0.85	$5.33

Balance sheet data (at end of period):
Cash and cash equivalents	$29,153	$13,815	$32,834	$22,294
Total assets(1)	1,010,719	888,993	925,276	986,806
Senior debt	509,198	446,993	611,960	611,670
Total debt(1)	822,117	748,907	796,201	823,617
Stockholders’ deficit	(18,601)	(39,160)	(71,749)	(52,645)

Cash flow data:
Net cash provided by operating activities	$67,351	$93,635	$124,415	$107,011
Net cash used in investing activities	(88,391)	(39,260)	(31,903)	(39,664)
Net cash used in financing activities	(8,848)	(64,915)	(62,233)	(82,656)

Other financial data:
Adjusted EBITDA(2)	$163,496	$152,332	$173,014	$180,700
Depreciation and amortization	78,953	69,627	47,579	48,235
Capital expenditures	37,731	32,658	28,295	44,423
Ratio of Senior debt/Adjusted EBITDA	3.1	2.9	3.6	3.4
Ratio of Total debt/Adjusted EBITDA	5.0	4.9	4.6	4.6
Ratio of Adjusted EBITDA/Interest expense, net	2.2	2.2	2.9	2.9
Ratio of earnings to fixed charges(3)	1.2	1.3	1.2	1.6

(1)	The following consolidated financial data for the period from December 3, 1999 to December 31, 1999, which has been derived from our unaudited consolidated financial statements for that period, is presented in thousands (other than per share data) and reflects rounding adjustments: net sales, $31,566; net income (loss), $(6,109); net income (loss) per share ($10.99); total assets, $1,068,107; and total debt, $802,651. We began operations on December 3, 1999. Prior to December 3, 1999, our predecessor was a “foreign business” within the meaning of Rule 1-02(1) of Regulation S-X promulgated by the SEC. Accordingly, we have not included consolidated financial data for the portion of 1999 occurring prior to December 3, 1999.
(2)	Adjusted EBITDA is calculated below and such calculation is based in part on the calculation of EBITDA. EBITDA represents net income before interest expense, income tax provision (benefit) and depreciation and amortization. EBITDA is not a measure of operating income, operating performance or liquidity under GAAP. We include EBITDA because we understand it is used by some investors to determine a company’s historical ability to service indebtedness and fund ongoing capital expenditures, and because certain covenants in our borrowing agreements are tied to similar measures. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income (as determined in accordance with GAAP) as an indicator of our operating performance, or of net cash provided by operating activities (as determined in accordance with GAAP).

We consider EBITDA to be a measure of liquidity. In the table below, EBITDA is reconciled to operating cash flows. EBITDA as calculated below differs from Adjusted EBITDA as defined in the indenture governing the notes and our new credit facility. Adjusted EBITDA as defined in the indenture governing the notes and the new credit facility means EBITDA plus (i) expenses related to refinancing, (ii) unrealized foreign exchange (gain) loss on indebtedness, net, (iii) certain transaction related costs, (iv) stock-based compensation (net of the amount of actual cash paid), (v) expenses and losses associated with debt retirement, (vi) restructuring or impairment expenses (subject to certain limitations specified in the indenture governing the notes and our new credit facility) and (vii) non-recurring costs (subject to certain limitations specified in the indenture governing the notes and our new credit facility). If our Adjusted EBITDA were to decline below certain levels, covenants in our indebtedness that are based on Adjusted EBITDA, including our interest coverage ratio and leverage ratio covenants, could result in, among other things, a default or mandatory prepayment under our senior credit facility, our inability to pay dividends or a requirement that we defer interest payments on the notes. These covenants are summarized under “Description of Certain Indebtedness” and “Description of Notes—Certain Definitions.”

The following table contains a reconciliation of EBITDA to operating cash flows and a reconciliation of Adjusted EBITDA to EBITDA:

	Year ended December 31,
	2001	2002	2003
	(in thousands)

Net cash provided by operating activities	$93,635	$124,415	$107,011
Interest expense, net	69,912	60,165	63,290
Net change in operating assets and liabilities	(20,677)	(844)	(6,644)
Income tax provision	21,916	13,317	33,945
Cumulative effect of change in accounting principle, net of income tax benefit	(835)	—	—
Stock-based compensation	—	(2,560)	—
Deferred financing cost amortization	(3,465)	(3,146)	(1,032)
Deferred income tax provision	19,401	4,027	(19,427)
Deferred interest	(27,555)	(27,312)	(11,314)
Asset impairment	—	(8,384)	(4,769)
Unrealized foreign exchange gain (loss) on indebtedness, net	7,804	(1,989)	(11,881)
Loss of early extinguishment of debt	(3,100)	(36,158)	(673)

EBITDA	157,036	121,531	148,506
Expenses related to refinancing	3,100	38,437	3,166
Unrealized foreign exchange (gain) loss on indebtedness, net	(7,804)	1,989	11,881
Stock-based compensation	—	2,560	—
Restructuring expenses(a)	—	8,497	10,971
Costs expensed—Weavexx(b)	—	—	4,620
—Stowe Woodward North America(b)	—	—	1,556

Adjusted EBITDA	$152,332	$173,014	$180,700

(a)	As part of our long-term strategy to reduce our overall costs and improve our competitiveness, we have incurred restructuring charges to reduce the cost structure of our North American operations. The amounts reported reflect the amounts of these restructuring costs.
(b)	Represents amounts expended in 2003 for employee-related costs connected with Weavexx and Stowe Woodward North America that are non-recurring in nature.

(3)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) before income taxes. Fixed charges include interest costs, both expensed and capitalized, on all indebtedness, amortization of deferred financing costs and rental expense on operating leases representing that portion of rental expense deemed to be attributable to interest. In the 1999 period, earnings were inadequate to cover fixed charges by $5.7 million.

Management’s Discussion and Analysis of

Financial Condition and Results of Operations

The following discussion should be read in conjunction with our consolidated financial statements and the notes to those statements and other financial information appearing elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those indicated in forward-looking statements. See “Forward-Looking Statements.”

Overview

We are a leading global manufacturer and supplier of two categories of consumable products used primarily in the production of paper—clothing and roll covers. Our operations are strategically located in the major paper-producing regions of the world, including North America, Europe, South America and Asia.

Our products play key roles in the formation and processing of paper along the length of a paper-making machine. Paper producers rely on our products and services to help improve the quality of their paper, differentiate their paper products, operate their paper-making machines more efficiently and reduce production costs. Our products and services typically represent only a small fraction of a paper producer’s overall production costs, yet they reduce costs by permitting the use of lower-cost raw materials and reducing energy consumption. Paper producers must replace clothing and refurbish or replace roll covers regularly as these products wear down during the paper production process. Our products are designed to withstand extreme temperature and pressure conditions, and are the result of considerable research and development and a sophisticated manufacturing process.

We operate in two principal business segments: clothing and roll covers. In our clothing segment, we manufacture and sell highly engineered synthetic textile belts that are used on paper-making machines to carry the paper as it is processed along the length of the machine. Clothing plays a significant role in the forming, pressing and drying stages of paper production. Clothing is customized to each individual paper-making machine and can be up to 460 feet long and over 30 feet wide.

Our roll cover products provide a surface with the mechanical properties necessary to process the paper sheet in a cost-effective manner that delivers the sheet qualities desired by the paper producer. Roll covers are customized to each individual paper-making machine. In addition to manufacturing and selling new roll covers, we also provide refurbishment services for previously installed roll covers and manufacture spreader rolls.

Sales and Expenses

Sales in both our clothing and roll covers segments are primarily driven by the following factors:

•	The volume of worldwide paper production;

•	Advances in the technology of our products, which can provide value to our customers by improving the efficiency of paper-making machines; and

•	Our ability to provide products and services which reduce paper-machine downtime, while at the same time allowing the manufacture of high quality paper products.

In addition, sales in our roll covers segment have benefited from the expansion of our mechanical services business. We have expanded this business in response to demand from paper producers that we perform work on the internal mechanisms of a roll while we refurbish or replace a roll cover.

Key factors affecting our costs include:

•	Our total sales volume (which directly impacts the level of our cost of products sold and production capacity utilization);

•	The amount of our fixed asset depreciation; and

•	The level of our research and development spending.

The level of our cost of products sold is primarily attributable to labor costs, raw material costs, product shipping costs, plant utilization and depreciation, with labor costs constituting the largest component.

The amount of our fixed asset depreciation reflects the level of our capital expenditures. We invest in facilities and equipment that enable innovative product development and improve production efficiency and costs. Recent examples of capital spending for such purposes include faster weaving looms and seaming machines with accurate electronic controls, automated compound mixing equipment and computer-controlled lathes and mills.

The level of research and development spending is driven by market demand for technology enhancements, including both specific customer needs and general market requirements, as well as by our own analysis of applied technology opportunities. With the exception of purchases of equipment and similar capital items used in our research and development activities, all research and development is expensed as incurred.

Foreign Exchange

We have a geographically diverse customer base. In 2003, approximately 41% of our sales were in North America, 36% were in Europe, 10% were in South America and 13% were in Asia. A substantial portion of our sales are denominated in Euros or other currencies. As a result, changes in the relative values of US Dollars, Euros and other currencies affect our reported levels of revenues and profitability as the results are translated into US Dollars for reporting purposes.

In certain locations, our sales are denominated in US Dollars or Euros but a substantial portion of the associated costs are denominated in a different currency. As a result, changes in the relative values of US Dollars, Euros and other currencies can affect the level of the profitability of certain sale transactions. To mitigate this risk, we utilize forward currency contracts in certain circumstances, other than in South America, to lock in exchange rates with the objective that the gain or loss on the forward contracts will approximate the loss or gain that results from the transaction or transactions being hedged. We determine whether to enter into hedging arrangements based upon the size of the underlying transaction or transactions, an assessment of the risk of adverse movements in the applicable currencies and the availability of a cost effective hedge strategy. To the extent we do not engage in hedging or such hedging is not effective, changes in the relative value of currencies can affect our profitability. We do not hedge our US Dollar exposure in South America as it would generally not be cost effective due to the relatively inefficient foreign exchange markets for local currencies in that region.

Cost Reduction Programs

An important part of our long term strategy is to seek to reduce our overall costs and improve our competitiveness. As a part of this effort, we have approved cost reduction programs in each of 2002, 2003 and 2004 to improve the cost structure of our North American operations. All costs associated with these programs are accounted for as general and administrative expenses.

In 2002, we commenced the closure of our manufacturing facility in Wake Forest, North Carolina. This action has allowed us to take advantage of our lower cost operations in South America, as well as to allocate increased production to other North American manufacturing facilities, improving overall capacity utilization and thereby reducing total per unit production costs. In 2002, we recognized a non-cash restructuring charge of $8.5 million for asset impairment related to the production equipment affected by the closure of the Wake Forest facility.

In 2003, we further reorganized our North American operations and, as a result, we eliminated $6.2 million of expenses. In late 2003, we commenced the closure of our manufacturing facilities in Sandusky, Ohio and Kimberly, Wisconsin. This action was a response to the consolidation of paper-making facilities in North America and permitted us to further increase capacity utilization, lower our costs and concentrate capital investments and technical capabilities in fewer facilities. In total, we incurred $11.0 million of restructuring expenses in 2003, including $4.8 million for property and equipment write-offs, $3.6 million for severance and benefit costs and $2.6 million for other costs related to the facility shutdowns.

As a continuing part of our cost reduction programs, we are closing our manufacturing facilities in Farmville, Virginia and Spartanburg, South Carolina in 2004 and transferring production to other North American facilities. These closures will help us further improve our cost structure, and are expected to result in restructuring charges of approximately $4.2 million in 2004.

Results of Operations

The tables that follow set forth for each of the three years in the period ended December 31, 2001, 2002 and 2003 certain consolidated operating results and the percentage which such results bear to net sales:

	Year Ended December 31,
	2001	2002	2003
	(in millions)
Net sales	$499.8	$514.9	$560.7
Cost of products sold	255.9	256.8	285.5
Selling expenses	59.1	60.9	65.7
General and administrative expenses	89.0	87.7	93.4
Research and development expenses	6.5	7.8	7.1

Income from operations	89.3	101.7	109.0
Interest expense, net	(70.0)	(60.1)	(63.2)
Foreign exchange gain (loss)	2.1	8.4	(8.1)
Loss on early extinguishment of debt	(3.1)	(36.2)	(0.7)

Income before provision for income taxes and cumulative change in accounting principle	18.3	13.8	37.0
Provision for income taxes	21.9	13.3	34.0

Income (loss) before cumulative change in accounting principle	(3.6)	0.5	3.0
Cumulative effect of change in accounting principle, net of income tax benefit	(0.8)	—	—

Net income (loss)	$(4.4)	$0.5	$3.0

	Percentage of Net Sales Year Ended December 31,
	2001	2002	2003
Net sales	100.0%	100.0%	100.0%
Cost of products sold	51.2	49.9	50.9
Selling expense	11.8	11.8	11.7
General and administrative expense	17.8	17.1	16.7
Research and development expense	1.3	1.5	1.3

Income from operations	17.9	19.7	19.4
Interest expense, net	(14.0)	(11.6)	(11.3)
Foreign exchange gain (loss)	0.4	1.6	(1.4)
Loss on early extinguishment of debt	(0.6)	(7.0)	(0.1)

Income before provision for income taxes and cumulative change in accounting principle	3.7	2.7	6.6
Provision for income taxes	4.4	2.6	6.1

Income (loss) before cumulative change in accounting principle	(0.7)	0.1	0.5
Cumulative effect of change in accounting principle, net of income tax benefit	(0.2)	—	—

Net income (loss)	(0.9)%	0.1%	0.5%

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002.

Net Sales.    Net sales for 2003 increased by $45.8 million, or 8.9%, to $560.7 million from $514.9 million for 2002.

In our clothing segment, net sales for 2003 increased by $40.1 million, or 12.5%, to $362.0 million from $321.9 million for 2002. This improvement resulted primarily from $25.5 million in gains attributable to the translation of sales made in currencies other than the US Dollar to US Dollars for financial reporting purposes. Almost all of the remainder of the increase was attributable to an increase of $14.4 million of net sales in Europe and South America due to improved product offerings and market penetration. In particular, net sales of our triple layer forming fabrics and our press felts increased substantially in 2003 as these improved technologies became more accepted and demanded by our customers as a result of the greater efficiencies and quality in the paper-making process that they provide.

In our roll covers segment, net sales for 2003 increased by $5.7 million, or 3.0%, to $198.7 million from $193.0 million for 2002. This improvement resulted from $16.0 million in currency translation gains, which were partially offset by a reduction in net sales of $5.2 million as a result of the consolidation of paper-making facilities in North America. In addition, net sales in Europe decreased by $5.4 million primarily as a result of reduced sales of spreader rolls to paper-making machine manufacturers.

Cost of Products Sold.    Cost of products sold for 2003 increased $28.7 million, or 11.2%, to $285.5 million from $256.8 million for 2002. Cost of products sold was 50.9% of net sales for 2003 as compared to 49.9%, for 2002.

In our clothing segment, cost of products sold increased by $23.3 million, or 13.6%, to $195.0 million from $171.7 million for 2002. Aside from currency translation effects of $15.5 million, this increase was attributable to normal wage increases and, to a lesser extent, increases in raw material cost.

In our roll covers segment, cost of products sold increased by $5.4 million, or 6.3%, to $90.5 million from $85.1 million for 2002. This increase was attributable to currency translation effects of $8.0 million, partially offset by production cost efficiencies and cost reduction programs.

Selling Expenses.    For 2003, selling expenses increased by $4.8 million, or 7.9%, to $65.7 million from $60.9 million for 2002. This increase was primarily due to currency translation effects of $5.6 million, which were partially offset by reductions in payroll costs and variable selling expenses.

General and Administrative Expenses. For 2003, general and administrative expenses increased by $5.7 million, or 6.5%, to $93.4 million from $87.7 million for 2002. This increase was primarily due to currency translation effects of $7.9 million and additional restructuring costs of $2.6 million as described above under “—Cost Reduction Programs.” Partially offsetting these items was the absence in 2003 of $2.6 million of compensation expense related to employee stock options granted in 2002.

Following the completion of this offering, we expect to incur additional annual administrative costs of approximately $            million initially. These costs will be primarily attributable to additional internal audit, accounting and legal staff, additional fees for outside audit and legal services, an increase in premiums for directors’ and officers’ liability insurance and increased levels of compensation for our non-management directors.

Research and Development Expenses.    For 2003, research and development expenses decreased by $0.7 million, or 9.0%, to $7.1 million from $7.8 million for 2002. This decrease was primarily due to significant start up costs in 2002 for the development of our shoe press belt product line. The cost reductions in this program in 2003 were partially offset by an increase in reported costs of $0.7 million as a result of currency translation.

Interest Expense, Net.    Net interest expense for 2003 increased by $3.1 million, or 5.2%, to $63.2 million from $60.1 million for 2002. The increase in net interest expense was mainly attributable to the effects of currency translation and increases in the amount of senior debt and the interest rate payable on such senior debt beginning in December 2002. Partially offsetting these items was a reduction in the amount of amortization of deferred financing costs in 2003.

Foreign Exchange Gain (Loss).    For 2003, we had a foreign exchange loss of $8.1 million compared to a foreign exchange gain of $8.4 million for 2002. This $16.5 million difference was primarily attributable to the manner in which swings in the value of the US Dollar as compared to the Euro affect the reported amount of our indebtedness. Certain of our subsidiaries whose functional currency is US Dollars have debt denominated in Euros. Similarly, certain of our subsidiaries whose functional currency is Euros have debt denominated in US Dollars. As a result, the stated amount of indebtedness of such subsidiaries changes based on movements in the exchange rate between US Dollars and Euros. To the extent that exchange rate movements cause an increase in the stated amount of such indebtedness, we record a foreign exchange loss, and to the extent that exchange rate movements cause a decrease in the stated amount of such indebtedness, we record a foreign exchange gain.

Loss on Early Extinguishment of Debt.    The loss on early extinguishment of debt for 2003 of $0.7 million decreased by $35.5 million from $36.2 million for 2002. This decrease was primarily the result of a senior debt refinancing that occurred in 2002 but did not recur in 2003.

Provision for Income Taxes. The effective tax rate for 2003 was 91.8%. This rate differed from the statutory rate primarily due to the recording of additional tax expense for a valuation allowance on certain deferred tax assets in the U.S. of $22.6 million. The effective tax rate for 2002 was 96.6%. This differed from the statutory rate primarily due to the recording of tax for various foreign tax matters and valuation allowances of $6.4 million.

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

Net Sales.    Net sales for 2002 increased $15.1 million, or 3.0%, to $514.9 million from $499.8 million for 2001.

In our clothing segment, net sales for 2002 increased by $9.0 million, or 2.9%, to $321.9 million from $312.9 million for 2001. This improvement resulted from $18.4 million in additional net sales attributable to triple layer forming fabrics and press felts as our customers took advantage of these improved technologies. The principal items offsetting the improvement were a decrease of $6.1 million in net sales of other products, including primarily single and double layer forming fabrics, and $1.6 million in currency translation losses.

In our roll covers segment, net sales for 2002 increased by $6.1 million, or 3.3%, to $193.0 million from $186.9 million for 2001. This increase was primarily attributable to an increase in net sales of $5.4 million from acquired companies and was also attributable to $2.8 million in currency translation gains. Partially offsetting the increase was a decrease of $3.0 million of net sales in this segment associated with the consolidation of paper-making facilities in North America.

Cost of Products Sold.    Cost of products sold for 2002 increased $0.9 million, or 0.4%, to $256.8 million from $255.9 million for 2001.

In our clothing segment, cost of products sold decreased by $3.3 million, or 1.9%, to $171.7 million from $175.0 million for 2001. Cost of products sold as a percentage of net sales in our clothing segment declined from 55.9% in 2001 to 53.3% in 2002. This margin improvement was primarily attributable to increases in productivity realized as a result of capital investments and cost reduction programs, specifically the closure of two clothing manufacturing facilities in North America. The productivity gains included lower production waste and scrap costs.

In our roll covers segment, cost of products sold increased by $4.2 million, or 5.2%, to $85.1 million from $80.9 million for 2001. This increase was attributable to normal increases in direct labor and overheads.

Selling Expenses.    For 2002, selling expenses increased by $1.8 million, or 3.0%, to $60.9 million from $59.1 million for 2001. This percentage increase was approximately the same as the percentage increase in sales volume as the increase was primarily attributable to costs which vary directly in proportion to the level of net sales.

General and Administrative Expenses.    For 2002, general and administrative expenses decreased by $1.3 million, or 1.5%, to $87.7 million from $89.0 million for 2001. As the result of the discontinuance of goodwill amortization in 2002 in accordance with GAAP, general and administrative expenses for 2002 did not include goodwill amortization which was $20.5 million in 2001. The principal factors offsetting this decrease were (i) the incurrence of $8.4 million of restructuring charges in 2002 as discussed above under “— Cost Reduction Programs,” (ii) $2.3 million in management incentive payments made in 2002 in connection with a senior debt refinancing, (iii) compensation expense of $2.6 million related to employee stock options, (iv) $1.2 million due to increases in bad debt expense in 2002 and (v) $2.0 million due to currency translation.

Research and Development Expenses.    For 2002, research and development expenses increased by $1.3 million, or 20.0%, to $7.8 million from $6.5 million for 2001. This increase was primarily due to significant start up costs associated with the development of our shoe press belt product line in 2002.

Interest Expense, Net.    Net interest expense for 2002 decreased by $9.9 million, or 14.1%, to $60.1 million from $70.0 million for 2001. The decrease in net interest expense was primarily attributable to debt repayments in 2001 and lower interest rates on certain of the remaining outstanding debt. Partially offsetting this improvement were adverse currency translation effects associated with interest paid in currencies other than the US Dollar.

Foreign Exchange Gain.    Foreign exchange gain for 2002 increased by $6.3 million to $8.4 million from a $2.1 million gain for 2001. The primary cause of the increase was a gain recorded on US Dollar denominated debt owed by subsidiaries whose functional currency is the Euro as a result of declines in the value of the US Dollar as compared to the Euro. In 2001, we recorded a loss on this debt as a result of an increase in the value of the US Dollar as compared to the Euro. This 2001 loss was offset by a gain recorded in 2001 in respect of an intercompany Euro denominated loan owed by a U.S. subsidiary which was not repeated in 2002.

Loss on Early Extinguishment of Debt.    The loss on early extinguishment of debt for 2002 of $36.2 million increased by $33.1 million from $3.1 million for 2001. This increase was due to a senior debt refinancing which occurred in 2002.

Provision for Income Taxes.    The effective tax rate for 2002 was 96.6% and for 2001 was 119.5%. These rates differed from the statutory rate due to the recording of tax for various foreign tax matters and valuation allowances of $6.4 million in 2002 and in 2001 the difference related to the recording of tax for various foreign tax matters, valuation allowances and goodwill amortization of $9.6 million.

Liquidity and Capital Resources

Our principal liquidity requirements are for working capital, capital expenditures and debt service. Following the completion of this offering, we will fund our liquidity needs primarily with cash generated from operations and, to the extent necessary, through borrowings under our new credit facility.

Net cash provided by operating activities was $107.0 million, $124.4 million and $93.6 million in 2003, 2002 and 2001, respectively. The decrease in cash flows from operating activities in 2003 as compared to 2002 was primarily attributable to a reduction in certain non-cash expenses of $55.1 million (including reductions in loss on early extinguishment of debt, deferred interest and asset impairment), which was offset by increases of $33.4 million in certain other non-cash expenses (including changes in valuation reserves related to deferred tax assets and foreign exchange loss on the revaluation of debt) and by an increase of $5.8 million of cash provided by changes in assets and liabilities. The increase in cash flow from operating activities in 2002 as compared to 2001 was primarily attributable to an increase in loss on early extinguishment of debt of 33.1 million and an increase in asset impairment of $8.4 million, which was partially offset by a reduction in cash provided by changes in asset and liabilities of $19.8 million.

Net cash used in investing activities were $39.7 million, $31.9 million and $39.3 million for 2003, 2002 and 2001, respectively. The increase in cash used by investing activities in 2003 from 2002 was related principally to an increase in capital expenditures of $16.1 million offset by an increase of $3.9 million in proceeds from the disposal of property and equipment. The decrease in cash used in investing activities in 2002 from 2001 related principally to a decrease of $4.4 million in capital expenditures and a decrease of $6.8 million in the costs of acquiring businesses, offset by a decrease of $1.8 million in proceeds from disposals of property and equipment.

Net cash used in financing activities were net cash outflows of $82.7 million, $62.2 million and $64.9 million in 2003, 2002 and 2001, respectively. In each year, the net cash outflows resulted from principal payments on our outstanding debt and associated costs incurred in connection with such payments, partially offset by additional borrowings.

As of December 31, 2003, there was a $611.7 million balance outstanding in respect of term loans under our senior credit facility, and a $149.7 million balance outstanding in respect of term loans under our mezzanine credit facility. In addition, we had $64.2 million available for borrowing under revolving lines of credit, including the revolver under our senior credit facility and lines of credit in various countries that are used to facilitate short term operating needs, of which an aggregate of $12.1 million was outstanding.

Following the completion of the transactions contemplated by this offering, we will repay all outstanding borrowings under existing credit facilities, including our current senior and mezzanine facilities. At such time, we expect to have $             million of outstanding indebtedness under our new credit facility, including $ outstanding under the revolving credit facility which is a part of our new credit facility.

We had $22.3 million of cash and cash equivalents at December 31, 2003 compared to $32.8 million at December 31, 2002 and $13.8 million at December 31, 2001. After giving effect to this offering, we believe that our cash on hand, the cash flows we expect to generate from operations, and borrowing availability under our new credit facility, will be sufficient to meet our liquidity requirements through 2005.

Assuming the transactions contemplated by this offering are completed on             , 2004, interest payments on our notes are scheduled to be approximately $             million in 2004 and $             million in 2005, and interest payments on term loan borrowings under our new credit facility are scheduled to be approximately $             million in 2004 and $             million in 2005. In addition, we estimate that interest payments on borrowings under our new revolving credit facility will be $             million in 2004 and $             million in 2005.

Capital Expenditures

Capital Expenditures.    We use the term “capital expenditures” to refer to costs we incur that meet capitalization requirements under GAAP. The majority of our capital expenditures relate to purchases of machinery and equipment used in the manufacturing of our products.

Capital expenditures reflected below were funded from net cash provided by operating activities and borrowings under our existing credit facility.

	2001	2002	2003
	(in millions)
Buildings	$6.0	$1.2	$4.2
Machinery and equipment	26.7	20.3	23.6
Construction in progress	—	6.8	16.6

Total capital expenditures	$32.7	$28.3	$44.4

During 2003, we had capital expenditures of $44.4 million, which is a level of capital spending above both our historical levels and the level we project for the next several years. Our 2003 capital spending included $7.6 million related to the completion of specific cost reduction programs, including the closure and reallocation of production from our Wake Forest, North Carolina facility. Specifically, this closure required the acquisition of three weaving looms and a finishing machine and the expansion of our manufacturing facilities in Starkville, Mississippi and Kentville, Nova Scotia, Canada. In addition, we invested $8.0 million in 2003 in automation of seaming operations and other high cost assets in several of our clothing production facilities, including in Whitstable, United Kingdom, Latina, Italy, Reutlingen, Germany and Piracicaba, Brazil. These particular assets have long service lives and are, therefore, seldom replaced. By contrast, capital expenditures for major projects similar in kind to those noted above are projected to be $4.0 million in 2004.

We estimate that we will have capital expenditure requirements of approximately $28.0 million per year, on average, for the next several years. This level of capital expenditure is necessary to support business operations for replacement of equipment, upgrades for efficiencies and extension of the useful lives of the assets, as well as to support cost reductions, safety and environmental needs and expansion of capacity in conjunction with the execution of our business strategies.

Existing Indebtedness

Our existing indebtedness, which is described below, consists primarily of borrowings under our senior credit facility and mezzanine credit facility. Following the completion of the transactions contemplated by this offering, we will use net proceeds received from this offering, together with approximately $             million of borrowings under the new credit facility, to repay all of our existing indebtedness.

Existing Senior Credit Facility.    In connection with our 2002 recapitalization, we entered into a senior credit facility with a syndicate of banks. This credit facility consists of a $50.0 million revolving credit facility, and approximately $602.0 million in term loans ($302.0 million in a term A tranche, $150.0 million in a term B tranche and $150.0 million in a term C tranche). Our obligations under the senior credit facility are secured by substantially all of our assets, and the facility requires us to meet certain financial tests, including minimum interest and cash flow coverage ratios and a maximum leverage ratio. The facility also contains certain covenants which, among other things, limit the incurrence of additional indebtedness, liens and encumbrances, changes in the nature of our business, investments, dividends and other restricted payments, prepayments of certain indebtedness, certain transactions with affiliates, asset sales, acquisitions, capital expenditures, mergers and consolidations, sales of receivables and other matters customarily restricted in such agreements.

Existing Mezzanine Credit Facility.    In connection with our 2002 recapitalization and the refinancing of certain additional indebtedness in 2003, we entered into a mezzanine credit facility with a syndicate of lenders. This facility provided for initial term loans in the amount of $125.0 million. Our obligations under the facility are secured by substantially all of our assets, with such security interest being subordinated to the security interests applicable under our existing senior credit facility discussed above. The mezzanine credit facility requires us to meet certain financial tests, including minimum interest and cash flow coverage ratios and a maximum leverage ratio.

Other Existing Indebtedness.    In addition to the above debt, two of our operating units also have long term debt in the aggregate amount of $10.6 million.

New Credit Facility

Upon completion of this offering, we and certain of our subsidiaries will enter into a $             million senior secured credit facility. We expect that our new credit facility will include a credit agreement with a syndicate of financial institutions, including CIBC or one or more of its affiliates, which we refer to as the “new credit agreement,” providing for a $             million senior secured revolving credit facility and a term loan in a total principal amount of $     million. Our new credit facility will be secured by substantially all of our assets and the assets of those of our subsidiaries that are guarantors under the facility. The new credit facility will contain restrictions on our ability to make interest and dividend payments to IDS holders and holders of the separate notes. We expect that the new credit facility will mature on             , 20    . See “Use of Proceeds” and “Description of Certain Indebtedness—New Credit Facility.”

Our ability to comply in future periods with the financial covenants in our new credit facility will depend on our ongoing financial and operating performance, which in turn will be subject to general economic conditions and to financial, business and other factors, many of which are beyond our control, and will be substantially dependent on the level of demand for our products, our ability to compete effectively and our ability to otherwise successfully implement our overall business strategies.

Contractual Obligations and Commercial Commitments

The following table provides aggregated information about our contractual obligations as of December 31, 2003.

	Payments Due by Period (in millions)
Contractual Obligations	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
Long-term debt	$811.5	$37.7	$96.5	$121.2	$556.1
Operating leases	8.8	3.2	4.0	1.2	0.4
Purchase obligations	32.3	20.8	11.0	0.4	0.1
Pension and other post-retirement obligations	84.9	7.1	15.1	16.6	46.1

Total contractual cash obligations	$937.5	$68.8	$126.6	$139.4	$602.7

After the completion of the transactions contemplated by this offering and assuming full conversion of outstanding shares of Class B common stock into IDSs, we expect our total long-term debt to be approximately $             million, $             million of which will mature on , 20     and $             million of which will mature on             , 2014 (assuming no exercise of the options to the extend the maturity of our notes).

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ from those estimates. We have formal accounting policies in place including those that address critical and complex accounting areas. Note 2 to the consolidated financial statements included elsewhere in this prospectus describes the significant accounting policies used in preparation of the consolidated financial statements. The most significant areas involving management judgments and estimates are described below.

Revenue Recognition.    Our revenue primarily consists of the sale of paper machine clothing and roll covers. Revenue is considered to be realized or realizable and earned when all of the following criteria are met: persuasive evidence of a sales arrangement exists; delivery has occurred; the price is fixed or determinable; the risk of loss and title has passed to the customers; and collectibility is reasonably assured. These criteria are generally met at the time of shipment unless a consignment arrangement exists. Revenue from consignment arrangements is recognized based on product usage indicating sales are complete or as conditions are met. We allow our customers to return defective or damaged products for credit. Our estimate for sales returns is based upon contractual commitments and historical trends and is recorded as a reduction to revenue.

Allowance for Doubtful Accounts.    The allowance for doubtful accounts is maintained at a level considered by management to be adequate to absorb an estimate of probable future losses existing at the balance sheet date. In estimating probable losses, we review accounts that are past due, non-performing or in bankruptcy. We also use general information regarding industry trends, the general economic environment and information gathered through our network of field-based employees. We arrive at an estimated loss for specific accounts based on historical trends. This process is based on estimates, and ultimate losses may differ from those estimates. Uncollectible receivable balances are written off when we determine that the balance is uncollectible. Subsequent recoveries, if any, are credited to the allowance when received.

Property and equipment.    The property and equipment we acquire in connection with acquisitions is recorded at fair market value as of the acquisition date. All subsequent additions are recorded at cost. We estimate useful lives of our property and equipment, and depreciate the cost on a straight line basis over these estimated lives. Thus, the depreciation expense is based on estimates, and the ultimate useful lives may be different from these estimates. The estimated useful lives are as follows:

Asset	Years
Buildings	50
Machinery and equipment	3-25

Impairment of Long-Lived Assets.    We review our long-lived assets for impairment when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Our policy is to evaluate long-lived assets for impairment at a plant level for each operating unit. If actual market conditions are less favorable than management’s projections, future write-offs may be necessary.

Goodwill.    Subsequent to June 30, 2001, we account for acquired goodwill and intangible assets in accordance with SFAS No. 141, “Business Combinations” (“SFAS No. 141”). Prior to July 1, 2001, we accounted for acquired goodwill and intangible assets in accordance with APB No. 16, “Business Combinations” (“APB No. 16”). As a result, goodwill and other indefinite lived assets are not amortized effective as of January 1, 2002. Purchase accounting required by SFAS No. 141 and APB No. 16 involves judgment with respect to the valuation of the acquired assets and liabilities in order to determine the final amount of goodwill. We believe that the estimates that we have used to record prior acquisitions are reasonable and in accordance with SFAS No. 141 and APB No. 16.

Impairment of Goodwill and Indefinite-Lived Intangible Assets.    On January 1, 2002, we adopted SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”). As a result, we account for acquired goodwill and goodwill impairment in accordance with SFAS No. 142. This pronouncement requires considerable judgment in the valuation of acquired goodwill and the ongoing evaluation of goodwill impairment. We utilize a discounted cash flow approach in order to value our operating segments required to be tested for impairment by SFAS No. 142, which requires that we forecast future cash flows of the operating segments and discount the cash flow stream based upon a weighted average cost of capital that is derived from comparable companies within similar industries. The discounted cash flow calculations also include a terminal value calculation that is based upon an expected long term growth rate for the applicable operating segment. We believe that procedures we use for applying the discounted cash flow methodology, including the estimates of future cash flows, the weighted average cost of capital and the long-term growth rate, are reasonable and consistent with market conditions at the time of the valuation. We have evaluated the carrying value of segment goodwill and determined that no impairment existed at either the date of adoption of the standard, January 1, 2002, or as of its annual evaluation date as of December 31, 2003. Accordingly, no adjustments were required to be recorded in our consolidated financial statements as a result of adopting SFAS No. 142 or as a result of its annual evaluation as of December 31, 2003.

Inventories.    Inventories are stated at the lower of cost or market and are valued at cost calculated on a weighted average basis. Provisions for excess inventory are primarily based on management’s estimates of forecasted sales levels. A significant decline in demand for our products as compared to forecasted amounts may result in the recording of additional provisions for excess inventory in the future.

Contingencies.    We are subject to various claims and contingencies associated with lawsuits, insurance, tax and other issues arising out of the normal course of business. Our consolidated financial statements reflect the treatment of claims and contingencies based on management’s view of the expected outcome. We consult with legal counsel on those issues related to litigation with respect to matters in the ordinary course of business. If the likelihood of an adverse outcome is probable and the amount is estimable, we accrue a liability in accordance with SFAS No. 5, “Accounting for Contingencies.” While we believe that the current level of reserves is adequate, the adequacy of these reserves may change in the future due to new developments in particular matters.

Income Taxes.    We utilize the asset and liability method for accounting for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

We have recognized a net deferred tax liability of $25.3 million at December 31, 2003 and a net deferred tax asset of $2.5 million at December 31, 2002. The deferred tax assets and liabilities relate principally to net operating losses, pension and post-retirement benefits and differences between the book and tax basis of property and equipment.

We reduce our deferred tax assets by a valuation allowance if, based upon the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Relevant evidence, both positive and negative, is considered in determining the need for a valuation allowance. Information evaluated includes our financial position and results of operations for the current and preceding years as well as an evaluation of currently available information about future years. In light of our accumulated loss position at December 31, 2003, and the uncertainty of profitability in future periods in certain tax jurisdictions, we recorded valuation allowances for deferred tax assets primarily related to net operating loss carryforwards in the United States.

We intend to determine annually the amount of unremitted earnings of our non-U.S. subsidiaries that may be repatriated for use in our U.S. operations. We have provided for income taxes payable related to earnings of our foreign subsidiaries that may be repatriated in the foreseeable future. Income taxes are not provided on the unremitted earnings of our foreign subsidiaries where such earnings have been reinvested indefinitely in our foreign operations. It is not practical to estimate the amount of income taxes payable on the earnings that are reinvested indefinitely in foreign operations. Unremitted earnings of our foreign subsidiaries that are reinvested indefinitely were $98.5 million and $138.5 million, at December 31, 2003 and December 31, 2002, respectively.

In addition, we operate within multiple taxing jurisdictions and could be subject to audit in these jurisdictions. These audits can involve complex issues, which may require an extended period of time to resolve and may cover multiple years. In our opinion, adequate provisions for income taxes have been made for all years subject to audit.

Derivatives and Hedging Activities.    We have entered into several different types of derivative instruments. Certain of these instruments are treated as hedges under SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”) and include interest rate swaps and caps that qualify as cash flow hedges and foreign currency forward contracts that qualify as either cash flow or fair value hedges. We enter into derivative financial arrangements to hedge a variety of risk exposures, including interest rate risks associated with long-term debt. In accordance with SFAS No. 133, we record the fair value of these instruments within the consolidated balance sheet. Gains and losses from derivative financial instruments are largely offset by gains and losses on the underlying transactions. While we intend to continue to meet the conditions for hedge accounting, if hedges were not to be highly effective in offsetting cash flows attributable to the hedged risk, the changes in the fair value of the derivatives used as hedges could have a material effect on our consolidated financial statements.

We have also written swaptions, which do not qualify for hedge accounting treatment under SFAS No. 133. Our written swaption agreements mature at the end of 2004. Given current interest rates, we regard the likelihood that these swaptions will be exercised as remote. If exercised, the resulting swap agreements would be recorded at fair value on the balance sheet with changes in the fair value being reflected in the statement of operations.

Estimates Used Related to Restructuring.    In June 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS No. 146”), which addresses financial and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)” (“EITF No. 94-3”). The principal difference between SFAS No. 146 and EITF No. 94-3 relates to the requirements for recognition of a liability for a cost associated with an exit or disposal activity. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, while EITF No. 94-3 requires that the liability be recognized at the date of an entity’s commitment to an exit plan. We adopted SFAS No. 146 in the fourth quarter of 2002, and we are required to apply SFAS No. 146 prospectively. All restructuring actions that were committed to prior to the adoption of SFAS No. 146 continue to be accounted for in accordance with EITF No. 94-3.

We have engaged in a number of restructuring actions over the last several years, which required our management to utilize significant estimates related to realizable values of assets that were made redundant or obsolete and expenses for severance and other employee separation costs, lease cancellation and other exit costs. This process is complex and involves periodic reassessments of estimates made at the time the original decisions were made. We continue to evaluate the adequacy of the remaining liabilities under these restructuring initiatives. As we continue to evaluate the business, there may be changes in estimates to amounts previously recorded as actions progress and are completed.

Pension and Other Post-Retirement Benefits.    The determination of the obligation and expense for pension and other post-retirement benefits is dependent on the selection of certain actuarial assumptions used in calculating such amounts. These assumptions include, among others, the discount rate, expected long-term rate of return on plan assets and rates of increase in compensation and health care costs. These assumptions are reviewed and updated annually based on relevant external and internal factors and information.

New Accounting Standards

In January 2003, the FASB issued Interpretation No. 46, Consolidation Of Variable Interest Entities (“Interpretation No. 46”), to clarify the conditions under which the assets, liabilities, and activities of another entity should be consolidated into the financial statements of a company. Interpretation No. 46 requires the consolidation of a variable interest entity (a “VIE”) by a company that bears the majority of the risk of loss from the VIE’s activities or is entitled to receive the majority of the VIE’s residual returns. In October 2003, the FASB issued FASB Staff Position No. 46-6 (FSP FIN 46-6), deferring the effective date for applying the provisions of Interpretation 46 to interests held by public entities in variable interest entities or potential variable interest entities created before February 1, 2003 until the end of fiscal periods ending after December 15, 2003. FIN 46 is effective for all new variable interest entities created or acquired between January 31, 2003 and December 31, 2003. The provisions of FIN 46 must be applied no later than the end of the first annual reporting period ending after December 15, 2004. For all entities created after December 31, 2003, the provisions are effective upon initial involvement with the entity. We believe that the adoption of FIN 46 will not have a material impact on our consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, “Amendment Of Statement 133 On Derivative Instruments And Hedging Activities” (“SFAS No. 149”). SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement No. 133. Our adoption of SFAS No. 149 had no material impact on our consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, “Accounting For Certain Financial Instruments With Characteristics Of Both Liabilities And Equity” (“SFAS No. 150”), which we adopted in the third quarter of 2003. SFAS No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Our adoption of SFAS No. 150 had no material impact on our consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

Foreign Currency Hedging.    We have foreign currency cash flow and earnings exposure with respect to specific sale transactions denominated in currencies other than the functional currency of the unit incurring the costs associated with such transactions. To mitigate the risks related to this exposure, we utilize forward currency contracts in certain circumstances, other than in South America, to lock in exchange rates with the objective that the gain or loss on the forward contracts will approximate the loss or gain on the transaction or transactions being hedged. We determine whether to enter into hedging arrangements based upon the size of the underlying transaction or transactions, an assessment of the risk of adverse movements in the applicable currencies and the availability of a cost-effective hedging strategy. To the extent we do not engage in hedging or such hedging is not effective, changes in the relative value of currencies can affect our profitability.

As of December 31, 2003, we had open foreign currency exchange contracts maturing through December, 2004 with total net notional amounts of $34.6 million. At December 31, 2003, we prepared an analysis to determine the sensitivity of our forward foreign exchange contracts to changes in exchange rates. A hypothetical adverse exchange rate movement of 10% against our forward foreign exchange contracts would have resulted in a potential net loss in fair value of these contracts of approximately $3.5 million. All such losses on these forward foreign exchange contracts would be substantially offset by gains on the underlying transactions that we had hedged.

In South America, substantially all of our sales are denominated in US Dollars, but the associated costs are recorded in the local currencies of the operating units. We do not hedge this US Dollar exposure as it would generally not be cost effective due to the relatively inefficient foreign exchange markets for local currencies in that region.

In addition, we have non-hedged currency exposure on certain indebtedness attributable to the fact that certain indebtedness of our U.S. subsidiaries whose functional currency is the US Dollar is denominated in Euros and that certain indebtedness at our non-U.S. subsidiaries whose functional currency is denominated in Euros is denominated in US Dollars. As of December 31, 2003, we had Euro 96.6 million of senior debt outstanding on the books of U.S. subsidiaries and $74.6 million of debt under our mezzanine credit facility recorded on the books of a Euro-based subsidiary. A hypothetical 10% adverse change in the exchange rate of the US Dollar versus the Euro could result in foreign exchange losses of approximately $4.7 million and a hypothetical 10% adverse change in the exchange rate of the Euro versus the US Dollar could result in foreign exchange gain of approximately $4.7 million.

Interest Rate Hedging.    Our existing senior credit facility requires us to hedge the variable interest rate on a portion of the outstanding senior debt to effectively convert such debt to fixed-rate debt. We are required to enter into hedging transactions such that no less than two-thirds of the aggregate principal amount of the term loans outstanding thereunder are effectively fixed rate debt until December 31, 2005.

At December 31, 2003, we had interest rate swaps with notional amounts of approximately $584.7 million. These swaps provide for us to pay fixed rates of 2.875%-5.215%, 2.495%-7.330% and 4.120%-6.740% on Eurodollar, US Dollar and Canadian Dollar notional amounts, respectively, while receiving the applicable floating LIBOR rates from the counter-parties. We also have written swaption agreements which provide an option to the counter-parties to enter into interest rate swaps through 2004. At December 31, 2003, approximately 85.1% of the floating rate indebtedness outstanding under our senior credit facility was subject to fixed interest rate swap contracts.

In addition to the interest rate swaps applicable to our senior debt, interest on a portion of our existing mezzanine debt has a fixed rate. As a result, approximately 87.4% of our total debt has an actual or effective fixed interest rate as of December 31, 2003. With respect to our floating rate debt, interest rate changes generally do not affect the market value, but, if the floating rates have not been effectively converted to fixed rates through interest rates swaps, do impact the amount of our interest payments and, therefore, our future earnings and cash flows, assuming other factors are held constant.

We will use the proceeds from this offering, together with borrowings under the new credit facility, to repay all outstanding borrowings under our existing senior and mezzanine credit facilities and our interest rate swap and swaption contracts will be terminated.

Industry Overview

General

The primary driver of demand for consumable products used on paper-making machines is the volume of paper production. According to the Food and Agriculture Organization of the United Nations, the volume of global production of paper products, including paperboard, grew at a compound annual growth rate of approximately 3.0% from 1980 to 2002. Over this same period, according to the International Monetary Fund, the average annual rate of global economic growth was 3.3%. Consistent, global economic growth over the long term has helped support the stable growth in demand for paper because economic growth tends to increase demands for many types of paper products, including packaging, newsprint, tissue and office paper.

In addition to general economic growth, other factors which have contributed to the growth in paper demand have included the effects of greater industrialization throughout the world and expanded use of computer and other electronic equipment, which has substantially increased the amount of documentation that is created and printed. Not only has paper consumption increased over the past decades, but there has also been a shift to more highly differentiated paper products. For example, the success of advanced printing techniques, including those using multiple colors and high resolution images, depends in part on the use of specialized paper products.

Clothing and roll covers are critical consumable components in all of the estimated 8,000 paper-making machines globally. Although clothing and roll covers represent only approximately 2% of a paper producer’s manufacturing costs, they can help paper producers improve the quality of their paper, differentiate their paper products and operate their paper-making machines more efficiently and reduce production costs. Due to their consumable nature, both clothing and roll covers require regular replacement. Because clothing and roll covers must be customized to each individual paper-making machine and can significantly affect paper quality and production efficiency, our experience is that paper producers are typically hesitant to change suppliers of their clothing and roll covers as they often believe that the risks to production associated with changing suppliers outweigh the potential benefits of the change.

Paper Production and Consumption

During the period from 1980 to 2002, paper production and consumption both grew at a compound annual growth rates of approximately 3.0%, each increasing on a year-to-year basis for 20 of the 22 years and declining only in 1982 and 2001. Although paper prices have historically been volatile, the volumes of paper production and consumption have demonstrated stable growth over the past two decades.

Sources:	Paper and paperboard production sourced from United Nations Food and Agriculture Organization; paper and paperboard consumption sourced from Resource Information Systems, Inc. World real GDP growth sourced from International Monetary Fund, World Economic Outlook Database, September 2003.

Notes

1.	World real GDP indexed to 1980 paper and paperboard production and consumption.

Paper Market

Although global paper production and consumption have experienced stable growth, there has been historical volatility in the price of pulp and paper products. The volatility in pricing has contributed to swings in the profitability of the pulp and paper producers. As indicated in the following chart, producers of newsprint for use in the Eastern United States have been subject to pricing pressure over much of the past decade. We believe that such pricing pressure is representative of the global pulp and paper industry.

Sources:	Paper and Paperboard Production sourced from United Nations Food and Agriculture Organization; Paper and Paperboard Consumption sourced from Resource Information Systems, Inc. Newsprint prices sourced from Pulp and Paper Week.

The juxtaposition of growth in demand with volatility in pricing presents difficulties for paper producers. On the one hand, regular capacity expansion is necessary in order to satisfy the growth in demand. On the other hand, because of the volatility in pricing, paper producers face risks of not realizing sufficient returns from the large capital expenditures necessary to expand capacity through building new plants or installing new machinery.

One consequence of this dynamic is that paper producers have become increasingly receptive to new technologies that can be used on existing paper-making machines to reduce costs and increase output, while maintaining or enhancing product quality. Although paper producers might feel some pressure in periods of low profitability to postpone scheduled maintenance work and defer the replacement of certain consumable products, the risks of this strategy are significant, and can include off-quality paper and paperboard products, reduced production rates, higher energy and raw material costs, and increased paper-making machine downtime. Consequently, the demand for consumable products is tied more closely to the relatively stable paper production and consumption patterns than to the cyclical nature of paper prices or the profitability of paper producers.

Regional Paper Production and Consumption

According to the Food and Agriculture Organization of the United Nations, in 2002 approximately 33% of global paper production occurred in North America, 31% occurred in Europe, 30% occurred in Asia, and 4% occurred in South America. In recent years, the rate of growth in paper production has been higher in the emerging markets of South America and Asia, which experienced compound annual growth rates of approximately 3.6% and 4.5%, respectively, from 1992-2002, than in the more mature markets of North America and Europe, which experienced compound annual growth rates of approximately 1.2% and 3.2%, respectively, over the same period.

South America and Asia currently have low levels of paper consumption per capita relative to North America and Europe. The relatively low levels of paper consumption per capita in South America and Asia indicate that these emerging markets offer a potential for growth.

To exploit global production and consumption opportunities, global paper producers are expanding into the emerging markets through acquisition and development of new manufacturing facilities. Multinational paper producers seeking to obtain consistency in the quality of the paper produced at their various worldwide production facilities value global suppliers who can provide clothing and roll cover products of a consistent high quality to all of their facilities while also providing a high level of regional service.

Increasing Product Performance Requirements

The competition in the paper-making industry has driven paper producers to improve their paper quality in order to differentiate their products in the marketplace, while simultaneously reducing production costs. Because installing paper-making machines can cost from tens of millions up to hundreds of millions of dollars, paper producers have sought to achieve these improvements using existing paper-making machines. For example, paper producers can increase the capacity of their paper-making machines by increasing the speed at which they run. Increases in paper-making machine speeds create a more demanding environment for paper-making machine consumables, as faster speeds increase the stress on consumable products and drive the need for technological improvements. Increases in the production capacity of a paper-making machine also increase the costs of machine downtime, making the durability of consumables products more important.

Additionally, to satisfy stricter environmental demands, paper producers have increasingly been using raw materials that include recycled pulp. Recycled pulp is of lower quality than virgin pulp, typically including more abrasive fillers and requiring increased performance from the paper-making consumables products. Paper producers are also striving to reduce operating costs by using lower-cost chemicals and additives and reducing energy usage, both of which require more sophisticated paper-making consumable products.

These trends have driven an increased demand for higher-quality paper-making consumable products. They have also created an opportunity for the larger, better-capitalized consumables manufacturers who have the experience and expertise to continually develop and produce more technologically advanced products.

Overview of the Paper-Making Process

Paper-making machines are large, sophisticated machines that operate at speeds ranging from 50 to 7,500 feet per minute. They can be in excess of 460 feet long and produce paper in widths in excess of 30 feet.

The following diagram depicts a generic paper making machine, which conveys the general process of making paper:

The paper-making process begins in the forming section of the paper-making machine where the paper stock, which is a suspension of cellulose fibers, chemicals and specialty additives with a water content typically above 98%, is deposited on the forming fabric, a moving, continuous woven fabric. Forming fabric is one kind of clothing used on a paper-making machine. Water is drained through the forming fabric leaving a wet fiber mat on the fabric surface. The forming fabric affects the quality of paper produced because it impacts the uniformity of fiber distribution and retention of additives. Forming fabric also significantly influences the cost of production because the amount of moisture removed during the forming stage affects the amount of time the paper sheet must spend in the energy-intensive drying section.

In the press section, the water content of the paper is reduced further by pressing the paper sheet between rotating covered steel rolls while it is transported on press felts, a second kind of clothing. Press felts must be designed to allow maximum water removal, while maintaining paper quality. In addition, proper maintenance of the press rolls, including regular re-covering, is necessary for effective water removal.

The paper sheet then passes through the drying section, where nearly all of the remaining water is removed by evaporation as the paper sheet is passed through a series of heated cylinders. The paper is transported through the drying section by dryer fabric, which is manufactured to be resistant to the high temperatures in the drying section.

In the finishing section, the paper passes through calendaring rolls, which apply controlled pressure to the paper to establish its final thickness. Following calendaring, the paper is cut down in size prior to being wound into large rolls for transport.

Throughout the production process, the paper sheet passes through spreader rolls, which are small-diameter curved rolls used to stretch and smooth the paper to avoid wrinkling.

Business

Overview

We are a leading global manufacturer and supplier of two categories of consumable products used in the production of paper—clothing and roll covers. We have an extensive global footprint of 39 manufacturing facilities in 15 countries, strategically located in the major paper-producing regions of North America, Europe, South America and Asia, and have approximately 4,000 employees worldwide. We market our products to the paper industry’s leading producers through several highly regarded brands. In 2003, we generated net sales of $560.7 million.

Our clothing and roll covers play key roles in the formation and processing of paper along the length of a paper-making machine. Our products are in constant contact with the paper and, as a result, they have a significant effect on paper quality and the ability of a paper producer to differentiate its products. In addition, while clothing and roll covers represent only approximately 2% of a paper producer’s production costs, they can help a paper producer reduce overall costs. Our clothing and roll covers allow paper producers to use less expensive raw materials (including recycled fiber), run paper-making machines faster and with fewer interruptions and decrease the amount of energy required in the expensive drying portion of the paper-making process. Accordingly, we believe our customers view us as a value-added supplier for their businesses.

Clothing and roll covers wear down over time and must be regularly replaced in order for paper producers to sustain high quality paper output and operate efficiently. Roll covers also require regular refurbishment, and we provide refurbishment services for previously installed roll covers. Paper producers must typically replace clothing multiple times per year, refurbish roll covers multiple times per year and replace roll covers every two to five years.

Our clothing and roll cover products are designed to withstand extreme temperature and pressure conditions, and are the result of considerable research and development and a sophisticated manufacturing process. Our clothing products are highly engineered synthetic textile belts that transport paper as it is processed along the length of a paper-making machine. Clothing plays a significant role in the forming, pressing and drying stages of paper production. Because paper-making machines vary widely in size and design, clothing is customized to each individual paper-making machine. Clothing can be in excess of 460 feet long and 30 feet wide.

Our roll cover products provide a surface with the mechanical properties necessary to process the paper sheet in a cost-effective manner that delivers the sheet qualities desired by the paper producer. These products cover the rolls on a paper-making machine, which are the large steel cylinders over which clothing is mounted and between which the paper travels as it is processed. Like our clothing products, our roll cover products are customized to each individual paper-making machine.

Demand for our products and services is driven primarily by the volume of global paper production, which, according to the Food and Agriculture Organization of the United Nations, increased at a compound annual growth rate of approximately 3.0% from 1980 to 2002, with growth in every year but two during this period. The stability in the global volume of paper production results in stable demand for our products and services and causes our business to be largely unaffected by the historical volatility of paper prices and the corresponding swings in the profitability of paper producers.

We estimate that there are approximately 8,000 paper-making machines worldwide, all of which require a regular supply of clothing and roll covers. Our experience is that our customers are typically reluctant to change suppliers of their clothing and roll covers, largely because these products must be customized to each individual paper-making machine and can significantly affect paper quality and production efficiency. We have found that our customers often believe that the risks to production associated with changing suppliers outweigh the potential benefits of the change.

Key Strengths

Global Market Leader with Highly Regarded Brands

We believe that we are the leading global manufacturer and supplier of roll covers, with at least one-third of the global market share (excluding Asia where accurate data is not available), and are among the top three global manufacturers of clothing, with approximately a 15% global market share. We are well known in the industry by the highly regarded brands through which we market our products, such as Huyck, Mount Hope, Robec, Stowe Woodward, Wangner and Weavexx. We believe that the majority of our customers have a strong allegiance to our products and our brands, primarily because our products are highly reliable, cost effective and have a significant effect on paper quality and the overall efficiency of the production process.

Stable Demand for Our Products

The steady growth in the volume of global paper production has resulted in stable demand for our products and services. Our business has been largely unaffected by the historical volatility of paper prices and the cyclicality of capital spending by paper producers, primarily because clothing and roll covers are fundamental to the paper production process, must be replaced or refurbished regularly and represent only a small fraction of paper production costs. Our products help paper producers increase production from their existing machines, which is especially important in periods of reduced capital spending for new paper-making machines.

Diversified Global Customer Base Including Leading Paper Producers

Our diversified customer base includes all of the leading paper producers in North America and Europe, including Abitibi-Consolidated, Inc., International Paper Company, Meadwestvaco Corporation, Smurfit-Stone Container Corporation, Stora Enso Oyj and UPM-Kymmene Corporation, as well as many others. As these paper producers, among others, continue to consolidate and expand their business throughout the world, we believe they increasingly value suppliers like us with a global presence and a strong track record of innovation.

Our global presence reduces the impact of regional economic downturns and geographic shifts in paper production. In 2003, approximately 41% of our sales were in North America, 36% were in Europe, 10% were in South America and 13% were in Asia. In 2003, no single customer accounted for more than 6% of our total sales and our top ten customers accounted for approximately 28% of our total sales.

Technology Leader with a Strong Pipeline of Product Upgrades and New Products

We are known by our customers as a technology leader in our industry and we currently have an extensive pipeline of product upgrades and new products under development. We continually enhance our existing products and introduce innovative new products that provide value for our customers that help our customers reduce their operating costs, increase production from their existing paper-making machines and differentiate their products. Our product innovations allow us to improve our competitive position and grow our business.

Strong Financial Performance

We have increased our revenues, net cash provided by operating activities and Adjusted EBITDA since 2000, despite adverse conditions in the paper industry and weak overall economic conditions in North America and Europe. Our revenues increased from $504.9 million in 2000 to $560.7 million in 2003, a growth of 11.1%. Our net cash provided by operating activities increased from $69.1 million in 2000 to $107.1 million in 2003, an increase of 54.8%, and our Adjusted EBITDA increased from $163.5 million in 2000 to $180.7 million in 2003, an increase of 10.5%. For a discussion of the calculation of Adjusted EBITDA, see “Selected Consolidated Financial Data.”

Proven Management Team

We have a highly experienced management team. Their prudent investment of our resources and the operational changes they have implemented have resulted in productivity improvements and provided us with an efficient platform from which to develop and introduce value-added products and services for our customers. As a result, we have strengthened our market and competitive position in the face of adverse market conditions in the paper-making industry over the last several years.

Business Strategy

We continuously strive to strengthen and broaden our product offerings in clothing and roll covers to enhance our position as a valued partner to our customers.

The primary components of our strategy include the following:

Deliver Value to Our Customers

We continually improve our existing products and introduce innovative new products. We also provide technical support to assist the paper producer to improve manufacturing efficiency and solve production problems. We concentrate our efforts on the products and areas that will yield the most value to our customers. We seek to develop new products and services that help our customers: reduce operating costs; improve paper quality; and derive greater value from their existing paper-making machines, thereby reducing their need to invest capital in new machines. As part of this effort, we have developed new products aimed at segments of the paper-making process that we have not historically served, such as the growing market for shoe press belts and other clothing products designed for use on technologically advanced press equipment. Another example is the expansion of our mechanical services business capabilities as paper producers increasingly find it economical to have the company that refurbishes or replaces a roll cover to simultaneously perform work on the internal mechanisms.

Maintain Geographic Balance and Continue to Expand in High Growth Regions

In addition to maintaining our leadership positions in the mature paper markets of North America and Europe, we continue to expand our manufacturing presence in the higher growth regions of South America and Asia. From 1992-2002, paper production in South America and Asia increased at compound annual growth rates of 3.6% and 4.5%, respectively, compared to compound annual growth rates in North America and Europe of 1.2% and 3.2%, respectively, over the same period. We have production facilities in Brazil, Argentina, Australia and Japan. In Japan, we are the only non-Japanese participant with a local clothing production facility. In Japan, South Korea, Australia and India, we have licensees that add to our local roll cover production capabilities. We also have license agreements with three licensees to manufacture our clothing products in various European countries. Our geographic balance reduces our exposure to regional economic downturns and leaves us well-positioned as paper production increases in both South America and Asia.

Continue to Improve our Productivity

We have a successful record of improving our productivity through cost reduction programs and other productivity initiatives, including closing underutilized plants, shifting manufacturing to lower cost locations and automating manufacturing processes. We maintain a lean, hands-on, productivity-focused management team that is structured to allow rapid decision-making and to react quickly to regional and industry changes. For example, in 2003 and 2004 we have closed or are in the process of closing five manufacturing facilities in North America with production being transferred to other North American facilities.

Pursue Strategic Acquisitions

We have an established track record of strategic acquisitions and successful integration of acquired companies into our existing businesses. We have successfully completed three acquisitions since 2000, including Wangner Finckh GmbH in the clothing segment and Robec GmbH (formerly Robec Walzen GmbH) and Stowe Woodward AB (formerly the Aktiebolaget Nordiska Metallduksväveriet division of Trelleborg Industri AB) in the roll covers segment. We will continue to selectively pursue strategic acquisitions that we believe have potential to expand our product offerings and improve our competitiveness.

The success of our strategy is demonstrated by our strong financial performance and stability despite adverse conditions in the paper-making industry and weak overall economic conditions in North America and Europe over the last several years.

Products

We operate through two principal business segments, clothing and roll covers. Our clothing segment products include various types of clothing used on paper-making machines and, to a limited extent, used in other industrial applications. Through our roll covers segment, we manufacture various types of roll covers, refurbish previously installed roll covers, manufacture spreader rolls and provide mechanical services for the internal mechanisms of rolls used on paper-making machines.

Clothing Segment Products

Our clothing segment products are large, highly engineered synthetic textile belts that carry paper along the length of paper-making machines as it is processed from paper stock into finished paper. Because all paper-making machines have different physical configurations and operating parameters, clothing products must be customized to each machine. Clothing generally ranges from approximately 3 to over 30 feet wide and 24 to more than 460 feet long and operates on paper-making machines that run at speeds up to 7,500 feet per minute. We typically sell clothing products for between $13,000 and $45,000 per unit, although we sell some of our most sophisticated forming fabrics for up to $200,000 per unit.

We manufacture the three general types of clothing products used on paper-making machines—forming fabrics, press felts and dryer fabrics—each of which is located in a different section of the machine. Forming fabrics and press felts are typically replaced multiple times a year, but replacement frequency varies significantly by the grade of paper being produced, the manner in which the paper-making machine is operated and the quality of raw materials used in the paper stock. Dryer fabrics are replaced less frequently, with replacement typically taking place no more than once per year.

Forming fabrics.    Forming fabrics are used at the head of paper-making machines, where highly diluted paper stock is deposited on the forming fabric while the fabric is traveling at a very high speed. Forming fabrics allow water to drain from the paper stock, which creates an initial wet sheet. Forming fabrics must be porous enough to allow water to drain evenly but tight enough to retain and align the fiber and other materials that form the sheet of paper. They must also be strong enough to withstand high mechanical stresses. Forming fabrics are custom-manufactured in single, double, and triple layer designs in a variety of meshes to suit particular machines and paper grades. Customers are increasingly demanding the higher-priced triple layer designs that remove more moisture and produce higher quality paper.

Press felts.    Press felts are used to carry the paper sheet through a series of press rolls that mechanically press water from the sheet under high pressure. Press felts are designed to maximize water removal, which reduces the amount of water that must be removed during the expensive energy-intensive drying section of the production process. Press felts must maximize water removal while maintaining the orientation of the fibers and the consistency of the thickness of the paper, without removing chemicals or fillers from the paper.

Press felts differ from forming fabrics and dryer fabrics due to the addition of several layers of staple fiber that are needled into the fabric base. The staple fiber provides a smooth surface to meet the wet sheet of paper and creates a wicking effect to remove water from the paper sheet as it is pressed under high pressure between press rolls. Press felts are manufactured in a variety of designs, including lightweight single layer felts, multi-layer laminated endless felts and seamed felts that allow for reduced installation times.

Dryer fabrics.    Dryer fabrics are used to transport the paper sheet through the drying section of paper-making machines, where high temperatures from large, steam-heated dryer cylinders evaporate the remaining moisture from the paper sheet. Dryer fabrics, which are less technically advanced than forming fabrics or press felts, are woven from heat-resistant yarns with a coarser mesh than forming fabrics.

New Clothing Products.    In recent years, we have focused our research and development efforts on forming fabrics and press felts because they offer paper producers the greatest potential for differentiating their products through quality improvements and for increasing their operating efficiency. Our research and development efforts have resulted in several innovative new forming fabric and press felt products, including a number of high performance products, such as triple layer forming fabrics, that we expect paper producers to purchase and use on high performance paper-making machines. In addition, we have developed new clothing products aimed at segments of the paper-making process that we have not historically served, such as the growing market for shoe press belts and other clothing products designed for use in the technologically-advanced press section within a paper-making machine.

Roll Covers Segment Products and Services

In our roll covers segment, the majority of our sales are generated through the manufacture and refurbishment of roll covers. We also manufacture spreader rolls and provide general mechanical maintenance and repair services for the internal mechanisms of rolls.

Roll covers.    We manufacture, refurbish and replace covers for three kinds of rolls on paper-making machines: working rolls (including vacuum rolls and press rolls), calendar rolls and coater rolls. There are approximately 200 such rolls in a typical paper-making machine. These metal rolls, which can be up to 39 feet long, 3 feet in diameter and weigh 500 to 7,000 pounds, are covered with an exterior layer of rubber, polyurethane, composite or ceramic, each of which is designed for use in a particular phase of the paper-making process. Roll covers operate in temperatures up to 500 degrees Fahrenheit, under pressures up to 1,400 pounds per square inch and at speeds up to 7,500 feet per minute. They require routine refurbishment, typically multiple times per year. Refurbishment typically includes the regrinding of the roll cover to standard specifications and inspecting the bearings and other mechanical components of the roll. Roll covers are typically replaced every two to five years. In most cases, roll re-covering is performed by the previous supplier of the roll cover.

Roll cover refurbishment and replacement is performed at the supplier’s manufacturing facility, which necessitates removing the roll from the paper-making machine, transporting it to the supplier’s site and using a spare in the interim. In general, each roll on a paper-making machine is unique due to its dimensions, specific design and cover material, and therefore not interchangeable with other rolls. Because of their large size, paper producers generally maintain only one spare roll for each position on a paper-making machine. It is important that the roll cover refurbishment or replacement be completed quickly, because a malfunction of the spare roll could render the paper-making machine inoperable.

Due to the large size and weight of a roll, the transportation to and from a supplier’s site can be costly and is often subject to regulations on road use that restrict available routes and times of travel, and that may require safety escorts. Round-trip transcontinental travel can take several weeks and intercontinental travel is rare. We offer an extensive network of manufacturing facilities worldwide, often in close proximity to our customers, which is a significant competitive advantage.

We typically sell roll covers for between $5,000 per unit (e.g., for a small installed rubber roll cover) and $300,000 per unit (e.g., for a large installed polyurethane cover). Refurbishment services typically cost between $1,000 for minor roll repairs and $50,000 for a complete overhaul on certain press rolls. Sales of roll covers and refurbishment services for rolls used to manufacture paper products, excluding mechanical services, accounted for approximately 63% of our total sales in our roll covers segment in 2003.

Spreader rolls.    We manufacture and repair spreader rolls, which are small-diameter curved rolls used throughout a paper-making machine to stretch, smooth and remove wrinkles from the paper and clothing. There are approximately five to seven spreader rolls in a typical paper-making machine. We typically sell spreader rolls for between $50,000 and $150,000 per unit. Sales of spreader rolls accounted for approximately 21% of our total sales in our roll covers segment in 2003.

Mechanical Services.    We offer a wide range of mechanical maintenance and repair services for the internal mechanisms of rolls. Paper producers are increasingly finding it economical to have the company that refurbishes or replaces a roll cover also perform work on the internal roll mechanisms at the same time, which avoids multiple suppliers and transportation charges. We began performing such services to meet the demands of our customers and attempt to gain a competitive advantage. We provide major mechanical services at ten locations and we are expanding to additional locations. Mechanical services accounted for approximately 6% of our total sales in our roll covers segment in 2003.

Industrial roll covers.    We also manufacture roll covers used in other industrial applications, such as steel, plastics, leather and textiles manufacturing.

In 2003, net sales to the paper-making industry accounted for approximately 90% of our total sales in our roll covers segment. Paper producers accounted for approximately 79% of such net sales, and paper-making machine manufacturers accounted for approximately 11% of such net sales. Sales for use in other industrial applications, including steel, plastics, leather and textiles manufacturing, accounted for the remaining 10% of our net sales in our roll covers segment.

New Roll Products.    We have introduced a number of innovations to our roll cover and spreader roll products in recent years, including composite calendar roll covers that use nanoparticle technology to improve roll cover durability and paper gloss, as well as covers that use an improved polyurethane to increase abrasion and moisture resistance as well as responsiveness and stability.

Customers

We supply all of the leading paper producers worldwide and the two major paper-making machine manufacturers, Voith AG and Metso Corporation. Our top ten customers in 2003 accounted for 28% of 2003 net sales, and individually, no customer accounted for more than 6% of 2003 net sales. In 2003, 41% of our net sales were in North America, 36% were in Europe, 10% were in South America and 13% were in Asia. In 2003, our 10 largest customers were as follows:

Abitibi-Consolidated, Inc.	Norske Skogindustrier ASA
Asian Pulp & Paper Co. Ltd.	Smurfit-Stone Container Corporation
Georgia-Pacific Corporation	Stora Enso Oyj
International Paper Company	UPM-Kymmene Corporation
Meadwestvaco Corporation	Weyerhauser Company

Sales and Marketing

We have an established sales and marketing team covering all major sectors of the global market. Our sales and marketing professionals are organized by business segment. In the clothing segment, our sales and marketing organization comprises 326 employees, including 144 sales representatives and 57 technical sales and application/service engineers, and over 100 independent sales agents. In the roll covers segment, our sales and marketing organization comprises 129 employees, including 21 sales representatives and 49 application/service engineers, and over 50 independent sales agents.

In both segments, our sales and marketing professionals have many years of sales experience, extensive knowledge of the paper-making process and long-standing relationships with paper producers at both the corporate and individual mill levels. Because of their experience and knowledge, our sales and marketing professionals are able to provide engineering and technical services that many paper producers have increasingly come to expect from their suppliers. Many customers view our employees as an integral part of their internal engineering team. We work closely with our customers to enable them to use the technological advantages of our products to achieve cost savings and quality improvements.

We market our products through the following industry-recognized brands:

Brand	Product Category	Geographic Region

Huyck	Clothing	Worldwide other than North America
Wangner	Clothing	Worldwide other than North America
Weavexx	Clothing	North America
Stowe Woodward	Roll Covers	Worldwide
Mount Hope	Spreader Rolls	Worldwide
Robec	Spreader Rolls	Europe

Competition

Our largest competitors are Albany International Corporation (a publicly-owned U.S. company), which supplies only clothing products, Voith AG (a privately owned German company), which supplies both clothing and roll products, Metso Corporation (a publicly owned Finnish company), which supplies only roll products, and Asten-Johnson, Inc. (a privately-owned U.S. company), which supplies only clothing products. We also face competition from smaller regional suppliers. Voith and Metso are the leading manufacturers of paper-making machines and entered the roll covers market in the last five years through acquisitions. While we no longer sell roll covers to Voith and Metso, their entrance into the market has not had a significant impact on our sales in the replacement roll covers market.

We compete primarily based on the value and price of our products. Competition with respect to both clothing and roll covers, particularly as it relates to our technologically advanced forming fabrics, press felts and roll covers, is based primarily on the value that the products deliver to the paper producer through the ability of such products to reduce production costs and improve paper quality.

Our sales and marketing professionals commonly identify cost-savings opportunities for our customers that our products create, such as the ability of our clothing products to reduce energy costs and allow a paper-making machine to run faster and more efficiently, and the ability of our clothing and roll cover products to permit the use of less expensive, lower quality raw materials without sacrificing paper quality. In several instances, individual paper mills have realized significant annual savings as a result of product and process recommendations made by our team.

Our continuing ability to deliver value depends on developing product innovations. As we create new and improved products we often obtain patent protection for our innovations, which is indicative of our technical capabilities and creativity. Some of our competitors license our technology from us in exchange for royalty payments.

Competition in the clothing and roll covers market is also based on a supplier’s ability to deliver engineering and technical services. Many paper producers have been reducing their in-house engineering and technical staff and increasingly expect their suppliers to provide such services. While smaller suppliers often lack the resources necessary to invest in and provide this level of engineering and technical service, we have invested in order to provide the following services to the paper products: specialist advice and resident engineers, installation support, on-call “trouble-shooting” and performance monitoring and analysis of paper-making machines.

In the roll covers market, competition is also based on a supplier’s proximity to the paper producer’s facilities, which affects the transportation time and expense associated with refurbishing or replacing a roll cover, and on the supplier’s ability to provide mechanical services to a roll’s internal mechanisms while the roll cover is being refurbished or replaced. We offer an extensive network of facilities throughout the world and provide mechanical services at ten locations. We are expanding these services to additional locations due to increased customer demand.

Production

Clothing Production Process

The following diagram represents the clothing production process.

The clothing production process begins with the spinning of synthetic fiber threads to produce yarn, which is then twisted in preparation for the manufacturing of clothing. Yarn, which is sometimes purchased as a raw material, is then wound on large spools prior to installation on the loom. The yarn is drawn through needles in preparation for weaving.

With the yarn prepared for weaving, a weave pattern can be installed in the loom controller. The nature of the weave pattern is critical to how the clothing performs in the paper-making process. The yarn is then woven to the desired length. Technological advancements have resulted in weaving becoming an almost entirely automated process. Following weaving, the two ends are permanently joined to form continuous clothing. Although significant automation has occurred in the joining process, it remains the most labor intensive of the clothing production process.

Press felts then undergo a process that is not necessary for forming and dryer fabrics. An additional layer of fibers is added to the outside surface with the use of an advanced needling machine, such that a very smooth felt surface is created.

All clothing then undergoes heat setting and chemical treating. Heat setting tightens the clothing giving it the necessary mechanical properties for the paper-making process. Finally, the clothing is meticulously inspected prior to being shipped to the customer.

Roll Cover Production Process

The following diagram represents the roll covering production process.

The covering on the rolls used in the paper-making process wear over time and must be periodically replaced for the roll to function properly. Rolls are removed from the paper-making machine and taken to an offsite facility for re-covering. During this time, a spare roll is placed in the machine to enable continuous operations.

The first step of the roll covering process is the removal of the old cover. A lathe and belt grinder are used to remove the old cover, exposing the roll shell. The shell is cleaned with a pressure washer and blasted with solid particles to increase the shell’s surface area for bonding of the new cover. Following the blasting process, the shell is ready to be re-covered.

The shell is then coated with proprietary bonding agents that affix the new roll cover to the shell. Each type of cover material is applied with a different process. Rubber and composite covers are extruded in a slow spinning lathe. Polyurethane covers are typically cast on the core using a mold, and ceramic covering is expelled onto the shell at high pressure.

Following application of the core material, the cover undergoes a curing process. Rubber covers are cured for 12 to 28 hours in vulcanizers under high temperature and pressure, whereas polyurethane and composite materials are cured in a hot air oven. After curing, the roll cover is ground with belts and grinding stones. A proprietary pattern of holes and grooves is then drilled into the cover to aid in water removal. Finally, the roll is balanced for proper spinning motion and meticulously checked for quality before being returned to the customer.

The roll cover production process is capital intensive and requires a variety of equipment, including lathes, belt grinders, polyurethane casting molds (for polyurethane roll covers), extruders, mix stations, vulcanizers, ovens and balancing equipment.

Employees

As of March 31, 2004 we had 3,962 employees worldwide, of which 3,027 were manufacturing employees, 455 were sales and marketing employees, 77 were in research and development and 403 were administrative and other employees. Approximately 2,700 of our employees are subject to protection as members of trade unions or various collective bargaining agreements, primarily outside of the United States. We believe that we have good relations with our employees’ trade unions and labor unions and we have not experienced any material labor disputes.

Properties

Including our headquarters in Westborough, Massachusetts, we operate 45 facilities, of which 39 are manufacturing facilities in 15 countries, located as follows:

		Primary Use of Facility
Country	Number of Facilities	Clothing Manufacturing		Roll Covers Manufacturing		Non- Manufacturing		Owned	Leased

Argentina	1	1	(1)	1	(1)	0		1	0
Australia	1	1		0		0		1	0
Austria	1	1		0		0		0	1
Brazil	4	3		1		0		4	0
Canada	4	2		2		0		4	0
Finland	1	0		1		0		1	0
France	2	0		1		1	(2)	1	1
Germany	5	1		4		0		4	1
Italy	3	1		2		0		3	0
Japan	2	1		0		1		1	1
Mexico	1	0		1		0		1	0
Spain	1	1		0		0		1	0
Sweden	2	0		1		1	(2)	1	1
Switzerland	1	0		0		1	(2)	0	1
United Kingdom	3	1		2		0		1	2
United States	13	3		8		2	(3)	10	3

Total	45	16		24		6		34	11

(1)	Shared by clothing and roll covers segments.
(2)	Used by our clothing segment.
(3)	Includes our headquarters and one facility used by our clothing segment.

In addition, we have three vacant former manufacturing facilities in the United States. One is leased with the lease terminating in December 2004. We own the other two facilities and currently hold them for sale.

We also have license agreements with four licensees that manufacture our roll covers products at their facilities in Japan, South Korea, Australia and India. We have license agreements with three licensees that manufacture our clothing products in various European countries.

Legal Proceedings

We are from time to time involved in various legal proceedings that arise in the ordinary course of our business. We believe that none of our pending litigation will, individually or in the aggregate, have a material adverse effect on our financial condition, cash flows or results of operation.

We have never used asbestos in our manufacturing process. However, in the past other manufacturers of clothing did sometimes use asbestos and, as a result, have been named as defendants in lawsuits in the United States brought by individuals alleging injuries caused by such use of asbestos. While we have also been named as a defendant in a number of cases, we have been able to show that we did not use asbestos and, as a result, have typically been successful in getting dismissed from such lawsuits. Accordingly, we do not anticipate incurring any material liabilities for asbestos-related claims.

Management

Directors and Executive Officers

The following table sets forth the names and positions of our current directors and executive officers, as well as our nominees for our board of directors pending closing of this offering, and their ages as of                          , 2004.

Prior to the closing of this offering, we expect to restructure our board of directors and appoint three new independent directors: John S. Thompson, Edward Paquette and John Saunders. They have consented to serve as directors. See “—Composition of the Board After the Offering” below.

Name	Age	Position

John S. Thompson	56	Director Nominee and Chairman of the Board nominee
Thomas Gutierrez	55	President, Chief Executive Officer and Director
Michael O’Donnell	48	Chief Financial Officer and Director
Donald P. Aiken	60	Director
Michael Phillips	42	Director
Edward Paquette	68	Director Nominee
John Saunders	61	Director Nominee
Josef Mayer	53	President—Clothing Europe and Asia
Douglas Milner	43	President—Stowe Woodward Rolls Worldwide
Miguel Quiñonez	57	President—Clothing Americas
Wolfgang Zarl	61	Vice President—Technology

John S. Thompson is a nominee to our board of directors and a nominee to serve as chairman of our board. From April 2002 until his retirement in December 2003, he served as chief executive officer of SPS Technologies, Inc., a manufacturer of specialty fasteners, assemblies, precision components, metalworking, magnetic products and superalloys listed on the New York Stock Exchange. He also served as its president and chief operating officer from October 1999 to March 2002, and as a director from April 2000 to December 2003. Before joining SPS Technologies, Inc., he served as president and chief executive officer of BTR, Inc. (and after the merger referred to below, Invensys, Inc.), a manufacturer of engineered industrial products (including clothing, roll covers and spreader rolls), from June 1993 to September 1999 and a director of BTR plc from May 1994 to January 1999, when BTR plc merged with Siebe plc to form Invensys plc. Prior to becoming president and chief executive officer of BTR, Inc., he served as chief executive officer and in other senior executive positions of several of its subsidiaries, including its clothing, roll covers and spreader rolls companies.

Thomas Gutierrez has served as our president, chief executive officer and as a director since January 2002 and served as our chief operating officer from August 2001 to January 2002. Mr. Gutierrez served as chief executive officer of Invensys Power Systems (a subsidiary of Invensys plc), a manufacturer of uninterruptible power supplies, power management software, and related equipment and services, from January 1999 until July 2001. From December 1997 to December 1998, he served as chief executive officer of Exide Electronics, a division of a predecessor of Invensys Power Systems.

Michael O’Donnell has served as our chief financial officer since March 2003 and as a director since April 2004. He served as president of the Group Services Division of ABB Ltd., a provider of power and automation technologies for utility and other industrial customers, from May 2001 to February 2003. He served as executive vice president and chief financial officer for Invensys Power Systems (and a predecessor company), a manufacturer of uninterruptible power supplies, power management software, and related equipment and services, from February 1998 to April 2001. From November 1997 to January 1998, he served as vice president of finance at Siebe plc, a manufacturer and distributor of electronic and electro-mechanical devices.

Donald P. Aiken has served as a director since April 2004. He has served as chairman of the board of Gerber Scientific, Inc., a provider of software, computerized manufacturing systems, supplies, and services to the sign making and specialty graphics, ophthalmic lens processing, and apparel and flexible materials industries listed on the New York Stock Exchange, since February 2004 and as a director since September 1997. He served as president of ABB Inc., a provider of power and automation technologies for utility and other industrial customers, from February 2001 to January 2004. He was president and chief executive officer of Aiken Associates, a management consulting firm, from August 1999 to February 2001. Prior to that, he served as an executive vice president of General Cable Corporation, a supplier of cable products to the industrial, military, aerospace and telecommunications markets listed on the New York Stock Exchange.

Michael Phillips has served as a director since December 1999. He has been a partner at Apax Partners Beteiligungsberatung GmbH, a private equity and venture capital consulting firm, since March 1996. He joined Apax Partners Beteiligungsberatung GmbH in October 1992.

Edward Paquette is a nominee to our board of directors. He served as vice president, chief financial officer and as a director of Standex International Corp., a diversified manufacturing company, from September 1997 to August 2001, when he retired. Prior to joining Standex International Corp., he was a certified public accountant and partner at Deloitte & Touche LLP for 26 years.

John Saunders is a nominee to our board of directors. He served as a senior vice president and director of corporate strategy and development for Invensys plc, a provider of production services and technologies to a variety of industries, from February 1999 to May 2002, when he retired. He served in a similar capacity for BTR plc from January 1996 to January 1999, when BTR plc merged with Siebe plc to form Invensys plc.

Josef Mayer has served as our president of clothing Europe and Asia since May 2003, and has served as president of our Wangner clothing business in Germany since May 2001. From June 1999 to April 2001, he served as a managing director and president of the Eastern Europe division of MMP Austria GmbH, a manufacturer of chip board and folding boxes. From July 1997 to May 1999, he served as a managing director of Illert GmbH Hanau, a manufacturer of labels.

Douglas Milner has served as our president of Stowe Woodward rolls worldwide since February 2004. He served as chief executive officer of Ziptronix, Inc., an early stage company focusing on room-temperature covalent bonding and integration of semiconductor materials, from January 2002 to February 2004. He served as president of Invensys Power Systems (a subsidiary of Invensys plc), a manufacturer of uninterruptible power supplies, power management software, and related equipment and services, from March 1999 to January 2002. From March 1998 to March 1999, he served as vice president and general manager of the communications systems group for Powerware Corporation, a provider of uninterruptible power systems.

Miguel Quiñonez has served as our president of clothing Americas since January 2004. From February 2000 to January 2004 he served as our president of clothing for South America. He joined BTR plc in 1964 and served as president of its paper group—South America from November 1996 to February 2000 (including after the January 1999 merger of BTR plc and Siebe plc which formed Invensys plc). He also served as president (January 1994 to November 1996), operational director (January 1984 to March 1988), and manufacturing manager (April 1981 to January 1984) of the Argentinean unit of BTR plc.

Wolfgang Zarl has served as our vice president of technology since January 2003. He joined BTR plc in 1975, and since that time has served in senior operations and technology positions with BTR plc (including after the January 1999 merger of BTR plc and Siebe plc which formed Invensys plc) and then with us since December 1999.

Committees of the Board

The standing committees of our board of directors will consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors and our committees will comply with the independence requirements of the                 .

Audit Committee

The principal duties and responsibilities of our audit committee will be as follows:

•	to monitor our financial reporting process and internal control system;

•	to appoint and replace our independent outside auditors from time to time, determine their compensation and other terms of engagement and oversee their work;

•	to oversee the performance of our internal audit function; and

•	to oversee our compliance with legal, ethical and regulatory matters.

The audit committee will have the power to investigate any matter brought to its attention within the scope of its duties. It will also have the authority to retain counsel and advisors to fulfill its responsibilities and duties.

We anticipate that             ,              and              will be appointed to the audit committee upon completion of this offering.

Compensation Committee

The principal duties and responsibilities of the compensation committee will be as follows:

•	to provide oversight on the development and implementation of the compensation policies, strategies, plans and programs for our key employees and outside directors and disclosure relating to these matters;

•	to review and approve the compensation of our chief executive officer and the other executive officers of us and our subsidiaries; and

•	to provide oversight concerning selection of officers, management succession planning, performance of individual executives and related matters.

We anticipate that             ,              and              will be appointed to the compensation committee upon completion of this offering.

Nominating and Corporate Governance Committee

The principal duties and responsibilities of the nominating and corporate governance committee will be as follows:

•	to establish criteria for board and committee membership and recommend to our board of directors proposed nominees for election to the board of directors and for membership on committees of the board of directors;

•	to make recommendations regarding proposals submitted by our shareholders; and

•	to make recommendations to our board of directors regarding corporate governance matters and practices.

We anticipate that             ,              and              will be appointed to the nominating and corporate governance committee upon completion of this offering.

Compensation of Directors

Initial compensation for our directors who are not also employed by us or our subsidiaries will be $25,000 per director per year and $1,500 per director per meeting for attending meetings of the board of directors or any committee of the board. The chairman of the board will receive initial compensation of an additional $10,000 per year, and the chairman of the audit committee will receive initial compensation of an additional $2,500 per year. Each director will also receive an additional $10,000 each year, provided that the director agrees to use the after-tax proceeds of such payment to purchase IDSs. Directors will also be reimbursed for out-of-pocket expenses for attending board of directors and committee meetings.

Summary Compensation Table

The following table sets forth information with respect to the compensation of our chief executive officer, our four most highly compensated executive officers as of December 31, 2003, and two individuals for whom disclosure would have been required but for the fact that such individuals were not executive officers at the end of 2003 (collectively, the “Named Executive Officers”).

	Year	Annual Compensation						Restricted Stock Awards(1)	Securities Underlying Options	All Other Compensation
		Salary		Bonus		Other Annual Compensation

Thomas Gutierrez Chief Executive Officer	2003	$600,000		$3,525,900		—		$1,279,278	4,221	$1,330,522	(2)

Michael O’Donnell Chief Financial Officer	2003	$291,667		—		—		$819,000	—	$3,063	(3)

Josef Mayer President—Clothing Europe and Asia	2003	$254,250	(*)	$206,989	(*)	—		$819,000	—	—

Miguel Quiñonez President—Clothing Americas	2003	$280,000		$375,028		—		$0	—	$271,805	(2)

Wolfgang Zarl Vice President— Technology	2003	$173,482	(*)	—		$21,389	(4)(*)	—	—	$7,877	(5)(*)

Manuel Tarano(6) Former Chief Financial Officer	2003	$87,500		$2,311,500		—		—	—	$695,795	(7)

Bertram Staudenmaier(8) Former President—Stowe Woodward Rolls Worldwide	2003	$368,000		$474,092		—		—	—	$374,000	(3)(9)

(*)	Amounts converted from Euros at an assumed exchange rate of $1.13 per Euro, which represents the average exchange rate for 2003.
(1)	The restricted stock referenced in the table represents shares of Xerium S.A. awarded pursuant to the Senior Management Share Purchase Program. The amounts represent the excess of (i) the aggregate fair market value of the restricted common stock on the date of the award to the executive officer, which we estimate to be $312 per share in each case, over (ii) the consideration paid by the executive officer for such shares, which was denominated in Euros and which has been converted for the purposes of this table into US Dollars at the exchange rate at the time the award was made. As of December 31, 2003, the aggregate holdings and fair market value of the restricted stock of Xerium S.A., assuming a fair market value of $312 per share, was as follows: Mr. Gutierrez, 5,467 shares/$1,705,704; Mr. O’Donnell, 3,500 shares/$1,092,000; Mr. Mayer, 3,500 shares/$1,092,000; Mr. Quiñonez, 5,040 shares/$1,572,480; and Mr. Zarl, 3,500 shares/$1,092,000. All of the shares of restricted common stock vest only upon a change of control, which is defined as a transaction in which a third party acquires a controlling interest in Xerium S.A., a public offering of shares of Xerium S.A. or a transaction in which shares of Xerium S.A. are exchanged for shares of a publicly traded company.
(2)	Represents a bonus paid in 2003 in respect of the closing of certain refinancing transactions that included the establishment of our existing credit facilities.
(3)	Represents matching contributions under our 401(k) plan.
(4)	Represents payments for a leased automobile.
(5)	Represents premiums paid in respect of a mixed life insurance policy in Austria. The policy pays a benefit of $128,734 (at an assumed exchange rate of $1.13 per Euro) to Mr. Zarl upon the earlier of Mr. Zarl’s death or January 1, 2005.

(6)	Mr. Tarano retired in March 2003. In addition to the amounts shown in the table, upon Mr. Tarano’s retirement we purchased 3,500 shares of common stock of Xerium S.A. from Mr. Tarano for $1,031,309 and paid $203,000 to Mr. Tarano in satisfaction of a non-interest bearing loan he had granted to Xerium S.A. in 1999, in each case pursuant to the terms of a subscription agreement and a shareholders’ agreement.
(7)	Includes $589,795 paid as a bonus in 2003 in respect of the closing of certain refinancing transactions that included the establishment of our existing credit facilities, $100,000 paid in respect of consulting services provided to us by Mr. Tarano after his retirement and $6,000 in matching contributions under our 401(k) plan.
(8)	Mr. Staudenmaier resigned in December 2003. In addition to the amounts shown in the table, upon Mr. Staudenmaier’s resignation we purchased 3,500 shares of common stock of Xerium S.A. from Mr. Staudenmaier for $416,393 and paid $243,600 to Mr. Staudenmaier in satisfaction of a non-interest bearing loan he had granted to Xerium S.A. in 1999, in each case pursuant to the terms of a subscription agreement and a shareholders’ agreement.
(9)	Includes $6,000 in matching contributions under our 401(k) plan paid during 2003 and $368,000 in severance payments payable during 2004 pursuant to a severance agreement. Pursuant to the severance agreement, we will also make matching contributions under our 401(k) plan during 2004, in accordance with the terms of the plan, and continue to provide medical, dental and life insurance benefits during 2004.

Option Grants in 2003

The following table sets forth, for each of the Named Executive Officers, the stock options to purchase shares of Xerium S.A. common stock granted under our stock option plan during 2003.

Name	Number of Securities Underlying Options(1)	Percent of Total Options Granted to Employees	Exercise Price (per share)	Fair Market Value on the Date of Grant (per share)	Expiration Date	Potential Realizable Value of Stock Price Appreciation for Option Term (2)
						0%	5%	10%

Thomas Gutierrez	2,338	13.9%	$312.00	$312	May 31, 2013	—	$227,513	$794,357
	1,883	11.2%	$79.71	$312	May 31, 2013	$437,402	$806,875	$1,373,719
Michael O’Donnell	—	—	—	—	—		—	—
Josef Mayer	—	—	—	—	—		—	—
Miguel Quiñonez	—	—	—	—	—		—	—
Wolfgang Zarl	—	—	—	—	—		—	—
Manuel Tarano	—	—	—	—	—		—	—
Bertram Staudenmaier	—	—	—	—	—		—	—

(1)	The options vest only upon a change of control, which is defined as a transaction in which a third party acquires a controlling interest in Xerium S.A., a public offering of shares of Xerium S.A. or a transaction in which shares of Xerium S.A. are exchanged for shares of a publicly traded company.
(2)	The potential realizable value is based on an assumption that the market price of Xerium S.A. stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the ten-year term. These values are calculated based on rules promulgated by the SEC and do not reflect any estimate or projection of future stock prices.

Option Exercises in 2003 and Year-End Option Values

None of the Named Executive Officers exercised any options during 2003. The following table sets forth certain information regarding options to purchase shares of Xerium S.A. common stock held by our Named Executive Officers listed in the Summary Compensation Table as of December 31, 2003.

Name	Number of Securities Underlying Unexercised Options at Fiscal Year-End			Value of Unexercised In-the- Money Options at Fiscal Year- End
	Exercisable	Unexercisable		Exercisable	Unexercisable

Thomas Gutierrez	—	4,221	(1)	—	$437,402	(1)
Michael O’Donnell	—	—		—	—
Josef Mayer	—	—		—	—
Miguel Quiñonez	—	—		—	—
Wolfgang Zarl	—	—		—	—
Manuel Tarano	—	—		—	—
Bertram Staudenmaier	—	—		—	—

(1)	The value of unexercised in-the-money options at fiscal year-end represents the difference between $312 per share, which we estimate to be the fair market value of a share of Xerium S.A. common stock on December 31, 2003, and the aggregate exercise price of such options. Mr. Gutierrez holds options to purchase 1,883 shares of Xerium S.A. common stock with an exercise price of $79.71 per share and options to purchase 2,338 shares of Xerium S.A. common stock with an exercise price of $312 per share.

Retirement Benefits

Pension Plan. The following table sets forth the estimated annual pension benefits payable on January 1, 2004 at normal retirement to a participant who retired on December 31, 2003 in our U.S. pension plan. Our pension plan in the United States is a funded, tax-qualified, noncontributory defined-benefit pension plan that covers certain employees, including our executive officers. Benefits under the pension plan are based upon the employee’s years of service and the average of the employee’s highest five calendar years of compensation in the last ten calendar years of service with us and our subsidiaries, the final average earnings, and are payable after retirement. Earnings covered by the pension plan are total cash compensation, including salary and bonuses, less taxable fringe benefits, as defined in the plan. Benefits under the pension plan are calculated as an annuity equal to 0.9% to 1.4 % of the participant’s final average earnings multiplied by years of service. Credited years of service cannot exceed 30 years. For purposes of the annual pension benefit calculation, final average earnings as of December 31, 2003 could not exceed $200,000 ($205,000 in 2004). Contributions to the pension plan are made entirely by us and are paid into a trust fund from which the benefits of participants will be paid.

Final Average Earnings	Years of Service
	15	20	25	30

$125,000	$23,640	$31,520	$39,400	$47,280
$150,000	$28,890	$38,520	$48,150	$57,780
$175,000	$34,140	$45,520	$56,900	$68,280
$200,000	$39,390	$52,520	$65,650	$78,780

The credited years of service as of March 31, 2004 for each of the Named Executive Officers eligible to receive benefits under our U.S. pension plan are as follows: Thomas Gutierrez—2 years; Michael O’Donnell—1 year; Manuel Tarano—24 years; and Bertram Staudenmaier—5 years. Miguel Quiñonez is eligible to receive benefits under our retirement plan in Argentina.

In 2003, Mr. Tarano received $8,730 in pension benefits and $191,986 pursuant to our existing supplemental executive retirement plan.

Supplemental Executive Retirement Plan. In connection with the offering, we intend to adopt a supplemental executive retirement plan (the “SERP”), a nonqualified plan, that will supplement our existing SERP. Under the new SERP, Messrs. Gutierrez and O’Donnell are entitled to receive, at age 62, annual supplemental pension payments equal to a specified percentage of their average annual base salary and bonus compensation during their final three full years of employment (not including any compensation earned before January 1, 2004), multiplied by their number of years of service earned, less the amounts to which they are entitled under our U.S. pension plan. The annual payment under the SERP cannot exceed 50% of the three-year average annual compensation. The specified percentage is 3% for Mr. Gutierrez and 2.5% for Mr. O’Donnell. The SERP provides for vesting upon 3 years of service. Mr. Gutierrez has 2 years of service and Mr. O’Donnell has 1 year of service, and therefore neither is currently vested. If Messrs. Gutierrez and O’Donnell retire after age 55 but before age 62, their benefit will be reduced by 0.33% for each month prior to age 62. No benefits will be paid under the SERP for retirement before age 55.

Although payments under the SERP are generally structured as annuities, the SERP provides that at retirement the participant can elect, subject to approval by the compensation committee of the board of directors, an alternative payment option with a value that is equivalent to the actuarially determined present value of the annuity benefit. If the participant terminates his employment with us after the vesting period, the participant is entitled to receive the benefit he would have been entitled to receive had he retired at age 55, and payments shall begin when he reaches age 55. In the event of a participant’s death before retirement (whether or not employed by us), subject to the vesting requirement, the participant’s surviving spouse, if any, is entitled to receive an annual benefit for the remainder of her life equal to 50% of the benefit the participant would have been entitled to receive if he had retired on the day before his death. Such payments will begin on the day that the participant would have turned 55. In addition, the SERP provides that, in the event we experience a change of control (as defined in the SERP), each of the participants will be entitled to receive a lump sum payment equal to the actuarially determined present value of the benefits payable under the plan calculated at the time of such change of control as though retirement benefits had commenced on such date without reduction for early retirement.

401(k) Plan

We maintain a tax-qualified defined contribution plan with a cash or deferred arrangement intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”. Our U.S. employees become eligible to participate in the plan after completing one year of employment with us. Each participant in the plan may elect to defer, in the form of contributions to the plan, up to 15% of compensation that would otherwise be paid to the participant in the applicable year, up to the statutorily prescribed annual limit. We make a 50% matching contribution with respect to each participant’s elective contributions, up to 6% of such participant’s contribution, subject to certain limitations. Participants become 100% vested with respect to matching contributions after three years of service with us.

Employment Agreements

Each of Thomas Gutierrez, Michael O’Donnell, Josef Mayer and Miguel Quiñonez will enter into employment agreements with us in connection with this offering. The employment period under the agreements will survive until terminated by the executive or by us.

In addition, the executives’ particular employment agreements will provide the following specific terms:

Thomas Gutierrez.    Mr. Gutierrez will serve as our president and chief executive officer. Under the terms of his employment agreement, Mr. Gutierrez will receive a base salary of $            , which may be increased for subsequent years at the discretion of the compensation committee of our board of directors. If he terminates his employment other than for “good reason” (as defined in the employment agreement) during the first 24 months and without proper notice, he will be required to return to us the full sum of his transactional bonus received in connection with this offering and any bonus payments under our Senior Executive Annual Incentive Plan described below. Upon such a termination (whether occuring before or after the first 24 months) he is entitled to his unpaid salary, incentive compensation and benefits through his date of termination.

If his employment terminates because of his death, then he is entitled to his earned and unpaid salary through his date of death and to 1.5 times his average bonus for the preceding three years. If we terminate his employment because of a disability, then he is entitled to receive his base salary for 18 months (reduced by any long-term disability benefits to which he is entitled), to 1.5 times his average bonus for the preceding three years and to participate in benefit plans for 18 months. If we terminate his employment for any other reason (other than “cause” (as defined in the employment agreement)), or if he terminates his employment for “good reason” (other than in connection with a change of control), then he is entitled to receive his base salary for two years, to two times his average bonus for the preceding three years, to participate in benefit plans for two years and to immediate vesting and exercisability of any equity awards. If any such termination occurs within two years following a change of control, then he is entitled to receive his base salary for three years, to three times his average bonus for the preceding three years, to participate in benefit plans for three years and to immediate vesting and exercisability of any equity awards. If we terminate his employment for “cause,” he is entitled only to payment of his earned and unpaid base salary for the period prior to termination. The employment agreement also provides, with certain exceptions, that he may not participate in any entity or engage in any activity that competes with us or any of our subsidiaries during his employment and for a period of two years after his employment terminates. In addition, the employment agreement imposes certain non-solicitation obligations on him during the same period of time.

Michael O’Donnell.    Mr. O’Donnell will serve as our chief financial officer. Under the terms of his employment agreement, Mr. O’Donnell will receive a base salary of $            , which may be increased for subsequent years at the discretion of the compensation committee of our board of directors. If he terminates his employment other than for “good reason” (as defined in the employment agreement) during the first 18 months and without proper notice, he will be required to return to us the full sum of his transactional bonus received in connection with this offering and any bonus payments under our Senior Executive Annual Incentive Plan. Upon such a termination (whether occurring before or after the first 18 months) he is entitled to his unpaid salary, incentive compensation and benefits through his date of termination. If his employment terminates because of his death, then he is entitled to his earned and unpaid salary through his date of death and to 1.5 times his average bonus for the preceding three years. If we terminate his employment because of his disability, then he is entitled to receive his base salary for 18 months (reduced by any long-term disability benefits to which he is entitled), to 1.5 times his average bonus for the preceding three years and to participate in benefit plans for 18 months. If we terminate his employment for any other reason (other than “cause” (as defined in the employment agreement)), or if he terminates his employment for “good reason”, then he is entitled to receive his base salary for 18 months, to 1.5 times his average bonus for the preceding three years, to participate in benefit plans for 18 months and to immediate vesting and exercisability of any equity awards. If any such termination occurs within two years following a change of control, then he is entitled to his base salary for two years, to two times his average bonus for the preceding three years, to participate in benefit plans for two years and to immediate vesting and exercisability of equity awards. If we terminate his employment for “cause”, he is entitled only to payment of his earned and unpaid base salary for the period prior to termination. The employment agreement also provides, with certain exceptions, that he may not participate in any entity or engage in any activity that competes with us or any of our subsidiaries during his employment and for a period of one year after his employment terminates. In addition, the employment agreement imposes certain non-solicitation obligations on him during the same period of time.

Josef Mayer.    Mr. Mayer will serve as our President—Clothing Europe and Asia. Under the terms of his employment agreement, Mr. Mayer will receive a base salary of $            , which may be increased for subsequent years at the discretion of the compensation committee of our board of directors. If he terminates his employment other than for “good reason” (as defined in the employment agreement) during the first 18 months and without proper notice, he will be required to return to us the full sum of his transactional bonus received in connection with this offering and any bonus payments under our Senior Executive Annual Incentive Plan. Upon such a termination (whether occurring before or after the first 18 months) he is entitled to his unpaid salary, incentive compensation and benefits through his date of termination. If his employment terminates because of his death, then he is entitled to his earned and unpaid salary through his date of death. If we terminate his employment because of his disability, then he is entitled to receive his base salary for 18 months (reduced by any long-term disability benefits to which he is entitled) and to participate in benefit plans for 18 months. If we terminate his employment for any reason (other than “cause” (as defined in the employment agreement)), or if he terminates his employment for “good reason,” then he is entitled to receive his base salary and to participate in benefit plans for one year and to immediate vesting and exercisability of equity awards. If any such termination occurs within two years following a change of control, then he is entitled to his base salary for 18 months and to participate in benefit plans for 18 months and to immediate vesting and exercisability of equity awards. If we terminate his employment for “cause,” he is entitled only to payment of his earned and unpaid base salary for the period prior to termination. The employment agreement also provides, with certain exceptions, that he may not participate in any entity or engage in any activity that competes with us or any of our subsidiaries during his employment and for a period of one year after his employment terminates. In addition, the employment agreement imposes certain non-solicitation obligations on him during the same period of time.

Miguel Quiñonez.    Mr. Quiñonez will serve as our President—Clothing Americas. Under the terms of his employment agreement, Mr. Quiñonez will receive a base salary of $            , which may be increased for subsequent years at the discretion of the compensation committee of our board of directors. If he terminates his employment other than for “good reason” (as defined in the employment agreement) during the first 18 months and without proper notice, he will be required to return to us the full sum of his transactional bonus received in connection with this offering and any bonus payments under our Senior Executive Annual Incentive Plan. Upon such a termination (whether occurring before or after the first 18 months) he is entitled to his unpaid salary, incentive compensation and benefits through his date of termination. If his employment terminates because of his death, then he is entitled to his earned and unpaid salary through his date of death. If we terminate his employment because of his disability, then he is entitled to receive his base salary for 18 months (reduced by any long-term disability benefits to which he is entitled) and to participate in benefit plans for 18 months. If we terminate his employment for any other reason (other than for “cause” (as defined in the employment agreement)), or if he terminates his employment for “good reason,” then he is entitled to receive his base salary and to participate in benefit plans for one year and to immediate vesting and exercisability of equity awards. If any such termination occurs within two years following a change of control, then he is entitled to his base salary to participate in benefit plans for 18 months and to immediate vesting and exercisability of equity awards. If we terminate his employment for “cause,” he is entitled only to payment of his earned and unpaid base salary for the period prior to termination. The employment agreement also provides, with certain exceptions, that he may not participate in any entity or engage in any activity that competes with us or any of our subsidiaries during his employment and for a period of one year after his employment terminates. In addition, the employment agreement imposes certain non-solicitation obligations on him during the same period of time.

Senior Executive Annual Incentive Plan

We expect to adopt a Senior Executive Annual Incentive Plan pursuant to which our executive officers will be eligible to receive annual bonus payments in addition to his base salary in amounts not to exceed such base salary. The bonus will be awarded each year if our financial performance exceeds certain targets established by the compensation committee of our board of directors, and for certain executives, may also be based on the achievement of business unit performance targets or individual performance goals established by the compensation committee of our board of directors.

We intend to terminate our existing Management Incentive Compensation Plan upon consummation of this offering. Under that plan, our executive officers were eligible to receive annual bonuses equal to a percentage of their base salary if our financial performance exceeded certain targets established by our board of directors. Upon termination of the plan, our executive officers will be eligible to receive bonus payments under the plan if our financial performance exceeds targets established by our board of directors. The bonus payments, if any, will be equal to a pro rata portion of what the payment would have been had the Management Incentive Compensation Plan remained in effect through the end of 2004 and the full-year financial targets had been met, provided that bonus payments to Mr. Gutierrez upon termination of the plan will be capped at $1 million.

Long Term Incentive Plan

We expect to adopt a Long Term Incentive Plan (the “LTIP”) pursuant to which we intend to make cash payments to our executive officers and certain other senior employees based on the achievement of cash distribution targets with respect to the IDSs. Awards will be granted if the annual per-IDS distributions, which includes both interest and dividend payments (the “Distributions per IDS”), exceed a target per-IDS distributable cash threshold amount (the “Target Distributions per IDS”) in a given year. In general, if the compensation committee of our board of directors determines that the aggregate amount of cash available for distribution to the holders of each IDS (determined without regard to distributions under the LTIP) exceeds the aggregate Target Distributions per IDS, 80% of such amount will be distributed to holders of IDSs and the remaining 20% will be used to fund the award pool. Each recipient of an award will be required to use the after-tax proceeds of 80% of any award payment to purchase IDSs that will vest in equal annual installments over three years.

The purpose of the LTIP is to strengthen the mutuality of interests between the LTIP participants and holders of IDSs. The LTIP will be administered by our compensation committee, which shall have the power to, among other things, determine (1) those individuals who will participate in the LTIP, (2) the percentage of the award pool to be allocated to each individual, (3) the Target Distributions per IDS and (4) other conditions that the participants must satisfy in order to receive an award of their allocated amounts.

The Target Distributions per IDS is anticipated to be set at $             per IDS for 2004. The compensation committee has the power to amend or terminate the LTIP at any time, which includes the power to adjust the Target Distributions per IDS and/or amounts to be allocated to participants in respect of each fiscal year occurring during the applicable performance period. We currently anticipate that the following individuals will participate in the LTIP in 2004:             .

We intend for the LTIP to be a performance-based compensation arrangement within the meaning of Section 162(m) of the Code, in order to ensure the full deductibility of all payments made under the LTIP to our executive officers and other senior employees whose compensation could otherwise be subject to the limitations on deductibility under Section 162(m) of the Code.

Principal Stockholders

The following table and accompanying footnotes provide information regarding the beneficial ownership of shares of our common stock prior to and after the completion of this offering. The persons listed below include: (i) each person known by us to beneficially own more than 5% of our common stock; (ii) each member of our board of directors; (iii) each of our Named Executive Officers; (iv) each nominee to our board of directors; and (v) all members of our board of directors and our executive officers as a group.

In connection with the transactions contemplated by this offering, the directors, director nominees and Named Executive Officers listed in the table will exchange shares of Xerium S.A. common stock for shares of our common stock. All shares listed in this table assume the consummation of such exchange.

Except as indicated in the footnotes to this table, each person has sole voting and investment power with respect to all shares indicated as beneficially owned by such person. Except as indicated in the footnotes to this table, the address for each person listed below is Xerium Technologies, Inc., One Technology Drive, Westborough Technology Park, Westborough, Massachusetts 01581.

	Shares Beneficially Owned Prior to this Offering		Shares Beneficially Owned After this Offering Assuming No Exercise of the Over-allotment Option(1)		Shares Beneficially Owned After this Offering Assuming Full Exercise of the Over-allotment Option(1)
Name of Beneficial Owner	Number	Percent	Number	Percent	Number	Percent

Xerium S.A.(2)	525,806	92.78%
Thomas Gutierrez(3)	9,688	1.70
Michael O’Donnell(4)	3,500	*
Miguel Quiñonez(5)	5,040	*
Josef Mayer(6)	3,500	*
Wolfgang Zarl	3,500	*
Donald P. Aiken	1,000	*
Edward Paquette	—	—
Michael Phillips(7)	—	—
John B. Saunders	—	—
John S. Thompson	—	—
Manuel Tarano	—	—
Bertram Staudenmaier	—	—
All directors, director nominees and executive officers as a group(8)	29,728	5.25%

(*)	Less than 1%.
(1)	Includes shares of Class A common stock represented by IDSs and shares of Class B common stock.
(2)	Xerium S.A., through its wholly-owned subsidiaries, has sole voting and investment power over the shares of our common stock listed in the table. Xerium S.A. is controlled by Apax Europe IV GP, L.P. (“Apax”), which is manager, directly or indirectly, of investment funds holding the majority of the outstanding common stock of Xerium S.A. prior to this offering. The address of Apax is c/o Apax Europe IV-A L.P., 13-15 Victoria Road, St. Peter Port, Guernsey, Channel Islands.
(3)	Includes (i) 4,221 options to purchase shares of common stock in Xerium S.A. that will vest and become exercisable in connection with this offering and (ii) 5,467 shares of restricted common stock in Xerium S.A. that will vest in connection with this offering.
(4)	Includes 3,500 shares of restricted common stock in Xerium S.A. that will vest in connection with this offering.
(5)	Includes 1,540 shares of restricted common stock in Xerium S.A. that will vest in connection with this offering.
(6)	Includes 3,500 shares of restricted common stock in Xerium S.A. that will vest in connection with this offering.
(7)	Mr. Phillips, who is a member of our board of directors, is a manager of Apax Partners Beteiligungsberatung GmbH, an entity advising Apax. Apax has sole voting and investment power over the shares in Xerium S.A. held or controlled by itself and its affiliates. Mr. Phillips’ business address is c/o Apax Partners Beteiligungsberatung GmbH, Possartstraße 11, D- 81679, München, Germany.
(8)	Includes (i) 4,221 options to purchase shares of common stock of Xerium S.A. that will vest and become exercisable in connection with this offering and (ii) 25,507 shares of restricted common stock of Xerium S.A. that will vest in connection with this offering.

Related Party Transactions

Transactions and Agreements Relating to Our Management

Xerium S.A. Senior Management Share Purchase Program.    The following executive officers and directors have purchased shares of Xerium S.A. common stock pursuant to our Senior Management Share Purchase Program, which will be terminated in connection with this offering: Donald P. Aiken, Douglas Milner, Thomas Gutierrez, Josef Mayer, Michael O’Donnell and Miguel Quiñonez. The shares issued pursuant to the program will vest upon a change of control, which is defined as a third party acquiring a controlling interest in Xerium S.A., a public offering of shares of Xerium S.A. or a transaction in which shares of Xerium S.A. are exchanged for the shares of a publicly traded company.

On February 9, 2004, Douglas Milner purchased 3,500 shares of Xerium S.A. common stock from Xerium Inc., one of our subsidiaries, in exchange for a promissory note in the principal amount of $350,000. The loan evidenced by the promissory note bore interest at a rate of 5.02%, compounded semiannually, and was secured by the shares. Mr. Milner borrowed an additional $337,000 from Xerium Inc. on March 8, 2004 to make tax payments in respect of the shares. The loan bore interest at a rate of 5.02%, compounded semiannually. In April 2004, Xerium Inc. forgave both of these loans and agreed to pay Mr. Milner an amount sufficient to reimburse him for any income taxes he is required to pay as a result of such forgiveness. No portion of the loans was ever repaid.

On January 1, 2004, Donald P. Aiken purchased 1,000 shares of Xerium S.A. common stock from Xerium Inc. for aggregate consideration of $200,000.

On December 29, 2003, Thomas Gutierrez purchased 5,467 shares of Xerium S.A. common stock for aggregate consideration of Euro 390,500.

On December 29, 2003, Josef Mayer purchased 3,500 shares of Xerium S.A. common stock for aggregate consideration of Euro 250,000. Mr. Mayer borrowed Euro 250,000 from one of our subsidiaries to finance the transaction. The loan was evidenced by a promissory note, did not bear interest and was secured by the shares. In April 2004 Xerium Inc. forgave the loan and agreed to pay Mr. Mayer an amount sufficient to reimburse him for any income taxes he is required to pay as a result of such forgiveness. No portion of the loan was ever repaid.

On December 29, 2003, Michael O’Donnell purchased 3,500 shares of Xerium S.A. common stock for aggregate consideration of Euro 250,000. Mr. O’Donnell borrowed $278,985 from Xerium Inc. to finance the transaction. The loan was evidenced by a promissory note, bore interest at a rate of 5.02%, compounded semiannually, and was secured by the shares. Mr. O’Donnell borrowed additional amounts of $116,116 and $300,000 from Xerium Inc. on December 11, 2003 and January 12, 2004, respectively, to make tax payments in respect of the shares. These loans each bore interest at a rate of 5.02%. In April 2004, Xerium Inc. forgave all three of these loans and agreed to pay Mr. O’Donnell an amount sufficient to reimburse him for any income taxes he is required to pay as a result of such forgiveness. No portion of the loans was ever repaid.

On December 29, 2003, Miguel Quiñonez purchased 1,540 shares of Xerium S.A. common stock for aggregate consideration of Euro 447,867.

Other Loans and Transactions.    On January 1, 2002, Thomas Gutierrez borrowed Euro 525,000 from Xerium, Inc. to finance his purchase from affiliates of Apax of (i) 8,750 shares of Xerium S.A. common stock for aggregate consideration of Euro 17,500 and (ii) a portion of a non-interest bearing loan originally granted by Apax to Xerium S.A. on December 1, 1999 in the principal amount of Euro 507,500. The loan from Xerium, Inc. to Mr. Gutierrez bore no interest. In April 2004, Xerium Inc. forgave the loans and agreed to pay Mr. Gutierrez an amount sufficient to reimburse him for any income taxes he is required to pay as a result of such forgiveness. No portion of the loan was ever repaid. Mr. Gutierrez sold the 8,750 shares to Xerium, Inc. on January 1, 2003 for aggregate consideration of $2.6 million.

CIBC

In August 2003, affiliates of CIBC purchased from Apax (i) 31,915 shares of Xerium S.A. common stock and (ii) a portion of a non-interest bearing loan originally granted by Apax to Xerium S.A. on December 1, 1999 in the principal amount of approximately Euro 1.9 million. In connection with the consummation of the transactions contemplated by this offering, we expect that these affiliates of CIBC will receive an aggregate of        IDSs and $      million in cash in exchange for their equity interests in Xerium S.A. and we expect to repay the non-interest bearing loan. See below under “—Shareholder Loans.”

In December 2002, we entered into our existing senior credit facility and mezzanine credit facility with various financial institutions, with an affiliate of CIBC acting as one of the two lead arrangers for the senior credit facility and the sole lead arranger for the mezzanine facility. The affiliate of CIBC was also the facility agent under both facilities. In connection with the initial borrowing under the senior credit facility in December 2002, we paid the affiliate of CIBC an arrangement fee of approximately $14.7 million and a commitment fee of approximately $106,000. In connection with the initial borrowing under the mezzanine credit facility in February 2003, we paid the affiliate of CIBC an arrangement fee of approximately $3.4 million and a commitment fee of approximately $108,000. We also paid the affiliate of CIBC approximately Euro 1.9 million as reimbursement for its expenses in connection with the transactions.

Affiliates of CIBC have from time to time received principal and interest payments and commitment fees in respect of the senior credit facility, pro rata with the other financial institutions participating in the facility. An affiliate of CIBC currently holds approximately $23.3 million of the outstanding principal balance under the senior credit facility. We will repay all amounts outstanding under the senior credit facility using proceeds from this offering and borrowings under our new senior credit facility. An affiliate of CIBC has served as facility agent for the syndication of lenders participating in the senior credit facility, and we have paid this affiliate of CIBC an annual fee of $75,000 in respect of this role. Although this affiliate of CIBC served as the initial facility agent under the mezzanine credit facility, the mezzanine credit facility was syndicated to other financial institutions shortly after the loan was funded and this affiliate of CIBC did not retain any financial interest in the facility and ceased serving as facility agent in May 2003.

Proceeds from the December 2002 refinancing transactions were used to repay a senior credit facility that we had entered into in December 1999 with various financial institutions, including an affiliate of CIBC. The affiliate of CIBC received its pro rata portion of the total amount outstanding under the senior credit facility in connection with the repayment. The affiliate of CIBC served as the facility and security agent for this credit facility, for which we paid them an annual fee of $75,000.

We are party to seven interest rate swap contracts with an affiliate of CIBC, some of which have been outstanding since December 1999, and others of which have been outstanding since February 2003. The combined notional values of all contracts as of December 2003 was $309.8 million and the fair value was $7.2 million. These contracts mature in December 2004 and December 2005 and will be terminated in connection with the transactions contemplated by this offering.

Shareholder Loans

In connection with the refinancing in December 2002, Xerium S.A. repaid all of the 10% loans made by shareholders in December 1999 in connection with the acquisition of our business from Invensys plc. A portion of the loans was repaid in December 2002 after the funding of the senior credit facility and the remaining portion was repaid in February 2003 after the funding of the mezzanine credit facility. Apax received approximately Euro 136.5 million in principal and accrued interest in connection with this repayment, which represented approximately 60% of the loans outstanding. No interest had been paid on the 10% loans prior to their repayment.

We intend to use a portion of the proceeds from this offering to repay the non-interest bearing loans granted to us by our shareholders in December 1999 in connection with the acquisition of our business from Invensys plc. The following table lists the Named Executive Officers and entities that beneficially own more than 5% of

Xerium S.A. common stock prior to this offering who currently hold a portion of these loans, and the amount outstanding as of the offering:

Name of Director, Executive Officer or 5% Beneficial Owner	Principal Amount Outstanding

Apax	Euro	24,094,259.00
CIBC Capital Partners	Euro	1,851,070.00
Thomas Gutierrez	Euro	507,500.00
Miguel Quiñonez	Euro	203,000.00
Wolfgang Zarl	Euro	203,000.00

Certain Payments Relating to this Offering

In connection with the consummation of the transactions contemplated by the offering, the following executive officers will receive the transaction bonuses set forth below:

Individual	Bonus Amount

Thomas Gutierrez	$
Michael O’Donnell	$
Miguel Quiñonez	$
Josef Mayer	$
Wolfgang Zarl	$
Douglas Milner	$

Investor Rights Agreement

Effective upon the consummation of this offering, we will enter into an investor rights agreement with Apax and our other existing equity investors that will permit holders of our Class B common stock to exchange their Class B common stock for IDSs at certain times after the second anniversary of the closing of this offering. Each share of Class B common stock will be exchangeable for IDSs, at an exchange rate of one IDS for              shares of Class B common stock. If all such Class B common stock were exchanged into IDSs, the holders of our Class B common stock would receive an aggregate of              IDSs representing              shares of our Class A common stock and $             million aggregate principal amount of notes.

As a condition to any exchange of shares of Class B common stock for IDSs:

•	such exchange must comply with applicable laws, including, without limitation, securities laws, laws relating to redemption of common stock and laws relating to the issuance of debt;

•	the IDSs into which the Class B common stock will be exchanged must be registered pursuant to an effective registration statement in the United States;

•	such exchange must not conflict with or cause a default under any material financing agreement;

•	such exchange must not cause a mandatory suspension of dividends or deferral of interest under any material financing agreement as of the measurement date immediately following the proposed exchange date;

•	no event of default or deferral of interest may have occurred and be continuing under the indenture governing the notes; and

•	the holder of Class B common stock desiring to exchange its shares must have given us at least 30 but not more than 60 days advance notice prior to such exchange.

In addition, we are not obligated to exchange the Class B common stock for IDSs pursuant to the arrangements described above if our board of directors determines that it will jeopardize the federal income tax status of the IDSs or notes already outstanding.

In addition, the investor rights agreement will contain the following registration rights:

•	The existing equity investors will collectively have three demand registration rights relating to the IDSs and the shares of our Class A common stock and notes represented by the IDSs that they hold subject to the requirement that the securities, including any piggyback securities, covered by each demand registration have an aggregate public offering price of at least $15 million. Notwithstanding the foregoing, an existing equity investor must beneficially own more than 1% of our outstanding shares of Class A common stock, notes, or IDSs, as the case may be, either alone or with its affiliates, to initiate a demand for registration;

•	The existing equity investors will have the right to include in our future public offerings of securities the IDSs, shares of our Class A common stock and notes held by each of them.

The existing equity investors may only exercise their demand registration rights with respect to their Class A common stock once our Class A common stock is listed on the             . If the existing equity investors exercise their demand registration rights, we will file a registration statement or prospectus and undertake an offering in the United States. The registration rights are transferable by the existing equity investors, subject to certain restrictions.

We have agreed to pay all costs and expenses in connection with each such registration, except underwriting discounts and commissions applicable to the securities sold, and to indemnify the existing equity investors against certain liabilities, including liabilities under the Securities Act.

The Transactions

Prior to the offering, we are an indirect, wholly-owned subsidiary of Xerium S.A. Apax is the manager, directly or indirectly, of investment funds holding the majority of the outstanding common stock of Xerium S.A. Affiliates of CIBC own approximately 5.6% of the common stock of Xerium S.A. Our senior management and certain employees own restricted common stock of Xerium S.A or options to purchase common stock of Xerium S.A. that will vest in connection with this offering.

Prior to and in connection with this offering, we will recapitalize our capital stock into Class A common stock and Class B common stock. In this offering, we expect that we will sell to the public          IDSs (represented by          shares of Class A common stock and $             million aggregate principal amount of notes) and $             million aggregate principal amount of notes sold separately (not represented by IDSs). The completion of the offering of separate notes is a condition to our sale of IDSs. We will also undergo a reorganization prior to the offering and, after the offering, we will, directly or indirectly, hold all of the equity interests of all of the current operating subsidiaries and related holding companies of our corporate group, excluding the current parent, Xerium S.A. (and its two immediate subsidiaries).

We estimate that we will receive net proceeds from this offering of approximately $             million after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, assuming an initial offering price of $             per IDS, which represents the mid-point of the range set forth on the cover page of this prospectus, and an initial public offering price of         % of the stated principal amount for each note sold separately (not represented by IDSs). We will use these net proceeds, together with borrowings under our new credit facility and cash on hand, to repay all of our outstanding indebtedness prior to the offering, including all outstanding borrowings under our existing senior and mezzanine credit facilities and to pay transaction bonuses and make other payments to our senior management.

In addition, we expect that we will issue              IDSs (represented by              shares of Class A common stock and $             million aggregate principal amount of notes),              shares of Class B common stock and $             million in cash to Xerium S.A. in exchange for our common stock currently held by Xerium S.A. Xerium S.A. will then distribute such IDSs, shares of Class B common stock and cash to our existing equity investors in exchange for their interests in Xerium S.A.

We expect that Apax and its affiliates will exchange         % of their equity interests in Xerium S.A. for             IDSs,         % of their equity interests in Xerium S.A. for              shares of Class B common stock and         % of their equity interests for $             million in cash. Our senior management and other employees will exchange their equity interests in Xerium S.A. for an aggregate of              IDSs and cash in an amount necessary to allow such individuals to pay anticipated income taxes incurred in connection with the vesting of their equity interests and the exchange. Our other existing equity investors will receive an aggregate of              IDSs and $             million in cash in exchange for their equity interests in Xerium S.A., of which CIBC will receive              IDSs and $     million in cash.

After giving effect to the offering and these transactions, the public IDS holders will hold approximately         % of the economic interests in us and our existing equity investors will hold the remaining         % through IDSs and shares of Class B common stock.

Description of Certain Indebtedness

New Credit Facility

We intend to enter into a new $             million senior secured credit facility with a syndicate of financial institutions, including CIBC, which will act as lead arranger and sole bookrunner.

We expect that the new credit facility will be comprised of a revolving credit facility in a total principal amount of up to $            million and a term loan facility in an aggregate principal amount of $            million. The term loan facility may be made available to us and various of our subsidiaries in various foreign jurisdictions.

We expect that the revolving credit facility and term loan facility will mature in                     .

We expect that the new senior secured credit facility will have several features similar to credit facilities of this nature, including but not limited to:

Interest Rate and Fees.    We expect that borrowings under the revolving credit facility and term loan facilities will bear interest, at our option at either (a) U.S. Base Rate (as defined in the new credit facility) plus the applicable margin or (b) adjusted LIBOR plus the applicable margin. The applicable margin for U.S. Base Rate loans will be         % to         % and the applicable margin for LIBOR loans will be         % to         %.

We also expect the new credit facility will provide payment to the lenders of a commitment fee on any unused commitments under the revolving credit facility equal to        % per annum.

Mandatory Prepayments.    We expect that the new credit facility will require us to prepay outstanding loans under the term loan facility with, subject to certain conditions and exceptions, a certain percentage of excess cash flow under certain circumstances, 100% of the cash proceeds received by us from any loss, damage, destruction or condemnation of or any sale, transfer or other disposition of any assets, 100% of the net cash proceeds from the incurrence of any indebtedness by us, and 100% of the net proceeds of any issuance or sale of debt, including IDS proceeds not used for certain purposes.

Voluntary Prepayments.    We expect that the new credit facility will provide for voluntary prepayments of the revolver and term loan, subject to certain conditions and restrictions.

Covenants.    We expect that the new credit facility will require that we meet certain financial tests, including, without limitation, the following tests: a maximum senior secured leverage ratio, a maximum leverage ratio and a minimum interest coverage ratio. If we fail to meet certain financial performance tests or if there exists a default or event of default, the new credit facility will require us to defer or not pay interest on the notes.

We also expect that our new credit facility will contain customary covenants and restrictions, including, among others, limitations or prohibitions on declaring dividends and other distributions, redeeming and repurchasing our other indebtedness, loans and investments, additional indebtedness, liens, sale-leaseback transactions, capital expenditures, recapitalizations, mergers, acquisitions and asset sales and transactions with affiliates.

Collateral.    We expect to give to the administrative agent on behalf of the lenders collateral consisting of, without limitation, a pledge of the capital stock of our subsidiaries and intercompany debt, and a security interest in substantially all our assets, in all cases subject to legal and tax considerations and requirements.

Events of Default.    We expect that our new credit facility will specify certain customary events of default.

Existing Credit Facilities

In December 2002, we, Xerium S.A. and other subsidiaries of Xerium S.A. entered into a senior credit facility with various financial institutions, with an affiliate of CIBC acting as the facility agent, pursuant to which the Xerium companies borrowed $602.0 million in term loans and established a $50.0 million revolving credit facility. The term loans are allocated among three tranches and a portion of each tranche is denominated in Canadian Dollars and Euros. Tranche A originally consisted of $302.0 million in principal and matures in 2009. Tranche B originally consisted of $150.0 million in principal and matures in 2010. Tranche C originally consisted of $150.0 million in principal and matures in 2011. The revolving credit facility matures in 2009. The term loan bears interest at a rate equal to the LIBOR rate plus (i) 2.25% in the case of tranche A, (ii) 2.75% in the case of tranche B and (iii) 3.25% in the case of tranche C. The revolving credit facility bears interest at a rate equal to the LIBOR rate plus 2.25%.

Also in December 2002 we, Xerium S.A. and other subsidiaries of Xerium S.A. entered into a mezzanine credit facility with various financial institutions that matures in 2013. In February 2003, the Xerium companies borrowed $70.0 million and Euro 56.7 million under this facility. The interest rate applicable to the US Dollar portion of the loan is 16% and the interest rate applicable to the Euro portion of the loan is the LIBOR rate plus 11%.

All amounts outstanding under each of these credit facilities will be repaid with the proceeds of this offering and borrowings under our new credit facility.

Description of IDSs

General

We are selling                     IDSs in this offering. Each IDS initially represents:

•	one share of our Class A common stock; and

•	a % note with a $ principal amount.

The ratio of Class A common stock to principal amount of notes represented by an IDS is subject to change in the event of a stock split, recombination or reclassification of our Class A common stock. For example, if we elect to effect a two-for-one stock split, from and after the effective date of the stock split, each IDS will represent two shares of Class A common stock and the same principal amount of notes as it previously represented. Likewise, if we effect a recombination or reclassification of our common stock, each IDS will thereafter represent the appropriate number of shares of Class A common stock on a recombined or reclassified basis, as applicable, and the same principal amount of notes as it previously represented. Immediately following the occurrence of any such event, we will file with the SEC a Current Report on Form 8-K or any other applicable form, disclosing the changes in the ratio of Class A common stock to principal amount of notes as a result of such event.

Holders of IDSs are at all times the beneficial owners of the Class A common stock and notes represented by such IDSs and, through their broker or other financial institution and DTC, will have the same rights, privileges and preferences, including voting rights, rights to receive distributions, rights and preferences in the event of a default under the indenture governing our notes, ranking upon bankruptcy, and rights to receive communications and notices as a direct holder of separately held Class A common stock and notes, as applicable, would have through its broker or other financial institution and DTC.

The IDSs will be available in book-entry form only. As discussed below under “—Book-Entry Settlement and Clearance,” a nominee of the book-entry clearing system will be the sole registered holder of the IDSs. That means you will not be a registered holder of IDSs or be entitled to receive a certificate evidencing your IDSs. You must rely on the procedures used by your broker or other financial institution that will maintain your book-entry position to receive the benefits and exercise the rights of a holder of IDSs that are described below. You should consult with your broker or financial institution to find out what those procedures are.

Voluntary Separation and Recombination

Holders of IDSs, whether purchased in this offering or in a subsequent offering of IDSs of the same series, may, at any time after the earlier of 45 days from the date of the closing of this offering or the occurrence of a change of control, through their broker or other financial institution, separate the IDSs into the shares of our Class A common stock and notes represented thereby. Unless the IDSs have been previously automatically separated upon the continuance of a payment default on the notes for 90 days, or as result of redemption or maturity of the notes or otherwise, any holder of shares of our Class A common stock and notes may, at any time, through his or her broker or other financial institution, combine the applicable number of shares of Class A common stock and notes to form IDSs. See “—Book-Entry Settlement and Clearance” below for more information on the method by which delivery and surrender of IDSs and delivery of shares of Class A common stock and our notes will be effected.

We will use reasonable efforts to list our Class A common stock for separate trading on the              or any other exchange or quotation system on which the IDSs are then listed (or previously listed) if a sufficient number of shares of our Class A common stock are held separately to meet the minimum requirements for separate trading of such stock exchange or quotation system for at least 30 consecutive trading days.

Automatic Separation

Upon the occurrence of any of the following, the IDSs will be automatically separated into the shares of Class A common stock and notes represented thereby:

•	exercise by us of our right to redeem all or a portion of the notes, which may be represented by IDSs at the time of such redemption;

•	the date on which principal on the notes becomes due and payable, whether at the stated maturity date or upon acceleration thereof;

•	the continuance (without cure) of a payment default on the notes for 90 days; or

•	if DTC is unwilling or unable to continue as securities depository with respect to the IDSs or ceases to be a registered clearing agency under the Securities Exchange Act of 1934, which we refer to as the “Exchange Act,” and we are unable to find a successor depositary.

Following the automatic separation of the IDSs as a result of the redemption or maturity of any notes, shares of Class A common stock and notes may no longer be combined to form IDSs.

The Class B common stock will be exchangeable for IDSs after the second anniversary of this offering at the option of the holder, subject to certain restrictions. In addition, subject to certain conditions, the holders of Class B common stock will have the option to exchange the Class B common stock for Class A common stock and notes at such time as the IDSs are automatically separated.

Book-Entry Settlement and Clearance

DTC, will act as securities depository for the IDSs and the notes and shares of Class A common stock represented by the IDSs, or the “securities.” The notes represented by the IDSs will be represented by one or more global notes and the shares of our Class A common stock represented by the IDSs will be represented by one or more global stock certificates. The global notes and global stock certificates will be issued in fully-registered form in the name of DTC’s nominee, Cede & Co.

Book-Entry Procedures.    If you intend to purchase IDSs in the manner provided by this prospectus you must do so through the DTC system or through direct and indirect participants. The participant that you purchase through will receive a credit for the applicable security on DTC’s records. The ownership interest of each actual purchaser of the applicable security, whom we refer to as a “beneficial owner,” is to be recorded on the participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant through which the beneficial owner entered into the transaction.

All interests in the securities will be subject to the operations and procedures of DTC. The operations and procedures of DTC’s settlement system may be changed at any time.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York State Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies. These indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the applicable security except in the event that use of the book-entry system for the securities is discontinued.

Separation and Recombination.    Any voluntary or automatic separation of IDSs and any subsequent combination of IDSs from notes and Class A common stock are to be accomplished by entries made by the DTC participants acting on behalf of beneficial owners. In any such case, the participant’s account through which a separation or combination is effected, will be credited and debited for the applicable securities on DTC’s records. There may be certain transactional fees imposed upon you by brokers or other financial intermediaries in connection with separation or recombination of IDSs and you are urged to consult your broker regarding any such transactional fees. We have been informed by DTC that the current fee per transaction per participant account for any separation or recombination is $            .

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the securities. Under its usual procedures, DTC would mail an omnibus proxy to participants as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

We and the trustee will make any payments on the securities to DTC. DTC’s practice is to credit direct participants’ accounts on the payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, us or the transfer agent and registrar, subject to any statutory or regulatory requirements as may be in effect from time to time.

We or the trustee will be responsible for the payment of all amounts to DTC. DTC will be responsible for the disbursement of those payments to its participants, and the participants will be responsible for disbursements of those payments to beneficial owners. We will remain responsible for any actions DTC and participants take in accordance with instructions we provide.

DTC may discontinue providing its service as securities depository with respect to the IDSs, the shares of our Class A common stock or our notes at any time by giving reasonable notice to us or the transfer agent and registrar. If DTC discontinues providing its service as securities depository with respect to the IDSs and we are unable to obtain a successor securities depository, you will automatically take a position in the component securities. If DTC discontinues providing its service as securities depository with respect to the shares of our Class A common stock and/or our notes and we are unable to obtain a successor securities depository, we will print and deliver to you certificates for the securities that have been discontinued and you will automatically take a position in the other component securities.

Also, in case we decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) we will print and deliver to you certificates for the various certificates of Class A common stock and notes you may own.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, including DTC.

Except for actions taken by DTC in accordance with our instructions, neither we nor the trustee nor the underwriters will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to:

•	the accuracy of the records of DTC, its nominee or any participant or any record of beneficial ownership interest in the securities on DTC’s books, or

•	any payments, or the providing of notice, to participants or beneficial owners.

Procedures Relating to Subsequent Issuances.

The indenture governing the notes and the agreements with DTC will provide that, in the event there is a subsequent issuance of notes which are substantially identical to the notes offered hereby initially represented by the IDSs but having a different CUSIP number, each holder of notes or IDSs offered hereby (as the case may be) agrees that a portion of such holder’s notes (whether held directly in book-entry form, or held as part of IDSs) will be exchanged for a portion of the notes acquired by the holders of such subsequently issued notes. Consequently, following each such subsequent issuance and exchange, each holder of notes or IDSs (as the case may be) will own notes of each separate issuance in the same proportion as each other holder. Immediately following any exchange resulting from a subsequent offering, a new CUSIP number will be assigned to represent an inseparable unit consisting of the notes outstanding prior to the subsequent issuance and the notes issued in the subsequent issuance. Accordingly, the notes issued in the original offering cannot be separated from the notes issued in any subsequent offering. In addition, immediately following any exchange resulting from a subsequent offering, the IDSs will consist of the inseparable unit described above representing the proportionate principal amounts of each issuance of notes (but with the same aggregate principal amount as the note (or inseparable unit) represented by the IDSs immediately prior to such subsequent issuance and exchange) and the Class A common stock. All accounts of DTC participants with a position in the securities will be automatically revised to reflect the new CUSIP numbers. In the event of any voluntary or automatic separation of IDSs following any such automatic exchange, holders will receive the then existing components which are the Class A common stock and the inseparable notes unit. The automatic exchange of notes described above should not impair the rights any holder would otherwise have to assert a claim under applicable securities laws against us or any of our agents, including the underwriters, with respect to the full amount of notes purchased by such holder. It is unclear whether the exchange of notes described above results in a taxable exchange for U.S. federal income tax purposes, and it is possible that such exchange could result in holders having to include OID in taxable income prior to receipt of cash and other potentially adverse tax consequences. See “Material U.S. Federal Income Tax Consequences—Consequences to U.S. Holders—Notes—Additional Issuances.” In addition, if such notes are issued with OID, holders of such notes may not be able to recover the portion of their principal amount treated as unaccrued OID in the event of an acceleration of the notes or a bankruptcy of the issuer prior to the maturity of the notes. See “Risk Factors—Holders of subsequently issued notes may not be able to collect their full stated principal amount prior to maturity.” Immediately following any subsequent issuance we will file with the SEC a Current Report on Form 8-K or any other applicable form disclosing the changes, if any, to the OID attributable to your notes as a result of such subsequent issuance.

IDS Transfer Agent

                                 is the IDS transfer agent.

Description of Capital Stock

The following is a description of the terms of our restated certificate of incorporation and amended and restated by-laws, the forms of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is part and which will become effective prior to the offering contemplated by this prospectus.

Authorized Capitalization

Our authorized capital stock will consist of:

•	shares of Class A common stock, par value $0.01 per share;

•	shares of Class B common stock, par value $0.01 per share;

•	shares of Class C common stock, par value $0.01 per share; and

•	shares of preferred stock, par value $0.01 per share.

After this offering, there will be              shares of our Class A common stock,              shares of Class B common stock, no shares of Class C common stock and no shares of our preferred stock outstanding.

The Class B common stock will be exchangeable for IDSs after the second anniversary of the offering at the option of the holder, subject to certain restrictions, pursuant to the Investor Rights Agreement. See “Related Party Transactions—Investor Rights Agreement.” In addition, subject to certain conditions, the holders of Class B common stock will have the option to exchange the Class B common stock for Class A common stock and notes at such time as the IDSs are automatically separated.

Class A Common Stock

The following summary is qualified in its entirety by the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law, or the DGCL.

All outstanding shares of Class A common stock are, and all shares of Class A common stock to be outstanding upon completion of this offering of IDSs will be, validly issued, fully paid and nonassessable.

Class Rights and Restrictions.    Our Class A common stock and Class B common stock are identical in all respects and are entitled to the same rights, preferences and privileges, and vote together as a single class on all matters upon which the stockholders vote, except as to dividend policies as described under “Dividend Policy and Restrictions” and “Description of Capital Stock—Class B Common Stock.” In addition, our by-laws provide that we may only issue shares of Class A common stock and IDSs pursuant to a registration statement that has been declared effective by the SEC. In addition, Class B common stock may not be combined with notes to form IDSs.

Dividends.    Holders of shares of our Class A common stock will be entitled to receive such dividends and other distributions in cash, stock or property of ours as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions, provided that the board of directors cannot declare a dividend on our Class A common stock without also declaring a dividend on the Class B common stock.

Rights Upon Liquidation.    In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of shares of our Class A common stock will be entitled to share equally in our assets available for distribution to holders of shares of our Class B common stock and Class C common stock, subject to the liquidation preference of any outstanding preferred stock.

Voting and Preemptive Rights.    Shares of our Class A common stock will carry one vote per share and will vote as a class together with the holders of Class B common stock and Class C common stock on all matters submitted to a vote of stockholders.

Other Rights.    Holders of shares of our Class A common stock have no preemptive rights. The holders of Class A common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Class B Common Stock

The following summary is qualified in its entirety by the provisions of our certificate of incorporation and bylaws and the applicable provisions of the DGCL.

Class Rights and Restrictions.    Our Class A common stock and Class B common stock are identical in all respects and are entitled to the same rights, preferences and privileges, and vote together as a single class on all matters upon which the stockholders vote, except as to dividend policies as described under “Dividend Policy and Restrictions.” Holders of our Class B common stock will have the right to exchange their Class B common stock for IDSs two years after the closing of this offering, subject to certain restrictions, at an exchange rate of one IDS for each              shares of Class B common stock. See “Related Party Transactions—Investor Rights Agreement.” In addition, our Class B common stock may not be combined with notes to form IDSs.

Dividends.    Holders of shares of our Class B common stock will be entitled to receive such dividends and other distributions in cash, stock or property of ours as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions, provided that the board of directors cannot declare a dividend on our Class B common stock without also declaring a dividend on the Class A common stock. We have adopted a dividend policy which contemplates that annual dividends will initially be $            per share of our Class B common stock. Our certificate of incorporation provides that as of             , 2006, which is the date two years following the closing of this offering, the per share dividend rate on the Class B common stock will thereafter not exceed the per share dividend rate of the Class A common stock under our dividend policy then in effect. See “Dividend Policy and Restrictions.”

Rights Upon Liquidation.    In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of shares our Class B common stock will be entitled to share equally (as if there were only one class of common equity) in our assets available for distribution to the holders of shares of our Class A common stock, Class C common stock, subject to the liquidation preference of any outstanding preferred stock.

Voting and Preemptive Rights.    Shares of our Class B common stock will carry one vote per share and will vote as a class together with holders of Class A common stock and Class C common stock on all matters submitted to a vote of stockholders.

Other Rights.    Holders of shares of our Class B common stock have no preemptive rights. The holders of Class B common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Class C Common Stock

The following summary is qualified in its entirety by the provisions of our certificate of incorporation and bylaws and the applicable provisions of the DGCL.

Class Rights and Restrictions.    Our Class C common stock will vote together as a single class on all matters upon which the stockholders is entitled to vote. Our Class C common stock cannot be converted into IDSs.

Dividends.    Holders of shares of our Class C common stock will be entitled to receive such dividends and other distributions in cash, stock or property of ours as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions.

Rights Upon Liquidation.    In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of shares of our Class C common stock will be entitled to share equally (as if there were only one class of common equity) in our assets available for distribution to the holders of shares of our Class A common stock and Class B common stock, subject to the liquidation preference of any outstanding preferred stock.

Voting and Preemptive Rights.    Shares of our Class C common stock will carry one vote per share and will vote as a class together with the holders of Class A common stock and Class B common stock on all matters submitted to a vote of stockholders.

Other Rights.    Holders of shares of our Class C common stock have no preemptive rights. The holders of Class C common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors has the authority to issue shares of preferred stock from time to time on terms that it may determine, to divide shares of preferred stock into one or more series and to fix the designations, voting powers, preferences and relative participating, optional or other special rights of each series, and the qualifications, limitations or restrictions of each series, to the fullest extent permitted by the DGCL. The issuance of shares of preferred stock could have the effect of decreasing the market price of the IDSs and our shares of common stock, impeding or delaying a possible takeover and adversely affecting the voting and other rights of the holders of shares of our common stock.

Anti-Takeover Effects of Various Provisions of Delaware Law and Our Restated Certificate of Incorporation and Amended and Restated By-laws

Provisions of the DGCL, our restated certificate of incorporation and amended and restated by-laws contain provisions that may have some anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL. Subject to specific exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the person became an interested stockholder, unless:

•	the business combination, or the transaction in which the stockholder became an interested stockholder, is approved by our board of directors prior to the time the interested stockholder attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or after the time a person became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

“Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to various exceptions, in general an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the shares of the corporation’s outstanding voting stock. These restrictions could prohibit or delay the accomplishment of mergers or other takeover or change of control attempts with respect to us and, therefore, may discourage attempts to acquire us.

Our Restated Certificate of Incorporation and Amended and Restated By-laws

In addition, provisions of our restated certificate of incorporation and amended and restated by-laws, which are summarized in the following paragraphs, may have an anti-takeover effect.

Quorum Requirements; Removal of Directors.    Our restated certificate of incorporation provides for a minimum quorum of one-third in voting power of the outstanding shares of our capital stock entitled to vote, except that a minimum quorum of a majority in voting power of the outstanding shares of our capital stock entitled to vote is necessary to hold a vote for any director in a contested election, the removal of a director or the filling of a vacancy on our board of directors. Directors may be removed only for cause by the affirmative vote of at least a majority in voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors.

No Cumulative Voting.    The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our restated certificate of incorporation does not expressly address cumulative voting.

No Stockholder Action by Written Consent; Calling of Special Meeting of Stockholders.    Our restated certificate of incorporation prohibits stockholder action by written consent. It and our amended and restated by-laws also provide that special meetings of our stockholders may be called only by (1) our board of directors or the chairman of our board of directors pursuant to a resolution approved by our board of directors or (2) our board of directors upon a request by holders of at least 50% in voting power of all the outstanding shares entitled to vote at that meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our amended and restated by-laws provide that stockholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a stockholder’s notice must be delivered or mailed and received at our principal executive offices not less than 90 nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated by-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders. Stockholder nominations for the election of directors at a special meeting must be received by our corporate secretary by the later of 10 days following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made or 90 days prior to the date that meeting is proposed to be held.

Limitations on Liability and Indemnification of Officers and Directors.    The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:

•	for breach of duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (unlawful dividends or stock repurchases); or

•	for transactions from which the director derived improper personal benefit.

Our restated certificate of incorporation and amended and restated by-laws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to, and do, carry directors’ and officers’ insurance for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our restated certificate of incorporation and amended and restated by-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Authorized but Unissued Shares.    Subject to the terms of our restated certificate of incorporation, our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Supermajority Provisions.    The DGCL provides generally that the affirmative vote of a majority in voting power of the outstanding shares entitled to vote is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our restated certificate of incorporation provides that the following provisions in the restated certificate of incorporation may be amended only by a vote of two-thirds or more in voting power of all the outstanding shares of our capital stock entitled to vote:

•	the prohibition on stockholder action by written consent;

•	the ability to call a special meeting of stockholders being vested solely in (1) our board of directors and the chairman of our board of directors and (2) our board of directors upon a request by holders of at least 50% in voting power of all the outstanding shares entitled to vote at that meeting;

•	the provisions relating to the size of our board of directors;

•	the provisions relating to the quorum requirements for stockholder action and the removal of directors;

•	the limitation on the liability of our directors to us and our stockholders;

•	the obligation to indemnify and advance expenses to the directors and officers to the fullest extent authorized by the DGCL;

•	the provisions granting authority to our board of directors to amend or repeal our by-laws without a stockholder vote, as described in more detail in the next succeeding paragraph; and

•	the supermajority voting requirements listed above.

In addition, our restated certificate of incorporation grants our board of directors the authority to amend and repeal our by-laws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our restated certificate of incorporation.

Our restated certificate of incorporation provides that the affirmative vote of two-thirds of our directors is necessary to approve any merger, any sale of all or substantially all of our assets, any liquidation of our company or our filing of a voluntary petition in bankruptcy.

Listing

Our shares of Class A common stock will not be listed for separate trading on the                      or any other quotation system or exchange until a sufficient number of shares is held separately and not in the form of IDSs to satisfy applicable requirements for separate trading on such quotation system or exchange. If more than such number of our outstanding shares of Class A common stock is no longer held in the form of IDSs for a period of 30 consecutive trading days, we will apply to list the shares of our Class A common stock for separate trading on the                      or such other quotation system or exchange. The shares of our Class A common stock represented by the IDSs will be freely traded without restriction or further registration under the Securities Act, unless they are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

Furthermore, within 30 days prior to the maturity of the notes, we will use our reasonable efforts to list or quote the outstanding shares of our Class A common stock on the securities exchange(s) or automated securities quotation system(s), if any, on which the IDSs will then be listed or quoted, in addition to any other securities exchange on which the Class A common stock is then listed.

Our shares of Class B common stock will not be listed for separate trading on the              or any other quotation system or exchange. The sale of the shares of our Class B common stock will not be registered under the Securities Act and will be subject to transfer restrictions under the federal securities laws.

Transfer Agent and Registrar

                     is the transfer agent and registrar for our shares of Class A common stock.

Description of Notes

The following is a description of the terms of the indenture under which the notes will be issued, a copy of the form of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. In this “Description of Notes” section, all references to the “Indenture” refer to such indenture and all references to the “Notes” refer to the notes. Also, in this “Description of Notes” section, all references to the Company refer to Xerium Technologies, Inc. and not to its consolidated subsidiaries.

General

The Notes are to be issued under the Indenture, to be dated as of                 , 2004, among the Company, the subsidiary guarantors and                         , as Trustee (the “Trustee”).

The following description is a summary of the material provisions of the Indenture and the Notes. It does not purport to be complete and we urge you to read the Indenture, a copy of which will be available upon request from the Company. This description is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. Capitalized terms used in this “Description of Notes” section and not otherwise defined have the meanings set forth in “—Certain Definitions” hereafter.

The Notes to be sold in this offering will be issued in an aggregate principal amount of $         million, of which $         million will be represented by IDSs offered hereby and $         million will be sold separately (not represented by IDSs). The Indenture will provide for the issuance of an unlimited aggregate principal amount of additional notes having identical terms and conditions to the Notes offered hereby (other than issuance date) (the “Additional Notes”), subject to compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes offered hereby, and will vote on all matters with the Notes offered hereby. The Additional Notes will be deemed to have the same accrued current period interest, deferred interest and defaults as the Notes issued in this offering and will be deemed to have expended Payment Blockage Periods (as defined below) and interest deferral periods to the same extent as the Notes issued in this offering. Additional Notes may be sold with OID for U.S. federal income tax purposes. See “Risk Factors—Risks Relating to our Capital Structure” and “Material U.S. Federal Income Tax Consequences—Consequences to U.S. Holders—Notes—Additional Issuances.”

The Company is not obligated to issue Additional Notes if its Board of Directors determines that the U.S. federal income tax status of the IDSs or Notes already outstanding would be jeopardized by the Incurrence of Indebtedness evidenced by such Additional Notes. In addition, the Company may not issue Additional Notes unless it delivers to the Trustee prior to or simultaneously with such issuance an opinion of an independent advisor to the effect that, after giving effect to the Incurrence of the Indebtedness evidenced by such Additional Notes and related Guarantees, the Company and the Guarantors are solvent.

The Notes will be issued only in fully-registered form, without coupons, represented by one or more global notes which will be registered in the name of Cede & Co., the nominee of DTC. See “Description of IDSs—Book-Entry Settlement and Clearance.”

Terms of the Notes

Maturity

The Notes will be unsecured senior subordinated obligations of the Company and will mature on                 , 2014. The Company may extend the maturity of the Notes for two additional successive five-year terms if the following conditions are satisfied:

•	during the twelve month period ending on the last day of the fiscal quarter ending at least 45 days before the end of the then-current term, our ratio of Net Debt to Adjusted EBITDA is less than to 1.00;

•	no Event of Default (including certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary) has occurred and is continuing with respect to the Notes;

•	no event of default has occurred and is continuing with respect to any other Indebtedness for borrowed money of the Company or any Restricted Subsidiary with an aggregate principal amount greater than $ million or could occur as a result of such extension, including under any Designated Senior Indebtedness; and

•	there is no interest due but unpaid on the Notes or any other Indebtedness for borrowed money with an aggregate principal amount greater than $ million of the Company or any Restricted Subsidiary.

If the Company is going to extend the maturity of the Notes, the Company will cause a notice of such extension, including the new maturity date, to be sent to Holders at least 30 and not more than 60 days prior to the previously scheduled maturity date.

Interest

The Notes will bear interest at a rate per year of         % from                 , 2004 or from the most recent date to which interest has been paid or provided for, payable quarterly in arrears on the              day of each                 ,                 ,                 , and                 commencing                 , 2004, to Holders of record at the close of business on the              day of such month. If any interest payment date falls on a day that is not a Business Day, the interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such interest payment date.

Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Interest Deferral

Prior to                 , 2009, the Company will be permitted, at its election, on one or more occasions to defer interest payments on the Notes (each an “Interest Deferral Period”) by delivering to the Trustee a copy of a resolution of the Company’s Board of Directors to the effect that, based upon a good-faith determination of the Company’s Board of Directors, such deferral is reasonably necessary for bona-fide cash management purposes, or to reduce the likelihood of or avoid a default under any Designated Senior Indebtedness; provided, however that no such deferral may be commenced, and any on-going deferral shall cease, if a default in payment of interest, principal or premium, if any, on the Notes has occurred and is continuing, or another Event of Default with respect to the Notes has occurred and is continuing and the Notes have been accelerated as a result of the occurrence of such Event of Default and; provided, further, that interest payments on the Notes may not be deferred under this provision for more than (8) eight quarters in the aggregate or beyond                 , 2009.

In addition, between                 , 2009 and                 , 2014 but not after                 , 2014, the Company may, at its election, defer interest on the Notes on not more than two occasions for not more than three (3) quarters per occasion, (each, an “Additional Interest Deferral Period”) by delivering to the Trustee a copy of a resolution of the Company’s Board of Directors to the effect that, based upon a good-faith determination of the Company’s Board of Directors, such deferral is reasonably necessary for bona-fide cash management purposes, or to reduce the likelihood of or avoid a default under any Designated Senior Indebtedness; provided, however that no such deferral may be commenced, and any on-going deferral shall cease, if a default in payment of principal or premium, if any, on the Notes has occurred and is continuing, an Event of Default with respect to payment of interest on the Notes has occurred and continuing or another Event of Default with respect to the Notes has occurred and is continuing and the Notes have been accelerated as a result of the occurrence of such Event of Default. Interest payments may not be deferred under this provision for more than three quarters per occasion. After the end of the first Additional Interest Deferral Period, the Issuer may not defer interest on the Notes unless and until all deferred interest has been paid in full.

Deferred interest on the Notes will bear interest at a rate per annum of         % until paid in full. Following the end of any interest deferral period, the Company will be obligated to resume quarterly payments of interest on the Notes, including interest on deferred interest. All interest deferred prior to                 , 2009, must be repaid on                 , 2009. All interest deferred between                 , 2009, and                 , 2014, must be repaid on                 , 2014, provided that the Company must pay all deferred interest and accrued interest thereon in full prior to deferring interest for the second occasion and may prepay all or part of the deferred interest at any time other than during an interest deferral period.

During any interest deferral period and so long as any deferred interest or interest on deferred interest remains unpaid, the Company will not be permitted to make any payment of dividends on its common stock or make any distribution to holders of common stock, or make certain other Restricted Payments. See “—Certain Covenants—Limitation on Restricted Payments—Dividend Suspension.”

Optional Redemption

The Company may not redeem the Notes other than as specified in the Indenture.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of the Notes to be redeemed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on such Notes or the portions called for redemption so long as the Company has deposited with the Trustee funds (in US Dollars) sufficient to pay the principal of, plus accrued and unpaid interest (if any) on, the Notes to be redeemed.

Any exercise by the Company of its option to redeem the Notes, in whole or in part, will result in an automatic separation of the IDSs upon the redemption date. See “Description of IDSs—Automatic Separation.”

Selection. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes of any series are listed, or if such Notes of such series are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with the applicable legal requirements). If the Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed. New Notes in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holders thereof upon cancellation of the original Notes. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption, so long as the Company has deposited with the Trustee funds (in US Dollars) sufficient to pay the principal of, plus accrued and unpaid interest (if any) on, the Notes to be redeemed.

Ranking

The Indebtedness evidenced by the Notes will be unsecured senior subordinated Indebtedness of the Company, will be subordinated in right of payment, as set forth in the Indenture, to all Senior Indebtedness of the Company and will rank pari passu in right of payment with all existing and future Pari Passu Indebtedness of the Company and trade payables, except for the impact of the contractual subordination provided in the Indenture which may have the effect of causing the Notes to receive less, ratably, than other creditors that are not subject to contractual subordination, and except for statutory priorities provided under the U.S. federal bankruptcy code or other applicable bankruptcy, insolvency and other laws dealing with creditors rights generally, and will rank senior in right of payment to all existing and future Subordinated Indebtedness of the Company. The Notes will also be effectively subordinated to any Secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under “—Defeasance” below is not subordinated to any Senior Indebtedness or subject to the restrictions described herein.

The Indebtedness evidenced by each Guarantee will be unsecured senior subordinated indebtedness of the applicable Guarantor, will be subordinated in right of payment, as set forth in the Indenture, to all existing and future Senior Indebtedness of such Guarantor, including the Senior Indebtedness of each Guarantor represented by such Guarantor’s guarantee of the Credit Agreement, and will rank pari passu in right of payment with all existing and future Pari Passu Indebtedness of such Guarantor and trade payables, except for the impact of the contractual subordination provided in the Indenture which may have the effect of causing the Notes to receive less, ratably, than other creditors that are not subject to contractual subordination, and except for statutory priorities provided under the U.S. federal bankruptcy code or other applicable bankruptcy, insolvency and other laws dealing with creditors rights generally, and will rank senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor. The Guarantees will also be effectively subordinated to any Secured Indebtedness of the applicable Guarantor to the extent of the value of the assets securing such Indebtedness.

As of                 , 2004, on a pro forma basis after giving effect to this IDS offering and related transactions described in this prospectus, (i) the Company would have had $         million of Senior Indebtedness outstanding, (ii) the Company would have had no Pari Passu Indebtedness outstanding, other than the Notes, (iii) the Guarantors would have had $         million in Senior Indebtedness outstanding under the Credit Agreement, all of which would have been secured indebtedness, (iv) the Guarantors would have had $         million aggregate principal amount of Pari Passu Indebtedness and other liabilities outstanding, other than the Guarantees, and (v) the Non-Guarantor Subsidiaries would have had total liabilities, excluding liabilities owed to the Company, of $         million. Although the Indenture will contain limitations on the amount of additional Indebtedness which the Company, the Guarantors and the Non-Guarantor Subsidiaries may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness or Secured Indebtedness. See “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below.

As a holding company, the Company has no operations and, therefore, is dependent on the cash flow of its subsidiaries and other entities to meet its own obligations, including the payment of interest and principal obligations on the Notes when due. As of                 , 2004, on a pro forma basis, the total liabilities of the Company’s subsidiaries were approximately $         million, including trade payables. Although the Indenture will limit the Incurrence of Indebtedness by and the issuance of Preferred Stock of certain of the Company’s subsidiaries, such limitation is subject to a number of significant qualifications.

“Senior Indebtedness” with respect to the Company or any Guarantor means the Senior Lender Indebtedness and all Indebtedness of the Company or such Guarantor, including interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary of the Company whether or not a claim for post-filing interest is allowed in such proceeding) and other amounts (including make-whole payments, fees, expenses, reimbursement obligations under letters of credit and indemnities) owing in respect thereof, whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior or are subordinated, in right of payment to the Notes or such Guarantor’s Guarantee, as applicable; provided, however, that Senior Indebtedness shall not include, as applicable, (i) any obligation of the Company to any Subsidiary of the Company or of such Guarantor to the Company or any other Subsidiary of the Company, (ii) any liability for Federal, state, local or other taxes owed or owing by the Company or such Guarantor, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness or obligation of the Company or such Guarantor which is Pari Passu Indebtedness, (v) any obligations with respect to any Capital Stock, (vi) any Indebtedness Incurred in violation of the Indenture, and (vii) any Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company or such Guarantor.

Only Senior Indebtedness of the Company or a Guarantor will rank senior to the Notes or the relevant Guarantee in accordance with the provisions of the Indenture. The Notes and each Guarantee will in all respects rank pari passu with all other Pari Passu Indebtedness of the Company and the relevant Guarantor, respectively.

The Company may not pay principal of, premium (if any) or interest on, the Notes or make any deposit pursuant to the provisions described under “—Defeasance” below and may not otherwise purchase, redeem or otherwise retire any Notes (except that Holders may receive and retain (a) Permitted Junior Securities and (b) payments made from the trust described under “—Defeasance” below so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described herein or any other material agreement binding on the Company, including the Credit Agreement) (collectively, “pay the Notes”) if (i) a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Indebtedness occurs and is continuing or any other amount owing in respect of any Designated Senior Indebtedness is not paid when due, or (ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full. However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or upon the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such default from the Representative of the Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph and in the succeeding paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. In no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this provision, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness will be entitled to receive payment in full of the Senior Indebtedness before the Noteholders are entitled to receive any payment, and until the Senior Indebtedness is paid in full, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interests may appear (except that Holders of Notes may receive and retain (i) Permitted Junior Securities, and (ii) payments made from the trust described under “Defeasance” so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described herein or any other material agreement binding on the Company, including the Credit Agreement). If a distribution is made to Noteholders that due to the subordination provisions of the Indenture should not have been made to them, such Noteholders are required to hold such distribution in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

After the occurrence of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representative) of such occurrence. If any Designated Senior

Indebtedness is outstanding, the Company may not pay the Notes until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such occurrence and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

By reason of such subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the Noteholders and, because of the obligation on the part of the Noteholders to turn over distributions to the holders of Senior Indebtedness, to the extent required to pay Senior Indebtedness in full, trade creditors of the Company and Guarantors may recover more, ratably, than the Noteholders.

The Indenture will contain identical subordination provisions relating to each Guarantor’s obligations under its Guarantee.

Guarantees

Each of the Company’s direct and indirect Wholly Owned Domestic Subsidiaries and Wholly Owned Foreign Guarantor Subsidiaries on the Issue Date and certain future Subsidiaries of the Company (as described below), as primary obligors and not merely as sureties, will jointly and severally and unconditionally guarantee on an unsecured senior subordinated basis (as described under “—Ranking” above) the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Guarantors being herein called the “Guaranteed Obligations”). Such Guarantors will agree to pay, in addition to the amount stated above, any and all reasonable expenses (including reasonable counsel fees and expenses) Incurred by the Trustee or the Holders in enforcing any rights under the Guarantees. Each Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor after giving effect to all of its other contingent and fixed liabilities (including without limitation all of its obligations under or with respect to the Credit Agreement) without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. After the Issue Date, the Company will cause each Wholly-Owned Restricted Subsidiary that Incurs Indebtedness or issues shares of Disqualified Stock or Preferred Stock, other than a Wholly-Owned Restricted Subsidiary that is a Non-Guarantor Subsidiary on the Issue Date, and other than certain foreign subsidiaries, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee, payment of the Notes. See “—Certain Covenants—Future Guarantors” below.

Each Guarantee is a continuing guarantee and shall (i) remain in full force and effect until payment in full of all the Guaranteed Obligations, (ii) be binding upon each such Guarantor and its successors, and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

The Guarantee of a Guarantor will be released: (i) in connection with any transaction permitted by the Indenture after which the Guarantor ceases to be a Restricted Subsidiary; provided that the sale or other disposition, if any, complies with clauses (x) and (y) of the “Asset Sale” provisions of this Indenture or (ii) upon satisfaction and discharge or defeasance of the Notes as provided below under “Defeasance” and “Satisfaction and Discharge.”

Change of Control

Upon the occurrence of any of the following events (each, a “Change of Control”), each Holder will have the right to require the Company to repurchase all or any part of such Holder’s Notes of any series at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date): (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company’s assets on a consolidated basis to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the acquisition by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders of a direct or indirect interest in more than 50% of the ownership of the Company, or the voting power of the voting stock of the Company, by way of purchase, merger or consolidation or otherwise (other than a creation of a holding company that does not involve a change in the beneficial ownership of the Company as a result of such transaction), (iv) the merger or consolidation of the Company with or into another Person or the merger of another Person into the Company with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold, directly or indirectly, less than 50% of the beneficial ownership (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act) of the total voting power of all securities generally entitled to vote in the election of directors, managers, or trustees of the Person surviving such merger or consolidation or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. In order to exercise this repurchase right, a Holder must separate its IDSs into the shares of Class A common stock and Notes represented thereby.

In the event that at the time of such Change of Control the terms of any Senior Lender Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Senior Lender Indebtedness or offer to repay in full all Senior Lender Indebtedness and repay the Senior Lender Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Senior Lender Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph.

Within 30 days following any Change of Control, unless the Company has exercised its right to redeem the Notes as described under “—Optional Redemption,” the Company shall mail a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes of such series at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the circumstances regarding such Change of Control; (3) whether the agreements then governing the Senior Lender Indebtedness will permit the repurchase of the Notes; (4) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (5) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Company’s ability to repurchase Notes upon the occurrence of a Change of Control is subject to limitations. The Company may not have sufficient financial resources or the ability to arrange financing to pay the repurchase price in cash for all the Notes delivered by Holders seeking to exercise their repurchase right. Any such Event of Default may, in turn, cause a default under the Company’s Senior Indebtedness. Moreover, the occurrence of a Change of Control could result in an event of default under the terms of the Company then existing Indebtedness. As a result, any repurchase of the Notes may be prohibited until the Senior Indebtedness is paid in full.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Covenants Relating to IDSs

Recombination of Notes and Class A Common Stock into IDSs.    The Indenture will provide that as long as any Notes are outstanding, any Holder of Notes and shares of Class A common stock may after 45 days from the date of the Indenture, at any time and from time to time, recombine these securities to form IDSs.

Procedures Relating to Subsequent Issuance.    The Indenture will provide that, in the event there is a subsequent issuance of Additional Notes with OID, each Holder of the Notes or the IDSs (as the case may be) agrees that a portion of such Holder’s Notes (whether held directly in book-entry form or held as part of IDSs) will be automatically exchanged, without any further action of such Holder, for a portion of the Additional Notes purchased by the Holders of such Additional Notes, such that following any such additional issuance and exchange each Holder of the Notes or the IDSs (as the case may be) owns an indivisible unit composed of the Notes and Additional Notes of each issuance in the same proportion as each other Holder, and the records of DTC and the Trustee will be revised to reflect each such exchange without any further action of such Holder. The aggregate principal amount of the Notes owned by each Holder will not change as a result of such exchange. See “Material U.S. Federal Income Tax Consequences—Consequences to U.S. Holders—Notes—Additional Issuances.” Any Additional Notes will be guaranteed by the Guarantors on the same basis as the Notes. Except for the possibility that holders of subsequently issued Notes having OID may not be able to collect the unamortized portion of the OID in the event of an acceleration of the Notes or bankruptcy of the Company as described under “Risk Factors—Risks Relating to our Capital Structure—Holders of subsequently issued notes may not be able to collect their full stated principal amount prior to maturity.”

Certain Covenants

The Indenture will contain the following material covenants:

Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.    The Indenture will provide that (i) the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock and (ii) the Company will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Guarantor may issue shares of Preferred Stock if the Fixed Charge Coverage Ratio of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least      to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(a)    the Incurrence by the Company or its Restricted Subsidiaries of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to the greater of (i) an aggregate principal amount of $         million outstanding at any one time, (ii)         % of receivables of the Company and the Restricted Subsidiaries or (iii)         % of the inventory of the Company and the Restricted Subsidiaries;

(b)    the Incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (not including any Additional Notes) and the Guarantees, as applicable;

(c)    Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (b));

(d)    Indebtedness (including), without limitation, Capitalized Lease Obligations and purchase money obligations) Incurred by the Company or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) within 120 days of such purchase, lease or improvement in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (d) and all Refinancing Indebtedness (as defined below) Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (d), does not exceed the greater of         % of Total Assets at the time of Incurrence or $         million;

(e)    Indebtedness Incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or with respect to agreements to provide services, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(f)    Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of the Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(g)    Indebtedness of the Company to a Restricted Subsidiary of the Company; provided that any such Indebtedness is subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Company or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an Incurrence of such Indebtedness;

(h)    shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary of the Company; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary of the Company) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

(i)    Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary of the Company; provided that (i) any such Indebtedness is made pursuant to an intercompany note and (ii) if a Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary of the Company) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(j)    Hedging Obligations that are incurred in the ordinary course of business (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding, (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases;

(k)    obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(l)    Indebtedness or Disqualified Stock of the Company and any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount, which when aggregated with the principal amount or liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and Incurred pursuant to this clause (1), does not exceed the greater of         % of Total Assets or $         million at any one time outstanding; provided, however, that Indebtedness of a Restricted Subsidiary that is a Non-Guarantor Subsidiary, which when aggregated with the principal amount of all other Indebtedness of Restricted Subsidiaries that are Non-Guarantor Subsidiaries then outstanding and Incurred pursuant to this clause (1), does not exceed the greater of         % of Total Assets or $         million (or the equivalent thereof in any other currency) at any one time outstanding (it being understood that any Indebtedness Incurred under this clause (1) shall cease to be deemed Incurred or outstanding for purposes of this clause (1) but shall be deemed to be Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Company could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (1));

(m)    any guarantee by the Company or a Guarantor of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as in the case of a guarantee of Indebtedness the Incurrence of such Indebtedness Incurred by the Company or such Restricted Subsidiary is permitted under the terms of the Indenture; provided that if any Indebtedness that is so guaranteed is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee by the Company or a Guarantor with respect to such Indebtedness shall be subordinated with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as applicable;

(n)    the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness which serves to refund or refinance any Indebtedness Incurred as permitted under the first paragraph of this covenant and clauses (b) and (c) above, or any Indebtedness issued to so refund or refinance such Indebtedness (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(i)    has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced;

(ii)    has a Stated Maturity which is no earlier than the Stated Maturity of the Indebtedness being refunded or refinanced;

(iii)    to the extent such Refinancing Indebtedness refinances Indebtedness subordinated to or pari passu with the Notes, the Guarantees, is subordinated to or pari passu with the Notes or the Guarantees, at least to the same extent as applicablethe Indebtedness being refinanced or refunded;

(iv)    is Incurred in an aggregate principal amount (or if issued with OID, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with OID, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium, fees and expenses Incurred in connection with such refinancing; and

(v)    shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

and provided further that subclauses (i) and (ii) of this clause (n) will not apply to any refunding or refinancing of any Senior Indebtedness;

(o)    Indebtedness or Disqualified Stock or Preferred Stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of the Indenture; provided, however, that such Indebtedness or Disqualified Stock or Preferred Stock is not Incurred in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided further, however, that after giving effect to such acquisition and the Incurrence of such Indebtedness either (i) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant or (ii) the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition;

(p)    Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit;

(q)    Contribution Indebtedness;

(r)    Indebtedness represented by the issuance of Additional Notes and related Guarantees in connection with the exercise of the underwriters’ over-allotment option or upon conversion of the Class B common stock provided that the ratio of the aggregate principal amount of such Additional Notes to the number of such additional shares shall not exceed the equivalent ratio with respect to the IDSs outstanding prior to such issuance, and, in each case, the related Guarantees;

(s)    Indebtedness of the Company or any Restricted Subsidiary Incurred to finance the acquisition (including without limitation by way of a merger) of Capital Stock of any Person engaged in, or assets used or useful in, a Similar Business, provided that after giving effect to such acquisition and the Incurrence of such Indebtedness (1) the Fixed Charge Coverage Ratio of the Company calculated for the most recently ended twelve-month period for which internal financial statements are available is higher than immediately prior to giving effect to such acquisition and the Incurrence of such Indebtedness, and (2) the Total Leverage Ratio of the Company calculated as of the last day of the most recently ended fiscal quarter for which internal financial statements are available is lower than immediately prior to giving effect to such acquisition and the Incurrence of such Indebtedness;

(t)    Indebtedness arising in connection with a Permitted Lien; and

(u)    Indebtedness arising from honoring a check, draft or similar instrument drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (r) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

Limitation on Restricted Payments.    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)    declare or pay any dividend or make any distribution or payment on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests or any Subordinated Indebtedness, including any payment made in connection with any merger or consolidation involving the Company (other than (A) dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company or (B) dividends, distributions or payments by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii)    purchase or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary; or

(iii)    make any Restricted Investment (all such payments and other actions set forth in this clause (iii) and in clauses (i) and (ii) above being collectively referred to as “Restricted Payments”),

unless, at the time of such Restricted Payment:

(a)    no Default or Event of Default shall have occurred and be continuing beyond any applicable cure period or would occur as a consequence thereof;

(b)    immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of “—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (7), (12) and (13) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of, without duplication:

(i)          % of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the fiscal quarter that first begins after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(ii)          % of the aggregate net proceeds, including cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash, received by the Company since the Issue Date from the issue or sale of Equity Interests of the Company (excluding Refunding Capital Stock (as defined below), cash proceeds from the exercise of the underwriters’ over-allotment option, Designated Preferred Stock, Excluded Contributions and Disqualified Stock), including Equity Interests issued upon conversion of Indebtedness or upon exercise of warrants or options (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries), plus

(iii)          % of the aggregate amount of contributions to the capital of the Company received in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash since the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock and Disqualified Stock), plus

(iv)          % of the aggregate amount received in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash received from (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries by any Person (other than the Company or any of its Subsidiaries) and from repayments of loans or advances which constituted

Restricted Investments, (B) the sale (other than to the Company or a Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or (C) a distribution or dividend from an Unrestricted Subsidiary, plus

(v)    in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by the Board of Directors) of the Investment of the Company in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

The Fair Market Value of property other than cash covered by clauses (ii), (iii) and (iv) above shall be determined in good faith by the Company and (A) in the event of property with a Fair Market Value in excess of $             million, shall be set forth in an Officers’ Certificate or (B) in the event of property with a Fair Market Value in excess of $             million, shall be set forth in a resolution approved by at least a majority of the Board of Directors.

The foregoing provisions will not prohibit:

(1)    the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2)    (a) the repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Company in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company or contributions to the equity capital of the Company (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”) or the sale of Subordinated Indebtedness and (b) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock;

(3)    the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued or incurred in accordance with the covenant entitled “Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4)    the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Company would have had a Fixed Charge Coverage Ratio of at least        to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (4) does not exceed the net cash proceeds received by the Company from the sale of Designated Preferred Stock issued after the Issue Date;

(5)    the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company so long as (A) the principal amount of such new Subordinated Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired), (B) such Indebtedness is subordinated to the Senior Indebtedness and the Notes and the Guarantees at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (D) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(6)    Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (5) that are at that time outstanding, not to exceed $ million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(7)    the declaration or payment of dividends on the shares of the Company’s common stock            , provided, that the aggregate amount of dividends paid in any fiscal quarter may not exceed the Quarterly Base Dividend Level;

(8)    Investments that are made with Excluded Contributions;

(9)    repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(10)    the repurchase of shares of our common stock on the closing date of this offering or on the closing date of the exercise of the over-allotment option as set forth in the underwriting agreement or the exchange of the shares of our common stock for Additional Notes;

(11)    the conversion of Class B common stock into IDSs;

(12)    the repurchase of shares of, or options to purchase shares of, the Company’s common stock or that of any of its Subsidiaries from current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such individuals), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided that the aggregate amount of such repurchases shall not exceed $              million in any fiscal year; and

(13)    other Restricted Payments in an aggregate amount not to exceed the Base Dividend Restricted Payments Basket.

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (3), (4), (5), (6),(7), (12) and (13), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; provided further, however, that for purposes of determining the aggregate amount expended for Restricted Payments in accordance with clause (iii) (c) of the first paragraph of this covenant, only the amounts expended under clauses (1), (7), (12) and (13) shall be included.

Dividend Suspension.    Notwithstanding anything in the Indenture to the contrary: (a) the Company may not pay any dividend or distribution on its Common Stock, if and so long as: (i) the Fixed Charge Coverage Ratio of the Company for the most recently ended twelve-month period for which internal financial statements are available, is less than the applicable Dividend Suspension Threshold (a “Dividend Suspension Period”), (ii) during any interest deferral period or, (iii) after the end of any interest deferral period, so long as any deferred interest remains unpaid.

As of the Issue Date, all of the Company’s Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to become an Unrestricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Anti-Layering.    The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Indebtedness of such Guarantor and senior in right of payment to such Guarantor’s Guarantee. This does not apply to distinctions between categories of Indebtedness that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Indebtedness or securing such Indebtedness with greater or lesser priority or with different collateral.

Dividend and Other Payment Restrictions Affecting Subsidiaries.    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)    (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(b)    make loans or advances to the Company or any of its Restricted Subsidiaries; or

(c)    sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries except in each case for such encumbrances or restrictions existing under or by reason of:

(1)    contractual encumbrances or restrictions in effect on the Issue Date, including (x) pursuant to the Credit Agreement and/or the other Senior Credit Documents or (y) on the Issue Date, including, without limitation, pursuant to existing Indebtedness and related documentation;

(2)    the Indenture, the Notes and the Guarantees;

(3)    applicable law or any applicable rule, regulation or order;

(4)    any agreement or other instrument relating to Indebtedness of a Person acquired by the Company or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person or such Persons Subsidiaries, so acquired;

(5)    any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(6)    Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under “Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8)    customary provisions in joint venture agreements partnership agreements, limited liability company agreements and other similar agreements entered into in the ordinary course of business;

(9)    customary provisions contained in leases, licenses, agreements to provide services and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (c) above;

(10)    purchase money indebtedness to the extent permitted under the Indenture;

(11)    other Indebtedness of Restricted Subsidiaries permitted to be Incurred subsequent to the Issue Date pursuant to clause (1) of the second paragraph of the covenant described under “Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(12)    any other Indebtedness entered into after the Issue Date in accordance with the other provisions of the Indenture that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary; or

(13)    any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in subclauses (1) through (10) of clause (c) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors, not substantially more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Asset Sales.    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Company, or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Company) of the assets sold or otherwise disposed of and (y) except in the case of a Permitted Asset Swap, at least         % of the consideration therefor received by the Company, or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a)    any liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets;

(b)    any notes or other obligations or other securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received); and

(c)    any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of         % of Total Assets or $         million (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be Cash Equivalents for the purposes of this provision.

Within 365 days after the Company’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

(i)    to repay Obligations under the Credit Agreement or other Senior Indebtedness or Pari Passu Indebtedness (provided that if the Company shall so repay Obligations under Pari Passu Indebtedness, it will equally and ratably reduce Obligations under the Notes by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the pro rata principal amount of Notes) or Indebtedness of a Restricted Subsidiary, in each case other than Indebtedness owed to the Company or an Affiliate of the Company;

(ii)    to an investment in any one or more businesses, capital expenditures or acquisitions of other assets in each case used or useful in a Similar Business; and/or

(iii)    to make an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale.

Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents or Investment Grade Securities. The Indenture will provide that any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of this paragraph will be deemed to constitute “Excess Proceeds.” Excess Proceeds shall not include any Net Proceeds remaining after an offer to all Holders pursuant to clause (i) above to the extent that Holders do not tender the Notes. The Company may use any such remaining Net Proceeds for general corporate purposes. When the aggregate amount of Excess Proceeds exceeds $         million, the Company shall make an offer to all Holders of Notes (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $         million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described below. Upon completion of any such Asset Sale, the amount of Excess Proceeds shall be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

If more Notes are tendered pursuant to an Asset Sale Offer than the Company is required to purchase, selection of such Notes for purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements).

Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each Holder of Notes at such Holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

A new Note in principal amount equal to the unpurchased portion of any Note purchased in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase date unless the Company defaults in payment of the purchase price, interest shall cease to accrue on Notes or portions thereof purchased.

Transactions with Affiliates.    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $         million, unless:

(a)    such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at or about the same time by the Company or such Restricted Subsidiary with an unrelated Person; and

(b)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $         million, the Company delivers to the Trustee a resolution adopted by the majority of the Board of Directors of the Company, approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions will not apply to the following:

(i)    transactions between or among the Company and/or any of its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(ii)    Permitted Investments and Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments”;

(iii)    the payment of reasonable and customary compensation, expense reimbursement and fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary;

(iv)    transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(v)    payments or loans or the cancellation thereof to employees or consultants (including without limitation, bonuses) in the ordinary course of business which are approved by a majority of the Board of Directors of the Company in good faith;

(vi)    any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the holders of the Notes in any material respect) or any transaction contemplated thereby;

(vii)    the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any certificate of organization or other organizational document or stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter, provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (vii) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Notes in any material respect;

(viii)    transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

(ix)    the issuance of Capital Stock (other than Disqualified Stock) of the Company or IDSs in respect of the Company’s securities (including such securities represented thereby) or Additional Notes or other Pari Passu Indebtedness evidenced by a different series of notes or shares of the Company’s Capital Stock to any Permitted Holder.

Liens.    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries on the issue date other than certain foreign subsidiaries, to, directly or indirectly, create, Incur or suffer to exist any Lien on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any obligations of the Company or any of its Subsidiaries (other than Senior Indebtedness) unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the obligations so secured or until such time as such obligations are no longer secured by a Lien. The preceding sentence will not require the Company or any Restricted Subsidiary to secure the Notes if the Lien consists of a Permitted Lien.

The Indenture will provide that no Guarantor will directly or indirectly create, Incur or suffer to exist any Lien on any asset or property of such Guarantor or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any obligation of such Guarantor (other than Senior Indebtedness of such Guarantor) unless the Guarantee of such Guarantor is equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated on right of payment to such Guarantor’s Guarantee) the obligations so secured or until such time as such obligations are no longer secured by a Lien. The preceding sentence will not require any Guarantor to secure its Guarantee if the Lien consists of a Permitted Lien.

Reports and Other Information.    The Indenture will provide that notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company will file with the SEC (and provide the Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after it files them with the SEC), documents and reports that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein; provided, however, the Company shall not be so obligated to file such documents and other reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Company would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

Future Guarantors.    The Indenture will provide that the Company will cause each Wholly-Owned Restricted Subsidiary, other than a Wholly-Owned Restricted Subsidiary that is a Non-Guarantor Subsidiary or that is organized in Germany or Austria, that after the Issue Date Incurs Indebtedness or issues shares of Disqualified Stock or Preferred Stock to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Merger, Consolidation, or Sale of All or Substantially All Assets

The Indenture will provide that the Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited liability company or other entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the “Successor Company”); (ii) the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under the Indenture and the Notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; (iii) immediately after giving effect to such transaction (and treating any Indebtedness which was not an obligation of the Company or its Restricted Subsidiaries prior to such transaction and becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction, as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either (A) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or (B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than or equal to such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; (v) each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to the Successor Company’s obligations under the Indenture and the Notes; and (vi) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture. The Successor Company will succeed to, and be substituted for, the Company under the Indenture and the Notes. Notwithstanding the foregoing clauses (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to another Restricted Subsidiary and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another state of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

The Indenture will further provide that, subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale or disposition of a Guarantor, each Guarantor will not, and the Company will not permit a Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless (i) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited liability company or other entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”); (ii) the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing; and (iv) the Guarantor shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the

Indenture. Subject to certain limitations described in the Indenture, the Successor Guarantor will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing clause (iii), a Guarantor may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing such Guarantor in another jurisdiction so long as the amount of Indebtedness of the Guarantor is not increased thereby.

Defaults

An Event of Default will be defined in the Indenture as (i) a default in any payment of interest on any Note when due, whether or not prohibited by the provisions described under “—Ranking” above, continued for 30 days, subject to the interest deferral provisions contained in the Indenture; provided, however, that a default in any payment of interest on the Note required to be made on (x)                     , 2009, and (y) any interest payment date after                     , 2009, at a time when interest deferral would be prohibited under the indenture shall immediately constitute an Event of Default (without regard to the length of time for which such default continues), (ii) a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under “—Ranking” above, (iii) the failure by the Company to comply with its obligations under the covenant described under “—Merger, Consolidation or Sale of All or Substantially All Assets” above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under “—Change of Control” or “—Certain Covenants” above (in each case, other than a failure to purchase Notes), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture, (vi) the failure by the Company or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $              million or its foreign currency equivalent (the “cross acceleration provision”), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the “bankruptcy provisions”), (viii) the rendering of any judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $             million or its foreign currency equivalent against the Company or a Significant Subsidiary if (A) an enforcement proceeding thereon is commenced and not discharged or stayed within 60 days thereafter or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the “judgment default provision”); (ix) any Guarantee ceases to be in full force and effect, except as contemplated by the terms thereof or the Indenture, or any Guarantor denies or disaffirms its obligations under the Indenture or any Guarantee and the Default continues for 10 days or (xii) the Company pays any dividend on the shares of its common stock (A) during any interest deferral period or so long as any deferred interest and accrued interest thereon has not been paid in full or (B) during a Dividend Suspension Period or the continuance of an Event of Default.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal, premium and interest will be due and payable immediately. If an Event of Default under the bankruptcy provisions occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture will provide that if a Default occurs and is continuing and is actually known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver, to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding of all series affected by such amendment and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes of all series affected by such amendment then outstanding. However, without the consent of each Holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the amount of Notes whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “—Optional Redemption” above, (v) make any Note payable in money other than that stated in the Note, (vi) make any change to the subordination provisions of the Indenture that adversely affects the rights of any Holder, (vii) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes, (viii) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions, or (ix) modify the Guarantees in any manner adverse to the

Holders. In addition, without the consent of at least 75% of the aggregate principal amount of the Notes then outstanding, including the consent of the holders of at least 75% in principal amount of the notes then outstanding which are not held as part of IDSs, no amendment or waiver may (a) change the provisions of the Indenture that eliminates the prohibition on paying dividends and making certain other restricted payments while interest is being deferred, while any previously deferred interest remains unpaid, during a Dividend Suspension Period or during the continuance of an Event of Default (except in connection with an offer by the Company) to purchase all the Notes, in which case a majority in principal amount of the Notes will be sufficient) or (b) change clause (6) or (12) under “—Certain Covenants—Limitation on Restricted Payments” that would have the effect of increasing the amounts permitted to be distributed in respect of the common stock (except in connection with an offer by the Company to purchase all the Notes, in which case a majority in principal amount of the Notes will be sufficient).

Without the consent of any Holder, the Company and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation, partnership, limited liability company or other entity of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated Notes are described in Section l63(f)(2)(B) of the Internal Revenue Code), to add Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939 or to make certain changes to the Indenture to provide for the issuance of Additional Notes. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in the cross acceleration provision, the declaration of acceleration of the Notes shall be automatically annulled if the holders of all Indebtedness described in the cross acceleration provision have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days of the date of such declaration, and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Defeasance

The Company at any time may terminate all its obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under the covenants described under “—Certain Covenants” and “—Change of Control,” the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under “—Defaults” above and the limitations contained in clause (iv) of the first paragraph under “—Merger, Consolidation or Sale of All or Substantially All Assets” above (“covenant defeasance”). If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (v), (vii) with respect only to Significant Subsidiaries or (viii) with respect only to Significant Subsidiaries under “—Defaults” above or because of the failure of the Company to comply with clause (iv) of the first paragraph under “—Merger, Consolidation or Sale of All or Substantially All Assets” above.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including (i) delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the IRS or other change in applicable U.S. federal income tax law) and (ii) so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions of the Indenture or any other material agreement binding on the Company, including the Credit Agreement.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1)    either:

(a)    all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(b)    all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, Cash Equivalents, Investment Grade Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and additional interest, if any, and accrued interest to the date of maturity or redemption;

(2)    no Event of Default (other than one resulting solely from the borrowing of funds to provide such deposit) shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)    the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4)    the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

Concerning the Trustee

                                                      is to be the Trustee under the Indenture.

Governing Law

The Indenture will provide that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Indebtedness” means, with respect to any specified Person:

(i)     Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person; and

(ii)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, in each case, other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by such Person, or such asset was acquired by such person, as applicable.

“Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(i)        taxes paid and provision for taxes based on income or profits of such Person for such period to the extent such taxes or provision for taxes were deducted in computing Consolidated Net Income, plus

(ii)       Consolidated Interest Expense of such Person for such period to the extent the same was deducted in computing Consolidated Net Income, plus

(iii)     Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such Consolidated Depreciation and Amortization Expense was deducted in computing Consolidated Net Income, plus

(iv)     any non-recurring fees, expenses or charges related to any Securities Offering, Permitted Investment, Acquisition or Indebtedness permitted to be Incurred by the Indenture (in each case, whether or not successful), deducted in computing Consolidated Net Income, plus

(v)       subject to meeting a financial test specified in the Indenture, any restructuring or impairment expenses up to an amount of $             million (of which no more than $             million are cash expenses) deducted in computing Consolidated Net Income, plus

(vi)     any unrealized foreign exchange losses on Indebtedness deducted in computing Consolidated Net Income (and minus the amount of any foreign exchange gains on Indebtedness added in computing Consolidated Net Income), plus

(vii)    any expenses or losses associated with the retirement of debt, including any bonuses paid with respect to the completion of such debt retirement, deducted in computing Consolidated Net Income, plus

(viii)  subject to meeting a financial test specified in the Indenture, non-recurring costs up to $             million deducted in computing Consolidated Net Income, plus

(ix)     any expenses related to any equity compensation charge, net of the amount of actual cash paid, deducted in computing Consolidated Net Income.

Notwithstanding the foregoing, taxes paid and provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Adjusted EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be paid as a dividend to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

“Asset Sale” means:

(i)    the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries) of the Company or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or

(ii)    the issuance or sale of Equity Interests of any Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

(1)    a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business;

(2)    the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under “Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control;

(3)    any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “—Limitation on Restricted Payments”;

(4)    any disposition of assets with an aggregate Fair Market Value of less than $         million;

(5)    any disposition of property or assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(6)    any exchange of like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Similar Business;

(7)    sales of assets received by the Company upon the foreclosure on a Lien;

(8)    any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and

(9)    the sale, lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business.

“Base Dividend Restricted Payments Basket” shall initially equal $         million, provided, however, that if during any fiscal quarter the Company has paid dividends on the Company’s common stock in an aggregate amount that is less than the Quarterly Base Dividend Level for such quarter, an amount equal to         % of the difference between (i) the Quarterly Base Dividend Level for such quarter and (ii) the aggregate amount of dividends actually paid on the Company’s common stock during such quarter shall be added to the Base Dividend Restricted Payments Basket as of the last day of such fiscal quarter.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capital Stock” means:

(i)    in the case of a corporation, corporate stock, including, without limitation, corporate stock represented by IDSs and corporate stock outstanding upon the separation of IDSs into the securities represented thereby;

(ii)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(iii)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(iv)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(i)    US Dollars and foreign currency exchanged into US Dollars within 180 days;

(ii)    securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof;

(iii)    certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million and whose long-term debt is rated at least “A” or the equivalent thereof by Moody’s or S&P;

(iv)    repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

(v)    commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least “A-2” or the equivalent thereof by Moody’s or S&P and in each case maturing within one year after the date of acquisition;

(vi)    investment funds investing substantially all of their assets in securities of the types described in clauses (i) through (v) above;

(vii)    readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P; and

(viii)    Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s.

“Company” means Xerium Technologies, Inc. until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the Trust Indenture Act, each other obligor on the Notes other than any Guarantor.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of: (i) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of OID, the interest component of Capitalized Lease Obligations (or any financing lease which has substantially the same economic effect as a Capitalized Lease Obligation) and net payments and receipts (if any) pursuant to Hedging Obligations and excluding amortization of deferred financing fees), (ii) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and (iii) the earned discount or yield with respect to the sale of receivables.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(i)    any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto) shall be excluded;

(ii)    any increase in amortization or depreciation resulting from purchase accounting in relation to any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded;

(iii)    the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(iv)    any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to as set dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors) shall be excluded;

(v)    the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period; and

(vi)    the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or in similar distributions have been legally waived; provided that the net loss of any such Restricted Subsidiary shall be included.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (c) (iv) and (v) thereof.

“Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who:

(i)    was a member of the Company’s Board of Directors on the date of the Indenture; or

(ii)    was nominated for election or elected to the Board of Directors with the affirmative vote of al least a majority of the Continuing Directors who were members of the Company’s Board of Directors at the time of the nomination or election.

“Contribution Indebtedness” means Indebtedness of the Company in an aggregate principal amount not greater than the amount of all Specified Cash Contributions, provided that such Contribution Indebtedness (i) has a Stated Maturity later than the Stated Maturity of the Notes, (ii) is Incurred within 90 days of such Specified Cash Contributions, and (iii) is so designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the Incurrence date thereof.

“Credit Agreement” means the credit agreement to be dated as of                 , 2004, as amended, restated, supplemented, waived, replaced, restructured, repaid, increased, refunded, refinanced or otherwise modified from time to time, in one or more agreements or indentures among the Company, the Subsidiaries of the Company named therein, the financial institutions named therein and                 , as Administrative Agent, including any successor or replacement facility extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness under such agreement (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refunding, refinancing or other modification thereto would be prohibited by the terms of the Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Notes at the time outstanding).

“Credit Facility” means one or more debt facilities (including, without limitation, the Credit Agreement), together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), entered into from time to time with banks or other institutions providing for revolving credit loans, term loans, letters of credit or other Indebtedness, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time, including any agreement extending the maturity, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) of all or any portion of the debt under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale, or other cash payment with respect to, of such Designated Noncash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company (other than Disqualified Stock) that is issued for cash (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Designated Senior Indebtedness” means (i) the Senior Lender Indebtedness and (ii) any other Senior In debtedness of the Company.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event;

(i)    matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise;

(ii)    is convertible or exchangeable for Indebtedness or Disqualified Stock; or

(iii)    is redeemable at the option of the holder thereof, in whole or in part, in each case prior to the first anniversary of the maturity date of the Notes;

provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such first anniversary shall be deemed to be Disqualified Stock; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Dividend Suspension Threshold” means the following applicable Fixed Charge Coverage Ratio of the Company for the twelve-month period ended on the last day of any fiscal quarter:

Period Ended On	Dividend Suspension Threshold
Issue Date through , 2005	to 1.00
, 2005 and thereafter	to 1.00

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Excess Cash” shall mean, with respect to any period, Adjusted EBITDA minus the sum of (i) cash interest expense, (ii) cash income tax expense and (iii) capital expenditures (as defined in accordance with GAAP), in each case, for such period.

“Excluded Contributions” means the net cash proceeds received by the Company after the Issue Date from (i) contributions to its common equity capital and (ii) the sale (other than to a Subsidiary of the Company or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by an Officer of the Company, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph of the “—Certain Covenants—Limitation on Restricted Payments” covenant.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of Adjusted EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness (other than revolving credit or working capital borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations and the change in Adjusted EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition or disposition, have discontinued any operation, or have engaged in merger or consolidation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officers’ Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

“Fixed Charges” means, with respect to any Person for any period, the sum of (i) Consolidated Interest Expense of such Person for such period and (ii) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock, Disqualified Stock or the Class B common stock (but only to the extent such dividends exceed the aggregate dividends that would have been paid on shares of Class A common stock had the Class B common stock been fully exchanged for the relevant period and, only to the extent such excess amount is not included in Consolidated Interest Expense) of such Person and its Subsidiaries.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of the Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the obligations of the Company under the Indenture and the Notes by any Person in accordance with the provisions of the Indenture.

“Guarantor” means any Person that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with the Indenture, such Person ceases to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“IDS” means the Company’s Income Deposit Securities, whether currently outstanding or as may be issued from time to time.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(i)    the principal and premium (if any) of any indebtedness of such Person, whether or not contingent:

(1)    in respect of borrowed money;

(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(3)    representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor due within six months from the date on which it is Incurred, in each case Incurred in the ordinary course of business, which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto;

(4)    in respect of Capitalized Lease Obligations; or

(5)    representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(ii)    to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(iii)    to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person;

provided, further, that any obligation of the Company or any Restricted Subsidiary in respect of (i) minimum guaranteed commissions, or other similar payments, to clients, minimum returns to clients or stop loss limits in favor of clients or indemnification obligations to clients, in each case pursuant to contracts to provide services to clients entered into in the ordinary course of business, and (ii) account credits to participants under the LTIP or any successor or similar compensation plan, shall be deemed not to constitute Indebtedness.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a similar business of nationally recognized standing that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

“Investment Grade Securities” means:

(i)    securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(ii)    debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; and

(iii)    investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration (including agreements providing for the adjustment of purchase price) of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(i)    “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(ii)    any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Issue Date” means the date on which the Notes are authenticated.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Group” means the group consisting of the directors, executive officers and other personnel of the Company on the Issue Date.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Debt” means, with respect to the Company, on a consolidated basis at any time, the actual outstanding amount of funded indebtedness (provided that with respect to the portion thereof represented by any revolving facility under the Senior Lender Indebtedness, such amount shall be calculated at the weighted average principal balance of loans that were outstanding during the immediately preceding 12 fiscal month period), plus, without duplication, the principal component of all Capitalized Lease Obligations and, without duplication, other Indebtedness of the Company and its Restricted Subsidiaries at such time, less (i) any early termination payments that would be owed if all outstanding Hedging Obligations were terminated, and (ii) the amount of cash of the Company and its Subsidiaries on the balance sheet as of the date of determination in excess of $             million.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other considerations received in any other noncash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to clause (i) of the second paragraph of the covenant described under “—Certain Covenants—Asset Sales”) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Guarantor Subsidiary” means each of:

“Notes” means the         % senior subordinated notes due 2014 of the Company, including any Additional Notes unless expressly provided otherwise.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Notes.

“Officer” means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer Controller or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

“Pari Passu Indebtedness” means (i) with respect to the Company, the Notes and any other Indebtedness of the Company, other than Subordinated Indebtedness, Senior Indebtedness or Secured Indebtedness of the Company and (ii) with respect to any Guarantor, its Guarantee and any other Indebtedness of such Guarantor, other than Subordinated Indebtedness, Senior Indebtedness or Secured Indebtedness of such Guarantor.

“Permitted Asset Swap” means any one or more transactions in which the Company or any Restricted Subsidiary exchanges assets for consideration consisting of (i) assets used or useful in a Similar Business and (ii) any cash or Cash Equivalents, provided that such cash or Cash Equivalents will be considered Net Proceeds from an Asset Sale.

“Permitted Holders” means Apax Partners and the Management Group.

“Permitted Investments” means:

(i)    any Investment in the Company or any Restricted Subsidiary;

(ii)    any Investment in Cash Equivalents or Investment Grade Securities;

(iii)    any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(iv)    any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “—Certain Covenants—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(v)    any Investment existing on the Issue Date;

(vi)    advances to employees not in excess of $             million outstanding at any one time in the aggregate;

(vii)    any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(viii)    Hedging Obligations permitted under clause (j) of the “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” covenant;

(ix)    additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (ix) that are at that time outstanding, not to exceed the greater of      % of Total Assets or $             million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(x)    loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business, and account credits and payments to participants under the LTIP or any successor or similar compensation plan;

(xi)    Investments the payment for which consists of Equity Interests of the Company (other than Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the “—Certain Covenants—Limitation on Restricted Payments” covenant;

(xii)    any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (ii), (iii) and (vi) of such paragraph);

(xiii)    Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(xiv)    Guarantees issued in accordance with “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(xv)    any Investment by Restricted Subsidiaries in other Restricted Subsidiaries and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;

(xvi)    Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(xvii)    loans to clients made in connection with entering into, renegotiating, renewing or amending contracts to provide services not to exceed $             million in any fiscal year or $             million in aggregate amount at any time outstanding; and

(xviii)    pledges or deposits made in connection with Permitted liens.

“Permitted Junior Securities” shall mean debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all then-outstanding Senior Indebtedness of the Company at least to the same extent that the Notes are subordinated to the payment of all Senior Indebtedness of the Company on the Issue Date, so long as to the extent that any Senior Indebtedness of the Company outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, either (a) the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment or (b) such holders receive securities which constitute Senior Indebtedness and which have been determined by the relevant court to constitute satisfaction in full in cash of any Senior Indebtedness not paid in full in cash.

“Permitted Liens” means, with respect to any Person:

(a)    pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(b)    Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(c)    Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(d)    Liens in favor of issuers of performance and surety bonds or bid bonds or completion guarantees or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(e)    minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(f)    Liens securing Indebtedness permitted to be incurred pursuant to clause (d) of the second paragraph of the covenant described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(g)    Liens to secure Indebtedness permitted pursuant to clause (a) of the second paragraph of the covenant described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(h)    Liens existing on the Issue Date;

(i)    Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(j)    Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided further, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(k)    Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(l)    Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(m)    Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances, issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(n)    leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(o)    Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(p)    Liens in favor of the Company;

(q)    Liens on equipment of the Company granted in the ordinary course of business to the Company’s client at which such equipment is located;

(r)    Liens encumbering deposits made in the ordinary course of business to secure obligations arising from statutory, regulatory, contractual or warranty requirements, including rights of offset and set-off;

(s)    Liens on the Equity Interests of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by the Indenture;

(t)    Liens to secure Indebtedness permitted by clause (1) of the second paragraph of the covenant described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(u)    Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g), (h), (i), (j), (k), (1) and (t); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (g), (h), (i), (j), (k), (1) or (t) at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

“Person” means any individual, corporation, partnership, business trust, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Quarterly Base Dividend Level” means, for any fiscal quarter,     % of the Company’s Excess Cash for the 12-month period ending on the last day of the Company’s then most recently ended fiscal quarter for which internal financial statements are available at the time such dividend is declared divided by four (4).

“Representative” means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale/ Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

“Secured Indebtedness” means any Indebtedness of the Company or any Subsidiary secured by a Lien.

“Securities Offering” means any public or private sale of IDSs or common stock or Preferred Stock of the Company (other than Disqualified Stock), other than (i) public offerings with respect to IDSs or the Company’s Common Stock registered on Form S-8 and (ii) any such public or private sale that constitutes an Excluded Contribution.

“S&P” means Standard and Poor’s Ratings Group.

“Senior Credit Documents” means the collective reference to the Credit Agreement, the notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto.

“Senior Lender Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement, the other Senior Credit Documents and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor, as applicable, whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means a business, the majority of whose revenues are derived from the manufacture and sale of clothing or roll cover products used in the paper-making process.

“Specified Cash Contributions” means the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Company which are designated as “Specified Cash Contributions” pursuant to an Officers’ Certificate.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to the Notes, any Indebtedness of the Company that is by its terms subordinated in right of payment to the Notes and (b) with respect to any Guarantee, any Indebtedness of the applicable Guarantor that is by its terms subordinated in right of payment to such Guarantee.

“Subsidiary” means, with respect to any Person:

(i) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(ii) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

“Total Leverage Ratio” means, with respect to the Company on any date, the ratio of (1) Indebtedness of the Company as of such date (which shall include the average daily balance of Indebtedness under any revolving credit facility during the twelve-month period ended on the last day of the most recently ended fiscal quarter) to (2) the Adjusted EBITDA of the Company for the most recently ended twelve-month period ended on the last day of any fiscal quarter.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor, and if at any time there is more than one such party, “Trustee” as used with respect to the securities of any series shall mean the trustee with respect to securities of that series.

“Trust Officer” means (i) any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and (ii) who shall have direct responsibility for the administration of the Indenture.

“Unrestricted Subsidiary” means:

(i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries; provided further, however, that either (a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled “—Limitation on Restricted Payments.”

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) (1) the Company could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or (2) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (ii) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Domestic Subsidiary” is any Wholly Owned Subsidiary that is organized under the laws of any state of the United States or any state or territory thereof.

“Wholly Owned Foreign Guarantor Subsidiary” means each of                                              .

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

IDSs Eligible for Future Sale

Future sales or the availability for sale of substantial amounts of IDSs or shares of our Class A common stock or a significant principal amount of our notes in the public market could adversely affect prevailing market prices and could impair our ability to raise capital through future sales of our securities. Upon completion of this offering, we will have                          IDSs outstanding, in respect of in the aggregate                          shares of our Class A common stock, $             million aggregate principal amount of our notes. All of these IDSs and the Class A common stock and notes represented thereby will be freely tradable without restriction or further registration under the Securities Act, unless the IDSs or securities represented thereby are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. Upon completion of this offering, certain of our existing equity investors will own IDSs and shares of Class B common stock representing an aggregate             % ownership interest in us after the offering, or             % if the underwriters’ over-allotment option is exercised in full. Such existing equity investors will have demand and piggyback registration rights with respect to the IDSs. See “Related Party Transactions—Investor Rights Agreement.” Registration rights may not be exercised during the lock-up period.

Holders of our Class B common stock will have the right to exchange their Class B common stock for IDSs two years after the closing of this offering, subject to certain restrictions. See “Description of Capital Stock—Class B Common Stock” and “Related Party Transactions—Investor Rights Agreement.”

We may issue shares of our common stock (other than Class A common stock not issued as part of IDSs) or notes, which may be represented by IDSs, or other securities from time to time as consideration for future acquisitions and investments. In the event any such acquisition or investment is significant, the number of shares of our common stock or notes, which may be represented by IDSs, or other securities that we may issue may in turn be significant. In addition, we may also grant registration rights covering those shares of our common stock or notes and IDSs, if applicable, or other securities in connection with any such acquisitions and investments.

Material U.S. Federal Income Tax Consequences

The following discussion describes the material U.S. federal income tax consequences (and certain U.S. federal estate tax consequences) of the purchase, ownership and disposition of IDSs, notes and Class A common stock as of the date hereof by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Except where noted, the following discussion deals only with IDSs, notes and Class A common stock held as capital assets by holders who acquired IDSs upon their original issuance at their initial offering price or notes (not represented by IDSs) upon their original issuance at their initial issue price and does not deal with special situations, such as those of:

•	dealers in securities or currencies,

•	financial institutions,

•	regulated investment companies,

•	real estate investment trusts,

•	tax-exempt entities,

•	insurance companies,

•	persons holding IDSs, notes or Class A common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle,

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings,

•	persons liable for alternative minimum tax,

•	investors in pass-through entities, or

•	U.S. Holders (as defined below) whose “functional currency” is not the US Dollar.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. The statements of law or legal conclusions in this discussion represent the opinion of Ropes & Gray LLP. That opinion is based in part on facts described in this prospectus and on various other factual assumptions, representations and determinations. Any alteration of such facts could adversely affect such opinion.

A “U.S. Holder” of IDSs, notes or Class A common stock means a holder that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States,

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any political subdivision thereof,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds IDSs, notes or Class A common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding IDSs, notes or Class A common stock, you should consult your own tax advisors.

No statutory, administrative or judicial authority directly addresses the treatment of IDSs or instruments similar to IDSs for U.S. federal income tax purposes. As a result, we cannot assure you that the Internal Revenue Service, which we refer to as the “IRS,” or the courts will agree with the tax consequences described herein. A different treatment from that assumed below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the IDSs or notes, and, in the case of foreign holders, could subject such holders to U.S. federal withholding or estate taxes with regard to the notes in the same manner as they will be with regard to the Class A common stock. Payments to foreign holders would not be grossed-up for any such taxes. In addition, a different treatment could result in the loss by us of all or part of the deduction for interest paid on the notes. If you are considering the purchase of IDSs or notes, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership of IDSs, notes and Class A common stock, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Consequences to U.S. Holders

IDSs

Allocation of Purchase Price

Your acquisition of IDSs should be treated as an acquisition of the shares of our Class A common stock and the notes represented by the IDSs. Accordingly, we intend to treat the acquisition of IDSs in this manner and, by purchasing IDSs, you agree to adopt this treatment. If this treatment is not respected, the acquisition of IDSs may be treated as an acquisition of only our stock, in which case the notes would be treated as equity rather than debt for U.S. federal income tax purposes. See “—Notes—Characterization of Notes.” The remainder of this discussion (except where otherwise indicated) assumes that the acquisition of IDSs will be treated as an acquisition of shares of our Class A common stock and notes.

The purchase price of each IDS will be allocated between the shares of Class A common stock and notes in proportion to their respective fair market values at the time of purchase. This allocation will establish your initial tax basis in the shares of Class A common stock and the notes. We expect to report the initial fair market value of each share of Class A common stock as $             and the initial fair market value of each $         principal amount of notes as $            , and by purchasing IDSs, you will agree to this allocation and that you will not take a contrary position for any purpose, including tax reporting purposes. If this allocation is not respected, it is possible that the notes will be treated as having been issued with original issue discount or amortizable bond premium. You generally would have to include original issue discount in income as it accrues in advance of the receipt of cash attributable to that income, and would be able to elect to amortize bond premium over the remaining term of the notes. The remainder of this discussion assumes that our allocation of the purchase price will be respected.

Separation and Recombination

As described under “Description of IDSs—Voluntary Separation and Recombination,” you may, after the required non-separation period, separate your IDSs into the shares of Class A common stock and notes represented thereby or, unless previously automatically separated, at any time combine the applicable number of shares of Class A common stock and principal amount of notes to form IDSs. If you separate your IDSs into the shares of Class A common stock and notes or combine the applicable number of shares of Class A common stock and principal amount of notes to form IDSs, you generally will not recognize gain or loss upon the separation of IDSs or recombination of shares of Class A common stock and notes. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, with respect to the shares of Class A common stock and the notes, and your tax basis in the shares of Class A common stock and the notes will not be affected by the separation or recombination.

Notes

Characterization of Notes

As discussed in more detail in the following paragraphs, our counsel, Ropes & Gray LLP, is of the opinion that the notes should be treated as debt for U.S. federal income tax purposes, and based upon that opinion, we believe that the notes should be so treated. A copy of this opinion will be filed as an exhibit to the registration statement of which this prospectus is a part. In addition, the lead underwriters have also received an opinion from their counsel, Skadden, Arps, Slate, Meagher & Flom LLP, that the notes should be treated as debt for U.S. federal income tax purposes. These opinions are based in part on facts described in this prospectus and on various other factual assumptions, representations and determinations, including those discussed in more detail in the following paragraphs. Any alteration of such facts could adversely affect these opinions. In addition, these opinions are not binding on the IRS or the courts, and no ruling on this issue or any aspect of the IDSs has been requested from the IRS. The IRS may challenge our position and their challenge may be successful. We will treat and, by acquiring notes, directly or represented by an IDS, each holder agrees to treat the notes as our indebtedness for all purposes. Assuming this treatment is respected, stated interest on the notes will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

The determination of whether an instrument is treated as debt or equity for U.S. federal income tax purposes is based on all relevant facts and circumstances. There is no clear statutory definition of debt and its characterization is governed by principles developed in case law, which analyzes numerous factors (with no one factor being dispositive) that are intended to identify the economic substance of the investor’s interest in the corporation. Our determination that the notes should be treated as debt for U.S. federal income tax purposes, and the opinions of counsel to this effect referred to above, are based upon the terms of the notes and, in addition, rely upon customary representations and determinations by us, the lead underwriter, and an independent appraisal firm. The representations and determinations by us and the independent appraisal firm are substantially to the effect that:

•	the term, interest rate and other material provisions of the notes are commercially reasonable and are substantially similar to those terms to which an unrelated third party lender, bargaining at arm’s length, would reasonably agree;

•	the aggregate principal amount of the notes and our other indebtedness in relation to the aggregate amount of our capital is commercially reasonable under the circumstances;

•	we expect to pay the principal and interest on the notes in full in accordance with their terms; and

•	the ratio of (a) the sum of (i) the principal amount of the notes, and (ii) the principal amount of our new credit facility, to (b) the fair market value of our equity at the completion of this offering, will not exceed to one.

In light of the representations and determinations described above and their relevance to several of the factors analyzed in case law, and taking into account the facts and circumstances relating to the issuance of the notes, we and our counsel are of the view that the notes should be treated as debt for U.S. federal income tax purposes. However, there is no authority that directly addresses the tax treatment of securities with terms substantially similar to the notes or offered under circumstances such as the offering (i.e., offered as a unit consisting of notes and common stock). In light of this absence of direct authority, our counsel cannot conclude with certainty that the notes will be treated as debt for U.S. federal income tax purposes.

The consequences to U.S. Holders and Non-U.S. Holders described below assume the notes will be respected as debt. However, no ruling on this issue has been requested from the IRS and, thus, there can be no assurance that such a position would not be challenged by the IRS or ultimately sustained.

If the notes were treated as equity rather than debt for U.S. federal income tax purposes, then the stated interest on the notes would generally be treated as a dividend to the extent paid out of current or accumulated earnings and profits (as determined under U.S. federal income tax principles) but those dividends likely would not qualify for the special lower capital gains rate described below. Interest on the notes would not be deductible by us for U.S. federal income tax purposes. In addition, as discussed below under “—Consequences to Non-U.S. Holders—Class A Common Stock,” Non-U.S. Holders would be subject to withholding or estate taxes with regard to the notes in the same manner as they will be with regard to the Class A common stock. We would also be liable for withholding taxes on any interest payments previously made by us to Non-U.S. Holders that are recharacterized as dividends for U.S. federal income tax purposes. Our inability to deduct interest on the notes could materially increase our taxable income and, thus, our U.S. federal income tax liability. This would reduce our after-tax cash flow and materially and adversely impact our ability to make interest and dividend payments on the notes and the Class A common stock.

Sale, Exchange or Retirement of Notes

Upon the sale, exchange, retirement or other disposition of an IDS, you will be treated as having sold, exchanged, retired or disposed of the notes representing the IDSs. Upon the sale, exchange, retirement or other disposition of notes, you will recognize gain or loss equal to the difference between the portion of the proceeds allocable to, or received for, your notes (less an amount equal to any accrued and unpaid interest which will be treated as a payment of interest for U.S. federal income tax purposes) and your adjusted tax basis in the notes. As described above under “—Consequences to U.S. Holders—IDSs—Allocation of Purchase Price,” your tax basis in notes generally will be the portion of the purchase price of your IDSs allocable to the notes or your purchase price of any notes separately acquired and not represented by IDSs. Such gain or loss will generally be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Deferral of Interest

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount, referred to as OID. Although there is no authority directly on point, based on our financial forecasts and the fact that we have no present plan or intention to exercise our right to defer interest, we believe that the likelihood of deferral of interest payments on the notes is remote within the meaning of the Treasury regulations. Based on the foregoing, although the matter is not free from doubt because of the lack of direct authority, the notes will not be considered to be issued with OID at the time of their original issuance. Accordingly, stated interest on the notes generally will be included in the gross income of a U.S. Holder as ordinary interest income at the time accrued or received, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Under the Treasury regulations, if deferral of any payment of interest were determined not to be “remote,” or if the interest payment deferral actually occurred, the notes would be treated as issued with OID at the time of issuance or at the time of such occurrence, as the case may be. In that case, all stated interest on the notes would thereafter be treated as OID as long as the notes remained outstanding. In that case:

•	all of a U.S. Holder’s taxable interest income relating to the notes would constitute OID that would have to be included in income on an economic accrual basis, possibly before the receipt of the cash attributable to the interest, regardless of the U.S. Holder’s method of tax accounting;

•	actual payments of stated interest would not be reported as taxable income;

•	any amount of OID included in your gross income (whether or not during a deferral period) with respect to the notes would increase your tax basis in such notes; and

•	the amount of payments in respect of the accrued OID would reduce your tax basis in the notes.

Consequently, during a deferral period, a U.S. Holder would be required to include OID in gross income even though we would not make any actual cash payments on the notes.

Due to the lack of guidance as to the meaning of the term “remote” as used in the Treasury regulations, it is possible that the IRS could take the position that the notes are issued with OID.

Additional Issuances

The indenture governing the notes will permit us, from time to time, to issue additional notes having terms that are substantially identical to those of the notes offered hereby. In particular, additional notes will be issued following an exchange of our Class B common stock for IDSs and in certain other circumstances. These subsequently issued notes may be issued with OID if they are issued at a discount to their face value (for example, as a result of changes in prevailing interest rates). The U.S. federal income tax consequences to you of the subsequent issuance of notes with OID (or any issuance of notes thereafter) are unclear. The indenture governing the notes and the agreements with DTC will provide that, in the event there is a subsequent issuance of notes with a new CUSIP number (which will occur in connection with an issuance of notes with OID and any issuance of notes thereafter), having terms substantially identical (other than issuance date) to the notes offered hereby, each holder of notes or IDSs, as the case may be, agrees that a portion of such holder’s notes will be exchanged for a portion of the notes acquired by the holders of the subsequently issued notes. Consequently, immediately following the subsequent issuance and exchange, each holder of notes, held either as part of IDSs or separately, will own an inseparable unit composed of notes of each issuance in the same proportion as each other holder. Because a subsequent issuance will affect the notes in the same manner, regardless of whether these notes are held as part of IDSs or separately, the combination of notes and shares of Class A common stock to form IDSs, or the separation of IDSs, should not affect your tax treatment.

The aggregate stated principal amount of notes owned by each holder will not change as a result of a subsequent issuance and exchange. However, under applicable law it is possible that the holders of subsequently issued notes (to the extent issued with OID) will not be entitled to a claim for the portion of their principal amount that represents unaccrued OID in the event of an acceleration of the notes or a bankruptcy proceeding occurring prior to the maturity of the notes.

Whether the receipt of subsequently issued notes in exchange for previously issued notes in this automatic exchange constitutes a taxable exchange for U.S. federal income tax purposes depends on whether the subsequently issued notes are viewed as differing materially from the notes exchanged. Due to a lack of applicable guidance, it is unclear whether the subsequently issued notes would be viewed as differing materially from the previously issued notes for this purpose. Consequently, it is unclear whether an exchange of notes for subsequently issued notes results in a taxable exchange for U.S. federal income tax purposes, and it is possible that the IRS might successfully assert that such an exchange should be treated as a taxable exchange.

If the IRS successfully asserted that an automatic exchange following a subsequent issuance is a taxable exchange, an exchanging holder would generally recognize gain or loss in an amount equal to the difference between the fair market value of the subsequently issued notes received and such holder’s adjusted tax basis in the notes exchanged. See “—Notes—Sale, Exchange or Retirement of Notes.” It is also possible that the IRS might successfully assert that any loss realized on the exchange should be disallowed under the wash sale rules, in which case the holder’s basis in the subsequently issued notes would be increased to reflect the amount of the disallowed loss. In the case of a taxable exchange, a holder’s initial tax basis in the subsequently issued notes received in the exchange would be the fair market value of such notes on the date of exchange (adjusted to reflect any disallowed loss) and a holder’s holding period in such notes would begin on the day after such exchange.

Regardless of whether the exchange is treated as a taxable event, the exchange may result in an increase in the amount of OID that you are required to accrue with respect to the notes. Following any subsequent issuance and exchange of notes with OID (or any issuances of notes thereafter), we (and our agents) will report the OID on any subsequently issued notes ratably among all holders, as the case may be, of notes and IDSs, and each holder of notes and IDSs will, by purchasing notes or IDSs, agree to report OID in a manner consistent with this approach. Consequently, holders that acquire notes in this offering may be required to report OID as a result of a subsequent issuance (even though they purchased notes having no OID). This generally would result in the holders reporting more interest income over the term of the notes than they would have reported had no such subsequent issuance occurred, and any such additional interest income will be reflected as an increase in the tax basis of the notes, which will generally result in a capital loss (or reduced capital gain) upon a sale, exchange or retirement of the notes. The deductibility of capital losses is subject to limitations.

Although we will report the OID on all of our notes in the manner described above, the IRS may assert that any OID should be reported only to the persons that initially acquired such subsequently issued notes (and their transferees). In that case, the IRS might further assert that, unless a holder can establish that it is not such a person (or a transferee thereof), all of the notes held by that holder have OID. Any of these assertions by the IRS could create significant uncertainties in the pricing of IDSs and notes and could adversely affect the market for IDSs and notes. You would be required to include any OID in income as ordinary income as it accrues, in advance of the receipt of cash attributable to such income.

It is possible that notes we issue in a subsequent issuance will have “significant OID” and thus be classified as “applicable high yield discount obligations” (AHYDOs). If any such notes were so classified, a portion of the OID on such notes could be nondeductible by us and the remainder would be deductible only when paid. This treatment would have the effect of increasing our taxable income and could adversely affect our cash flow available for interest payments and distributions to holders of our Class A common stock and other equityholders.

Due to the complexity and uncertainty surrounding the U.S. federal income tax treatment of subsequent issuances and exchanges of notes, prospective investors are urged to consult their tax advisors regarding the applicable tax consequences to them in light of their particular circumstances.

Class A Common Stock

Dividends

The gross amount of dividends paid to you will be treated as dividend income to you to the extent paid out of current or accumulated earnings and profits (as determined under U.S. federal income tax principles). This dividend income will be includable in your gross income as ordinary income on the day received by you.

Distributions to you in excess of our current and accumulated earnings and profits will be treated first as a tax-free return of capital that reduces your tax basis in the shares of Class A common stock, and then as gain from the sale or exchange of shares of Class A common stock. Pursuant to recently enacted legislation which is scheduled to “sunset” at the end of 2008, dividend income will generally be taxed to individual taxpayers at the rates applicable to long-term capital gains, provided certain holding period and other requirements are satisfied. Dividends received after 2008 will be taxable as ordinary income.

Gain on Disposition of Class A Common Stock

Upon the sale, exchange, retirement or other disposition of IDSs, you will be treated as having sold, exchanged, retired or disposed of the shares of Class A common stock representing the IDSs. Upon the sale, exchange, retirement or other disposition of shares of our Class A common stock, you will recognize capital gain or loss in an amount equal to the difference between the portion of the proceeds allocable to your shares of Class A common stock and your tax basis in the shares of Class A common stock. As described above under “—Consequences to U.S. Holders—IDSs—Allocation of Purchase Price,” your tax basis in the shares of Class A common stock generally will be the portion of the purchase price of your IDSs allocable to the shares of Class A common stock. As discussed above, capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments of principal, interest and dividends paid on our notes and Class A common stock and to the proceeds of sale of our IDSs, notes and Class A common stock paid to U.S. Holders other than certain exempt recipients (such as corporations). A backup withholding tax will apply to such payments if you fail to provide a taxpayer identification number or certification of other exempt status or fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

Consequences to Non-U.S. Holders

The following discussion applies only to Non-U.S. Holders. A “Non-U.S. Holder” is a holder, other than an entity or arrangement classified as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder. This discussion does not address Non-U.S. Holders subject to special rules, such as:

•	U.S. expatriates,

•	“controlled foreign corporations,”

•	“passive foreign investment companies,”

•	“foreign personal holding companies,”

•	corporations that accumulate earnings to avoid U.S. federal income tax, and

•	investors in pass-through entities that are subject to special treatment under the Code.

Such Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Notes

Characterization of Notes

As discussed above under “—Consequences to U.S. Holders—Notes—Characterization of Notes,” in the opinion of our counsel, the notes should be treated as debt for U.S. federal income tax purposes. However, no ruling on this issue has been requested from the IRS and this position may not be be sustained if challenged by the IRS. If the notes were treated as equity rather than debt for U.S. federal income tax purposes, then the notes would generally be treated in the same manner as shares of Class A common stock as described below under “—Consequences to Non-U.S. Holders—Class A Common Stock—Dividends,” and payments on the notes would be subject to U.S. federal withholding taxes. Payments to Non-U.S. Holders would not be grossed-up on account of any such taxes. In addition, we would be liable for withholding taxes on any interest payments previously made by us to Non-U.S. Holders that are recharacterized as dividends for U.S. federal income tax purposes. The remainder of this discussion (except where indicated otherwise) assumes the characterization of the notes as debt for U.S. federal income tax purposes will be respected.

U.S. Federal Withholding Tax

Subject to the discussion below concerning backup withholding, no withholding of U.S. federal income tax should be required with respect to the payment of interest on notes owned by you under the “portfolio interest rule,” provided that:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States,

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder,

•	you are not a controlled foreign corporation that is related to us through stock ownership,

•	you are not a bank whose receipt of interest on the notes is described in section 881(c)(3)(A) of the Code, and

•	you satisfy the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder.

To satisfy the requirement referred to in the final bullet above, you, or a financial institution holding the notes on your behalf, must provide, in accordance with specified procedures, our paying agent with a statement to the effect that you are not a U.S. person. Currently, these requirements will be met if (1) you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN), or (2) a financial institution holding the notes on your behalf certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. The statement requirement referred to in the final bullet above may also be satisfied with other documentary evidence with respect to a note held in an offshore account or through certain foreign intermediaries.

If you cannot satisfy the requirements of the “portfolio interest rule” described above, payments of interest (including payments in respect of OID) made to you will be subject to a 30% withholding tax unless you provide us or our paying agent, as the case may be, with a properly executed:

•	IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty, or

•	IRS Form W-8ECI stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

Alternative documentation may be applicable in certain situations, such as in the case of non-U.S. governments or flow-through entities organized under non-U.S. law.

U.S. Federal Income Tax

If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of the trade or business (and, where a tax treaty applies, is attributable to your U.S. permanent establishment), you, although exempt from the withholding tax discussed above (provided the certification requirements described above are satisfied), will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if you were a U.S. Holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% of the interest (or lesser rate under an applicable income tax treaty), subject to adjustments.

Sale, Exchange or Retirement of Notes

Upon the sale, exchange, retirement or other disposition of IDSs, you will be treated as having sold, exchanged, retired or disposed of the notes representing the IDSs. Any gain realized upon the sale, exchange, retirement or other disposition of notes generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States, or

•	you are an individual, you are present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

U.S. Federal Estate Tax

Notes beneficially owned by an individual who at the time of death is a Non-U.S. Holder should not be subject to U.S. federal estate tax, provided that any payment to the individual on the notes would be eligible for exemption from the 30% U.S. federal withholding tax under the rules described above under “—Consequences to Non-U.S. Holders—Notes—U.S. Federal Withholding Tax” without regard to the statement requirement described therein.

Class A Common Stock

Dividends

Dividends paid to you generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with your conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to your U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be satisfied for effectively connected income to be exempt from withholding. If you are a foreign corporation, any such effectively connected dividends received by you may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

If you wish to claim the benefit of an applicable treaty rate (and avoid backup withholding as discussed below) for dividends, you will be required to:

•	complete IRS Form W-8BEN (or other applicable form) and certify, under penalties of perjury, that you are not a U.S. person and that you are entitled to the benefits of the applicable treaty, or

•	if the shares of our Class A common stock are held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury regulations.

Special certification and other requirements apply to certain Non-U.S. Holders that are non-U.S. governments or flow-through entities.

If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Gain on Disposition of Class A Common Stock

Upon the sale, exchange, retirement or other disposition of IDSs, you will be treated as having sold, exchanged, retired or disposed of the shares of Class A common stock representing the IDSs. You generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of shares of our Class A common stock unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States, and, where a tax treaty applies, is attributable to your U.S. permanent establishment,

•	if you are an individual and hold shares of our Class A common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes.

If you are an individual and are described in the first bullet above, you will be subject to tax on the any gain derived from the sale under regular graduated U.S. federal income tax rates. If you are an individual and are described in the second bullet above, you will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses (even though you are not considered a resident of the United States). If you are a foreign corporation and are described in the first bullet above, you will be subject to tax on your net gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty (which, in the case of Canada, would be 5%).

We believe we are not and do not anticipate becoming a “U.S. real property holding corporation” for U.S. federal income tax purposes.

U.S. Federal Estate Tax

Shares of our Class A common stock held by an individual Non-U.S. Holder at the time of death will be included in such holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

The amount of interest payments and dividends paid to you and the amount of tax, if any, withheld with respect to such payments will be reported annually to the IRS. Copies of the information returns reporting such interest payments, dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, backup withholding will be required with respect to payments made by us or any paying agent to you, unless a statement described in the fifth bullet under “Consequences to Non-U.S. Holders—Notes—U.S. Federal Withholding Tax” has been received (and we or the paying agent do not have actual knowledge or reason to know that you are a U.S. person).

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of IDSs, Class A common stock or notes within the United States or conducted through U.S.-related financial intermediaries unless a statement described in the fifth bullet under “Consequences to Non-U.S. Holders—Notes—U.S. Federal Withholding Tax” has been received (and we or the paying agent do not have actual knowledge or reason to know that you are a U.S. person) or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

Certain ERISA Considerations

The following is a summary of certain considerations associated with the purchase of the IDSs (including any securities underlying such units) by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements. This summary does not purport to be complete and no assurance can be given that future legislation, court decisions, administrative regulations, rulings or administrative pronouncements will not significantly modify the provisions summarized herein. Any such changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

General Fiduciary Matters

ERISA and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to the provisions of Part 4 of Title I of ERISA, (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and plans maintained for self-employed individuals, (c) any entity whose underlying assets include “plan assets” by reason of a plan’s investment in such entity (each plan and entity described in (a), (b) and this (c) being a “Plan”) and on (d) persons who have certain relationships to any such Plan, which are defined in ERISA and the Code (each such person being a “party in interest” under ERISA and a “disqualified person” under the Code). ERISA also imposes duties on a person who is a fiduciary with respect to a Plan which is subject to ERISA and makes any such person liable for a violation of such duty, and ERISA and the Code prohibit certain transactions between a Plan and a party in interest or a disqualified person with respect to such Plan and can impose sanctions on any party in interest or disqualified person who engages in any such transactions.

Specifically, ERISA imposes certain duties on persons (including individuals and entities) who are fiduciaries of a Plan. Under ERISA, any person who exercises any discretionary authority or control over the administration of such Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan. A Plan may purchase the IDSs (including securities underlying such unit) subject to the investing fiduciary’s determination that the investment satisfies ERISA’s fiduciary standards and other requirements under Similar Laws applicable to investments by the Plan. In considering an investment of Plan assets in the IDSs (including securities underlying such unit), a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provision of ERISA, the Code or any Similar Law.

Prohibited Transaction Considerations

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A disqualified person (including a fiduciary) who engages in a non-exempt prohibited transaction may be subject to excise taxes under the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA. We and our affiliates may be a party in interest or a disqualified person with respect to Plan which purchases and holds IDSs (including securities underlying such units). A prohibited transaction under ERISA and the Code includes a direct or indirect sale or exchange, or leasing, of any property between the Plan and a party in interest or a disqualified person with respect to such Plan. In addition, a prohibited transaction may occur in connection with a direct or indirect loan or other extension of credit between a Plan and a party in interest or disqualified person with respect to such plan.

The purchase or holding of IDSs (and any securities underlying such units) may constitute or result in prohibited transactions under ERISA and Section 4975 of the Code, unless the purchase and holding of such IDSs (and any securities underlying such units) is in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the IDSs. These class exemptions include, without limitation, PTCE 84-14 respecting transactions involving assets managed by qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions involving assets managed by in-house asset managers. However, there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Asset Issues

ERISA does not define “plan assets.” Regulations (the “Plan Asset Regulations”) promulgated under ERISA by the DOL generally provide that when a Plan invests in another entity, the Plan’s assets do not, solely by reason of such investment, include any of the underlying assets of the entity. However, where a Plan invests in an equity interest that is not a publicly-offered security, the Plan’s assets include both the equity interest and an undivided interest in the underlying assets of the entity unless it can be established that the entity is an “operating company” or equity participation in the entity by benefit plan investors is “not significant”.

Under the Plan Asset Regulations, a “publicly offered security” is a security that is (a) ”freely transferable,” (b) part of a class of securities that is “widely held,” and (c) either (i) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) part of a class of securities that is registered under Section 12 of the Exchange Act. The Plan Asset Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, although a security will not fail to be “widely held” solely because the number of independent investors falls below 100 subsequent to the initial offering thereof as a result of events beyond the control of the issuer.

We intend to effect such a registration with respect to the IDSs under the Securities Act and Securities Exchange Act. It is anticipated that the IDSs will be “widely held” within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard. The Plan Asset Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. It is anticipated that the IDSs will be “freely transferable” within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard.

Holders of IDS may at any time after the earlier of 45 days from the closing of this offering or the occurrence of a change of control, separate the IDSs into shares of common stock and notes represented thereby. We do not anticipate that our common stock will be separately listed on any exchange, except that listing may occur if a sufficient number of shares of common stock are held separately. The notes will not be separately listed, and may be treated as equity securities for this purpose. With respect to a Plan that separately holds either common stock that is not publicly traded or notes that are treated as equity securities, our assets could be deemed to be “plan assets” of an ERISA Plan, unless we are determined to be an “operating company” (or unless another exception applies).

Under the Plan Asset Regulations, an “operating company” is defined as “an entity that is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital.” We believe that we are an “operating company” for purposes of the Plan Asset Regulations, although no assurance can be given in this regard. No assurance can be given that any exception to the Plan Asset Regulations will apply, and no monitoring or other measures will be taken regarding satisfaction of the conditions to any exception. In order to ensure against the result that our assets will be treated as plan assets under the Plan Asset Regulations, purchasers and transferees of the IDSs (including securities underlying such units) are required to make the representations described below

Representations

By accepting the IDSs (including any securities underlying such units), and on each day until disposing of the IDSs (including any securities underlying such units), each purchaser and subsequent transferee of the IDSs (including any securities underlying such units) will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the IDSs (including any securities underlying such units) constitutes assets of any ERISA Plan or (ii) the purchase and holding of the IDSs (including any securities underlying such units) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the IDSs (including any securities underlying such units) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the IDSs (including any securities underlying such units).

Underwriting

We will enter into an underwriting agreement with the underwriters named below. CIBC World Markets Corp., is acting as the representative of the underwriters.

The underwriting agreement will provide for the purchase of a specified number of IDSs by each of the underwriters. The underwriters’ obligations will be several, which means that each underwriter will be required to purchase a specified number of IDSs but will not be responsible for the commitment of any other underwriter to purchase the IDSs. Subject to the terms and conditions to be described in the underwriting agreement, each underwriter will severally agree to purchase the number of IDSs set forth opposite its name below:

Underwriter	Number of IDSs
CIBC World Markets Corp.

Total

Under the underwriting agreement, we will agree to sell and the underwriters will agree to purchase the IDSs offered under this offering at a price of $     per IDS and we will agree to sell and CIBC World Markets Corp. will agree to purchase the notes issued separately offered under this offering at a price of             % per note sold separately (not represented by IDSs), in each case, payable in cash to us against delivery. However, the underwriters will agree to purchase all of the IDSs offered in this offering (other than those covered by the over-allotment option described below) if any are purchased. Under the underwriting agreement, if an underwriter defaults in its commitment to purchase the IDSs, the commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated, depending on the circumstances.

Subject to applicable law, the underwriters may offer the IDSs outside of the United States. Holders of our direct and indirect equity securities (and their related persons) will not be eligible to purchase notes offered separately.

Any subsequent issuance of IDSs or notes of the same series that results in an automatic exchange of a portion of your notes for a portion of the notes issued in such subsequent issuance, and/or replacement of your IDSs or notes with new IDSs or notes should not affect your rights to assert claims against the underwriters, if any, and for such purposes, you should be treated as if the automatic exchange had never occurred. However, under no circumstances shall the underwriters in this offering have any liability to you or to us, by virtue of their participation in this offering, with respect to any offering materials used in connection with any such subsequent issuance.

The IDSs and notes should be ready for delivery on or about                  , 2004, but in any event no later than                  , 2004 against payment in immediately available funds. The underwriters are offering the IDSs and notes subject to various conditions and may reject all or part of any order. The underwriting agreement provides that the obligations of the underwriters to purchase IDSs and notes included in this offering are subject to approval of legal matters by counsel and other conditions. The representative has advised us that the underwriters propose to offer the IDSs and notes directly to the public at the public offering price that appears on the cover page of this prospectus. In addition, the representative may offer some of the IDSs and notes to other securities dealers at such price less a concession of $     per IDS or             % of the principal amount of the notes. The underwriters may also allow, and such dealers may re-allow, a concession not in excess of $     per IDS or             % of the principal amount of the notes to other dealers. After the IDSs and notes are released for sale to the public, the representative may change the offering prices and other selling terms at various times.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 30 days after the date of this prospectus, permits the underwriters to purchase a maximum of             additional IDSs from us to cover all over-allotments. If the underwriters exercise all or part of this option, they will purchase the IDSs covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $     million, and the total proceeds to us will be $     million in connection with the IDSs purchased from us. The underwriters have severally agreed that, to the extent the over-allotment option is exercised, they will each purchase a number of additional IDSs proportionate to the underwriter’s initial amount reflected in the foregoing table.

The following table provides information regarding the amount of the underwriting discount to be paid to the underwriters by us:

	Per IDS	Total	Per Note	Total	Combined Total without Exercise of Over- Allotment Option	Combined Total with Full Exercise of Over- Allotment Option
Public offering price
Underwriting discount
Xerium Technologies, Inc.	$	$	%	$	$	$

We estimate that our total expenses of this offering, excluding the underwriting discount, will be approximately

$         million.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

We, our executive officers and the existing equity investors have agreed to a 180-day “lock up,” subject to certain exceptions, with respect to all IDSs and shares of our Class B common stock, including securities that are convertible into such securities and securities that are exchangeable or exercisable for such securities, which we may issue or they own prior to this offering or purchase in or after this offering, as the case may be. This means that, subject to certain exceptions, for a period of 180 days following the date of this prospectus, we and such persons may not offer, sell, pledge or otherwise dispose of any of these securities or request or demand that we file a registration statement related to any of these securities without the prior written consent of CIBC World Markets Corp.

We were advised by the representative that CIBC World Markets Corp. currently intends to facilitate a secondary market in the separate notes, and, upon the separation of the IDSs, the shares of Class A common stock, which means that they will make commercially reasonable attempts to match buyers of such securities with sellers of such securities, considering, when doing so, any relevant credit issues they deem appropriate. However, CIBC World Markets Corp. is not obligated to facilitate a secondary market and may discontinue any such facilitation, if commenced, at any time and without notice. Moreover, if and to the extent that CIBC World Markets Corp. facilitates any market for the notes, there can be no assurance that such market would provide sufficient liquidity for any holder of any such securities.

The representative has informed us that they do not expect discretionary sales by the underwriters to exceed 5% of the IDSs offered by this offering.

There is no established trading market for the IDSs, the shares of our Class A common stock or the notes. The offering price for the IDSs and the notes will be determined by us and the representative based on the following factors:

•	prevailing market and general economic conditions,

•	our financial information,

•	our history and prospects,

•	the history of and prospects for the industry in which we compete,

•	an assessment of our management, our past and present operations, and the prospects for, and timing of, our future revenues, and

•	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

We will apply to list the IDSs on the             .

Rules of the SEC may limit the ability of the underwriters to bid for or purchase IDSs before the distribution of the IDSs is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing transactions—The representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the IDSs, so long as stabilizing bids do not exceed a specified maximum.

•	Over-allotment and syndicate covering transactions—The underwriters may sell more IDSs in connection with this offering than the number of IDSs that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional IDSs in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing IDSs in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of IDSs available for purchase in the open market as compared to the price at which they may purchase IDSs through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing IDSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the IDSs that could adversely affect investors who purchase IDSs in this offering.

•	Penalty bids—If the representative purchases IDSs or notes in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those IDSs or notes as part of this offering.

The underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of the IDSs or the imposition of penalty bids may have the effect of raising or maintaining the market price of the IDSs or notes or preventing or mitigating a decline in the market price of the IDSs or notes. As a result, the price of the IDSs or notes may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the IDSs or notes if it discourages resales of the IDSs.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the IDSs or notes. These transactions may occur on the              or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

At our request, the underwriters have reserved for sale, at the initial offering price, up to IDSs for our directors, employees and shareholders. The number of IDSs available for sale to the general public will be reduced to the extent our directors, employees and shareholders purchase such reserved shares. Any reserved shares which are not so purchased will be offered by the underwriters to the general public on the same basis as the other shares offered by this prospectus.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically. The representative may agree to allocate a number of IDSs or notes to underwriters for sale to their online brokerage account holders. The representative will allocate IDSs or notes to underwriters that may make Internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on any of these websites and any other information contained on a website maintained by an underwriter or syndicate member is not part of this prospectus.

An automatic exchange described elsewhere in this prospectus should not impair the rights any holder would otherwise have to assert a claim against us or the underwriters, with respect to the full amount of notes purchased by such holder.

Affiliates of CIBC World Markets Corp. own approximately 5.6% of the common stock of Xerium S.A, of which we are an indirect, wholly-owned subsidiary prior to this offering. An affiliate of CIBC World Markets Corp. is one of the lenders under our existing senior credit facility, and has served as one of the two lead arrangers and as the facility agent for our existing senior credit facility. In addition, CIBC World Markets Corp. is the lead arranger and sole bookrunner of the new credit facility. The underwriters have provided, and may continue to provide, from time to time investment banking, commercial banking, advisory and other services to us and the existing equity investors for customary fees and expenses in the ordinary course of their business.

Legal Matters

The validity of the issuance of the IDSs offered hereby, the shares of our Class A common stock and our notes, and our notes sold separately (not represented by IDSs), as well as the validity of the issuance of the subsidiary guarantees by the Delaware subsidiary guarantors, will be passed upon for us by Ropes & Gray LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

Experts

The consolidated financial statements as of December 31, 2003 and December 31, 2002 and for each of the three years in the period ended December 31, 2003 included in this prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein and are included in reliance upon such report on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed a Registration Statement on Form S-1 with the SEC regarding this offering. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement, and you should refer to the registration statement and its exhibits to read that information. As a result of the effectiveness of the registration statement, we are subject to the informational reporting requirements of the Exchange Act of 1934 and, under that Act, we will file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site’s Internet address is www.sec.gov.

You may also request a copy of these filings, at no cost, by writing or telephoning us at:

Xerium Technologies, Inc.

One Technology Drive

Westborough Technology Park

Westborough, Massachusetts 01581

(508) 616-9468

Index to Financial Statements

XERIUM S.A.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Three Years ended December 31, 2003

Report of Independent Auditors

The Board of Directors

Xerium S.A.

We have audited the accompanying consolidated balance sheets of Xerium S.A. as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for each of the three years in the period ended December 31, 2003. Our audits also included the financial statement schedule. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Xerium S.A. at December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

As discussed in Note 2 to the consolidated financial statements, in 2002 the Company changed its method of accounting for goodwill and other intangible assets, pursuant to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

February 26, 2004

/s/  Ernst & Young LLP

Boston, Massachusetts

XERIUM S.A.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	December 31
	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$22,294	$32,834
Accounts receivable (net of allowance for doubtful accounts of $2,862 in 2003 and $2,476 in 2002)	106,694	101,719
Inventories	113,424	101,607
Prepaid expenses	3,677	3,742
Other assets	1,411	5,687

Total current assets	247,500	245,589
Property and equipment, net	397,503	358,641
Goodwill	303,570	274,564
Intangible assets and deferred financing costs, net	35,762	38,287
Other assets	2,471	8,195

Total assets	$986,806	$925,276

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Notes payable	$12,131	$9,286
Accounts payable	37,946	32,924
Accrued expenses	64,654	90,041
Current maturities of long-term debt	37,662	31,191

Total current liabilities	152,393	163,442
Long-term debt, net of current maturities	773,824	755,724
Deferred taxes	25,568	—
Pension and other post-retirement obligations	87,607	76,228
Other liabilities	59	1,631
Stockholders’ deficit
Common stock, € 2 stated value, 569,563 shares and 555,556 shares authorized and issued	1,150	1,118
Treasury stock, at cost—22,750 shares at December 31, 2003 and 3,500 shares at December 31, 2002	(5,658)	(1,024)
Paid-in capital	10,915	5,574
Deferred compensation	(2,864)	—
Accumulated deficit	(21,831)	(24,867)
Accumulated other comprehensive loss	(34,357)	(52,550)

Total stockholders’ deficit	(52,645)	(71,749)

Total liabilities and stockholders’ deficit	$986,806	$925,276

See accompanying notes.

XERIUM S.A.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Year ended December 31
	2003	2002	2001
Net sales	$560,668	$514,945	$499,846
Costs and expenses:
Cost of products sold	285,508	256,806	255,902
Selling	65,666	60,951	59,112
General and administrative	93,407	87,738	89,029
Research and development	7,093	7,783	6,539

	451,674	413,278	410,582

Income from operations	108,994	101,667	89,264

Interest expense	(64,001)	(61,088)	(71,712)
Interest income	711	923	1,800
Foreign exchange gain (loss)	(8,050)	8,443	2,080
Loss on early extinguishment of debt	(673)	(36,158)	(3,100)

Income before provision for income taxes and cumulative change in accounting principle	36,981	13,787	18,332
Provision for income taxes	33,945	13,317	21,916

Income (loss) before cumulative change in accounting principle	3,036	470	(3,584)
Cumulative effect of change in accounting principle, net of income tax benefit of $204	—	—	(835)

Net income	$3,036	$470	$(4,419)

Net income (loss) per share:
Basic	$5.33	$0.85	$(7.95)
Diluted	$5.33	$0.85	$(7.95)
Shares used in computing net income (loss) per share:
Basic	569,563	555,556	555,556
Diluted	569,563	555,556	555,556

See accompanying notes.

XERIUM S.A.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(In thousands)

	Common Stock		Treasury Stock		Paid-in Capital	Deferred Compensation	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance at December 31, 2000	555,556	$1,118			$1,019		$(20,918)	$180	$(18,601)
Components of comprehensive loss:
Net loss							(4,419)		(4,419)
Foreign currency translation adjustments								(10,853)	(10,853)
Cumulative change in accounting for derivative instruments, net of income taxes of $774								(2,868)	(2,868)
Change in value of derivative instruments, net of income taxes of $2,476								(3,400)	(3,400)
Total other comprehensive loss									(21,540)
Paid in capital from shareholder note					981				981

Balance at December 31, 2001	555,556	1,118			2,000		(25,337)	(16,941)	(39,160)
Components of comprehensive loss:
Net income							470		470
Foreign currency translation adjustments								(32,752)	(32,752)
Minimum pension liability adjustment, net of income taxes of $1,513								(2,319)	(2,319)
Change in value of derivative instruments, net of income taxes of $249								(943)	(943)
Total other comprehensive loss									(35,544)
Components of treasury stock:
Share repurchase			3,500	$(1,024)					(1,024)
Tax effect of share repurchase								405	405
Components of paid-in capital:
Liquidation of minority interest in subsidiaries					(197)				(197)
Imputed interest from shareholder note					1,211				1,211
Compensation expense associated with share issuance					2,560				2,560

Balance at December 31, 2002	555,556	1,118	3,500	(1,024)	5,574		(24,867)	(52,550)	(71,749)
Components of comprehensive loss:
Net income							3,036		3,036
Foreign currency translation adjustments								21,321	21,321
Minimum pension liability adjustment, net of income taxes of $658								(1,048)	(1,048)
Change in value of derivative instruments, net of income taxes of $1,571								2,900	2,900
Valuation allowance for income taxes								(4,980)	(4,980)
Total other comprehensive loss									21,229
Sale of restricted stock	14,007	32			1,492				1,524
Treasury stock:
Repurchases			19,250	(4,634)					(4,634)
Components of paid-in capital:
Imputed interest from shareholder note					1,574				1,574
Deferred compensation for unvested awards					2,864				—
Subscriptions receivable					(589)				(589)

Balance at December 31, 2003	569,563	$1,150	22,750	$(5,658)	$10,915	$(2,864)	$(21,831)	$(34,357)	$(52,645)

See accompanying notes.

XERIUM S.A.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31
	2003	2002	2001
Operating activities
Net income (loss)	$3,036	$470	$(4,419)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	—	2,560	—
Cumulative effect of change in accounting principle, net of income tax benefit	—	—	835
Depreciation	44,123	43,353	44,955
Amortization of goodwill and other intangibles	4,112	4,226	24,672
Deferred financing cost amortization	1,032	3,146	3,465
Unrealized foreign exchange (gain) loss on revaluation of debt	11,881	1,989	(7,804)
Deferred taxes	19,427	(4,027)	(19,401)
Deferred interest	11,314	27,312	27,555
Asset impairment	4,769	8,384	—
Loss on early extinguishment of debt	673	36,158	3,100
Change in assets and liabilities net of effect of acquired businesses which provided (used) cash:
Accounts receivable	6,682	(84)	9,198
Inventories	2,474	3,787	(869)
Prepaid expenses	439	1,026	6,754
Other current assets	3,809	(2,174)	6,075
Other noncurrent assets	—	(5,594)	—
Accounts payable and accrued expenses	(13,444)	12,311	(3,620)
Payment of acquisition-related obligations	—	(3,808)	(10,346)
Deferred and other long term liabilities	2,112	(9,907)	16,253
Other	4,572	5,287	(2,768)

Net cash provided by operating activities	107,011	124,415	93,635

Investing activities
Capital expenditures, gross	(44,423)	(28,295)	(32,658)
Proceeds from disposals of property and equipment	4,336	463	2,216
Cost of acquired businesses, net of cash acquired	—	(1,792)	(8,611)
Other	423	(2,279)	(207)

Net cash used in investing activities	(39,664)	(31,903)	(39,260)

Financing activities
Net decrease in borrowings (maturities of 90 days or less)	1,836	(1,973)	(7,709)
Proceeds from borrowings (maturities longer than 90 days)	134,260	601,916	61,692
Principal payments on debt	(199,252)	(646,420)	(118,898)
Purchase of common stock	(4,634)	(1,024)	—
Payments on refinancing activities	(13,875)	(14,732)	—
Other	(991)	—	—

Net cash used in financing activities	(82,656)	(62,233)	(64,915)
Effect of exchange rate changes on cash flows	4,769	(11,260)	(4,798)

Net (decrease) increase in cash	(10,540)	19,019	(15,338)
Cash and cash equivalents at beginning of year	32,834	13,815	29,153

Cash and cash equivalents at end of year	$22,294	$32,834	$13,815

Interest payments	$53,692	$29,144	$46,345

Income tax payments	$22,231	$13,599	$11,292

See accompanying notes.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003

1.    Company History

Xerium S.A. (the Company), a Luxembourg company incorporated in 1999 with no previous operations, acquired the Paper Technology Group from Invensys plc on December 3, 1999. The principal business of the Company is the production and sale of paper machine clothing, roll coverings and spreader rolls used primarily on papermaking machines. Operations are strategically located in the major papermaking regions of the world, including the United States (US), Canada, the United Kingdom, Continental Europe, Asia Pacific and South America.

2.    Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared on the basis of accounting principles generally accepted in the United States. The consolidated financial statements include the accounts of Xerium S.A. and its wholly owned subsidiaries. Intercompany accounts and transactions have been eliminated.

Revenue Recognition

Revenue on product sales is recognized when persuasive evidence of an arrangement exists, the price is fixed and determinable, delivery including transfer of title has occurred, and there is a reasonable assurance of collection of the sales proceeds. The Company generally obtains written purchase authorizations from customers for a specific product at a specified price and considers delivery and transfer of title to have occurred primarily at the time of shipment. Revenue is recorded net of applicable allowances, including estimated allowances for returns, rebates, and other discounts.

Translation of Financial Statements

The reporting currency of the Company is US Dollars. Assets and liabilities of non-US operations are translated at year-end rates of exchange, and the consolidated statements of operations and cash flows are translated at the average rates of exchange during the year. Gain and losses resulting from translating non-US Dollar denominated financial statements are recorded in “Other Comprehensive Loss” and are accumulated as a component of stockholders’ deficit.

Foreign Exchange

Foreign exchange gains and losses arising out of transactions denominated in currencies other than a subsidiary’s functional currency are recorded in the consolidated statements of operations. Net exchange gains and losses are recorded in “Foreign exchange gain (loss)” and amounted to a loss of $8,050 in 2003, and a gain of $8,443 and $2,080 in 2002 and 2001, respectively.

Derivatives and Hedging

Effective January 1, 2001, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (SFAS No. 133). SFAS No. 133 requires companies to record derivatives on their balance sheets as either assets or liabilities measured at their fair value. All changes in the fair value of derivatives are recognized currently in earnings unless specific hedge criteria are met, which requires that a

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

There are two types of hedges into which the Company enters: hedges of fair value exposure and hedges of cash flow exposure. Hedges of fair value exposure are entered into in order to hedge the fair value of a recognized asset or liability, or a firm commitment. Hedges of cash flow exposure are entered into in order to hedge a forecasted transaction or the variability of cash flows to be paid related to a recognized liability. On the date the derivative contract is executed, the Company designates the derivative as either a fair value or a cash flow hedge. Changes in derivative fair values that are designated as fair value hedges are recognized in earnings as offsets to the changes in fair value of the related hedged assets, liabilities and firm commitments. Changes in the effective portion of the derivative fair values that are designated as cash flow hedges are deferred and recorded as a component of accumulated other comprehensive loss until the hedged transactions occur and are recognized in earnings. The ineffective portion of a hedging derivative’s change in fair value is immediately recognized in earnings.

The Company has also entered into swaption agreements. The agreements are not accounted for as hedges, thus all changes in the fair value of these instruments are recorded currently through earnings.

The Company’s derivative and hedging activities are discussed in Note 9.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid short-term investments with maturities of three months or less when acquired.

Allowance for Doubtful Accounts

Bad debt provisions are included in general and administrative expense. The amounts recorded are generally derived based upon specific customer credit history and payment trends, while also factoring in any new business conditions that might impact the historical analysis such as bankruptcies of particular customers for bad debts.

Inventories

Inventories are stated at the lower of cost or market and are valued at cost calculated on a weighted-average basis.

Financial Instruments

The carrying value of cash, cash equivalents, trade receivables, other current assets, accounts payable, notes payable and amounts included in accruals meeting the definition of a financial instrument approximate fair value due to their short-term nature. The carrying value of long-term debt approximates fair value due to variable

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

interest rate or short-term nature (see Note 8). The Company determines estimated fair values based upon quoted market values where applicable, or management estimates.

Long-lived Assets

Property and equipment

Property and equipment acquired in connection with acquisitions are recorded at fair value as of the date of the acquisition, and subsequent additions are recorded at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

Asset	Years
Buildings	50
Machinery and equipment	3-25

Intangible assets

Intangible assets consist of patents, trademarks and capitalized financing costs.

Patents, licenses and trademarks are amortized on a straight-line basis over their remaining lives, which range from four to eleven years. Capitalized financing costs are amortized as a component of interest expense over the life of the related debt.

Impairment

The Company reviews its long-lived assets for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement requires that companies evaluate the fair value of long-lived assets based on the anticipated undiscounted future cash flows to be generated by the assets when indicators of impairment exist to determine if there is impairment to the carrying value. Any change in the carrying amount of an asset as a result of the Company’s evaluation is recorded in general and administrative expense in the consolidated statements of operations. Impairment charges are discussed in footnote 15.

Goodwill

The Company adopted SFAS No. 142, Accounting for Goodwill and Other Intangible Assets, on January 1, 2002. SFAS No. 142 requires that goodwill and intangible assets that have indefinite lives not be amortized but, instead, must be tested at least annually for impairment or whenever events or business conditions warrant. Accordingly, the Company ceased amortization of all goodwill on January 1, 2002. The Company has completed its annual impairment test, which indicates that no impairment exists. Previously, goodwill arising from business acquisitions was amortized on a straight-line basis over 15 years.

Stock-Based Compensation

As permitted under Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, the Company has elected to follow the provisions of Accounting Principles Board (APB) No. 25 to account for stock-based awards to employees. Under APB No. 25, compensation expense with respect to such

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

awards is not recognized, if on the date the awards were granted, the exercise price equaled the market value of the common shares.

SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair-value-based method of accounting for stock-based compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has elected not to adopt the fair-value recognition provisions as provided for in SFAS No. 123, but to continue to apply APB No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock-based compensation plans. As a result the Company has adopted the disclosure-only provisions of SFAS No. 148. APB No. 25 does not require options to be expensed when granted with an exercise price equal to fair market value. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

Net Income (Loss) Per Common Share

Net income (loss) per common share has been computed and presented pursuant to the provisions of SFAS No. 128, “Earnings per Share.” Net income (loss) per share is based on the weighted-average number of shares outstanding during the period. Net income (loss) per share assuming dilution is based on the weighted-average number of shares and potential common shares for stock options outstanding during the period using the treasury stock method. In accordance with SFAS No. 128, the Company has not included any of its options in the weighted-average number of shares. The vesting of the Company’s outstanding options is contingent upon a change in control. As of December 31, 2003, no change in control has occurred and as such, the options are excluded from the calculation of weighted-average number of shares used in the diluted earnings per share. The Company did not have options outstanding during the years ended December 31, 2002 and 2001. The Company’s stock option plan is more fully described in Note 14, Stock Options and Restricted Stock.

	2003	2002	2001
Weighted-average Common Shares Outstanding—Basic	569,563	555,556	555,556
Dilutive Effect of Options Outstanding	—	—	—

Weighted-average Common Shares Outstanding—Diluted	569,563	555,556	555,556

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, representing future tax benefits, are reduced by a valuation allowance when the determination can be made that it is “more likely than not” that all or a portion of the related tax asset will not be realized. The deferred tax provision or benefit represents the change in deferred tax assets and liabilities, excluding any amounts accounted for as components of other comprehensive loss, from the prior year. Income taxes are discussed in Note 10.

Commitments and Contingencies

The Company provides accruals for all direct costs associated with the estimated resolution of contingencies at the earliest date at which it is deemed probable that a liability has been incurred and the amount of such liability

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

can be reasonably estimated. Costs accrued have been estimated based on consultation with legal counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies and outcomes.

Reclassifications

Certain prior year balances have been reclassified to conform with the current year presentation.

New Accounting Standards

In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46, Consolidation of Variable Interest Entities, to clarify the conditions under which the assets, liabilities, and activities of another entity should be consolidated into the financial statements of a company. Interpretation No. 46 requires the consolidation of a variable interest entity (VIE) by a company that bears the majority of the risk of loss from the VIE’s activities or is entitled to receive the majority of the VIE’s residual returns. In October 2003, the FASB issued FASB Staff Position No. 46-6 (FSP FIN 46-6), deferring the effective date for applying the provisions of Interpretation 46 to interests held by public entities in variable interest entities or potential variable interest entities created before February 1, 2003 until the end of fiscal periods ending after December 15, 2003. This Interpretation applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Interpretation applies to public enterprises as of the beginning of the applicable interim or annual period. The Company does not believe the adoption of FIN 46 will have a material impact on the consolidated financial statements.

In April 2003, the FASB issued Statement No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. Statement No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement No. 133. The Company’s adoption of Statement No. 149 had no material impact on the Company’s consolidated financial statements.

In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which the Company adopted in the third quarter of 2003. Statement No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Our adoption of SFAS No. 150 had no material impact on our consolidated financial statements.

3.    Acquisitions

In January 2002 the Company acquired all of the shares of Robec Walzen GmbH, a manufacturer of rolls with operations in Germany for $1,792 in cash (net of cash acquired). This acquisition was accounted for as a purchase and, accordingly, the Company included in its financial statements the results of operations of the acquired business from the acquisition date. The fair value of assets and liabilities was determined by valuations and appraisals for the acquisition. The excess purchase price over fair value of identifiable assets and liabilities is recorded as goodwill and evaluated for impairment in accordance with SFAS No. 142.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

4. Inventories

The components of inventories are as follows at:

	December 31
	2003	2002
	(in thousands)
Raw materials	$19,640	$15,520
Work in process	33,718	28,557
Finished units	60,066	57,530

	$113,424	$101,607

5.    Property and Equipment

Property and equipment consists of the following at:

	December 31
	2003	2002
	(in thousands)
Land	$26,691	$24,592
Buildings	127,016	110,618
Machinery and equipment	427,320	356,382
Construction in progress	17,119	6,798

Total	598,146	498,390
Less accumulated depreciation	200,643	139,749

	$397,503	$358,641

6.    Goodwill, Intangible Assets and Deferred Financing Costs

The components of intangible assets and deferred financing costs are summarized as follows at:

	December 31
	2003	2002
	(in thousands)
Patents and licenses	$27,740	$27,692
Less accumulated amortization	(11,981)	(9,117)

Net patents and licenses	15,759	18,575

Trademarks	19,503	19,503
Less accumulated amortization	(5,696)	(4,406)

Net trademarks	13,807	15,097

Deferred financing costs	7,279	4,667
Less accumulated amortization	(1,083)	(52)

Net deferred financing costs	6,196	4,615

Net amortizable intangible assets and deferred financing costs	$35,762	$38,287

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table provides changes in the carrying amount of goodwill by segment for the years ended December 31, 2003 and 2002:

	Clothing	Rolls	Total
	(in thousands)
Balance at December 31, 2001	$36,486	$211,271	$247,757
Goodwill acquired	—	1,929	1,929
Foreign currency translations	9,982	14,896	24,878
Balance at December 31, 2002	46,468	228,096	274,564
Foreign currency translations	4,829	24,177	29,006

Balance at December 31, 2003	$51,297	$252,273	$303,570

Amortization expense for intangibles and goodwill (in 2001) amounted to $4,112, $4,226 and $24,672 for the years ended December 31, 2003, 2002 and 2001, respectively.

As of December 31, 2003, the estimated annual intangible asset amortization expense for each of the succeeding five years aggregates approximately $19,257 as follows:

2004	$4,172
2005	4,172
2006	4,172
2007	4,156
2008	2,585

Had SFAS No. 142 been adopted for the year ended December 31, 2001, the impact on net loss and net loss per share would have been as follows:

2001
Reported net loss	$(4,419)
Add back: Goodwill amortization, net of tax	12,584

Adjusted net income	$8,165

Reported net loss per share:	$(7.95)
Add back: Goodwill amortization, net of tax	22.65

Adjusted net income per share	$14.70

7.    Notes Payable

Notes payable consist of the following at:

	December 31
	2003	2002
	(in thousands)
Unsecured notes	$3,886	$1,761
Secured notes	8,245	7,525

Total	$12,131	$9,286

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Notes payable consist primarily of committed lines of credit at banks to fund short-term working capital needs. The unused portion of these lines of credit totaled $52,103 at December 31, 2003. The secured portion of the debt is collateralized by either discounted accounts receivable or funds available under a multi-currency revolving credit facility of $50,000 which is a part of the Company’s Credit Agreement that will expire with the final extinguishments of the Senior Bank Debt in December 2011 (see Note 8). Interest rates are variable and are based upon local market rates. Commitment and similar fees charged by the banks approximate 0.75% of the unused facilities. Weighted-average interest rates on the total of all facilities available were 3.8% in 2003 and 3.9% in 2002, and weighted-average interest rates on outstanding borrowings were 2.0% (a range of 1.38% to 7%) and 1.9% as of December 31, 2003 and 2002, respectively.

8.    Long-Term Debt

Long-term debt consists of the following at:

	December 31
	2003	2002
	(in thousands)
Senior Bank Debt (Secured):
Tranche A – Interest at LIBOR plus 2.25%, payable quarterly:
Euro denominated, 4.43% and 5.20%	$92,646	$97,360
Canadian Dollar denominated, 4.94% and 5.04%	20,732	18,283
US Dollar denominated, 3.46% and 3.67%	175,988	190,500
Tranche B – Interest at LIBOR plus 2.75%, payable quarterly:
Euro denominated, 4.93% and 5.70%	37,290	31,350
Canadian Dollar denominated, 5.44% and 5.54%	38,877	32,117
US Dollar denominated, 3.96% and 4.17%	79,583	87,500
Tranche C – Interest at LIBOR plus 3.25%, payable quarterly:
Euro denominated, 5.43% and 6.20%	121,754	104,850
US Dollar denominated, 4.46% and 4.67%	44,800	50,000

	611,670	611,960

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	December 31
	2003	2002
	(in thousands)
Mezzanine Bank Debt (Subordinated Security):
Euro denominated – Interest at LIBOR plus 5.00% (7.18%), payable semi-annually, plus accrued Rolled-Up Margin of 6.00%	$75,123	$—
US Dollar denominated – Interest at 8.50%, payable semi-annually, plus accrued Rolled-Up Margin of 7.50%	74,576	—

	149,699	—
Vendor Notes (Unsecured):
Interest at 10%, payable at maturity compounded quarterly, including cumulative interest of $124, US Dollar denominated	—	28,097
Shareholder Notes (Unsecured):
Interest at 10%, payable at maturity, compounded quarterly, including cumulative interest of $436, Euro denominated	—	98,565
Non-interest bearing, Euro denominated	39,567	33,573
Other Long-Term Debt:
Secured, interest fixed from 2.5% to 5.0%, denominated primarily in Japanese Yen and Euro	1,048	3,044
Unsecured, interest fixed from 3.5% to 8.1%, denominated primarily in Euro	9,502	11,676

	811,486	786,915
Less current maturities	37,662	31,191

Total	$773,824	$755,724

The aggregate maturities of long-term debt for each of the following five years and thereafter are as follows at December 31:

(in thousands)
2004	$37,662
2005	44,168
2006	52,366
2007	57,075
2008	64,094
Thereafter	556,121

$811,486

SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections, was issued in April 2002 and addresses the reporting of gains and losses resulting from the extinguishment of debt, accounting for sale-leaseback transactions and rescinds or amends other existing authoritative pronouncements. SFAS No. 145 requires that any gain or loss on extinguishment of debt that does not meet the criteria of Accounting Principles Board Opinion (APB) No. 30 for classification as an extraordinary item shall not be classified as extraordinary and shall be included in earnings from continuing operations. The provisions of this statement related to the extinguishment of debt are effective for financial statements issued in fiscal years beginning after May 15, 2002 with early application encouraged.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

On December 16, 2002, the Company refinanced its Senior Bank Debt and recognized a loss upon early retirement of debt of $36,158. The net proceeds plus internally generated cash was used to partially repay the Vendor Notes by $39,794 and the 10% Shareholder Notes by $133,435. On January 1, 2003, the Company adopted SFAS No. 145. Adoption of this accounting standard results in a pre-tax charge to income (loss) before provision for income taxes of $673, $36,158 and $3,100 at December 31, 2003, 2002 and 2001, respectively.

The new Senior Bank Debt is secured by a Credit Agreement (the Credit Agreement) dated December 9, 2002, whereby all of the assets of the Company are pledged. Tranche A of the Senior Bank Debt requires minimum semi-annual principal repayments increasing each year with the final payments due in 2009. Tranches B and C require minimum semi-annual repayments totaling 1% of the outstanding balance each year with final payments of 93% in 2010 for Tranche B and 92% in 2011 for Tranche C. The Credit Agreement requires mandatory prepayments of principal based upon percentages of defined annual cash flow and leverage ratios. It also requires repayment of principal from certain non-reinvested proceeds of significant disposals and claims. Upon a change in control of the Company, as defined in the Credit Agreement, all debt under the Credit Agreement becomes immediately due. The floating interest rates for the Senior Bank Debt are reset semi-annually. The margins over LIBOR rates for Tranche A can be reduced in 0.25% increments on a quarterly basis to a maximum of 1% for Tranche A based upon the Company meeting certain Leverage Ratio targets, as defined in the Credit Agreement. Effective at the end of December 2003, the Company received no reduction in this margin.

The Credit Agreement and related credit facilities carry certain restrictions and covenants dealing with various financial performance criteria, including a restriction of any payment of dividends. The Company was in compliance with all requirements of the Credit Agreement as of December 31, 2003.

On December 9, 2002, the Company also entered into Mezzanine Credit Agreements, as subsequently amended on February 25, 2003, in the amounts of US $70,000 and Euro 62,500. Proceeds from this debt were used to completely payoff the Vendor Notes and the 10% Shareholder Notes.

The debt under the Mezzanine Credit Agreements is secured by all of the assets of the Company but is subordinated to the Senior Credit Agreement. Interest is payable semi-annually at applicable LIBOR rates plus a cash margin of 5% for the Euro portion and at 8.5% for the US Dollar portion. The agreement also includes provides for additional roll-up or non-cash margin (rolled-up margin) of 6% for the Euro portion and 7.5% for the US Dollar portion that is capitalized to the principal on a semi-annual basis. The entire principal is due in 2013. The Mezzanine Credit Agreements also carry certain restrictions and covenants dealing with financial performance criteria similar to the Senior Credit Agreement. The Mezzanine Credit Agreements also provide for penalties for early prepayment of 2% of principal outstanding through February 2004 and 1% of principal outstanding through February 2005, and nothing thereafter.

The Vendor Notes are unsecured and are payable to a former owner of certain subsidiaries who is also a current shareholder. The notes are due in December 2011, along with accumulated interest, but under the new Senior Credit Agreement were partially paid in 2002 and completely paid in 2003. The total amount of the notes at December 31, 2002 has been classified as long-term in the consolidated balance sheets to correspond to the maturity of the Mezzanine Credit Agreements, the proceeds of which were used to repay the notes.

The 10% Shareholder Notes and Non-Interest Bearing Shareholder Notes are payable to each shareholder in proportion to their respective ownership. The principal and accumulated interest is due in December 2011, but under the new Senior Credit Agreement the 10% Shareholder Notes were partially paid in 2002 and completely paid in 2003. The total amount of the notes at December 31, 2002 has been classified as long-term in the consolidated balance sheets to correspond to the maturity of the Mezzanine Credit Agreements, the proceeds of which were used to repay the notes.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

With regard to the Non-Interest bearing shareholder loans, the Company records a notional interest expense of 10% in the consolidated statements of operations calculated on the discounted principal with the offset being reflected in additional paid-in capital.

Under the terms of the Senior Credit Agreements, the Company is required to hedge the floating interest rates of at least two-thirds of the combined debt outstanding for a minimum of three years. At December 31, 2003, the Company had interest rate swaps outstanding with nominal values of approximately $584,733. The interest rate swaps are in effect through December 31, 2005. These swaps provide for the Company to pay fixed rates of 2.875%-5.215%, 2.495%-7.330% and 4.120%-6.740% on Eurodollar, US Dollar and Canadian Dollar notional amounts, respectively, while receiving the applicable floating LIBOR rates from the counterparties. The Company also has swaption agreements which provide an option to the counterparties to enter into interest rate swaps through 2004. At December 31, 2003, approximately 85.1% of the floating rate principal amounts outstanding under the Senior Debt were covered under fixed interest rate contracts.

9.    Derivatives and Hedging

The Company has entered into several different types of derivatives instruments. Certain of these derivatives are treated as hedges under SFAS No. 133 and include interest rate swaps and caps that qualify as cash flow hedges, and foreign currency forward contracts that qualify as either cash flow or fair value hedges. The Company has also entered into swaptions, which do not qualify for hedge accounting treatment under SFAS No. 133.

Cash Flow and Fair Value Hedges

The Company utilizes interest rate swaps and caps to reduce interest rate risks and utilizes foreign currency forward contracts to manage risk exposure to movements in foreign exchange rates.

The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategies for undertaking various hedge transactions. The Company links all hedges that are designated as fair value hedges to specific assets or liabilities on the consolidated balance sheets or to the specific firm commitments. The Company links all hedges that are designated as cash flow hedges to forecasted transactions or to floating-rate liabilities on the consolidated balance sheets. The Company also assesses, both at inception of the hedge and on an ongoing basis, whether the derivatives used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. Should it be determined that a derivative is not highly effective as a hedge, the Company will discontinue hedge accounting prospectively. The Company’s derivative activities are as follows:

Cash Flow Hedges

The Company’s interest rate swap and cap agreements effectively convert a portion of its floating-rate debt to a fixed-rate basis, thus reducing the impact of interest-rate changes on future interest expense. As of December 31, 2003, all interest rate cap agreements had matured. The fair value of the interest rate derivative contracts is approximately $(9,282) and $(10,461) at December 31, 2003 and 2002, respectively, and is included in accrued expenses. All changes in the fair value of these contracts are recorded in other comprehensive loss.

The Company, from time to time, enters into forward exchange contracts to fix currencies at specified rates based on expected future cash flows to protect against the fluctuations in cash flows resulting from sales denominated in foreign currency over the next year. The value of these contracts is recognized at fair value based on market exchange forward rates. The fair value of these contracts represented an asset and amounted to $2,832 and $634 at December 31, 2003 and 2002, respectively. The change in fair value of these contracts is included in other comprehensive loss.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Fair Value Hedges

The Company is subject to exposure from fluctuations in foreign currencies. To manage this exposure, the Company uses foreign exchange forward contracts. The value of these contracts is recognized at fair value based on forward market exchange rates and is included in general and administrative expense. The amount was not deemed material to the Company’s consolidated statements of operations in 2003, 2002 and 2001.

Other Derivatives

The Company’s interest rate swaption agreements allow the counterparties the option to enter into interest rate swaps through 2004. If exercised, the effect of these instruments is to negate cash flows from certain of the currently outstanding interest rate swaps. These swaptions are written options. The value of these contracts is recognized at fair value based on market valuations and is included in general and administrative expense. For fiscal year 2003 and 2002, the obligation arising from the fair value of interest rate swaption contracts was included in accrued expenses and not deemed material.

10.    Income Taxes

The Company is domiciled in Luxembourg; however, substantially all of its operations are not. Significant components of the provision for income taxes by taxing jurisdictions are shown below:

The components of domestic and foreign income (loss) before the provision (benefit) for income taxes are as follows:

	Year ended December 31
	2003	2002	2001
	(in thousands)
Domestic	$(15,160)	$(19,909)	$27,537
Foreign	52,141	33,696	(9,205)

Total	$36,981	$13,787	$18,332

	Year ended December 31
	2003	2002	2001
	(in thousands)
Current:
Federal	$(3,258)	$(3,566)	$1,650
State	187	(208)	1,191
Other foreign	18,804	22,598	17,780

Total current	15,733	18,824	20,621
Deferred:
Federal	15,294	(7,996)	3,529
State	(124)	(104)	1,283
Other foreign	3,042	2,593	(3,517)

Total deferred	18,212	(5,507)	1,295

Total provision	$33,945	$13,317	$21,916

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The tax effect of temporary differences which give rise to significant portions of deferred income tax assets and liabilities are as follows:

	Year ended December 31
	2003	2002
	(in thousands)
Deferred tax asset
arising from:
Net operating loss carryforwards	$60,837	$45,246
Pension and other benefit accruals	9,191	6,466
Intangible assets, net	—	2,251
Tax credit	667	659
Other allowances and accruals, net	17,766	21,149

Total	$88,461	$75,771

Deferred tax liabilities
arising from:
Property and equipment, net	$(37,194)	$(34,804)
Intangible assets, net	(1,158)	—
Unrealized loss of derivative instruments	(4,252)	(7,563)
Other allowances and assets, net	(326)	(334)
Total	(42,930)	(42,701)
Valuation allowance	(70,796)	(30,550)

Net deferred tax assets (liability)	$(25,265)	$2,520

Compliance with SFAS No. 109 requires the Company to periodically evaluate the necessity of establishing or increasing a valuation allowance for deferred tax assets depending on whether it is more likely than not that a related benefit will be recognized in future periods. Because of the accumulated loss position of the Company at December 31, 2003 and the uncertainty of profitability in future periods in certain tax jurisdictions, the Company has recorded valuation allowances as shown above for deferred tax assets primarily related to net operating loss carryforwards in the United States.

As of December 31, 2003, the Company has pre-tax net operating loss carryforwards for federal and foreign income tax purposes of $155,453 that either expire on various dates through 2023 or can be carried forward indefinitely. The Company has $667 of income tax credit carryforwards that expire on various dates through 2023.

Undistributed earnings of the Company’s non-Luxembourg subsidiaries amounted to approximately $98,506 at December 31, 2003. Those earnings are considered to be indefinitely reinvested and, accordingly, no provision for Luxembourg income taxes has been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to both Luxembourg income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various foreign jurisdictions. Determination of the amount of unrecognized deferred Luxembourg income tax liability is not practicable because of the complexities associated with its hypothetical calculation; however, unrecognized foreign tax credit carryforwards would be available to reduce some portion of the liability.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The provision (benefit) for income taxes differs from the amount computed by applying the Luxembourg statutory tax rate (30%) to income (loss) before income, due to the following:

	December 31
	2003	2002	2001
Income before tax (30% statutory rate)	$11,095	$4,136	$5,500
State income taxes, net of federal benefit	44	(218)	1,373
Foreign tax rate differential	3,072	(3,011)	(765)
Goodwill amortization and impairment charges	6	111	2,507
Dividends, net of foreign tax credits	1,457	4,675	1,500
Change in valuation allowance	22,581	3,273	8,796
Tax reserve	(2,731)	2,731	—
Effective tax rate adjustments	(317)	(1,264)	(2,461)
Other, net	(1,262)	2,884	5,466

Total	$33,945	$13,317	$21,916

11.    Pensions and Other Postretirement Benefits

The Company has pension plans covering substantially all of its US and Canadian employees, and employees of certain subsidiaries in other countries. Benefits are generally based on the employee’s years of service and compensation. The US and Canadian plans are funded in conformity with the funding requirements of applicable government regulations, and most of the other plans are unfunded. Based on the funded status of the US plans, a minimum pension liability in the amount of $5,538 has been included in the accrued benefit cost in noncurrent liabilities on the consolidated balance sheets. Total accumulated benefit obligation related to the Company’s pension plans is $68,380 and $57,380 at December 31, 2003 and 2002, respectively.

In addition to providing pension benefits, the Company sponsors various unfunded defined contribution plans that provide for retirement benefits to employees, some in accordance with local government requirements.

Also, the Company sponsors an unfunded plan that offers the opportunity to obtain health care benefits to substantially all retired US employees and their covered dependents and beneficiaries. A portion of this plan is contributory, with retiree contributions adjusted periodically, as well as other cost-sharing features, such as deductibles and coinsurance. Eligibility varies according to date of hire, age and length of service. Certain retirees also have a life insurance benefit provided at no cost.

The measurement date for defined benefit plans in the US is September 30. The measurement date for other defined benefit plans outside the US is December 31.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A summary of the changes in benefit obligations and plan assets as of December 31, 2003 and 2002 is presented below:

At December 31

	Defined Benefit Plans		Other Postretirement Benefit Plans
	2003	2002	2003	2002
Change in benefit obligation
Benefit obligation at beginning of year	$66,104	$54,245	$47,749	$40,779
Service cost	4,590	3,825	1,892	1,547
Interest cost	4,207	3,629	2,786	2,790
Plan participants’ contributions	465	485	661	—
Amendments	14	134	—	—
Actuarial loss	1,671	2,396	5,499	5,316
Unrecognized net liability loss	290	423	—	—
Currency translation impact	8,282	5,073	1,871	1,372
Curtailment (gain) loss	(1,113)	—	991	—
Administrative expenses paid	(345)	(260)	(155)	(166)
Benefits paid	(3,283)	(3,846)	(3,677)	(3,889)

Benefit obligation at end of year	$80,882	$66,104	$57,617	$47,749

	Defined Benefit Plans		Other Postretirement Benefit Plans
	2003	2002	2003	2002
Change in plan assets
Fair value of plan assets at beginning of year	$26,788	$24,484	$—	$—
Actual return on plan assets	3,897	(3,927)	—	—
Employer contributions	6,635	8,369	—	—
Plan participants’ contributions	465	485	—	—
Administrative expenses paid	(345)	(260)	—	—
Currency exchange impact	3,327	1,483	—	—
Benefits paid	(3,283)	(3,846)	—	—

Fair value of plan assets at end of year	37,484	26,788	—	—
Funded status	(43,398)	(39,316)	(57,617)	(47,749)
Unrecognized net actuarial loss (gain)	7,064	8,781	11,300	5,368
Minimum pension liability	(5,538)	(3,832)	—	—
Unrecognized prior service cost (benefit)	582	520	—	—

Net amount recognized in other noncurrent liabilities	$(41,290)	$(33,847)	$(46,317)	$(42,381)

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Information for pension plans with an accumulated benefit obligation in excess of plan assets is as follows:

	December 31
	2003	2002
Projected benefit obligation	$51,340	$44,913
Accumulated benefit obligation	45,165	37,830
Fair value of plan assets	12,222	8,742

Information for pension plans with a projected benefit obligation in excess of plan assets is as follows:

	December 31
	2003	2002
Projected benefit obligation	$80,882	$67,921
Accumulated benefit obligation	67,761	56,853
Fair value of plan assets	37,484	26,789

Components of Net Periodic Benefit Cost

	Defined Benefit Plans		Other Postretirement Benefit Plans
	2003	2002	2003	2002
Service cost	$4,590	$3,825	$1,892	$1,547
Interest cost	4,207	3,629	2,786	2,790
Expected return on plan assets	(2,136)	(2,056)	—	—
Amortization of prior service cost	28	26	—	—
Amortization of net (gain) loss	321	196	—	—

Net periodic benefit cost	$7,010	$5,620	$4,678	$4,337

	Defined Benefit Plans		Other Postretirement Benefit Plans
	2003	2002	2003	2002
Additional Information
Increase in minimum liability included in other comprehensive loss	$1,706	$2,319	N/A	N/A

Assumptions

Weighted-average assumptions used to determine benefit obligations at December 31 are as follows:

	Defined Benefit Plans		Other Postretirement Benefit Plans
	2003	2002	2003	2002
Discount rate	6.10%	6.33%	6.25%	6.75%
Rate of compensation increase	3.56	3.36	—	—

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Weighted-average assumptions used to determine net periodic benefit cost for years ended December 31 are as follows:

	Defined Benefit Plans		Other Postretirement Benefit Plans
	2003	2002	2003	2002
Discount rate	6.16%	6.73%	4.81%	5.44%
Expected long-term return on plan assets	7.30	7.68	—	—
Rate of compensation increase	3.86	2.97	—	—

The majority of the Plan assets are invested in marketable and equity securities managed by State Street Global advisors (Trustee). The Investment objective of the portfolio is to outperform a composite benchmark comprised of 40% of the S&P 500 index; 10% of the Russell 2000 Index; 10% of the Morgan Stanley Capital International EAFE Index; and 40% of the Lehman Brothers Aggregate Bond Index. The Portfolio also seeks to maintain a level of volatility (measured as standard deviation of returns) which approximates that of the composite benchmark returns.

Investment risk is substantially reduced by diversification of investments within particular asset classes. The majority of the Plan’s liabilities are linked to price and salary inflation. The policy is therefore to invest the majority of the assets in investments which are expected to exceed price inflation and general salary growth over long periods. The expected future rate of return on plan assets is based on historic performance of bonds and equities and the higher returns expected by equity-based capital relative to debt capital.

Assumed health care cost trend rates at December 31 are as follows:

	2003	2002
Health care cost trend rate assumed for next year	12%	7.11%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	5.5%	5.25%
Year that the rate reaches the ultimate trend rate	2009	2007

These assumed health care cost trends have a significant impact on the amounts reported for the plan. A 1% change in the assumed health care cost trend rates would have the following effect:

	1% increase		1% decrease
	2003	2002	2003	2002
Effect on total of service and interest cost components	$458	$408	$(373)	$(335)
Effect on accumulated postretirement benefit obligation	6,056	5,209	(5,027)	(4,332)

Plan Assets

The percentage of fair value of total plan assets held as of the measurement date for funded plans are invested as follows:

	Plan Assets at December 31
Asset Category	2003	2002
Marketable equities	71%	72%
Fixed income securities	29	28

Total	100%	100%

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Cash Flows

Contributions

Xerium Inc. expects to contribute approximately $10,200 to its pension plan and other postretirement benefit plan in 2004.

Estimated Future Benefit Payments

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

	Defined Benefit Plans	Other Postretirement Benefit Plans
2004	$4,537	$2,587
2005	4,264	2,723
2006	5,187	2,922
2007	4,836	3,067
2008	5,523	3,155
Years 2009–2013	29,745	16,320

The Company also maintains a funded retirement savings plan for US employees which is qualified under Section 401(k) of the US Internal Revenue Code. The plan allows eligible employees to contribute up to 15% of their compensation, with the Company matching 50% of the first 6% of employee contributions. Costs associated with the Plan are charged to the consolidated statements of operations and amounted to $838, $889 and $1,003 for the years ended December 31, 2003, 2002 and 2001, respectively.

FSP No. FAS 106-1 addresses the accounting and disclosure implications that are expected to arise as a result of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the “Act”), which was enacted on December 8, 2003. The Act introduced a prescription drug benefit under Medicare (Medicare Part D) as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. In accordance with the FSP, any measures of the accumulated post benefit obligation or net periodic postretirement benefit cost in the financial statements or the accompanying notes do not reflect the effects of the Act on the plan. Specific authoritative guidance on the accounting for the federal subsidy is pending and that guidance, when issued, could require the sponsor to change previously reported information.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

12.    Other Comprehensive Loss

The components of other comprehensive loss were as follows:

	Foreign Currency Translation Adjustment	Minimum Pension Liability	Change in Value of Derivative Instruments	Tax Effect of Share Repurchase	Accumulated Other Comprehensive Loss
Balance at December 31, 2000	$180	$—	$—	$—	$180
Current year change	(10,853)	—	(6,268)	—	(17,121)

Balance at December 31, 2001	(10,673)	—	(6,268)	—	(16,941)
Current year change	(32,752)	(2,319)	(943)	405	(35,609)

Balance at December 31, 2002	(43,425)	(2,319)	(7,211)	405	(52,550)
Current year change	21,321	(1,048)	2,900	—	23,173
Valuation allowance of tax benefit	—	(2,171)	(2,404)	(405)	(4,980)

Balance at December 31, 2003	$(22,104)	$(5,538)	$(6,715)	$—	$(34,357)

13.    Commitments and Contingencies

Leases

The Company leases office buildings, cars, and computer equipment for its worldwide operations. Certain leases include escalation clauses for adjusting rentals to reflect changes in price indices. The Company’s lease terms typically range from two to seven years, along with options that permit renewals for additional periods. Minimum rent is expensed on a straight-line basis over the term of the lease. At December 31, 2003, future minimum rental payments due under noncancelable leases were:

(in thousands)
2004	$3,224
2005	2,412
2006	1,572
2007	809
2008	436
Thereafter	371

Total net minimum operating lease payments	$8,824

Net operating lease rental expense is $3,191, $3,477 and $3,735 at December 31, 2003, 2002 and 2001, respectively.

Warranties

The Company sells a number of products and offers warranties on certain products. The specific terms and conditions of these warranties vary depending on the product sold and country in which the product is sold. The Company estimates the costs that may be incurred under its warranties and records a liability for such costs. Factors that affect the Company’s warranty liability include the number of units sold, historical and anticipated rates of warranty claims, cost per claim and new product introduction. The Company periodically assesses the adequacy of its recorded warranty claims and adjusts the amounts as necessary. Changes in the Company’s

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

combined short-term and long-term warranty liabilities during the year ended December 31, 2003 is as follows:

(in thousands)
Balance at December 31, 2002	$2,307
Warranties provided during period	4,374
Settlements made during period	(4,252)
Changes in liability estimates, including expirations	(631)

Balance at December 31, 2003	$1,798

Collective Bargaining and Union Agreements

Approximately 67.5% of the Company’s employees are subject to various collective bargaining agreements or are members of trade unions, predominantly outside of the United States. Approximately 50% of these employees are covered by agreements that expire during 2004.

14.    Stock Options and Restricted Stock

Effective May 31, 2003, the Company adopted the 2003 Management Share Option Program (the Plan) to foster and promote the long-term financial success of the Company and its affiliates and thereby increase shareholder value. The Plan provides for the award of incentive stock options to those officers and management employees who make substantial contributions to the Company or its affiliates. The share option exercise price may be not be less than 20% of the fair market value of the shares at time of grant. The Board of Directors has authorized 19,250 shares for grant under the Plan. Options vest upon a change in control, an IPO or a reverse merger that results in the Company becoming publicly traded. Because vesting of these options is based on a change in control, the number of shares to be issued could not be determined at the grant date. Therefore, the measurement date is not the same as the grant date. Compensation expense will be measured when the change in control occurs which is the first date at which vesting is probable.

Upon exercise, the options will be recorded and measured under variable accounting, in accordance with APB No. 25. The options generally expire upon the earlier of the termination of the employee or 10 years from the grant date.

Effective September 15, 2003, the Company adopted the Senior Management Share Purchase Program (the Share Plan). In September 2003, the Company sold a total of 14,007 shares of restricted stock to certain key employees under the Share Plan. The vesting of the restricted shares is contingent upon the occurrence of a change in control. In accordance with APB No. 25, the shares are recorded and measured under variable accounting; however, the Company will not recognize an expense until a change in control occurs. The total fair value of the shares at December 31, 2003 was $4,400, while the total amount contributed by the employees was $1,500. The Company recorded the difference between fair value and purchase price of $2,900 as deferred compensation and additional paid in capital. Certain participants in the restricted stock purchase were granted loans by the Company to purchase shares. In accordance with EITF 85-1, Classifying Notes Received for Capital Stock, the loans are recorded as contra equity in the Company’s statement of stockholders’ deficit.

During 2002, a principal shareholder granted a fully vested option to purchase 8,750 shares of restricted common stock at par to an employee, who is a key executive. In accordance with APB No. 25, the Company has accounted for this stock option established by the principal shareholder as if the Company had granted the option. The option was exercised during 2002 and the Company repurchased the shares in January 2003. The Company recorded $2,560 of compensation expense in 2002 and $0 in 2003. The shares were repurchased for fair market value and recorded as treasury stock during 2003.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company’s stock option activity and related information as of December 31, 2003 and changes during the year then ended, are presented below.

	Number of Shares	Range of Exercise Price	Weighted Average Exercise Price
Outstanding, December 31, 2001	—	—	—
Outstanding, December 31, 2002	—	—	—
Granted	16,821	$78.00–$312.00	$110.52
Terminations	(1,400)		78.00

Outstanding, December 31, 2003	15,421	$78.00–$312.00	$113.48

Exercisable, December 31, 2003	—	—	—

The range of exercise prices of options outstanding and exercisable at December 31, 2003 is as follows:

Exercise Price	Number of Shares Outstanding	Weighted- Average Remaining Contractual Life (in Years)	Number of Shares Vested	Weighted- Average Remaining Contractual Life Shares Vested
$78.00	13,083	9.6	—	—
$312.00	2,338	9.6	—	—

	15,421	9.6	—	—

SFAS No. 123 requires the measurement of the fair value of the employee stock-based awards to be included in the consolidated statements of operations or disclosed in the financial statements.

The Company has determined that it will account for stock-based compensation granted to employees under APB No. 25, and will elect the disclosure-only alternative under SFAS No. 123. As both the stock options and restricted stock only vest under a change in control, there is currently no difference in compensation expense charged to the consolidated statements of operations under the two methods thus the proforma net income under SFAS No. 123 and the reported net income are identical.

15.    Restructuring Charges

During fiscal 2002, the Company approved a restructuring program to reduce its cost structure in its North American operations Clothing segment. The restructuring program included a charge of $8,497 for the impairment of assets. This restructuring program included reductions in workforce, re-sizing of facilities and the transition of certain facilities into new customer development sites.

For fiscal year 2003, the Company charged a total of $10,971 for restructuring related costs against earnings in the Clothing and Rolls segments. These restructuring charges included employee severance and benefit costs, property and equipment write-offs, and costs related to facility closures. The employee severance and benefit costs for fiscal 2003 related to the termination of approximately 135 employees, the majority of which were engaged in direct manufacturing facilities in North America.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In January 2004, the Company announced that it will be closing its manufacturing facilities in Farmville, Virginia and Spartanburg, South Carolina, and transferring production from another North American plant in 2004. This initiative is part of Xerium’s long-term strategy to reduce production costs and improve long-term competitiveness. The closures of these facilities are expected to result in a pre-tax restructuring and other expense charge of approximately $4,200 (unaudited).

The table below sets forth the significant components and activity in the restructuring program during fiscal 2002:

	Balance at December 31 2001	Charges	Write- offs	Cash Payments	Balance at December 31 2002
	(in thousands)
Severance	$292	$44	$—	$(266)	$70
Facility costs	511	69	—	(285)	295
Asset impairment	—	8,384	(8,384)	—	—

Total	$803	$8,497	$(8,384)	$(551)	$365

The table below sets forth the significant components and activity in the restructuring program during fiscal 2003:

	Balance at December 31 2002	Charges	Write- offs	Cash Payments	Balance at December 31 2003
	(in thousands)
Severance	$70	$3,583	$—	$(1,885)	$1,768
Facility costs	295	2,619	(1,356)	(1,519)	39
Asset impairment	—	4,769	(4,769)	—	—

Total	$365	$10,971	$(6,125)	$(3,404)	$1,807

16.    Business Segment and Geographic Region Information

The Company is a global manufacturer and supplier of products used in the production of paper, which is organized into two reportable segments: Clothing and Roll Covers. The Clothing segment represents the manufacture and sale of synthetic textile belts used to transport paper along the length of papermaking machines. The Roll Covers segment represents the manufacture, installation and refurbishment of covers used on the steel rolls of a papermaking machine. The Company manages each of these operating segments separately.

Management evaluates segment performance based on earnings before interest, taxes, depreciation and amortization before allocation of corporate charges. Such measure is then adjusted to exclude items that are of an unusual nature and are not used in measuring segment performance or are not segment specific (“Segment Earnings”). The accounting policies of these segments are the same as those described in Accounting Policies in Note 2. Inter-segment net sales and inter-segment eliminations are not material for any of the periods presented.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Summarized financial information for the Company’s reportable segments is presented in the tables that follow for each of the three years in the period ended December 31, 2003.

	Clothing	Roll Covers	Corporate/ Eliminations	Total
2003:

Net sales	$361,966	$198,702	—	$560,668
Depreciation and amortization (1)	32,554	15,669	1,044	49,267
Segment Earnings	118,505	66,490	(10,471)	174,524
Total assets	600,265	437,054	(50,513)	986,806
Capital expenditures	34,579	9,802	42	44,423

2002:

Net sales	$321,864	$193,081	—	$514,945
Depreciation and amortization (1)	32,498	16,035	2,192	50,725
Segment Earnings	103,611	70,010	(607)	173,014
Total assets	544,759	410,023	(29,506)	925,276
Capital expenditures	18,957	9,103	235	28,295

2001:

Net sales	$312,944	$186,902	—	$499,846
Depreciation and amortization (1)	36,500	32,241	4,351	73,092
Segment Earnings	95,925	70,139	(13,732)	152,332
Total assets	526,914	397,088	(35,009)	888,993
Capital expenditures	23,683	8,843	132	32,658

(1)	As discussed in Note 2, the Company ceased amortization of goodwill in 2002 based on its adoption of SFAS No. 142.

Provided below is a reconciliation of Segment Earnings to income before provision of income taxes and cumulative change in accounting principle.

	2003	2002	2001
Segment Earnings	$174,524	$173,014	$152,332
Stock-based compensation	—	(2,560)	—
Cumulative effect of change in accounting principle, net of income tax benefit	—	—	835
Net interest expense	(63,290)	(60,165)	(69,912)
Depreciation and amortization (2)	(48,235)	(47,579)	(69,627)
Reorganization costs	(10,971)	(8,497)	—
Unrealized foreign exchange gain (loss) on revaluation of debt	(11,881)	(1,989)	7,804
Expenses related to refinancing	(3,166)	(38,437)	(3,100)

Income before provision for income taxes and cumulative change in accounting principle	$36,981	$13,787	$18,332

(2)	Net of amortization of deferred finance costs that are charged to interest expense.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Information concerning principal geographic areas is set forth below. Net sales amounts are by geographic area of product destination. Net sales is for the years ended December 31 and net long-lived asset amounts are as of December 31.

	North America	Europe	Asia Pacific	Other	Total
2003:

Net sales (3)	$224,696	$201,913	$71,825	$62,234	$560,668
Net long-lived assets (4)	300,022	416,562	—	20,251	736,835

2002:

Net sales (3)	$220,115	$171,828	$63,994	$59,008	$514,945
Net long-lived assets (4)	304,965	354,117	—	12,410	671,492

2001:

Net sales (3)	$222,410	$157,422	$60,531	$59,483	$499,846
Net long-lived assets (4)	325,363	317,744	—	21,581	664,688

(3)	Included in North America are net sales in the United States of $160,692, $161,986 and $171,602 for 2003, 2002 and 2001, respectively.
(4)	Long-lived assets are comprised of property, plant and equipment, goodwill and other intangible assets.

17.    Pending Transaction

Prior to the offering, Xerium Technologies, Inc. is an indirect, wholly owned-subsidiary of Xerium S.A. In connection with the offering, Xerium Technologies, Inc. will undergo a reorganization and, after the offering, will, directly or indirectly, hold all of the current operating subsidiaries and related holding companies of the corporate group, excluding the current parent, Xerium S.A. (and its two immediate subsidiaries). Xerium Technologies, Inc. will be the issuer of the IDSs and notes.

Certain of the 100% owned subsidiaries of Xerium Technologies, Inc. will guarantee repayment of the notes issued in the offering. These guarantees will be full and unconditional and joint and several. There are no significant restrictions on the ability of any guarantor subsidiary to obtain funds from its subsidiaries by dividend or loan. The notes issued in the offering will not be guaranteed by certain foreign subsidiaries.

Consolidated financial information related to the Company and its guarantor subsidiaries and non-guarantor subsidiaries as of December 31, 2002 and 2003, and for each of the fiscal years ended December 31, 2001, 2002 and 2003 is disclosed to comply with the reporting requirements of the guarantor subsidiaries.

XERIUM S.A.

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

	December 31, 2002
	Guarantor	Parent/ Nonguarantor	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$17,579	$15,255	$—	$32,834
Accounts receivable, net	53,351	48,368	—	101,719
Inventories, net	62,192	40,656	(1,241)	101,607
Prepaid expenses	2,470	1,272	—	3,742
Other current assets	578	5,109	—	5,687

Total current assets	136,170	110,660	(1,241)	245,589
Property, plant and equipment, net	174,719	183,922	—	358,641
Goodwill	124,915	149,649	—	274,564
Intangible assets, net	36,766	1,521	—	38,287
Other assets/investments in subsidiaries	25,891	62,952	(80,648)	8,195

Total assets	$498,461	$508,704	$(81,889)	$925,276

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Notes payable	$8,766	$520	$—	$9,286
Accounts payable	14,469	18,455	—	32,924
Accrued liabilities	43,714	46,327	—	90,041
Current maturities of long-term	19,565	11,626	—	31,191

Total current liabilities	86,514	76,928	—	163,442
Funding loans	15,791	(15,791)	—	—
Long-term debt, net of deferred taxes current maturities	465,369	290,355	—	755,724
Pension and other post-retirement obligations	46,583	29,645	—	76,228
Other liabilities	—	1,631	—	1,631
Stockholders’ deficit	(115,796)	125,936	(81,889)	(71,749)

Total liabilities and stockholders’ deficit	$498,461	$508,704	$(81,889)	$925,276

XERIUM S.A.

Condensed Consolidated Balance Sheet

(in thousands)

	December 31, 2003
	Guarantor	Parent/ Nonguarantor	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$6,497	$15,797	$—	$22,294
Accounts receivable, net	51,790	54,904	—	106,694
Inventories, net	66,074	48,594	(1,244)	113,424
Prepaid expenses	2,806	871	—	3,677
Other current assets	56	1,355	—	1,411

Total current assets	127,223	121,521	(1,244)	247,500
Property, plant and equipment, net	175,579	221,924	—	397,503
Goodwill	123,684	179,886	—	303,570
Intangible assets, net	33,834	1,928	—	35,762
Other assets/investment in subsidiaries	17,937	72,708	(88,174)	2,471

Total assets	$478,257	$597,967	$(89,418)	$986,806

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Notes payable	$11,498	$633	$—	$12,131
Accounts payable	13,580	24,366	—	37,946
Accrued liabilities	27,945	36,709	—	64,654
Current maturities of long-term	23,029	14,633	—	37,662

Total current liabilities	76,052	76,341	—	152,393
Funding loans	24,218	(24,218)	—	—
Long-term debt, net of current maturities	458,704	315,120	—	773,824
Deferred taxes	2,978	22,590	—	25,568
Pension and other post-retirement obligations	50,272	37,335	—	87,607
Other liabilities	—	59	—	59
Stockholders’ equity (deficit)	(133,967)	170,740	(89,418)	(52,645)

Total liabilities and stockholders’ deficit	$478,257	$597,967	$(89,418)	$986,806

XERIUM S.A.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Year ended December 31, 2001
	Guarantor	Parent/ Nonguarantor	Eliminations	Consolidated
Net sales	$286,989	$233,845	$(20,988)	$499,846
Costs and expenses:
Cost of products sold	160,042	116,848	(20,988)	255,902
Selling	29,872	29,240	—	59,112
General and administrative	38,109	50,920	—	89,029
Research and development	4,718	1,821	—	6,539

Income from operations	54,248	35,016	—	89,264
Interest expense, net	(29,997)	(39,915)	—	(69,912)
Foreign exchange gain (loss)	8,298	(6,218)	—	2,080
Loss on early extinguishment of debt	—	(3,100)	—	(3,100)

Income (loss) before provision for income taxes and cumulative change in accounting principle	32,549	(14,217)	—	18,332
Provision for income taxes	(10,934)	(10,982)	—	(21,916)

Loss before cumulative change in accounting principle	21,615	(25,199)	—	(3,584)
Cumulative effect of change in accounting principle, net of income tax benefit of $204	(374)	(461)	—	(835)

Net income (loss)	$21,241	$(25,660)	$—	$(4,419)

XERIUM S.A.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands)

	Year ended December 31, 2002
	Guarantor	Parent/ Nonguarantor	Eliminations	Consolidated
Net sales	$286,494	$250,558	$(22,107)	$514,945
Costs and expenses:
Cost of products sold	154,747	124,166	(22,107)	256,806
Selling	29,738	31,213	—	60,951
General and administrative	55,902	31,836	—	87,738
Research and development	5,171	2,612	—	7,783

Income from operations	40,936	60,731	—	101,667
Interest expense, net	(31,891)	(28,274)	—	(60,165)
Foreign exchange gain (loss)	(6,065)	14,508	—	8,443
Loss on early extinguishment of debt	(14,493)	(21,665)	—	(36,158)

Income (loss) before provision for income taxes	(11,513)	25,300	—	13,787
Provision for income taxes	(2,639)	(10,678)	—	(13,317)

Net income (loss)	$(14,152)	$14,622	$—	$470

XERIUM S.A.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands)

	Year ended December 31, 2003
	Guarantor	Parent/ Nonguarantor	Eliminations	Consolidated
Net sales	$295,281	$288,886	$(23,499)	$560,668
Costs and expenses:
Cost of products sold	161,872	147,135	(23,499)	285,508
Selling	29,965	35,701	—	65,666
General and administrative	51,182	42,225	—	93,407
Research and development	5,204	1,889	—	7,093

Income from operations	47,058	61,936	—	108,994
Interest expense, net	(33,740)	(29,550)	—	(63,290)
Foreign exchange gain (loss)	(19,566)	11,516	—	(8,050)
Loss on early extinguishment of debt	(673)	—	—	(673)

Income (loss) before provision for income taxes	(6,921)	43,902	—	36,981
Provision for income taxes	(12,900)	(21,045)	—	(33,945)

Net income (loss)	$(19,821)	$22,857	$—	$3,036

XERIUM S.A.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Year ended December 31, 2001
	Guarantor	Parent/ Nonguarantor	Consolidated
Net cash provided by operating activities	$39,591	$54,044	$93,635

Investing activities
Capital expenditures, gross	(17,889)	(14,769)	(32,658)
Other	1,794	(8,396)	(6,602)

Net cash used in investing activities	(16,095)	(23,165)	(39,260)

Financing activities
Net decrease in borrowings (maturities of 90 days or less)	(1,539)	(6,170)	(7,709)
Proceeds from borrowings (maturities longer than 90 days)	(1,386)	63,078	61,692
Principal payments on long-term debt	(25,850)	(93,048)	(118,898)
Other	(4,738)	4,738	—

Net cash used in financing activities	(33,513)	(31,402)	(64,915)
Effect of exchange rate changes on cash flows	4,153	(8,951)	(4,798)

Net increase (decrease) in cash	(5,864)	(9,474)	(15,338)
Cash and cash equivalents at beginning of year	10,661	18,492	29,153

Cash and cash equivalents at end of year	$4,797	$9,018	$13,815

XERIUM S.A.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Year ended December 31, 2002
	Guarantor	Parent/ Nonguarantor	Consolidated
Operating activities
Net cash provided by operating activities	$51,596	$72,819	$124,415

Investing activities
Capital expenditures, gross	(16,307)	(11,988)	(28,295)
Other	(79,627)	76,019	(3,608)

Net cash provided by (used in) investing activities	(95,934)	64,031	(31,903)

Financing activities
Proceeds from borrowings (maturities longer than 90 days)	483,556	118,360	601,916
Principal payments on long-term debt	(235,274)	(411,146)	(646,420)
Other including intercompany refinancings	(166,079)	163,082	(2,997)
Payments on refinancing activities	(10,965)	(3,767)	(14,732)

Net cash used in financing activities	71,238	(133,471)	(62,233)

Effect of exchange rate changes on cash flows	(14,118)	2,858	(11,260)

Net increase (decrease) in cash	12,782	6,237	19,019
Cash and cash equivalents at beginning of year	4,797	9,018	13,815

Cash and cash equivalents at end of year	$17,579	$15,255	$32,834

XERIUM S.A.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Year ended December 31, 2003
	Guarantor	Parent/ Nonguarantor	Consolidated
Operating activities
Net cash provided by operating activities	$48,343	$58,668	$107,011

Investing activities
Capital expenditures, gross	(20,235)	(24,188)	(44,423)
Other	3,239	1,520	4,759

Net cash used in investing activities	(16,996)	(22,668)	(39,664)

Financing activities
Proceeds from borrowings (maturities longer than 90 days)	—	134,260	134,260
Principal payments on long-term debt	(14,306)	(184,946)	(199,252)
Payments on refinancing activities	(13,875)	—	(13,875)
Other	6,054	(9,843)	(3,789)

Net cash used in financing activities	(22,127)	(60,529)	(82,656)
Effect of exchange rate changes on cash flows	(20,302)	25,071	4,769

Net increase (decrease) in cash	(11,082)	542	(10,540)
Cash and cash equivalents at beginning of year	17,579	15,255	32,834

Cash and cash equivalents at end of year	$6,497	$15,797	$22,294

XERIUM S.A.

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

Classification	Balance at Beginning of Year	Charged to Cost and Expense	Effect of Foreign Currency Translation	Deduction from Reserves	Balance at End of Year
	(Amounts in thousands)
For the year-ended December 31, 2001:
Allowance for doubtful accounts and sales allowances	$2,347	$638	$(420)	$(1,196)	$1,369

For the year-ended December 31, 2002:
Allowance for doubtful accounts and sales allowances	$1,369	$1,893	$3	$(789)	$2,476

For the year-ended December 31, 2003:
Allowance for doubtful accounts and sales allowances	$2,476	$1,029	$247	$(890)	$2,862

Xerium Technologies, Inc.

Income Deposit Securities (IDSs)

Representing

         Shares of Class A Common Stock and

$         million         % Senior Subordinated Notes due 2014

and

$         million         % Senior Subordinated Notes due 2014

PROSPECTUS

            , 2004

CIBC World Markets

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Until             , 2004 (25 days after the date of this prospectus), all dealers that buy, sell or trade or IDSs or notes, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

Item 13.    Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offer and sale of the securities being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

Item	Amount
SEC registration fee	$88,690
NASD filing fee	*
listing fee	*
Transfer agent and registrar fees	*
Trustee’s fee	*
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Blue sky fees and expenses	*
Miscellaneous	*

Total	*

*	To be provided by amendment

Item 14.    Indemnification of Directors and Officers

Delaware.    The General Corporation Law of the State of Delaware (“DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The certificates of incorporation of the Delaware registrants include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability for breach of duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; under Section 174 of the DGCL (unlawful dividends and stock repurchases); or for transactions from which the director derived improper personal benefit.

The certificates of incorporation of the Delaware registrants provide that these registrants must indemnify their directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our by laws, agreement, vote of stockholders or disinterested directors or otherwise.

Xerium Technologies, Inc. maintains insurance to protect itself and its directors and, officers and those of its subsidiaries against any such expense, liability or loss, whether or not it would have the power to indemnify them against such expense, liability or loss under applicable law.

Item 15.    Recent Sales of Unregistered Securities

The registrant was formed in October 2002 and has not issued any securities, other than to its parent upon its formation. Simultaneously with the consummation of the offering of the securities being registered hereby, the registrant will issue an aggregate of          shares of its Class B common stock in connection with its reorganization. This issuance will be made in reliance upon Section 4(2) of the Securities Act, as amended, and will not involve any underwriters, underwriting discounts or commissions, or any public offering. The persons and entities who will receive such securities have represented their intention to acquire these securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to any share certificates issued. All recipients have adequate access through their relationship with us to information about us.

Item 16.    Exhibits and Financial Statement Schedules

(a)    Exhibits. The following exhibits are filed as part of this Registration Statement, or incorporated herein by reference:

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement.

3.1*	Form of Amended and Restated Certificate of Incorporation of Xerium Technologies, Inc.

3.2*	Form of Amended and Restated By-Laws of Xerium Technologies, Inc.

3.3*	By-Laws (“Estatutos”) of the Huyck Argentina Sociedad Anonima.

3.4*	Certificate of Incorporation dated 1/3/65 of Huyck Australia Pty Limited.

3.5*	Memorandum and Articles of Association dated 17/2/65 of Huyck Australia Pty Limited.

3.6*	New Brunswick Certificate and Articles of Amalgamation dated December 3, 1999 of Weavexx Corporation.

3.7*	By-Law Number 1999-1 dated December 3, 1999 being a general bylaw of Weavexx Corporation.

3.8*	New Brunswick Certificate and Articles of Amalgamation dated December 3, 1999 of Stowe-Woodward Mount Hope Inc.

3.9*	By-Law Number 1999-1 being a general bylaw of Stowe-Woodward Mount Hope Inc.

3.10*	Articles of Incorporation of Huyck Japan Limited.

3.11*	Organizational Document of Stowe Woodward Mexico SA de CV

3.12*	Certificate of Incorporation of Huyck (UK) Limited.

3.13*	Memorandum and Articles of Association of Huyck (UK) Limited.

3.14*	Certificate of Incorporation of Huyck Limited.

3.15*	Articles of Association of Huyck Limited.

3.16*	Certificate of Incorporation of Stowe-Woodward (UK) Limited.

3.17*	Articles of Association of Stowe-Woodward (UK) Limited.

3.18*	Certificate of Incorporation of Stowe-Woodward Limited.

3.19*	Articles of Association of Stowe-Woodward Limited.

3.20*	Certificate of Incorporation of Xerium I (US) Limited.

3.21*	Bylaws of Xerium I (US) Limited.

Exhibit Number	Description of Exhibit

3.22*	Certificate of Incorporation of Xerium III (US) Limited.

3.23*	Bylaws of Xerium III (US) Limited.

3.24*	Certificate of Incorporation of Weavexx Corporation, as amended.

3.25*	Bylaws of Weavexx Corporation, as amended.

3.26*	Certificate of Incorporation of Xerium Inc.

3.27*	Bylaws of Xerium Inc.

3.28*	Certificate of Incorporation of Huyck Licensco Inc.

3.29*	Bylaws of Huyck Licensco Inc., as amended.

3.30*	Certificate of Incorporation of Huyck Europe Inc.

3.31*	Bylaws of Huyck Europe Inc., as amended.

3.32*	Certificate of Incorporation of Xerium IV (US) Limited.

3.33*	Bylaws of Xerium IV (US) Limited.

3.34*	Certificate of Formation of Stowe Woodward Licensco LLC.

3.35*	Limited Liability Company Agreement of Stowe Woodward Licensco LLC.

3.36*	Certificate of Formation of Stowe Woodward LLC.

3.37*	Limited Liability Company Agreement of Stowe Woodward LLC.

3.38*	Certificate of Incorporation of Xerium V (US) Limited.

3.39*	Bylaws of Xerium V (US) Limited.

4.1*	Indenture, dated , 2004 between Xerium Technologies, Inc. and .

4.2*	Form of Senior Subordinated Note (included in Exhibit 4.1).

4.3*	Investor Rights Agreement.

4.4*	Form of Stock Certificate for Class A Common Stock.

4.5*	Form of Global IDS.

5.1*	Opinion of Ropes & Gray LLP.

8.1*	Opinion of Ropes & Gray LLP.

10.1*	Credit Agreement, dated as of , 2004 among Xerium Technologies, Inc. and certain financial institutions as the Lenders.

10.2*	Employment Agreement with Thomas Gutierrez.

10.3*	Employment Agreement with Michael O’Donnell.

10.4*	Employment Agreement with Josef Mayer.

10.5*	Employment Agreement with Miquel Quinonez.

10.6*	Long-Term Incentive Plan.

12.1	Computation of Ratio of Earnings to Fixed Charges.

21.1*	Subsidiaries of Xerium Technologies, Inc.

23.1	Consent of Ernst & Young to Xerium Technologies, Inc.

23.2*	Consent of Ropes & Gray LLP (included in exhibit 5.1).

Exhibit Number	Description of Exhibit

23.3	Consent of Edward Paquette to be named as a director nominee.

23.4	Consent of John Saunders to be named as a director nominee.

23.5	Consent of John Thompson to be named as a director nominee.

24.1	Powers of Attorney (included on signature page).

25.1*	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of , as Trustee.

*	To be filed by amendment

Item 17.    Undertakings

1.  The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

2.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification by the registrant against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

3.  The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on April 21, 2004.

XERIUM TECHNOLOGIES, INC.

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez President and Chief Executive Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Gutierrez and Michael O’Donnell, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on April 21, 2004.

Signature	Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ MICHAEL O’DONNELL Michael O’Donnell	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/S/ DONALD P. AIKEN Donald P. Aiken	Director

/s/ MICHAEL PHILLIPS Michael Phillips	Director

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on April 21, 2004.

XERIUM I (US) INC.

By:	/S/ THOMAS GUTIERREZ

Thomas Gutierrez President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Gutierrez and Michael O’Donnell, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on April 21, 2004.

Signature	Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez	President and Director (Principal Executive Officer)

/S/ MICHAEL O’DONNELL Michael O’Donnell	Chief Financial Officer and Director (Principal Financial Officer)

/S/ TRENT SHERWOOD Trent Sherwood	Corporate Controller (Principal Accounting Officer)

/S/ JOHN CORMIER John Cormier	Director

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on April 21, 2004.

XERIUM INC.

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Gutierrez and Michael O’Donnell, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on April 21, 2004.

Signature	Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez	President and Director (Principal Executive Officer)

/S/ MICHAEL O’DONNELL Michael O’Donnell	Chief Financial Officer and Director (Principal Financial Officer)

/S/ TRENT SHERWOOD Trent Sherwood	Corporate Controller (Principal Accounting Officer)

/S/ JOHN CORMIER John Cormier	Director

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on April 21, 2004.

XERIUM III (US) LIMITED

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Gutierrez and Michael O’Donnell, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on April 21, 2004.

Signature	Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez	President and Director (Principal Executive Officer)

/S/ MICHAEL O’DONNELL Michael O’Donnell	Chief Financial Officer and Director (Principal Financial Officer)

/S/ TRENT SHERWOOD Trent Sherwood	Corporate Controller (Principal Accounting Officer)

/S/ JOHN CORMIER John Cormier	Director

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on April 21, 2004.

XERIUM IV (US) LIMITED

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Gutierrez and Michael O’Donnell, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on April 21, 2004.

Signature	Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez	President and Director (Principal Executive Officer)

/S/ MICHAEL O’DONNELL Michael O’Donnell	Chief Financial Officer and Director (Principal Financial Officer)

/S/ TRENT SHERWOOD Trent Sherwood	Corporate Controller (Principal Accounting Officer)

/S/ JOHN CORMIER John Cormier	Director

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on April 21, 2004.

XERIUM V (US) LIMITED

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Gutierrez and Michael O’Donnell, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on April 21, 2004.

Signature	Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez	President and Director (Principal Executive Officer)

/S/ MICHAEL O’DONNELL Michael O’Donnell	Chief Financial Officer and Director (Principal Financial Officer)

/S/ TRENT SHERWOOD Trent Sherwood	Corporate Controller (Principal Accounting Officer)

/S/ JOHN CORMIER John Cormier	Director

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on April 21, 2004.

HUYCK EUROPE INC.

By:	/S/ THOMAS GUTIERREZ

Thomas Gutierrez President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Gutierrez and Michael O’Donnell, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on April 21, 2004.

Signature	Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez	President and Director (Principal Executive Officer)

/S/ MICHAEL O’DONNELL Michael O’Donnell	Chief Financial Officer and Director (Principal Financial Officer)

/S/ TRENT SHERWOOD Trent Sherwood	Corporate Controller (Principal Accounting Officer)

/S/ JOHN CORMIER John Cormier	Director

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on April 21, 2004.

HUYCK LICENSCO INC.

By:	/S/ THOMAS GUTIERREZ

Thomas Gutierrez President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Gutierrez and Michael O’Donnell, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on April 21, 2004.

Signature	Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez	President and Director (Principal Executive Officer)

/S/ MICHAEL O’DONNELL Michael O’Donnell	Chief Financial Officer and Director (Principal Financial Officer)

/S/ TRENT SHERWOOD Trent Sherwood	Corporate Controller (Principal Accounting Officer)

/S/ JOHN CORMIER John Cormier	Director

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on April 21, 2004.

STOWE WOODWARD LICENSCO LLC

By:	/S/ THOMAS GUTIERREZ

Thomas Gutierrez President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Gutierrez and Michael O’Donnell, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on April 21, 2004.

Signature	Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez	President and Director (Principal Executive Officer)

/S/ MICHAEL O’DONNELL Michael O’Donnell	Chief Financial Officer and Director (Principal Financial Officer)

/S/ TRENT SHERWOOD Trent Sherwood	Corporate Controller (Principal Accounting Officer)

/S/ JOHN CORMIER John Cormier	Director

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on April 21, 2004.

STOWE WOODWARD LLC

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Chief Executive Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Gutierrez and Michael O’Donnell, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on April 21, 2004.

Signature	Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez	Chief Executive Officer and Director (Principal Executive Officer)

/S/ MICHAEL O’DONNELL Michael O’Donnell	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/S/ JOHN CORMIER John Cormier	Director

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on April 21, 2004.

WEAVEXX CORPORATION

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Chief Executive Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Gutierrez and Michael O’Donnell, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on April 21, 2004.

Signature	Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez	Chief Executive Officer and Director (Principal Executive Officer)

/S/ MICHAEL O’DONNELL Michael O’Donnell	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/S/ JOHN CORMIER John Cormier	Director

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on April 21, 2004.

HUYCK ARGENTINA SOCIEDED ANONIMA

By:	/S/ THOMAS GUTIERREZ

Thomas Gutierrez Chief Executive Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Gutierrez and Michael O’Donnell, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on April 21, 2004.

Signature	Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez	Chief Executive Officer and Director (Principal Executive Officer)

/S/ MICHAEL O’DONNELL Michael O’Donnell	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/S/ MIGUEL QUIÑONEZ Miguel Quiñonez	Director

Norberto Anselmi	Director

Nestor del Valle	Director

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below in Westborough, Massachusetts, on April 21, 2004 by the undersigned as the duly authorized representative of the registrant in the United States.

/S/ MICHAEL O’DONNELL

Michael O’Donnell

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on April 21, 2004.

HUYCK AUSTRALIA PTY. LIMITED

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Chief Executive Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Gutierrez and Michael O’Donnell, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on April 21, 2004.

Signature	Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez	Chief Executive Officer and Director (Principal Executive Officer)

/S/ MICHAEL O’DONNELL Michael O’Donnell	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/S/ JOHN CORMIER John Cormier	Director

Geoff Charnley	Director

Josef Mayer	Director

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below in Westborough, Massachusetts, on April 21, 2004 by the undersigned as the duly authorized representative of the registrant in the United States.

/S/ MICHAEL O’DONNELL
Michael O’Donnell

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on April 21, 2004.

STOWE-WOODWARD MOUNT HOPE INC.

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Chief Executive Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Gutierrez and Michael O’Donnell, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on April 21, 2004.

Signature	Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez	Chief Executive Officer and Director (Principal Executive Officer)

/S/ MICHAEL O’DONNELL Michael O’Donnell	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/S/ JOHN CORMIER John Cormier	Director

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below in Westborough, Massachusetts, on April 21, 2004 by the undersigned as the duly authorized representative of the registrant in the United States.

/S/ MICHAEL O’DONNELL
Michael O’Donnell

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on April 21, 2004.

WEAVEXX CORPORATION

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Chief Executive Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Gutierrez and Michael O’Donnell, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on April 21, 2004.

Signature	Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez	Chief Executive Officer and Director (Principal Executive Officer)

/S/ MICHAEL O’DONNELL Michael O’Donnell	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/S/ JOHN CORMIER John Cormier	Director

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below in Westborough, Massachusetts, on April 21, 2004 by the undersigned as the duly authorized representative of the registrant in the United States.

/s/ MICHAEL O’DONNELL
Michael O’Donnell

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on April 21, 2004.

HUYCK JAPAN LIMITED

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Chief Executive Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Gutierrez and Michael O’Donnell, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on April 21, 2004.

Signature	Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez	Chief Executive Officer and Director (Principal Executive Officer)

/s/ MICHAEL O’DONNELL Michael O’Donnell	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ JOHN CORMIER John Cormier	Director

Kaoru Sakuraki	Director

Yasuzumi Goto	Director

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below in Westborough, Massachusetts, on April 21, 2004 by the undersigned as the duly authorized representative of the registrant in the United States.

/s/ MICHAEL O’DONNELL
Michael O’Donnell

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on April 21, 2004.

STOWE WOODWARD MEXICO SA DE CV

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Chief Executive Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Gutierrez and Michael O’Donnell, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on the April 21, 2004.

Signature	Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez	Chief Executive Officer and Director (Principal Executive Officer)

/s/ MICHAEL O’DONNELL Michael O’Donnell	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ JOHN CORMIER John Cormier	Director

Ralf Rose Domenguez	Director

Luis Navarrette	Director

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below in Westborough, Massachusetts, on April 21, 2004 by the undersigned as the duly authorized representative of the registrant in the United States.

/s/ MICHAEL O’DONNELL
Michael O’Donnell

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on April 21, 2004.

HUYCK (UK) LIMITED

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Chief Executive Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Gutierrez and Michael O’Donnell, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on April 21, 2004.

Signature	Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez	Chief Executive Officer and Director (Principal Executive Officer)

/s/ MICHAEL O’DONNELL Michael O’Donnell	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ JOHN CORMIER John Cormier	Director

Paul Myerscough	Director

Anthony Benton	Director

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below in Westborough, Massachusetts, on April 21, 2004 by the undersigned as the duly authorized representative of the registrant in the United States.

/s/ MICHAEL O’DONNELL
Michael O’Donnell

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on April 21, 2004.

STOWE-WOODWARD (UK) LIMITED

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Chief Executive Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Gutierrez and Michael O’Donnell, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on April 21, 2004.

Signature	Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez	Chief Executive Officer and Director (Principal Executive Officer)

/s/ MICHAEL O’DONNELL Michael O’Donnell	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ JOHN CORMIER John Cormier	Director

Graeme Noble	Director

Catriona Ford	Director

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below in Westborough, Massachusetts, on April 21, 2004 by the undersigned as the duly authorized representative of the registrant in the United States.

/s/ MICHAEL O’DONNELL
Michael O’Donnell

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on April 21, 2004.

STOWE-WOODWARD LIMITED

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Chief Executive Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Gutierrez and Michael O’Donnell, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on April 21, 2004.

Signature	Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez	Chief Executive Officer and Director (Principal Executive Officer)

/s/ MICHAEL O’DONNELL Michael O’Donnell	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ JOHN CORMIER John Cormier	Director

Graeme Noble	Director

Catriona Ford	Director

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below in Westborough, Massachusetts, on April 21, 2004 by the undersigned as the duly authorized representative of the registrant in the United States.

/s/ MICHAEL O’DONNELL
Michael O’Donnell

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on April 21, 2004.

HUYCK LIMITED

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Chief Executive Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Gutierrez and Michael O’Donnell, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on April 21, 2004.

Signature	Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez	Chief Executive Officer and Director (Principal Executive Officer)

/s/ MICHAEL O’DONNELL Michael O’Donnell	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ JOHN CORMIER John Cormier	Director

Paul Myerscough	Director

Anthony Benton	Director

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below in Westborough, Massachusetts, on April 21, 2004 by the undersigned as the duly authorized representative of the registrant in the United States.

/s/ MICHAEL O’DONNELL
Michael O’Donnell

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement.

3.1*	Form of Amended and Restated Certificate of Incorporation of Xerium Technologies, Inc.

3.2*	Form of Amended and Restated By-Laws of Xerium Technologies, Inc.

3.3*	By-Laws (“Estatutos”) of the Huyck Argentina Sociedad Anonima.

3.4*	Certificate of Incorporation dated 1/3/65 of Huyck Australia Pty Limited.

3.5*	Memorandum and Articles of Association dated 17/2/65 of Huyck Australia Pty Limited.

3.6*	New Brunswick Certificate and Articles of Amalgamation dated December 3, 1999 of Weavexx Corporation.

3.7*	By-Law Number 1999-1 dated December 3, 1999 being a general bylaw of Weavexx Corporation.

3.8*	New Brunswick Certificate and Articles of Amalgamation dated December 3, 1999 of Stowe-Woodward Mount Hope Inc.

3.9*	By-Law Number 1999-1 being a general bylaw of Stowe-Woodward Mount Hope Inc.

3.10*	Articles of Incorporation of Huyck Japan Limited.

3.11*	Organizational Document of Stowe Woodward Mexico SA de CV

3.12*	Certificate of Incorporation of Huyck (UK) Limited.

3.13*	Memorandum and Articles of Association of Huyck (UK) Limited.

3.14*	Certificate of Incorporation of Huyck Limited.

3.15*	Articles of Association of Huyck Limited.

3.16*	Certificate of Incorporation of Stowe-Woodward (UK) Limited.

3.17*	Articles of Association of Stowe-Woodward (UK) Limited.

3.18*	Certificate of Incorporation of Stowe-Woodward Limited.

3.19*	Articles of Association of Stowe-Woodward Limited.

3.20*	Certificate of Incorporation of Xerium I (US) Limited.

3.21*	Bylaws of Xerium I (US) Limited.

3.22*	Certificate of Incorporation of Xerium III (US) Limited.

3.23*	Bylaws of Xerium III (US) Limited.

3.24*	Certificate of Incorporation of Weavexx Corporation, as amended.

3.25*	Bylaws of Weavexx Corporation, as amended.

3.26*	Certificate of Incorporation of Xerium Inc.

3.27*	Bylaws of Xerium Inc.

3.28*	Certificate of Incorporation of Huyck Licensco Inc.

3.29*	Bylaws of Huyck Licensco Inc., as amended.

3.30*	Certificate of Incorporation of Huyck Europe Inc.

3.31*	Bylaws of Huyck Europe Inc., as amended.

3.32*	Certificate of Incorporation of Xerium IV (US) Limited.

3.33*	Bylaws of Xerium IV (US) Limited.

3.34*	Certificate of Formation of Stowe Woodward Licensco LLC.

Exhibit Number	Description of Exhibit

3.35*	Limited Liability Company Agreement of Stowe Woodward Licensco LLC.

3.36*	Certificate of Formation of Stowe Woodward LLC.

3.37*	Limited Liability Company Agreement of Stowe Woodward LLC.

3.38*	Certificate of Incorporation of Xerium V (US) Limited.

3.39*	Bylaws of Xerium V (US) Limited.

4.1*	Indenture, dated , 2004 between Xerium Technologies, Inc. and .

4.2*	Form of Subordinated Note (included in Exhibit 4.1).

4.3*	Investor Rights Agreement.

4.4*	Form of Stock Certificate for Class A Common Stock.

4.5*	Form of Global IDS.

5.1*	Opinion of Ropes & Gray LLP.

8.1*	Opinion of Ropes & Gray LLP.

10.1*	Credit Agreement, dated as of , 2004 among Xerium Technologies, Inc. and certain financial institutions as the Lenders.

10.2*	Employment Agreement with Thomas Gutierrez.

10.3*	Employment Agreement with Michael O’Donnell.

10.4*	Employment Agreement with Josef Mayer.

10.5*	Employment Agreement with Miquel Quinonez.

10.6*	Long-Term Incentive Plan.

12.1	Computation of Ratio of Earnings to Fixed Charges.

21.1*	Subsidiaries of Xerium Technologies, Inc.

23.1	Consent of Ernst & Young to Xerium Technologies, Inc.

23.2*	Consent of Ropes & Gray LLP (included in exhibit 5.1).

23.3	Consent of Edward Paquette to be named as a director nominee.

23.4	Consent of John Saunders to be named as a director nominee.

23.5	Consent of John Thompson to be named as a director nominee.

24.1	Powers of Attorney (included on signature page).

25.1*	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of , as Trustee.

*	To be filed by amendment